ANNEX A

                             [Underlying Prospectus]

PROSPECTUS

                          $1,138,087,000 (Approximate)
          Commercial Mortgage Pass-Through Certificates, Series 1994-C1

                                   (RTC LOGO)

                          Resolution Trust Corporation,
                                     Seller*

                   Midland Data Systems, Inc., Master Servicer
        Banc One Management and Consulting Corporation, Special Servicer

    The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") established by the Seller. The Class R Certificates are not being offered hereby. The Trust Fund will consist primarily of a mortgage pool (the "Mortgage Pool") conveyed by the Seller to the trustee of the Trust Fund. The Mortgage Pool will consist primarily of adjustable and fixed rate, amortizing and balloon payment, conventional mortgage loans secured by first liens on commercial real estate properties, multifamily residential properties and mixed residential/ commercial properties and will also include mortgage loans secured by junior liens on such types of properties (all of such mortgage loans collectively referred to as the "Mortgage Loans"). Distributions on the Certificates will be made monthly on each Distribution Date (as defined herein) beginning in October 1994. The Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates do not represent beneficial ownership interests in any Mortgage Loans other than certain multifamily Mortgage Loans included in the Trust Fund.

                                 ---------------

THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE RESOLUTION TRUST CORPORATION OR ANY DEPOSITORY INSTITUTION FOR WHICH THE
RESOLUTION TRUST CORPORATION IS THE RECEIVER OR CONSERVATOR. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE RESOLUTION TRUST CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



             Initial Certificate     Price to     Underwriting   Final Scheduled
             Principal Amount(1)     Public(2)    Discount(3)     Distribution
                                                                     Date(4)
Class A-1..          $141,209,000    100.000000%     0.50%        June 25, 2026
---------            ------------    -----------     -----        -------------
Class A-2A.           $35,722,000     99.890625%     0.50%        June 25, 2026
----------            -----------     ----------     -----        -------------
Class A-2B.           $23,155,000     99.312500%     0.50%        June 25, 2026
----------            -----------     ----------     -----        -------------
Class A-2C.          $129,291,000     95.062500%     0.50%        June 25, 2026
----------           ------------     ----------     -----        -------------
Class A-3..          $341,663,000    100.000000%     0.50%        June 25, 2026
---------            ------------    -----------     -----        -------------
Class A-4..           $68,714,000     99.937500%     0.50%        June 25, 2026
---------             -----------     ----------     -----        -------------
Class B....           $56,905,000     96.062500%     0.70%        June 25, 2026
-------               -----------     ----------     -----        -------------
Class C....          $102,428,000     92.312500%     1.00%        June 25, 2026
-------              ------------     ----------     -----        -------------
Class D....           $68,286,000     89.656250%     1.25%        June 25, 2026
-------               -----------     ----------     -----        -------------
Class E....          $125,190,000     75.000000%     1.75%        June 25, 2026
-------              ------------     ----------     -----        -------------
Class F....           $45,524,000     76.312500%     2.00%        June 25, 2026
-------               -----------     ----------     -----        -------------

----------
(1) Subject to a permitted variance of plus or minus 5%.
(2) Plus accrued interest from September 1, 1994 in the case of the Class A-2A, Class A-2B, Class A-2C, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates and from September 25, 1994 in the case of the Class A-1 and Class A-3 Certificates.
(3) The aggregate proceeds (excluding accrued interest) to the Seller from the sale of the Offered Certificates, before deducting expenses estimated to be $10,000,000, will be approximately $1,063,126,667.
(4) The Final Scheduled Distribution Dates have been set to a date two years after the Distribution Date following the latest maturity date for any Mortgage Loan in the Mortgage Pool.

* In this Prospectus, the term "Seller" will refer to the Resolution Trust Corporation acting as seller in its corporate capacity and in its capacity as conservator or receiver of each of certain Depository Institutions. The term "RTC" will refer to the Resolution Trust Corporation acting solely in its corporate capacity and not as Seller. See "THE RESOLUTION TRUST CORPORATION" herein.

     The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates (the "Offered Certificates") are offered by the Underwriters when, as and if issued, delivered to and accepted by them and subject to their right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered either in book-entry form through the facilities of The Depository Trust Company or in fully registered, certificated form on or about September 29, 1994 (the "Closing Date").


 Bear, Stearns & Co.                           Blaylock & Partners,
         Inc.                                          L.P.
   CS First Boston      Goldman, Sachs & Co.     Lehman Brothers
Artemis Capital Group                            Doley Securities
   Guzman & Company                           Muriel Siebert & Co.,
                                                       Inc.

    The date of this Prospectus is September 26, 1994.

    An election will be made to treat a segregated asset pool (the "REMIC Pool") within the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Offered Certificates will represent beneficial ownership interests in the respective "regular interests" in the REMIC Pool, and the Floating Rate Certificates will also be entitled to receive certain amounts available to be withdrawn from the Reserve Fund in respect of Basis Risk as described herein. The Class R Certificates, which are not offered hereby, will be the "residual interest" in the REMIC Pool. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein.

    Prospective investors in the Offered Certificates should consider the factors discussed herein under "SPECIAL CONSIDERATIONS."

    There is currently no secondary market for the Offered Certificates. Certain of the Underwriters, either directly and/or through one or more affiliates, intend to make a secondary market in the Offered Certificates, but none of the Underwriters has any obligation to do so. There can be no assurance that a secondary market will develop for any Class of Offered Certificates or, if it does develop, that it will provide the Holders of such Certificates with
liquidity  of   investment  or  that  it  will  remain  for  the  term  of  such
Certificates. No arrangement for listing of the Offered Certificates on a securities exchange is being made.

     Pryor, McClendon, Counts & Co., Inc. serves as financial advisor to the Seller in connection with the issuance and sale of the Offered Certificates.

                                 ---------------

    The information set forth in this Prospectus generally is based on Scheduled Principal Balances, Mortgage Interest Rates (each as defined herein) and other information as of September 1, 1994 with respect to mortgage loans expected to be included in the Trust Fund. Not all of such mortgage loans may be included in the Trust Fund, and consequently the information set forth herein may vary from comparable information on the Mortgage Loans ultimately included in the Trust Fund. In addition, the information set forth herein may change as a result of principal payments, Mortgage Interest Rate adjustments and other factors relating to the mortgage loans prior to the Closing Date (as defined herein). Within 15 days following the Closing Date, the Seller will file a report on Form 8-K with the Securities and Exchange Commission (the "Commission") which will set forth information with respect to the Mortgage Loans included in the Trust Fund on the Closing Date.

                                 ---------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 ---------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             SUMMARY OF INFORMATION

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used but not defined herein have the meanings assigned in the text of this Prospectus and in the glossary at the end of this Prospectus.

Title of  Certificates......  Commercial  Mortgage  Pass-Through   Certificates,
                              Series 1994-C1.

Offered  Certificates.......  The Class A-1, Class A-2A, Class A-2B, Class A-2C,
                              Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates (the "Offered Certificates").

                              As used herein, the term "Class A Certificates" refers to any one or all of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-3 and Class A-4 Certificates, the term "Multifamily Fixed Rate Certificates" refers to any one or all of the Class A-2A, Class A-2B and Class A-2C Certificates, the term "Commercial Fixed Rate Certificates" refers to any one or all of the Class A-4, Class B, Class C, Class D, Class E and Class F Certificates, the term "Fixed Rate
                              Certificates" refers to any one or all of the Multifamily Fixed Rate Certificates and the Commercial Fixed Rate Certificates, the term "Floating Rate Certificates" refers to any one or all of the Class A-1 and Class A-3 Certificates and the term "Multifamily Certificates" refers to any one or all of the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates.

                              The initial Certificate Principal Amount (as defined herein) of each Class (each, a "Class") of the Offered Certificates will be subject to a permitted variance of plus or minus 5%.

Certificates Other Than
the Offered
Certificates..................The Class R Certificates. The Class R Certificates
                              are not being offered hereby, and information included herein with respect to such Certificates is solely for the information of potential investors in the Offered Certificates.

Distributions of Interest.....On  each  Distribution   Date,   distributions  in
                              respect of interest will be made to holders of each Class of Offered Certificates, to the extent that the Available Distribution Amounts (as defined herein) are sufficient therefor, in an amount equal to the interest accrued during the related Interest Accrual Period (as defined below) on the Certificate Principal Amount of such Class at the applicable Pass-Through Rate (as defined below) therefor, reduced by any Deferred Interest (as defined herein) allocable thereto as described herein. Any Deferred Interest with respect to the Mortgage Loans included in any Mortgage Loan Group will be allocated to the related Classes of Offered Certificates in the manner, and to the extent, described herein. The amount of any Deferred Interest allocated to a Class of Offered Certificates will be added to the Certificate Principal Amount thereof.

                              Interest that accrues on each Class of the Offered Certificates will be calculated on the assumption that distributions in reduction of the Certificate Principal Amount thereof on a Distribution Date, and any additions to such Certificate Principal Amount in respect of Deferred Interest on such Distribution Date, are made at the end of the related Interest Accrual Period.

                              See    "DESCRIPTION   OF   THE   CERTIFICATES   --
                              Distributions -- Interest" herein.

Interest Accrual Period.......For   the   Fixed   Rate   Certificates   and  any
                              Distribution Date, the calendar month preceding such Distribution Date. For the Floating Rate Certificates and any Distribution Date, the one-month period from and including the 25th day of the preceding month (or, in the case of the first Distribution Date, the Closing Date) and ending on and including the 24th day of the month in which such Distribution Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Pass-Through Rate.............Class A-1: an adjustable  Pass-Through  Rate equal to LIBOR (determined monthly as described herein) plus 0.45% per annum, subject to a maximum rate of 13.00%. The Class A-1 Pass-Through Rate for the first Interest Accrual Period will be equal to 5.5125% per annum.

                              Class A-2A: a fixed Pass-Through Rate of 6.80% per annum.

                              Class A-2B: a fixed Pass-Through Rate of 7.45% per annum.

                              Class A-2C: a fixed Pass-Through Rate of 7.45% per annum.

                              Class A-3: an adjustable Pass-Through Rate equal to LIBOR plus 0.55% per annum, subject to a maximum rate of 13.00%. The Class A-3 Pass-Through Rate for the first Interest Accrual Period will be equal to 5.6125% per annum.

                              Class A-4: a fixed Pass-Through Rate of 7.25% per annum.

                              Class B: a fixed Pass-Through Rate of 8.00% per annum.

                              Class C: a fixed Pass-Through Rate of 8.00% per annum.

                              Class D: a fixed Pass-Through Rate of 8.00% per annum.

                              Class E: a fixed Pass-Through Rate of 8.00% per annum.

                              Class F: a fixed Pass-Through Rate of 8.00% per annum.

Distributions of Principal....On  each  Distribution   Date,   distributions  in
                              reduction of the Certificate Principal Amounts of the Offered Certificates will be made in the amounts and to the extent described herein. See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Distributions in Reduction of Certificate Principal Amount" and "-- Distributions -- Allocation Among Classes" herein.

Cut-Off Date..................September 1, 1994.

Closing Date..................On or about September 29, 1994.

Distribution Date.............The 25th day of each  month or, if such day is not a Business Day (as defined herein), the next Business Day, beginning in October 1994.

Record Date...................The Record Date for each Distribution Date will be the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs, in the case of the Fixed Rate Certificates, and the 15th day of the calendar month in which such Distribution Date occurs (or, if such 15th day is not a Business Day, the preceding Business Day), in the case of the Floating Rate Certificates.

Reserve Fund..................The Seller will pledge to the Collateral Agent (as defined below) the Reserve Fund to cover, among other things, shortfalls in collections on the Mortgage Loans due to losses and delinquencies thereon and Basis Risk Shortfalls (as defined herein), including shortfalls in interest received on such Mortgage Loans as a result of prepayments. The Reserve Fund will also be available to cover certain servicing fees and other expenses of the Trust Fund as described herein. See "DESCRIPTION OF THE CERTIFICATES -Reserve Fund" herein.

                              The   factors   giving  rise  to  Basis  Risk  are
                              described   herein  under   "DESCRIPTION   OF  THE
                              CERTIFICATES -- Distributions -- Basis Risk."

                              The Reserve Fund initially will equal approximately 26% of the aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of the Cut-Off Date.

Seller........................The Resolution  Trust  Corporation,  acting in its corporate capacity and in its capacity as conservator or receiver of the Depository Institutions. See "THE RESOLUTION TRUST CORPORATION" herein.

Depository Institutions.......The 238 state or  federally  chartered  Depository
                              Institutions for which the Seller has been appointed conservator or receiver, as the case may be, and from which the Seller has acquired the Mortgage Loans. See "DEPOSITORY INSTITUTIONS" herein.

RTC Guarantee of Seller
Representations...............The RTC, with respect to Mortgage  Loans for which it is not acting as Seller in its corporate capacity, will guarantee the obligations of the Seller to make indemnification payments or repurchase affected Mortgage Loans in the event of breaches of representations and warranties made by the Seller regarding, among other representations, certain characteristics of the Mortgage Loans, or to cure such breaches. Such representations and warranties include, but are not limited to, representations regarding the Seller's title to the Mortgage Loans, the lien status of the related Mortgages, the enforceability of the related promissory notes, the payment status of the Mortgage Loans, the physical condition of the Mortgaged Properties at the Closing Date and the existence of certain types of insurance coverage relating to the Mortgaged Properties. The
                              Assistant General Counsel for Securities and Finance of the RTC has opined that such a guarantee will carry the full faith and credit of the United States. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties" herein.

Master Servicer...............Midland Data Systems,  Inc. See  "SERVICING OF THE
                              MORTGAGE LOANS -- The Master Servicer" herein.

Special Servicer..............Banc One Management  and  Consulting  Corporation.
                              See "SERVICING OF THE MORTGAGE LOANS -- The Special Servicer" herein.

Trustee.......................State   Street   Bank  and  Trust   Company.   See
                              "DESCRIPTION OF THE CERTIFICATES -- Trustee and Collateral Agent" herein.

Collateral Agent..............State   Street   Bank  and  Trust   Company.   See
                              "DESCRIPTION OF THE CERTIFICATES -- Trustee and Collateral Agent" herein.

REMIC Administrator...........The Trustee  will  prepare or cause to be prepared certain tax returns and reports and will perform certain administrative duties for the REMIC.

Agreement.....................The Pooling and  Servicing  Agreement  dated as of the Cut-Off Date among the Seller, the Master Servicer, the Special Servicer and the Trustee.

Collateral Security
Agreement.....................The Collateral  Security Agreement dated as of the
                              Cut-Off Date among the Seller, the Trustee and the Collateral Agent.

The Mortgage Pool.............As  of  the  Cut-Off   Date,   the  Mortgage  Pool
                              consisted of approximately 2,115 Mortgage Loans with an approximate aggregate Scheduled Principal Balance of $1,138,319,146. The Mortgage Loans will be divided into four Mortgage Loan Groups on the basis of their Floor Interest Rates (as defined below),  if any,  the  types of  their  underlying
                              Mortgaged   Properties   and   whether   their
                              respective annual interest rates ("Mortgage Interest Rates") are fixed or adjustable. Substantially all of the Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Mortgage Loans are secured by first liens (or: (i) with respect to 90 Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $26,952,408 representing approximately 2.37% of the Mortgage Pool by Scheduled Principal Balance as of the
                              Cut-Off Date, by second liens on Mortgaged Properties with respect to which the related first liens are not included in the Mortgage Pool; (ii) with respect to four Mortgage Loans with an aggregate Scheduled Principal Balance of
                              approximately        $2,947,441       representing
                              approximately 0.26% of the Mortgage Pool by Scheduled Principal Balance as of the Cut-Off Date, by third liens on Mortgaged Properties with respect to which the related first and second liens are not included in the Mortgage Pool; and
                              (iii) with respect to five Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $311,273 representing approximately 0.03% of the Mortgage Pool by Scheduled Principal Balance as of the Cut-Off Date, by liens on Mortgaged Properties for which the lien position is unknown) on fee simple or leasehold interests in multifamily residential properties, office buildings, retail buildings, warehouses, hotels and motels, industrial buildings and a variety of other commercial properties located in approximately 42 states and the District of Columbia. See "DESCRIPTION OF THE MORTGAGE LOANS" herein.

                              Mortgage Loan Groups 1 and 2 will consist of Mortgage Loans secured by first liens (or by junior liens where all related senior liens secure Mortgage Loans included in the related Mortgage Loan Group) on multifamily residential properties ("Eligible Multifamily Mortgage Loans"), such that such Mortgage Loans are eligible to support "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

                              Mortgage Loan Group 1 will consist of Mortgage Loans having Mortgage Interest Rates which are adjustable and generally subject to minimum interest rates ("Floor Interest Rates") lower than those of the adjustable rate Group 2 Mortgage Loans or no Floor Interest Rates. All of the Group 1 Mortgage Loans are Eligible Multifamily Mortgage Loans. As of the Cut-Off Date, the 352 Mortgage Loans in Mortgage Loan Group 1 had an approximate aggregate Scheduled Principal Balance of $217,244,863, a weighted average Mortgage Interest Rate of approximately 7.37% per annum and a weighted average remaining term to stated maturity of approximately 19.71 years. Approximately 30.08% of the Group 1 Mortgage Loans, by Scheduled Principal Balance as of the Cut-Off Date, are not fully amortizing over their terms to maturity.

                              Mortgage Loan Group 2 will consist of Mortgage Loans having Mortgage Interest Rates which are fixed (or, in limited cases, which increase or decrease by fixed amounts after the Cut-Off Date on a predetermined schedule) and Mortgage Loans having Mortgage Interest Rates which are adjustable, but subject to a Floor Interest Rate of at least 8.375% per annum. All of the Group 2 Mortgage loans are Eligible Multifamily Mortgage Loans. As of the Cut-Off Date, the 516 Mortgage Loans in Mortgage Loan Group 2 had an approximate
                              aggregate   Scheduled   Principal  Balance  of
                              $289,490,463, a weighted average Mortgage Interest Rate of approximately 8.84% per annum and a weighted average remaining term to stated maturity of approximately 14.79 years. Approximately 55.48% of the Group 2 Mortgage Loans, by Scheduled Principal Balance as of the Cut-Off Date, are not fully amortizing over their terms to maturity.

                              Mortgage Loan Group 3 will consist of Mortgage Loans having Mortgage Interest Rates which are adjustable and generally subject to Floor Interest Rates lower than those of the adjustable rate Group 4 Mortgage Loans or no Floor Interest Rates. As of the Cut-Off Date, the 600 Mortgage Loans in Mortgage Loan Group 3 had an approximate aggregate Scheduled Principal Balance of $265,858,475, a weighted average Mortgage Interest Rate of approximately 7.46% per annum and a weighted average remaining term to stated maturity of approximately 11.66 years. Approximately 55.93% of the Group 3 Mortgage Loans, by Scheduled Principal Balance as of the Cut-Off Date, are not fully amortizing over their terms to maturity.

                              Mortgage Loan Group 4 will consist of Mortgage Loans having Mortgage Interest Rates which are fixed (or, in limited cases, which increase or decrease by fixed amounts after the Cut-Off Date on a predetermined schedule) and Mortgage Loans having Mortgage Interest Rates which are adjustable, but subject to a Floor Interest Rate of at least 8.375% per annum. As of the Cut-Off Date, the 647 Mortgage Loans in Mortgage Loan Group 4 had an approximate aggregate Scheduled Principal Balance of $365,725,345, a weighted average Mortgage Interest Rate of approximately 8.95% per annum and a weighted average remaining term to stated maturity of approximately 6.24 years. Approximately 86.07% of the Group 4 Mortgage Loans, by Scheduled Principal Balance as of the Cut-Off Date, are not fully amortizing over their terms to maturity.

                              For a description of the manner in which the Scheduled Principal Balance of a Mortgage Loan is calculated, see "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Generally" herein. For further information regarding the Mortgage Pool, see "DESCRIPTION OF THE MORTGAGE LOANS" herein.

Advances......................Neither  the  Master   Servicer  nor  the  Special
                              Servicer will be obligated to make advances with respect to payments of principal or interest due on delinquent or defaulted Mortgage Loans. Advances will be made from the Reserve Fund with respect to (i) delinquent scheduled Monthly Payments (but not Balloon Payments (as defined herein) and, in the case of Simple Interest Loans, delinquent payments of interest only), (ii) certain payments assumed to be due in respect of Mortgage Loans with delinquent Balloon Payments and (iii) Mortgage Loans whose payment terms have been modified under the circumstances described herein. See "DESCRIPTION OF THE CERTIFICATES -- Reserve Fund" and "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" herein. In addition, Senior Lien Advances (as defined herein) may be made from the Reserve Fund, subject to the limitations described herein, to the extent that the Special Servicer determines that to do so would result in an increase in the amount of Liquidation Proceeds ultimately distributable to Certificateholders. Advances will also be made from the Reserve Fund with respect to taxes and insurance premiums in connection with Mortgage Loans and Property Protection Expenses, but in the event amounts in the Reserve Fund are depleted, the Master Servicer or Special Servicer will be obligated to make such advances only to the extent that such advances are, in the judgment of the Master Servicer or Special Servicer, as applicable, reasonably recoverable. See "SERVICING OF THE MORTGAGE LOANS -- Advances" herein.

Optional Termination..........The assets of the Trust Fund may be  purchased  by the Master Servicer, the Special Servicer (if it is then servicing all Mortgage Loans remaining in the Trust Fund), the owner of the Reserve Fund or the owner of the Class R Certificates when the aggregate Certificate Principal Amount of the Offered Certificates is less than 10% of the initial aggregate Certificate Principal Amount thereof. Any such sale will effect a termination of the Trust Fund and an early retirement of the Offered Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" herein.

Ratings.......................It is a condition  to the  issuance of the Offered
                              Certificates that the Class A Certificates be rated no lower than "AAA" by both Standard & Poor's Ratings Group, a division of McGraw Hill ("S&P"), and Duff & Phelps Credit Rating Co. ("D&P"; each a "Rating Agency"), that the Class B Certificates be rated no lower than "AA" by S&P and "AA+" by D&P, that the Class C Certificates be rated no lower than "A" by S&P and "AA" by D&P, that the Class D Certificates be rated no lower than "BBB" by S&P and "A" by D&P, that the Class E Certificates be rated no lower than "BB" by both S&P and D&P and that the Class F Certificates be rated no lower than "B" by S&P and "BB-" by D&P. See "CERTIFICATE RATINGS" herein.

Legal Investment..............The Class  A-1, Class  A-2A,  Class A-2B and Class
                              A-2C Certificates will constitute "mortgage related securities" for purposes of the Enhancement Act for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. The other Classes of Offered Certificates will not constitute "mortgage related securities" for purposes of the Enhancement Act. Accordingly, institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT CONSIDERATIONS" herein.

ERISA Considerations..........Any  fiduciary of an employee  benefit plan within the meaning of (i) Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to the fiduciary responsibility rules of Title I, Sections 401-414 of ERISA or (ii) Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (hereinafter a "Plan") which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its own counsel with respect to the applicability of ERISA and the Code to such investment, including the availability of any class or individual ERISA prohibited transaction exemption, such as the exemption granted to Bear, Stearns & Co. Inc. described herein.

                              THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES WILL NOT MEET THE REQUIREMENTS OF ANY ERISA PROHIBITED TRANSACTION EXEMPTIONS. ACCORDINGLY, THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES SHOULD NOT BE ACQUIRED BY A PLAN.

                              See "ERISA CONSIDERATIONS" herein.

Certain Federal Income Tax
Consequences..................An  election  will be made to treat the REMIC Pool as a REMIC for federal income tax purposes. The Offered Certificates will represent beneficial ownership interests in, and Holders thereof will be taxed as if they directly owned, (i) corresponding classes of "regular interests" in the REMIC Pool ("Regular Interests") and (ii) in the case of the Floating Rate Certificates, yield supplement agreements in the form of interests in the right to amounts available to be withdrawn from the Reserve Fund in respect of Basis Risk as described herein.

                              The Regular Interests generally will be treated as debt instruments for federal income tax purposes, and all income thereon must be reported on the accrual method of accounting. The REMIC Administrator will report to Holders on the basis that the Regular Interests are issued with original issue discount in an amount equal to the excess of all distributions of principal and interest thereon over their issue prices (including accrued interest, if any, payable on the Closing Date). The Prepayment Assumption (as defined herein) that is to be used in determining the rate of accrual of original issue discount for federal income tax purposes with respect to the Regular Interest corresponding to each Class of Offered Certificates is a constant prepayment rate equal to 4% per annum for the Mortgage Loans (assuming that (i) the maturity date for each Balloon Mortgage Loan (as defined herein) other than a Matured Performing Mortgage Loan is extended to the earlier of (A) the date on which such Mortgage Loan would mature based on its amortization schedule and (B) three years past its stated maturity date and (ii) the maturity date for each Matured Performing Mortgage Loan is extended either to a date that is eight years from the Cut-Off Date, in the case of each such Mortgage Loan that pays interest only, or otherwise to the date on which such Mortgage Loan would mature based on its amortization schedule, as described herein under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS -- Weighted Average Life of the Offered Certificates"). No representation is made that the Mortgage Loans will prepay at such rates or at any other rate or that the maturity dates for the Balloon Mortgage Loans will be extended in such manner or in any other manner.

                              Holders of the Floating Rate Certificates will be required to allocate their basis in the respective Classes of Floating Rate Certificates between their beneficial interests in the related Regular Interests and in their right to payments in respect of Basis Risk as described herein. Any amounts paid or accrued with respect to amounts due under the yield supplement agreements in excess of payments representing a return of basis, if any, allocable thereto will be treated as ordinary income. The method of recovery of the portion, if any, of a Holder's basis in a Floating Rate Certificate allocable to its interest in the respective yield supplement agreement is uncertain. The Seller believes that the likelihood of any payments under the yield supplement agreements is remote and, therefore, a Holder's basis allocable thereto as of the Closing Date would be negligible.

                              See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein.

                             SPECIAL CONSIDERATIONS

    Prospective    holders    of   each    Class   of    Offered    Certificates
("Certificateholders" or "Holders") should consider, among other things, the following factors in connection with a purchase of the Offered Certificates.

    1. Troubled Originators. Most of the Mortgage Loans will have been originated or purchased by a number of state or federally chartered depository institutions (each, a "Depository Institution") for which the Seller has been appointed as conservator or receiver and which, generally, still hold legal title to such Mortgage Loans or from which the Seller has acquired such Mortgage Loans in its corporate capacity. 442 Mortgage Loans, representing approximately 36.11% of the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the Cut-Off Date, have been originated or, in certain circumstances, modified by the Seller, in its capacity as conservator or receiver of a Depository Institution, after commencement of the applicable conservatorship or receivership (the "Seller-Originated Loans"). In the case of a majority of the Seller-Originated Loans, the applicable Depository Institution held title to the property that became the principal security for such Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE LOANS -- Credit, Appraisal and Underwriting Policies -- Loans-to-Facilitate Originated by the Seller" herein. Each Depository Institution from which the Seller has acquired the related Mortgage Loans has been liquidated and each Depository Institution for which the Seller is still acting as conservator or receiver is insolvent and in the process of liquidation or is in serious financial difficulty and is being operated under a conservatorship with a significant likelihood of subsequently being placed in receivership and liquidated. It is possible that the financial difficulties experienced by certain Depository Institutions may have adversely affected either or both of (i) the standards and procedures by which the Mortgage Loans were originated by such Depository Institutions or, if purchased from another originator, the standards and procedures by which the Depository Institutions selected such Mortgage Loans for purchase and reviewed them prior to purchase and (ii) the manner in which such Mortgage Loans have been serviced prior to assumption of servicing responsibilities by the Master Servicer or the Special Servicer. The Seller will make certain representations and warranties regarding the Mortgage Loans and will be obligated to repurchase or provide indemnification with respect to Mortgage Loans as to which there is a breach of such representations and warranties or to cure such breach. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties" herein. The RTC, with respect to Mortgage Loans for which it is not acting in its corporate capacity as the Seller, will guarantee such obligations of the Seller. There can be no assurance, however, that such remedy will apply to all problems that may arise with respect to a Mortgage Loan by reason of the financial difficulties experienced by the related Depository Institution.

    2. Limited Information. Except in the case of the Seller-Originated Loans, the information set forth in this Prospectus with respect to the Mortgage Loans is derived from books and records of certain of the Loan Originators (as defined herein) of Mortgage Loans held by the Depository Institutions and from limited discussions with personnel of certain of the Loan Originators employed by the Depository Institutions, as well as a limited review of certain of the credit and legal files relating to the Mortgage Loans. Due to the fact that some of the Loan Originators have been liquidated or put into conservatorship or receivership and that each of the Depository Institutions has been liquidated or is either in conservatorship or receivership and the operations of each of the Depository Institutions and some of the Loan Originators are in the process of being, or have been, wound down, there have been reductions in the staff of the Loan Originators and the Depository Institutions and not all of the personnel of the Loan Originators or the Depository Institutions who might be knowledgeable about the Mortgage Loans are available to provide information to the Seller. Moreover, in cases in which Depository Institutions have been completely wound down, no personnel of such Depository Institutions are available to provide information to the Seller. Accordingly, except in the case of such Seller-Originated Loans, available information does not permit the Seller to determine fully the origination, credit appraisal and underwriting practices of the Loan Originators with respect to the Mortgage Loans or the manner in which the Mortgage Loans have been serviced since origination. In particular, it is possible that no reliable information is available with respect to the underwriting policies and practices followed by certain of the Loan Originators in originating commercial and/or multifamily residential mortgage loans.

    Approximately 41.07% of the Mortgage Loans (by aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date) were originated or acquired by Western Federal Savings & Loan Association. Some of such Mortgage Loans were originated prior to the time the Seller was appointed as conservator of Western Federal Savings & Loan Association. The Seller was furnished with documentation dated as of a recent date from such institution as to its policies and guidelines as to the origination and underwriting of multifamily and/or commercial mortgage loans as of such date. However, such documentation is of limited use in evaluating the underwriting and origination of such Mortgage Loans because: (i) a number of such Mortgage Loans were originated and underwritten prior to the date of such underwriting guidelines; (ii) the terms of a substantial number of such Mortgage Loans may have been renegotiated or modified on one or more occasions since the date of origination; and (iii) certain of such Mortgage Loans may have been purchased by such institution using different underwriting criteria. Accordingly, no assurance can be given that such Mortgage Loans were originated in accordance with any particular set of uniform underwriting policies or practices.

    Furthermore, it is possible that this Prospectus does not contain material information regarding the Mortgage Loans which would have been disclosed if the structure and personnel of the Loan Originators and the Depository Institutions had not been affected by such institutions having been placed in receivership or conservatorship. In particular, in a number of cases the files for the Mortgage Loans are incomplete and, in the absence of applicable information in the file for a Mortgage Loan, it is not possible for the Seller to determine, among other things, the appraised value of the related Mortgaged Property, whether such Mortgaged Property is owner-occupied, whether the current net operating income from the related Mortgaged Property is sufficient to cover debt service on the Mortgage Loan, whether there have been modifications, waivers or amendments with respect to such Mortgage Loan which are not included in such file, or whether such Mortgage Loan otherwise has terms which are inconsistent with information used by the Seller to prepare the disclosure set forth in this Prospectus. Nevertheless, no such missing documents or information will have the effect of reducing the scope of the Seller's representations and warranties described under "DESCRIPTION OF THE MORTGAGE LOANS -Representations and Warranties" herein. While the Seller has undertaken a limited review of the records and files related to the Mortgage Loans in connection with the issuance of the Certificates, the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of newly originated mortgage loans.

    3. Delinquent Mortgage Loans; Matured Performing Mortgage Loans. The Mortgage Pool includes Mortgage Loans that, as of the Cut-Off Date, may have up to one Monthly Payment delinquent. For purposes hereof, a Monthly Payment is considered delinquent if such Monthly Payment was not received on its Due Date and is not received prior to the following Due Date. In addition, the Mortgage Pool includes Mortgage Loans that, as of the Cut-Off Date, are delinquent as to their Balloon Payments but as to which the related Borrowers continue to make Monthly Payments.

    79 Mortgage Loans having an aggregate Scheduled Principal Balance of approximately $28,483,599, representing approximately 2.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, are Mortgage Loans that are delinquent as to their Balloon Payments as of the Cut-Off Date, that have not yet been the subject of modification as a consequence thereof and on which the Borrowers continue to make Monthly Payments in accordance with their original terms ("Matured Performing Mortgage Loans"). Matured Performing Mortgage Loans are expected to be modified to provide for extended maturity dates. See "DESCRIPTION OF THE MORTGAGE LOANS" and "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" herein.

    Investors should consider the risk that the inclusion of delinquent Mortgage Loans and Matured Performing Mortgage Loans in the Mortgage Pool may affect the rate of defaults and prepayments on the Mortgage Loans and the yield on the Offered Certificates. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

    4. Borrower Default; Negative Amortization; Balloon Payments. Substantially all of the Mortgage Loans are not insured or guaranteed against default by any governmental entity or by any private mortgage insurer. In addition, there is no obligation on the part of the Seller or any other Person to repurchase any delinquent or defaulted Mortgage Loan, except (i) under the limited circumstances described in "-- Environmental Law Considerations" below, (ii) in the event that a Mortgage Loan is not a "qualified mortgage" or any Mortgaged Property acquired upon foreclosure or otherwise is not qualified "foreclosure property" in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) in the event a Mortgage Loan is secured by a ground lease which does not extend at least ten years beyond the maturity date of such Mortgage Loan or (iv) in the event of a breach of the Seller's representation that a particular Mortgage Loan is an Eligible Multifamily Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties" herein.

    The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate.

    Information concerning the debt service coverage ratios of certain of the Mortgage Loans is set forth in Exhibit G to this Prospectus. As indicated therein, the net operating income (or, for certain owner occupied properties, the earnings before interest, taxes, depreciation and amortization) ("NOI") from certain of the Mortgaged Properties is currently insufficient to cover debt service payments on the related Mortgage Loans, and in the case of certain other Mortgage Loans the Seller does not have current information concerning NOI from the related real estate projects. Even where the NOI generated by a Mortgaged Property is currently sufficient to cover debt service payments on the related Mortgage Loan, there can be no assurance that this will continue to be the case in the future. In the case of an adjustable rate Mortgage Loan, an increase in the Mortgage Interest Rate will increase the debt service and could impair the Borrower's ability to repay the Mortgage Loan. NOI from a real estate project may be reduced, and the Borrower's ability to repay the loan impaired, as a result of an increase in vacancy rates for the project, a decline in rental rates as leases are renewed or entered into with new tenants, an increase in operating expenses of the project and/or an increase in capital expenditures needed to maintain the project and make improvements required by tenants. In the case of Mortgage Loans that are secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant, a decline in the financial condition of the Borrower or single tenant, as applicable, may have a disproportionately greater effect on the NOI from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. A substantial portion of the Mortgage Loans are nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Borrower default, recourse may be had only against the specific real property and such other assets, if any, as have been pledged to secure the Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Anti-Deficiency Legislation" herein. With respect to those Mortgage Loans that provide for recourse against the Borrower and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property. The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes or continued weakness in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates, energy costs and other operating expenses; the availability of real estate financing for the relevant type of Mortgaged Property; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God (including, without limitation, hurricanes, floods, fires and earthquakes); and other factors which are beyond the Master Servicer's or the Special Servicer's control. Although the Master Servicer or the Special Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

    589 Mortgage Loans, representing approximately 34.27% of the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the Cut-Off Date, provide for adjustment of the rate of interest which becomes due (rather than accrues) on each such Mortgage Loan on each Due Date (the "Payment Rate") on a date that is different from the date on which the related Mortgage Interest Rate (which is the rate at which interest accrues on such Mortgage Loan) adjusts. Consequently, the Payment Rate of each such Mortgage Loan may be less than the related Mortgage Interest Rate (as defined herein) during certain periods, resulting in deferred interest being added to the principal balance of the related Mortgage Loan, or negative amortization. These Mortgage Loans generally provide for a Monthly Payment (as defined herein) that is periodically recalculated to an amount that would be sufficient to amortize fully the unpaid principal balance of such Mortgage Loans at the then current Mortgage Interest Rate generally over the remainder of the original amortization term. See "DESCRIPTION OF THE MORTGAGE LOANS -- Group 1 Mortgage Loans," "-- Group 2 Mortgage Loans, "-- Group 3 Mortgage Loans" and "-- Group 4 Mortgage Loans" herein. Any such recalculated Monthly Payment may be significantly higher than the previous Monthly Payment. Accordingly, there is a greater risk of default on these Mortgage Loans, particularly in an environment where interest rates are generally rising.

    837 Mortgage Loans representing approximately 60.56% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date are not fully amortizing over their terms to maturity and, thus, may have substantial principal balances ("Balloon Payments") due at their stated maturity (such
Mortgage  Loans are  sometimes  hereinafter  referred  to as  "Balloon  Mortgage
Loans").

    In particular, 88 Mortgage Loans, 161 Mortgage Loans and 201 Mortgage Loans, representing approximately 7.10%, 13.46% and 13.35%, respectively, of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, have Balloon Payments due in the years 1998, 1999 and 2000, respectively. In addition, certain Mortgage Loans provide for monthly (or other periodic) payments of interest at a Payment Rate which could be less than the Mortgage Interest Rate for such Mortgage Loan for some portion of the loan term. The terms of such a Mortgage Loan provide that its principal balance is increased periodically by an amount reflecting the difference between the Payment Rate and the Mortgage Interest Rate, resulting in negative amortization. Accordingly, such Mortgage Loans could also have Balloon Payments due at their respective stated maturities or increases in expected Balloon Payments that might not arise in other interest rate scenarios. In certain circumstances, the Agreement permits the modification of Mortgage Loans to create or to increase existing Balloon Payments. Mortgage Loans with Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of a Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of attempted sale or refinancing, the Borrower's equity in the related Mortgaged Property, the financial condition of the Borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial and/or multifamily residential real estate projects generally. The exposure of the Certificates to this risk will be enhanced in the years 1998, 1999 and 2000 due to the concentration of Balloon Payments due in that period, as described above.

    In order to produce a greater recovery on a present value basis on defaulted Mortgage Loans, the Special Servicer has considerable flexibility under the Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular Balloon Payments. More specifically, subject to the overall goal of producing a greater recovery on a present value basis from the defaulted Mortgage Loans than would result from foreclosure and to certain conditions set forth in the Agreement, the Special Servicer has the power, among other things, to forgive permanently the payment of principal or interest or both, to lower or modify the Mortgage Interest Rates or Payment Rates or to modify the schedule for payments of principal and interest.

     The Special Servicer receives a Workout Fee (as defined herein) which is based on receipts from or proceeds of such Mortgage Loans. While such flexibility with respect to modifications and payment of compensation to the Special Servicer in the form of a Workout Fee is designed to increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which default is reasonably foreseeable, there can be no assurance that it will do so. See "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" and "-- Servicing Compensation and Payment of Expenses" herein.

    5. Loans-to-Facilitate; Modified Mortgage Loans. Included in the Mortgage Pool are Mortgage Loans which were originated for the purpose of facilitating the sale of mortgaged properties acquired by a Depository Institution upon foreclosure or otherwise ("Loans-to-Facilitate"). The Loans-to-Facilitate are composed of (a) 346 Mortgage Loans, representing approximately 25.94% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, which are Seller-Originated Loans; and (b) 58 Mortgage Loans, representing approximately 3.32% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, which were originated by entities other than the Seller. With respect to the Loans-to-Facilitate other than the Seller-Originated Loans, there can be no assurance as to the underwriting guidelines used by the Depository Institutions in originating such Mortgage Loans and, in certain instances, such guidelines may have been less stringent than those underwriting guidelines used by such Depository Institutions in the origination of Mortgage Loans secured by properties acquired from third-party sellers. Accordingly, the rates of delinquency, foreclosure and loss in respect of Loans-to-Facilitate may be greater than for Mortgage Loans with comparable characteristics secured by properties acquired from third-party sellers.

    Included in the Mortgage Pool are 146 Mortgage Loans, representing approximately 12.54% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, which the Seller believes to have been modified subsequent to their origination and prior to the Cut-Off Date ("Modified Mortgage Loans"). Substantially all of these modifications were made because the related Borrower had defaulted or was reasonably likely to default under the related Note. In a significant majority of cases, the modification was entered into with the existing Borrower. In the remaining cases, a new Borrower was substituted. It is possible that these modifications, which were not documented as full workouts of the related Mortgage Loans, may have been made using less stringent standards than the underwriting guidelines previously used at origination. Accordingly, the rates of delinquency, foreclosure and loss with respect to these modified Mortgage Loans may be greater than for Mortgage Loans with comparable characteristics that were not so modified.

    6. Absence of Servicer Advances and Limits of Reserve Fund. Neither the Master Servicer nor the Special Servicer is obligated to make advances with respect to payments of principal or interest due on delinquent or defaulted
Mortgage Loans, with respect to Senior Lien Advances or, as long as amounts remain in the Reserve Fund, with respect to costs and expenses that may be incurred in connection with the servicing of the Mortgage Loans. Any delinquent Monthly Payments (as defined herein) or Assumed Scheduled Payments (i.e., payments assumed to be due following any delinquent Balloon Payment), as well as actual or assumed write-offs in connection with restructured Mortgage Loans, certain other distributions of principal and interest, certain costs or expenses, including certain fees payable to the Special Servicer and Basis Risk Shortfalls (including shortfalls in interest received on Mortgage Loans as a result of prepayments) will be covered by draws on the Reserve Fund to the extent sufficient funds are available therein. Consequently, the Reserve Fund serves simultaneously as a source of liquidity and credit support for the Offered Certificates and as a source of Basis Risk protection for the Offered Certificates (including protection against shortfalls in interest on Mortgage Loans due to prepayments). As more fully described herein, when the amount on deposit in the Reserve Fund is less than the Liquidity Amount (as defined herein), the Reserve Fund will only be available to make certain minimum distributions on the Class A Certificates; or, after the Class A Certificates have been retired, on the Class B Certificates; or, after the Class A and Class B Certificates have been retired, on the Class C Certificates; or, after the Class A, Class B and Class C Certificates have been retired, on the Class D Certificates; or, after the Class A, Class B, Class C and Class D Certificates have been retired, on the Class E Certificates; or, after the Class A, Class B, Class C, Class D and Class E Certificates have been retired, on the Class F Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Allocation Among Classes" herein.

    7. Priority of Payments. All amounts received on or in respect of the Mortgage Loans in Mortgage Loan Groups 1 and 2 (including related draws on the Reserve Fund) and distributable in respect of the Certificates will be applied first to interest and principal then distributable with respect to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates, and only thereafter may be available for application to amounts then distributable with respect to the other Classes of Offered Certificates. All amounts received on or in respect of the Mortgage Loans in Mortgage Loan Groups 3 and 4 (including related draws on the Reserve Fund) and distributable in respect of the Certificates will be applied first to interest and principal then distributable with respect to the Class A-3 and Class A-4 Certificates, and only thereafter may be applied to amounts then distributable with respect to Class B, Class C, Class D, Class E and Class F Certificates. Principal distributable on the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates generally will include all principal received, due (other than Balloon Payments) but not received, or deemed to be due, on the Group 1 and Group 2 Mortgage Loans. Furthermore, remaining amounts received on or with respect to Mortgage Loans in Mortgage Loan Groups 1 and 2 (including related draws on the Reserve Fund) will be applied to cover any shortfalls in minimum distributions to the Class A-3 and Class A-4 Certificates to the extent amounts received on or with respect to the Mortgage Loans in Mortgage Loan Groups 3 and 4 (including related draws on the Reserve Fund) are not sufficient therefor prior to the allocation thereof to the Class B, Class C, Class D, Class E and Class F Certificates.

    In no event will amounts received on or with respect to the Mortgage Loans in Mortgage Loan Groups 3 and 4 be available to make distributions to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates, and accordingly the Class B, Class C, Class D, Class E or Class F Certificates could receive distributions from such amounts at times when the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates are not receiving distributions in full. This result could only occur, however, in the remote circumstances where on any Distribution Date the cumulative amount of the Reserve Fund draws to such date (net of reimbursed advances) exceeds the sum of the Initial Deposit (as defined herein) and the cumulative amount of Reserve Fund deposits (other than reimbursements of advances) from cash flows on Eligible Multifamily Mortgage Loans. Even in the absence of shortfalls in payments on the Group 1 and Group 2 Mortgage Loans, if the rate of principal payments on the Group 3 and Group 4 Mortgage Loans is sufficiently faster than the rate of principal payments on the Group 1 and Group 2 Mortgage Loans, the Class B, Class C, Class D, Class E or Class F Certificates could be entitled to distributions of Optimal Mortgage Loan Principal (as defined herein) from Mortgage Loan Groups 3 and 4 at times when the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates are still outstanding.

    Distributions of interest and principal with respect to the Class B, Class C, Class D, Class E and Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class A-3 and Class A-4 Certificates to the extent that no distribution of interest or principal is permitted to be made with respect to the Class B, Class C, Class D, Class E and Class F Certificates on any Distribution Date until interest and principal then payable to the Class A-3 and Class A-4 Certificates have been paid and, so long as any Class A Certificates remain outstanding, until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    Distributions of interest and principal with respect to the Class C, Class D, Class E and Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class B Certificates to the extent that no distribution of interest or principal is permitted to be made with respect to the Class C, Class D, Class E and Class F Certificates on any Distribution Date until interest and principal then payable to the Class B Certificates have been paid and, so long as any Class A or Class B Certificates remain outstanding, until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    Distributions of interest and principal with respect to the Class D, Class E and Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class C Certificates to the extent that no distribution of interest or principal is permitted to be made with respect to the Class D, Class E and Class F Certificates on any Distribution Date until interest and principal then payable to the Class C Certificates have been paid and, so long as any Class A, Class B or Class C Certificates remain outstanding, until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    Distributions of interest and principal with respect to the Class E and Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class D Certificates to the extent that no distribution of interest or principal is permitted to be made with respect to the Class E and Class F Certificates on any Distribution Date until interest and principal then payable to the Class D Certificates have been paid and, so long as any Class A, Class B, Class C or Class D Certificates remain outstanding, until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    Distributions of interest and principal with respect to the Class F Certificates will be subordinate to the distributions of interest and principal with respect to the Class E Certificates to the extent that no distribution of interest or principal is permitted to be made with respect to the Class F Certificates on any Distribution Date until interest and principal then payable to the Class E Certificates have been paid and, so long as any Class A, Class B, Class C, Class D or Class E Certificates remain outstanding, until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    The allocation of funds otherwise payable to subordinate Classes so as to restore the amount on deposit in the Reserve Fund to the Liquidity Amount, described in each of the five preceding paragraphs, will be limited to the extent that, if the Class A-1, Class A-2A, Class A-2B or Class A-2C Certificates are the only Class A Certificates then outstanding, any deposit to the Reserve Fund may be made only with funds from Eligible Multifamily Mortgage Loans.

    To the extent interest distributable in respect of a Class of Offered Certificates on any Distribution Date is not paid as a result of the foregoing priorities or otherwise, the amount of such interest, together with interest accrued thereon at the applicable Pass-Through Rate, compounded monthly, will be added to amounts to be distributed on subsequent Distribution Dates. The Certificate Principal Amounts of the Offered Certificates will be reduced only as a result of distributions in respect thereof. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein.

    8. Basis Risk and Prepayment Shortfalls. Under certain circumstances, interest accrued on the Offered Certificates as of any Distribution Date could exceed interest (net of applicable servicing fees) accrued on the Mortgage Loans. Such a shortfall (a "Basis Risk Shortfall," as more specifically defined herein) could arise due to, among other things, variations in the difference between LIBOR and the Indexes for the Group 1 and Group 3 Mortgage Loans, variations in interest rate adjustment dates and interest rate maximums for such Mortgage Loans relative to those for the Floating Rate Certificates, differences in the number of days for interest accrual periods for payments on Mortgage Loans and Interest Accrual Periods for corresponding Distribution Dates for the Offered Certificates, the existence of fixed rate Group 2 or Group 4 Mortgage Loans with Net Mortgage Interest Rates (as defined herein) that are below the weighted average of the Pass-Through Rates for the applicable Fixed Rate Certificates, conversion of certain adjustable rate Mortgage Loans to fixed rate Mortgage Loans and net shortfalls in interest collected on Principal Prepayments (as defined herein) or Balloon Payments. Whatever their source, Basis Risk Shortfalls will be incurred by the Classes of Floating Rate Certificates, pro rata. The Reserve Fund will be available to cover Basis Risk Shortfalls, and amounts withdrawn from the Reserve Fund will be applied to the Classes of Floating Rate Certificates, pro rata. See "DESCRIPTION OF THE CERTIFICATES -- Distributions -Basis Risk" herein.

    In addition, to the extent Basis Risk Shortfalls exceed available amounts on deposit in the Reserve Fund, amounts otherwise distributable on the Certificates will be used to reimburse the Reserve Fund to the extent of Credit Reserve Fund Draw Amounts (as defined herein). This may have the effect of reallocating amounts otherwise distributable to subordinate Classes of Certificates to draws from the Reserve Fund to cover current and past Basis Risk Shortfalls with respect to the Classes of Floating Rate Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Allocation Among Classes" herein.

    9. Enforceability. A substantial majority of the Mortgages contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

    A significant number of the Mortgages include debt-acceleration clauses, which permit the lender to accelerate the debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. The equity courts of any state, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

    A significant number of the Mortgage Loans are secured by an assignment of leases and rents pursuant to which the Borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Borrower defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash by the lender. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

    10. Limited Obligations. The Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the RTC, the Seller, any of the Depository Institutions or any other Person. Distributions on any Class of Offered Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans and amounts on deposit in the Reserve Fund. Although amounts, if any, otherwise distributable to Holders of the Class B, Class C, Class D, Class E and Class F Certificates will be available to make distributions on the Class A Certificates on any Distribution Date to the extent set forth herein, any amounts otherwise distributable to Holders of the Class C, Class D, Class E and Class F Certificates will be available to make distributions on the Class B Certificates, any amounts otherwise distributable to Holders of the Class D, Class E and Class F
Certificates will be available to make distributions on the Class C Certificates, any amounts otherwise distributable to Holders of the Class E and Class F Certificates will be available to make distributions on the Class D Certificates and any amounts otherwise distributable to holders of the Class F Certificates will be available to make distributions on the Class E Certificates, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans and amounts available to be withdrawn from the Reserve Fund, will be sufficient to make full and timely distributions on such Class A, Class B, Class C, Class D or Class E Certificates, and there can be no assurance that payments and collections in respect of the Mortgage Loans and any amounts remaining in the Reserve Fund will be sufficient to make full and timely distributions on the Class F Certificates.

    The Certificates will not be insured or guaranteed by any government agency or instrumentality. The RTC, however, with respect to Mortgage Loans for which it is not acting in its corporate capacity as the Seller, will guarantee the obligations of the Seller, pursuant to its representations and warranties, to indemnify against losses or to repurchase Mortgage Loans under certain circumstances or to cure any breach of its representations or warranties. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties" herein.

    11. Securities Law and Other Liabilities. The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (28 U.S.C. 1346(b)), provides that claims may not be brought against the United States or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation, and courts have held, in cases involving the Federal Deposit Insurance Corporation (the "FDIC") as well as other federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, it is probable that any attempt to assert a claim against the Seller, the RTC or the FDIC for a violation of the federal securities laws resulting from a material misstatement in or material omission from this Prospectus or the registration statement of which it forms a part would be barred. In addition, the Federal Home Loan Bank Act provides specifically that directors, members, officers and employees of the Resolution Trust Corporation, the "Oversight Board" (as defined in "THE RESOLUTION TRUST CORPORATION" herein) and the oversight board for the RTC which was the predecessor thereof under prior law, have no liability under the Securities Act of 1933 (the "Act"), with respect to any claim arising out of or resulting from any act or omission by such person within the scope of such person's employment in connection with any transaction involving the disposition of assets (or any interests in assets or any obligations backed by any assets) by the Resolution Trust Corporation. Accordingly, any attempt to assert such a claim against the directors, members, officers or employees of the Seller, the RTC or the Oversight Board (or its predecessor) for a violation of the Act resulting from a material misstatement in or material omission from this Prospectus or the registration statement of which it forms a part would be barred.

    Under applicable laws, none of the Trustee, either in its capacity as Trustee or in its individual capacity, the Master Servicer or the Special Servicer nor any director, officer, employee, agent, counsel or controlling person of the Trustee, the Master Servicer or the Special Servicer has any liability as the issuer of the Certificates or as a director, officer, employee, agent, counselor or controlling person of the issuer of the Certificates. The liability of the Trustee, the Master Servicer and the Special Servicer in connection with the issuance and sale of the Certificates, and in respect of the Trust Fund's obligations under the Certificates, is limited solely to their respective express obligations set forth in the Agreement.

    Accordingly, only the assets of the Trust Fund are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and the related registration statement and under federal and state laws with respect to the sale of the Offered Certificates. The Trust Fund's assets are limited to the Mortgage Loans, the proceeds thereof and certain other cash accounts and other assets associated with the Mortgage Loans, as described herein.

    12. Limited Liquidity. Certain of the Underwriters have advised the Seller that they intend to make a secondary market (either directly and/or through one or more affiliates) in the Offered Certificates, but none of the Underwriters has any obligation to do so. There can be no assurance that a secondary market will develop for any Class of Offered Certificates or, if it does develop, that it will provide the Holders of such Certificates with liquidity of investment or that it will remain for the term of such Certificates. No arrangement for listing of the Offered Certificates on a securities exchange is being made.

    13. Variability in Average Life of Offered Certificates. The payment experience on the Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Offered Certificates and accordingly may affect the yield on the Offered Certificates. Since prepayments on the Mortgage Loans (including prepayments resulting from modifications, defaults or liquidations or repurchases due to certain breaches of the Seller's representations and warranties) and other principal payments (including Balloon Payments) on the Mortgage Loans are initially directed to reduce the respective Certificate Principal Amounts of the Class A Certificates (except that only principal payments from the Group 1 and Group 2 Mortgage Loans will be directed to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates), principal payments on the Mortgage Loans will have a disproportionately greater tendency to shorten the weighted average lives of the Class A Certificates relative to the Class B, Class C, Class D, Class E and Class F Certificates and to shorten the weighted average lives of the Class B Certificates relative to the Class C, Class D, Class E and Class F Certificates, and so forth.

     In contrast, the excess of interest due on the Mortgage Loans, net of servicing compensation, over interest due on the Offered Certificates will generally be applied to the Offered Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation Among Classes." Accordingly, while the amount of such excess interest will generally be affected primarily by changes in interest rates and the interest rate adjustment terms of the Mortgage Loans as described above under "-- Basis Risk and Prepayment Shortfalls," any payment experience which would reduce such excess interest, including prepayments (Mortgage Loans having higher interest rates being more likely to prepay), will have a tendency to extend the weighted average lives of the Class B, Class C, Class D, Class E and Class F Certificates. Likewise, any payment experience which would increase such excess interest, including the extension of due dates for certain Balloon Payments, will have a tendency to shorten the weighted average lives of the Class B, Class C, Class D, Class E and Class F Certificates (to the extent not offset by the effect of deferring the due dates of such Balloon Payments). The level of such excess interest will also be affected by other factors described above under "-- Basis Risk and Prepayment Shortfalls" and under "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Basis Risk" herein.

    Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans (and particularly on Mortgage Loans with fixed Mortgage Interest Rates or with minimum adjustable Mortgage Interest Rates that are higher than prevailing interest rates) would be expected to increase. Conversely, if prevailing interest rates are at a level below the Mortgage Interest Rates on the Mortgage Loans and rise significantly above such Mortgage Interest Rates, the rate of prepayment would be expected to decrease. Substantially all of the Mortgage Loans do not provide either for any lockout period in which prepayments are prohibited or for any prepayment premium, penalty or charge in connection with the prepayment thereof, or if such provisions were included in the Notes they have expired. Some of the Mortgage Loans, however, continue to have lockout periods or prepayment premiums or penalties which could be a deterrent to prepayments. The Seller makes no representation as to the effect of such lockout periods, premiums or penalties on the rate of prepayment of the related Mortgage Loans. Except in limited circumstances, the Seller has not verified the prepayment terms of the Notes relating to the Mortgage Loans.

    Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. In addition, 67 Mortgage Loans, representing approximately 6.57% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, grant the Borrower the option to extend the stated maturity of the related Mortgage Loan, in no event longer than 30 years from the Closing Date. Because a significant number of Mortgage Loans have Balloon Payments due at maturity and because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that the Special Servicer may extend the maturity of a number of such Mortgage Loans in connection with workouts. The magnitude of this default risk will be increased in the years 1998, 1999 and 2000 due to the relatively high percentages by Scheduled Principal Balance of the Mortgage Loans that have Balloon Payments due in those years, as described above. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Special Servicer is given considerable flexibility under the Agreement to modify Mortgage Loans that are in material default or as to which a payment default is reasonably foreseeable or has occurred. Certificateholders are not entitled to receive distributions of Balloon Payments when due except to the extent they are actually received and instead are entitled only to receive prepayments when received and Assumed Scheduled Payments (as defined herein) which would be due if no Balloon Payments were required. With respect to delinquent or defaulted Mortgage Loans (including REO Mortgage Loans), Certificateholders are entitled to receive only scheduled Monthly Payments or Assumed Scheduled Payments until final liquidation, except that an earlier partial payment of principal may be required upon foreclosure, if the appraised value of the related Mortgaged Property is less than the actual principal balance of the Mortgage Loan, or upon a modification. See "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" herein.

    As described herein, some of the Mortgage Loans in Mortgage Loan Groups 2 and 4, and all of the Mortgage Loans in Mortgage Loan Groups 1 and 3, are adjustable rate Mortgage Loans which provide for periodic adjustments of the Mortgage Interest Rate and the Monthly Payment. It is believed that with respect to certain of such Mortgage Loans the interest component of the Monthly Payments may have been incorrectly calculated and may be lower or higher than it would be if it had been correctly calculated. The Seller has reviewed a limited number of the Mortgage Loans. To the extent the Seller determines that a Mortgage Loan has been the subject of interest overpayments, it will cause such errors to be corrected. Any such corrections would result in a reduction of the Scheduled Principal Balance of the affected Mortgage Loan and a principal payment on the Offered Certificates. To the extent any such amount is applied to reduction of the aggregate Certificate Principal Amount of the Class A Certificates, the weighted average lives of such Certificates may be reduced. The Trust Fund will not benefit to the extent of any such interest underpayment.

    In the case of certain of the Mortgage Loans, payments made by the related Borrowers have been held in suspense accounts and may not have been applied to reduce the principal balances of such Mortgage Loans. A reconciliation of the amounts held in such suspense accounts is expected to be completed within 60 days after the applicable Servicing Transfer Date (as defined herein). The portion of such amounts that are found to constitute payments or prepayments of principal of such Mortgage Loans will be passed through as a reduction of the Certificate Principal Amount of the Offered Certificates as soon as practicable following such reconciliation. To the extent any such amount is passed through in reduction of the aggregate Certificate Principal Amount of the Class A Certificates, the weighted average lives of such Certificates may be reduced.

    Any changes in weighted average life may adversely affect the yield to Certificateholders. Prepayments resulting in a shortening of weighted average lives of any of the Offered Certificates may be made at a time of low interest rates when a Holder may be unable to reinvest the resulting payments of principal on its Certificates at a rate comparable to the Pass-Through Rate payable on such Certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when a Holder may have been able to reinvest principal payments that would otherwise have been received by it at higher rates. In addition, because the Class A-2C, Class B, Class C, Class D, Class E and Class F Certificates are being offered at a discount, their effective yields will depend to a significant extent on the rate at which excess interest materializes and is applied to make distributions of principal in respect of the applicable Classes of Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation Among Classes." The yields on the Class A-2C, Class B, Class C, Class D, Class E and Class F Certificates may be adversely affected to the extent their weighted average lives are extended due to a reduction in such excess interest. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE LOANS" herein.

    14. Environmental Law Considerations. The Seller generally has not determined whether environmental assessments have been conducted with respect to the Mortgaged Properties, and it is likely that any environmental assessments which were conducted with respect to any of the Mortgaged Properties were conducted at the time of the origination of the related Mortgage Loans and not thereafter. However, the Seller will represent and warrant that, as of the Closing Date, no Mortgaged Property is affected by a Disqualifying Condition (as defined herein under "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties"). In the event that, following a default in payment that continues for 60 days, (i) the environmental assessment obtained by the Special Servicer prior to any foreclosure (as described in the following paragraph) indicates the presence of a Disqualifying Condition that arose prior to the Closing Date and
(ii) each of the Special Servicer and the Master Servicer certifies that it has acted in compliance with the servicing standard set forth in the Agreement and has not, by any action, created, caused or contributed to a Disqualifying
Condition, the Seller, at its option, will either cure such Disqualifying Condition or repurchase the affected Mortgage Loan for a price equal to the outstanding principal balance thereof plus accrued and unpaid interest to the date of repurchase, plus certain related expenses. The RTC, with respect to Mortgage Loans for which it is not acting in its corporate capacity as the Seller, will guarantee the Seller's obligation to cure or repurchase. However, the Seller in its capacity as such will not be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the Closing Date. See "DESCRIPTION OF THE MORTGAGE LOANS -Representations and Warranties" herein. In particular, it should be noted that the presence of lead-based paint in a multifamily structure that is part of a Mortgaged Property located in Los Angeles County, California, will not, by itself, constitute a Disqualifying Condition. Therefore, any costs incurred as a result of having to remove the lead-based paint in such structures, if required by applicable law, will be an expense of the Trust Fund and not the responsibility of the Seller. 340 Mortgage Loans, representing approximately 14.67% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, are secured by multifamily Mortgaged Properties located in Los Angeles County that were built before 1978, after which it is generally believed that lead-based paint was no longer used in such buildings. As described below, the Reserve Fund will be available to cover such costs for so long as funds are available in the Reserve Fund, but it is possible that such costs may ultimately be borne by Certificateholders. It is unclear, however, whether the cost of lead-based paint removal would have an adverse economic affect on a Borrower, or the Trust Fund, until such Borrower sought to refinance its Mortgage Loan and an environmental assessment revealed the presence of lead-based paint. Since the Master Servicer will undertake to extend the maturity date of each such Mortgage Loan that is a Balloon Mortgage Loan (as discussed in "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" herein), the possibility of losses resulting from the inability of the related Borrower to refinance such Balloon Mortgage Loan due to the presence of lead-based paint will be reduced.

    The Agreement provides that the Special Servicer shall, at the expense of the Trust Fund, obtain a phase I environmental assessment (and, where advisable, a phase II environmental assessment) with respect to any Mortgaged Property prior to acquiring title thereto or assuming its operation. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained (or any required remedial action is taken), reducing the likelihood that the Trust Fund will become liable for any Environmental Condition (as defined herein under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Risks") affecting a Mortgaged Property, but making it more difficult to foreclose. However, there can be no assurance that the requirements of the Agreement will in fact insulate the Trust Fund from liability for Environmental Conditions.

    Under the laws of certain states where the Mortgaged Properties are located, failure to perform the remediation of Environmental Conditions required or demanded by the state may give rise to a lien on a Mortgaged Property to ensure the reimbursement of remediation costs incurred by the state. Although the costs of remedial action could be substantial, the state of the law in certain of these jurisdictions presently is unclear as to whether and under what conditions such costs (or the requirements to otherwise undertake remedial actions) would be imposed on a secured lender such as the Trust Fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. The Reserve Fund will be available to cover shortfalls in amounts distributable to Certificateholders occasioned by the imposition of clean-up costs on the Trust Fund. Shortfalls occurring as the result of imposition of any such costs after the Reserve Fund is depleted will be borne first by Holders of Class F Certificates, second by Holders of Class E Certificates, third by Holders of Class D Certificates, fourth by Holders of Class C Certificates, fifth by the Holders of Class B Certificates and finally by Holders of Class A Certificates, pro rata. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Risks" herein.

    15. Geographic Concentration; Regional Considerations Affecting Mortgage Loans. 903 Mortgage Loans, 313 Mortgage Loans and 125 Mortgage Loans,
representing approximately 45.67%, 15.93% and 8.50%, respectively, of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the States of California (especially Southern California), Texas, and Florida. Improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. In addition, the economies of the States of California, Texas and Florida may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such states. Moreover, in recent periods, several regions of the United States (including California, Texas and Florida) have experienced significant downturns in the market value of real estate.

    367 Mortgage Loans having an aggregate Scheduled Principal Balance of approximately $202,368,520, representing approximately 17.78% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the area near Los Angeles, California that experienced a serious earthquake in January 1994 and a series of related aftershocks. The Seller has inspected the exterior of each such Mortgaged Property, and such inspection has not revealed any material damage to such Mortgaged Properties. The Seller will make a representation and warranty in the Agreement that, as of the Closing Date, each Mortgaged Property is free of material damage and in good repair or, if materially damaged, such Mortgaged Property is also covered by a rent interruption policy. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties" herein.

    23 Mortgage Loans having an aggregate Scheduled Principal Balance of approximately $13,382,720, representing approximately 1.18% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the State of Georgia, which experienced severe flooding during the summer of 1994. The Seller has inspected the exterior of each such Mortgaged Property. Such inspection has not revealed any material damage to such Mortgaged Properties. The representation and warranty of the Seller relating to the absence of material damage to each Mortgaged Property, referred to above, will be equally applicable to any Mortgaged Properties located in Georgia.

    For additional information regarding the geographic distribution of the Mortgage Pool, see Exhibits A through E to this Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates are to be issued pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of the Cut-Off Date, among the Seller, the Master Servicer, the Special Servicer and the Trustee. The Trustee will provide to Certificateholders without charge, and to non-Certificateholders for a reasonable charge, on written or oral request, a copy of the Agreement, as well as the Collateral Security Agreement (the "Collateral Security Agreement") pursuant to which the Reserve Fund is held. Requests should be made either by writing to State Street Bank and Trust Company, Two International Place, 5th Floor, Boston, MA 02110, Attention: Corporate Trust Department, or by calling
(617) 786-3000.

    The following summaries describing certain provisions of the Certificates, the Agreement and the Collateral Security Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement and the Collateral Security Agreement, as the case may be. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Agreement or the Collateral Security Agreement, as the case may be.

General

    The Certificates will consist of twelve classes, the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class R Certificates. All Classes of Certificates other than the Class R Certificates are collectively referred to herein as "Offered Certificates." The Class R Certificates will initially be retained by the Seller (acting only in its capacity as conservator or receiver and not in its corporate capacity), although the Seller subsequently may sell the Class R Certificates in a separate offering. The Class A-2A, Class A-2B and Class A-2C Certificates are collectively referred to herein as "Multifamily Fixed Rate Certificates," the Class A-4, Class B, Class C, Class D, Class E and Class F Certificates are collectively referred to herein as "Commercial Fixed Rate Certificates" and the Multifamily Fixed Rate Certificates and the Commercial Fixed Rate Certificates are collectively referred to herein as "Fixed Rate Certificates." The Class A-1 and the Class A-3 Certificates are collectively referred to herein as "Floating Rate Certificates." The Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates are collectively referred to herein as "Multifamily Certificates." The Certificates will represent beneficial ownership interests in the Trust Fund consisting of, among other things, the Mortgage Loans and related insurance policies, and the right to draw on the Reserve Fund for the purposes and to the extent described herein; however, the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates do not represent beneficial ownership interests in any Mortgage Loans other than Eligible Multifamily Mortgage Loans. For federal income tax purposes, the Offered Certificates will represent beneficial ownership interests in the respective Classes of Regular Interests, and the Floating Rate Certificates will be entitled to receive certain payments from the Reserve Fund (limited to amounts therein) in respect of Basis Risk as described herein.

    Distributions of interest and in reduction of Certificate Principal Amount to Holders of each Class of Offered Certificates will be made monthly, to the extent of such Class's entitlement thereto as described herein under "-- Distributions," on the 25th day of each month or, if such day is not a Business Day (as defined below), on the succeeding Business Day (each, a "Distribution Date"), commencing in October 1994. The Class B, Class C, Class D, Class E, Class F and Class R Certificates are subordinated to the Class A Certificates to the extent described herein; the Class C, Class D, Class E, Class F and Class R Certificates are subordinated to the Class A and Class B Certificates to the extent described herein; the Class D, Class E, Class F and Class R Certificates are subordinate to the Class A, Class B and Class C Certificates to the extent described herein; the Class E, Class F and Class R Certificates are subordinate to the Class A, Class B, Class C and Class D Certificates to the extent described herein; the Class F and Class R Certificates are subordinate to the Class A, Class B, Class C, Class D and Class E Certificates to the extent described herein; and the Class R Certificates are subordinated to the Offered Certificates as described herein.

    A "Business Day" is a day other than Saturday, Sunday or a day on which banking or savings and loan institutions in the Commonwealth of Massachusetts or the City of New York (or in the case of any Master Servicer Remittance Date, the State of Missouri or the City of New York) are authorized or obligated by law, executive order or government decree to be closed.

Delivery, Form and Denomination

Class A, Class B, Class C and Class D Certificates

    No Person acquiring a Class A, Class B, Class C or Class D Certificate (each such person, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate. Instead, such Certificates (the "Depository Certificates") will be registered in the name of a nominee of The Depository Trust Company (together with any successor depository selected by the Seller, the "Depository"), and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein, in minimum denominations of $1,000 initial Certificate Principal Amount and in integral multiples thereof. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Depository Certificates.

    Each beneficial owner's ownership of a Depository Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Depository Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Depository Certificate. Beneficial ownership of a Depository Certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants.

    The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the Depository Certificates, whether held for its own account or as a nominee for another Person. In general, beneficial ownership of Depository Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

    The Depository, or its nominee as record holder of the Depository Certificates, will be recognized by the Seller and the Trustee as the owner of the Depository Certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

    Distributions of principal and of interest on the Depository Certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding Depository Certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Depository Certificates that it represents.

    The information herein concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

Class E and Class F Certificates

    The  Class  E and  Class  F  Certificates  will  be  issued  only  in  fully
registered,   certificated  form  in  denominations  of  $250,000  and  integral multiples of $1,000 in excess thereof.



Distributions

Generally

    As more fully described below, distributions of principal and interest on the Offered Certificates will be made on each Distribution Date in an aggregate amount, to the extent funds are available therefor from payments on the Mortgage Loans (net of certain reimbursements to the Reserve Fund) and draws on the Reserve Fund, equal to the sum of the Optimal Available Funds for the Mortgage Loan Groups, net of certain reimbursements to the Reserve Fund, plus the Basis Risk Reserve Fund Draw Amount and certain past due amounts together with interest thereon as described herein. Such amount will be allocated among different Classes of such Certificates as described below under "-- Allocation Among Classes." Such distributions will be made on each Distribution Date in accordance with the Agreement to each Certificateholder of record on the related Record Date. For each Distribution Date, the "Record Date" is the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs, in the case of the Fixed Rate Certificates, and the 15th day of the calendar month in which such Distribution Date occurs (or, if such 15th day is not a Business Day, the preceding Business Day), in the case of the Floating Rate Certificates.

    On each Distribution Date, the Trustee will determine the Optimal Available Funds for each Mortgage Loan Group and will also determine the funds received with respect to each Mortgage Loan Group then in the Collection Account and available for distribution (the "Group Available Funds" for such Mortgage Loan Group). The Group Available Funds for any Mortgage Loan Group may be less than receipts on the Mortgage Loans (excluding Amounts Held for Future Distribution (as defined below)) as the result of, among other things, payment of certain servicing fees and expenses therefrom and reimbursements to the Reserve Fund made therefrom for advances of delinquent Mortgage Loan payments, Senior Lien Advances and for payments received on a Discounted Mortgage Loan after its Scheduled Principal Balance has been reduced to zero as described herein.

    To the extent the aggregate Group Available Funds of the four Mortgage Loan Groups are insufficient to make a distribution in full of the aggregate Optimal Available Funds of the four Mortgage Loan Groups, the Trustee will cause the Master Servicer to draw on the Collection Account up to the amount of any additional funds held in such account as of the Distribution Date for distribution on a future Distribution Date ("Amounts Held for Future Distribution") (limited, in the case of Mortgage Loan Groups 1 and 2, to the Amounts Held for Future Distribution received on Eligible Multifamily Mortgage Loans), and the Trustee will draw on the Reserve Fund in respect of delinquencies and defaults on such Mortgage Loans in the amount described herein (the "Credit Reserve Fund Draw Amount"), which amounts will be allocated among the Mortgage Loan Groups as described herein. In addition, certain shortfalls due to Basis Risk may be covered by Basis Risk Reserve Fund Draw Amounts as described under "-- Basis Risk" herein. The Group Available Funds for each Mortgage Loan Group, together with any Amounts Held for Future Distribution, Credit Reserve Fund Draw Amounts and Basis Risk Reserve Fund Draw Amounts allocated to such Mortgage Loan Group, represent the full amount available for distribution on a given Distribution Date with respect to such Mortgage Loan Group (the "Available Distribution Amount" for such Mortgage Loan Group).

    The "Optimal Available Funds" for each Mortgage Loan Group for any Distribution Date will equal the sum of (i) the Optimal Mortgage Loan Interest for such Mortgage Loan Group and (ii) the Optimal Mortgage Loan Principal for such Mortgage Loan Group.

    The "Optimal Mortgage Loan Interest" for each Mortgage Loan Group on any Distribution Date will equal (x) the aggregate, for all Mortgage Loans in such Mortgage Loan Group, of interest then distributable with respect to each such Mortgage Loan, in each case equal to interest accrued at the Mortgage Interest Rate of such Mortgage Loan, net of the applicable Servicing Fee Rate (the "Net Mortgage Interest Rate") (or, with respect to a Discounted Mortgage Loan, the applicable Assumed Net Mortgage Interest Rate (as defined herein)) from the Due Date for such Mortgage Loan in the second preceding Due Period to the Due Date in the Due Period immediately preceding such Distribution Date on the Scheduled Principal Balance thereof as of the second preceding Determination Date (as defined herein), less any Prepayment Interest Shortfall (as defined herein) allocable thereto or plus any Excess Prepayment Interest (as defined herein) allocable thereto, as the case may be, less (y) any Deferred Interest with respect to such Mortgage Loan Group.

    The "Optimal Mortgage Loan Principal" for each Mortgage Loan Group on any Distribution Date will equal the sum, for all Mortgage Loans in such Mortgage Loan Group, of:

        (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) which become due during the related Due Period on the related Mortgage Loans (other than Simple Interest Loans and Discounted Mortgage Loans),

        (ii) the principal component of all Assumed Scheduled Payments deemed to become due during the related Due Period with respect to any related Balloon Mortgage Loan (other than a Discounted Mortgage Loan) that is delinquent in respect of its Balloon Payment, including any Matured Performing Mortgage Loan,

        (iii) the Scheduled Principal Balance of each related Mortgage Loan as of the Determination Date in the month preceding the month in which such Distribution Date occurs which either was repurchased, was sold or became a liquidated Mortgage Loan during the related Prepayment Period (as defined herein),

        (iv) to the extent not included in the preceding clause (ii), the principal component of all Balloon Payments on any related Mortgage Loan, up to the Scheduled Principal Balance thereof, received during the related Prepayment Period,

        (v) the portion of each payment on any Simple Interest Loan (other than a Discounted Mortgage Loan which is a Simple Interest Loan) attributable to principal received during the related Prepayment Period,

        (vi) to the extent not included in the preceding clause (iii), all other full or partial prepayments of principal or other recoveries allocable to principal (including the principal portion of any payments made by the Seller or the RTC as the result of breaches of representations or warranties of the Seller with respect to the Mortgage Loans) in excess of the principal portion of any related Monthly Payment ("Principal Prepayments"), of any related Mortgage Loan (other than a Simple Interest Loan) up to the Scheduled Principal Balance thereof, received in the related Prepayment Period,

        (vii) the portion of any scheduled Monthly Payment or Assumed Scheduled Payment, net of any applicable Workout Fee, which becomes due or is deemed to become due during the related Due Period on any related Discounted Mortgage Loan which is in excess of the sum of (i) one month of interest at the Assumed Net Mortgage Interest Rate on the Scheduled Principal Balance thereof and (ii) the servicing fee for such month at the Servicing Fee Rate on the actual principal balance thereof, but not in excess of the Scheduled Principal Balance thereof,

        (viii) the excess, if any, of (x) the Scheduled Principal Balance of any related Discounted Mortgage Loan on the related Determination Date, after taking into account amounts included in the preceding clause (vii), over (y) the actual principal balance of such Discounted Mortgage Loan, and

        (ix) the amount of any Deficient Valuation occurring in the related Prepayment Period, and the amount of certain payments required in connection with modifications of, and Debt Service Reductions with respect to, Mortgage Loans and foreclosure or other acquisitions of Mortgaged Properties as described under "-- Reserve Fund" and "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" herein.

    For each Distribution Date, the "Due Period" is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on (and including) the first day of the month in which such Distribution Date occurs. In the case of the first Distribution Date, the Due Period will be September 2, 1994 through October 1, 1994. For each Distribution Date, the "Prepayment Period" is the period commencing immediately following the second preceding Determination Date (or on the Cut-Off Date, in the case of the first Distribution Date) and ending on the Determination Date in the month in which such Distribution Date occurs. In the case of the first Distribution Date, the Prepayment Period will be September 1, 1994 through October 11, 1994. As to each Mortgage Loan and any Distribution Date, the due date (the "Due Date") is the day of the month in the related Due Period on which a Monthly Payment or Balloon Payment is due (or, in the case of a Non-Monthly Payment Loan (as defined below), deemed to be due) (without giving effect to any grace period), except that with respect to Mortgage Loans which by their terms accrue interest in advance rather than in arrears, the Due Date for the interest portion of each Monthly Payment will be deemed to be the date one month after the date such payment is actually due. Subsequent to the month in which the last Servicing Transfer Date occurs, the determination date (the "Determination Date") is the 15th day (or if such date is not a Business Day, the preceding Business Day) of the month in which the related Distribution Date occurs, and up to and including the month in which the last Servicing Transfer Date occurs, the Determination Date is the third Business Day preceding the 15th day of the month (or, if such 15th day is not a Business Day, the preceding Business Day). With respect to any Mortgage Loan and any Due Period, the "Monthly Payment" is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, on such Mortgage Loan which is payable by a Borrower in such Due Period under the related Note or, in the case of an REO Mortgage Loan, which would otherwise have been payable under the Note relating to such REO Mortgage Loan, determined in accordance with the Agreement, except that (x) with respect to any Mortgage Loan which by its terms pays interest in advance of its accrual rather than in arrears, the Monthly Payment is the scheduled monthly payment of principal, excluding any Balloon Payment, due in such Due Period and the scheduled monthly payment of interest due in the preceding Due Period, and (y) with respect to any Mortgage Loan as to which the related Borrower is not required to make payments monthly under the terms of the related Note (a "Non-Monthly Payment Loan"), the Monthly Payment in any month is interest accrued thereon from the Due Date in the preceding Due Period to the Due Date in such current Due Period and principal (other than a Balloon Payment) due in such current Due Period. With respect to a Non-Monthly Payment Loan, the Monthly Payment in respect of such loan is deemed to be due the same day of each Due Period as the day in the month in which payments in respect of such loan are actually due.

    As referred to herein, the "Scheduled Principal Balance" of a Mortgage Loan (other than a Discounted Mortgage Loan) with respect to any Determination Date is equal to the principal balance of such Mortgage Loan as of the Due Date of such Mortgage Loan occurring in the Due Period relating to such Determination Date, after giving effect to (a) any principal prepayments or other unscheduled recoveries of principal, any Balloon Payments and, as to Simple Interest Loans, any payments attributable to principal received on or prior to such Determination Date, (b) the Deferred Interest, if any, added to the principal balance of such Mortgage Loan on or before such Due Date, (c) except in the case of any Simple Interest Loan, any payment in respect of principal, if any, due on or before such Due Date (other than a Balloon Payment, but including the principal portion of any Assumed Scheduled Payment, if applicable), irrespective of any delinquency in payment by the Borrower, and (d) any adjustment resulting from a Deficient Valuation or in connection with a Debt Service Reduction resulting from any bankruptcy or similar proceeding. With respect to any Discounted Mortgage Loan, the "Scheduled Principal Balance" thereof shall be determined as described herein under "-- Reserve Fund -- Credit Draws." As indicated above, the Scheduled Principal Balance of a Mortgage Loan that is delinquent as to its Balloon Payment and that has not yet been the subject of a modification as a consequence thereof will be calculated with reference to the Assumed Scheduled Payments in respect of such Mortgage Loan. As referred to herein, "Assumed Scheduled Payment" means, with respect to any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan for which the related Note had provided for a Balloon Payment, any Matured Performing Mortgage Loan and any Discounted Mortgage Loan that provides for a Balloon Payment), an amount deemed to be due for such Balloon Mortgage Loan on each Distribution Date after the related Due Date and before the Distribution Date with respect to which such Mortgage Loan was modified (or further modified) by the Special Servicer pursuant to the Agreement, which will generally be equal to the Monthly Payment that would otherwise have been due thereon during the related Due Period had such Balloon Payment not become due, determined as provided in the Agreement.

    The Scheduled Principal Balance of any REO Mortgage Loan will be determined in the manner described above as if the related Note had remained outstanding. Net proceeds received in respect of any REO Property in excess of the scheduled Monthly Payments or Assumed Scheduled Payments that are assumed to remain in effect will be treated as prepayments of the Scheduled Principal Balance of the related REO Mortgage Loan.

    In the event that a Mortgage Loan is prepaid in full, the principal portion of any Monthly Payment received during the Prepayment Period in which such prepayment is received but after the Due Period which ended during such Prepayment Period shall be treated as part of such principal prepayment.

Interest

    Interest will accrue on each Class of Offered Certificates at the applicable rate (the "Pass-Through Rate") set forth below. The interest distributable on the Classes of Fixed Rate Certificates on each Distribution Date will be the interest accrued at the applicable Pass-Through Rate for each such Class on its Certificate Principal Amount during each one-month period beginning on the first day of the month preceding the month in which each Distribution Date occurs, commencing September 1, 1994, less any Deferred Interest allocable thereto. The interest distributable on the Classes of Floating Rate Certificates on each Distribution Date will be the interest accrued at the applicable Pass-Through Rate for each such Class on its Certificate Principal Amount during each one-month period commencing on the 25th day of each month preceding such Distribution Date and ending on the 24th day of the month in which the Distribution Date occurs, less any Deferred Interest allocable thereto. The monthly periods during which interest accrues on any Class of Offered Certificates are each referred to herein as an "Interest Accrual Period" for such Class.

    The "Certificate Principal Amount" of any Class of Offered Certificates with respect to any Distribution Date is the Certificate Principal Amount of such Class as of the Cut-Off Date plus all Deferred Interest allocated to such Class on the current and all previous Distribution Dates (as described herein under "-- Allocation of Deferred Interest"), less all amounts previously distributed to such Class in reduction of the Certificate Principal Amount thereof as described below.

    The amount of interest distributable with respect to any Class of Offered Certificates during an Interest Accrual Period will be reduced by the amount of any Deferred Interest allocated to such Class on the Distribution Date immediately following such Interest Accrual Period as described herein under "-- Allocation of Deferred Interest."

    Interest that accrues on each Class of Offered Certificates will be calculated on the assumption that distributions on a Distribution Date in reduction of Certificate Principal Amount thereof were made, and increases in Certificate Principal Amount in connection with Deferred Interest allocated thereto were added, at the end of the preceding Interest Accrual Period rather than on the Distribution Date when actually made or added. Interest on each Class of Offered Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    The amount of interest accrued on any Class of Offered Certificates during an Interest Accrual Period ("Accrued Certificate Interest"), net of any Deferred Interest allocated thereto, is referred to herein as the "Class Interest Distribution Amount" with respect to such Interest Accrual Period. Such amount will be distributed to the Holders of such Class, to the extent the Available Distribution Amounts are sufficient therefor after application in accordance with the priorities set forth herein under "-Allocation Among Classes," on the Distribution Date immediately following such Interest Accrual Period.

    During the initial Interest Accrual Period for the Class A-1 Certificates, the Pass-Through Rate for the Class A-1 Certificates will be 5.5125% per annum. During each subsequent Interest Accrual Period for the Class A-1 Certificates, the Pass-Through Rate for the Class A-1 Certificates will be a per annum rate equal to the lesser of (a) LIBOR as of the LIBOR Determination Date (as defined herein) preceding such Interest Accrual Period plus 0.45%, and (b) 13.00% (the "Class A-1 Pass-Through Rate").

    During each Interest Accrual Period for the Class A-2A Certificates, the Pass-Through Rate for the Class A-2A Certificates will be a per annum rate equal to 6.80% (the "Class A-2A Pass-Through Rate").

    During each Interest Accrual Period for the Class A-2B Certificates, the Pass-Through Rate for the Class A-2B Certificates will be a per annum rate equal to 7.45% (the "Class A-2B Pass-Through Rate").

    During each Interest Accrual Period for the Class A-2C Certificates, the Pass-Through Rate for the Class A-2C Certificates will be a per annum rate equal to 7.45% (the "Class A-2C Pass-Through Rate").

    During the initial Interest Accrual Period for the Class A-3 Certificates, the Pass-Through Rate for the Class A-3 Certificates will be 5.6125% per annum. During each subsequent Interest Accrual Period for the Class A-3 Certificates, the Pass-Through Rate for the Class A-3 Certificates will be a per annum rate equal to the lesser of (a) LIBOR as of the LIBOR Determination Date preceding such Interest Accrual Period plus 0.55%, and (b) 13.00% (the "Class A-3 Pass-Through Rate").

     During each Interest Accrual Period for the Class A-4 Certificates, the Pass-Through Rate for the Class A-4 Certificates will be a per annum rate equal to 7.25% (the "Class A-4 Pass-Through Rate").

    During each Interest Accrual Period for the Class B Certificates, the Pass-Through Rate for the Class B Certificates will be a per annum rate equal to 8.00% (the "Class B Pass-Through Rate").

    During each Interest Accrual Period for the Class C Certificates, the Pass-Through Rate for the Class C Certificates will be a per annum rate equal to 8.00% (the "Class C Pass-Through Rate").

    During each Interest Accrual Period for the Class D Certificates, the Pass-Through Rate for the Class D Certificates will be a per annum rate equal to 8.00% (the "Class D Pass-Through Rate").

    During each Interest Accrual Period for the Class E Certificates, the Pass-Through Rate for the Class E Certificates will be a per annum rate equal to 8.00% (the "Class E Pass-Through Rate").

    During each Interest Accrual Period for the Class F Certificates, the Pass-Through Rate for the Class F Certificates will be a per annum rate equal to 8.00% (the "Class F Pass-Through Rate").

Allocation of Deferred Interest

    The aggregate amount of interest required to be paid to the Holders of Certificates on any Distribution Date will be decreased by the aggregate amount of negative amortization added to the principal balances of the Mortgage Loans (or in the case of Discounted Mortgage Loans, added to the Scheduled Principal Balances thereof) in the related Due Period to the extent that the Accrued Certificate Interest on such Distribution Date for all Classes of Certificates exceeds the aggregate Optimal Mortgage Loan Interest for all Mortgage Loan Groups for such Distribution Date, and the amount thereof will be added to the Certificate Principal Amounts of the Certificates in the priority described below, in each case up to the amount of interest accrued on the applicable Class of Certificates during the related Interest Accrual Period. The amount of negative amortization on the Mortgage Loans added to the Certificate Principal Amounts of the Certificates will be allocated sequentially to the Class F, Class E, Class D, Class C, Class B and Class A Certificates, and further allocated among the Class A Certificates first to the Class A-2A, Class A-2B and Class A-2C Certificates and Class A-4 Certificates, pro rata on the basis of the aggregate amount of negative amortization added to the principal balances of the Mortgage Loans in Mortgage Loan Groups 1 and 2, on the one hand, and Mortgage Loan Groups 3 and 4, on the other hand, and second, any remaining amount to the Class A-1 and Class A-3 Certificates on the same pro rata basis.

    With respect to each Discounted Mortgage Loan, the Deferred Interest allocated thereto will equal the increase in the Scheduled Principal Balance of such Mortgage Loan rather than the increase in its actual principal balance, and will be equal to the excess of (a) interest accrued on the Scheduled Principal Balance thereof during the interest accrual period ending on the preceding Due Date thereof at the Assumed Net Mortgage Interest Rate over (b) the amount of the Monthly Payment or Assumed Scheduled Payment due on such Due Date, net of any applicable servicing fees, including without limitation the Special Servicer's Workout Fee.

Basis Risk

    Initially, the Certificate Principal Amounts of the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates will be equal to approximately 65% of the aggregate Scheduled Principal Balance of the Group 1 and Group 2 Mortgage Loans. The Certificate Principal Amounts of the Class A-3 Certificates will be approximately equal to 100% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans plus 35% of the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans, and the Certificate Principal Amount of the Commercial Fixed Rate Certificates will be approximately equal to 100% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans plus 35% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans. Accordingly, the Certificate Principal Amounts of the Fixed Rate Certificates will approximately equal the aggregate Scheduled Principal Balance of the Group 2 and Group 4 Mortgage Loans (which bear interest at fixed rates or adjustable rates subject to specified floors), and the Certificate Principal Amounts of the Floating Rate Certificates will equal approximately the aggregate Scheduled Principal Balance of the Group 1 and Group 3 Mortgage Loans (which bear interest at variable rates based on a variety of Indexes). Such correspondence is expected to vary over time, however, because, among other things, (a) at a time when the Certificate Principal Amount of the Class A-1 Certificates has been reduced to zero, the Optimal Mortgage Loan Principal of the Group 1 Mortgage Loans will first be applied to distribution of principal on the Class A-2A,
Class A-2B and Class A-2C Certificates rather than to the Class A-3 Certificates, (b) at a time when the Certificate Principal Amounts of the Class A-2A, Class A-2B and Class A-2C Certificates have been reduced to zero, the Optimal Mortgage Loan Principal of the Group 2 Mortgage Loans will first be applied to distribution of principal on the Class A-1 Certificates rather than to the Class A-4 Certificates, (c) at a time when the Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero, the Optimal Mortgage Loan Principal of the Group 3 Mortgage Loans will be applied to distribution of principal on the Class A-4 Certificates rather than to the Class A-1 Certificates, (d) at a time when the Certificate Principal Amount of the Class A-4 Certificates has been reduced to zero, the Optimal Mortgage Loan Principal of the Group 4 Mortgage Loans will first be applied to the Class A-3 Certificates rather than to the remaining Commercial Fixed Rate Certificates,
(e) excess interest, which may come from adjustable rate Mortgage Loans, may be used to retire the Fixed Rate Certificates and (f) if the Reserve Fund is reduced to the Liquidity Amount and losses are incurred on the Mortgage Loans which are not covered from the Reserve Fund, such losses may effectively be borne by Classes of Certificates not having comparable types of interest rates to those of the Mortgage Loans on which the losses were incurred.

    The Pass-Through Rates of the Class A-1 and Class A-3 Certificates are based upon the value of LIBOR, which may be different from the value of the Indexes upon which the Mortgage Interest Rates of the Group 1 and Group 3 Mortgage Loans are based (either as a result of the use of a different index, rate determination date, rate adjustment date or rate cap or floor). Consequently, the interest that becomes due on such Mortgage Loans (net of the servicing fees) during any Due Period may not equal the amount of interest that would accrue at LIBOR plus the applicable margin on the Class A-1 or Class A-3 Certificates, subject to the cap thereon, during the related Interest Accrual Period. In particular, the Pass-Through Rates of the Class A-1 and Class A-3 Certificates adjust monthly, while the interest rates of the Mortgage Loans in many cases adjust less frequently (generally at six-month, twelve-month, three-year or five-year intervals), such that the Net Mortgage Interest Rates of such Mortgage Loans may be lower than such Pass-Through Rates for extended periods in a rising interest rate environment. In addition, because interest accruing on the Offered Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, while the Mortgage Loans may accrue interest on another basis (such as the actual number of days in the related interest accrual period), the interest that becomes due on the Mortgage Loans (net of servicing fees) on Due Dates therefor occurring in any Due Period may be less than the amount of interest that accrues on a corresponding Certificate Principal Amount of the Offered Certificates during the related Interest Accrual Period. In addition, with respect to the Class A-1 and Class A-3 Certificates, LIBOR and the Indexes applicable to the Mortgage Loans included in Mortgage Loan Groups 1 and 3 may respond to different economic and market factors, and there is no necessary correspondence between them. Thus, it is possible, for example, that LIBOR may rise during periods in which one or more of the Indexes are stable or are falling or that, even if both LIBOR and the Indexes rise during the same period, LIBOR may rise much more rapidly than the Indexes. Furthermore, certain Group 2 Mortgage Loans bear fixed Mortgage Interest Rates that may be lower than the weighted average of the Pass-Through Rates of the Multifamily Fixed Rate Certificates. Similarly, certain Group 4 Mortgage Loans bear fixed Mortgage Interest Rates that may be lower than the weighted average of the Pass-Through Rates of the Commercial Fixed Rate Certificates. Finally, one of the adjustable rate Mortgage Loans, with a principal balance as of the Cut-Off Date of approximately $4,899,660, representing approximately 1.84% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Mortgage Loan Group 3, is convertible to a fixed Mortgage Interest Rate, which rate (net of servicing fees) may be lower at any time than the Pass-Through Rate of the Class A-3 Certificates.

    Any shortfall in accrued interest at the Net Mortgage Interest Rates on the Mortgage Loans (after giving effect to any Excess Prepayment Interest or
Prepayment Interest Shortfall as described below) in relation to accrued interest at the respective Pass-Through Rates on the Offered Certificates is referred to herein as a "Basis Risk Shortfall." A Basis Risk Shortfall may not exist in some cases even though the Pass-Through Rate on one or more Classes of Offered Certificates exceeds the Weighted Average Net Mortgage Interest Rate (as defined below) of the Mortgage Loans in the related Mortgage Loan Group because, among other things, (i) other Classes of Offered Certificates may bear interest at a Pass-Through Rate which is less than the Weighted Average Net Mortgage Interest Rate of the Mortgage Loans in the related Mortgage Loan Group or (ii) interest may be accruing on an aggregate principal balance of Mortgage Loans which is greater than the aggregate Certificate Principal Amount of the Offered Certificates. In addition, the Reserve Fund will be available to cover any remaining Basis Risk Shortfall, except in certain cases to the extent the balance in the Reserve Fund has been reduced to the Liquidity Amount. See "-- Reserve Fund."

    If a Borrower prepays a Mortgage Loan in whole or in part, makes a Balloon Payment or makes any payment of principal on a Simple Interest Loan during a Prepayment Period and the date on which such payment is made (or, with respect to a Balloon Payment, the date through which interest thereon accrues) is prior to the Due Date for such Mortgage Loan in the related Due Period, the amount of interest (net of servicing fees) which accrues on the amount of such principal payment will be less than the corresponding amount of interest accruing on the Offered Certificates. If such a principal payment occurs during a Prepayment Period but after the Due Date for such Mortgage Loan in the related Due Period (or, with respect to a Balloon Payment, the date through which interest thereon accrues), the amount of interest (net of servicing fees) which accrues on the amount of such principal payment will exceed the corresponding amount of interest accruing on the Offered Certificates. To the extent that such excesses for all Mortgage Loans exceed such shortfalls for all Mortgage Loans as of any Determination Date, such net amount ("Excess Prepayment Interest") will be applied as described below under "-- Allocation Among Classes." To the extent that such shortfalls for all Mortgage Loans exceed such excesses for such Mortgage Loans as of any Determination Date, such net shortfall (a "Prepayment Interest Shortfall") will reduce funds available from Mortgage Loan payments for distribution to Certificateholders. As described in the preceding paragraph and under "-- Reserve Fund," excess cash flow, if any, from Mortgage Loans and amounts in the Reserve Fund will be available to cover such shortfalls.

    The Regular Interests corresponding to each Class of the Offered Certificates bear interest at a rate (each, a "REMIC Pass-Through Rate") equal to the Pass-Through Rate for the related Class of Offered Certificates if no Basis Risk Shortfall exists, and otherwise bear interest at a REMIC Pass-Through Rate equal, in the case of the Fixed Rate Certificates, to the Pass-Through Rate of the related Class of Offered Certificates and, in the case of the Floating Rate Certificates, to the product of (a) the Pass-Through Rate for the related Class of Offered Certificates and (b) a ratio, the numerator of which is the interest accrued at the Net Mortgage Interest Rate on all Mortgage Loans with respect to such Distribution Date, less interest accrued during the preceding Interest Accrual Period on the Fixed Rate Certificates, and the denominator of which is interest accrued at the Pass-Through Rate on all of the Offered
Certificates other than the Fixed Rate Certificates during the preceding Interest Accrual Period. If the Trustee determines on any Determination Date that a Basis Risk Shortfall exists or that there are Uncovered Basis Risk Shortfalls (i.e., Basis Risk Shortfalls from prior periods not covered by Reserve Fund draws, as described below), the Trustee will determine the sum of
(x) the interest due on the Floating Rate Certificates in excess of interest due on the corresponding Regular Interests and (y) the Uncovered Basis Risk Shortfalls for such Floating Rate Certificates and interest thereon (such sum, the "Total Basis Risk Amount"). On the related Distribution Date, the Trustee will draw on the Reserve Fund in an amount (the "Basis Risk Reserve Fund Draw Amount") specified under "-- Reserve Fund," up to the amount of the Total Basis Risk Amount. The Basis Risk Reserve Fund Draw Amount will be applied to the Class A-1 and Class A-3 Certificates (pro rata among such Classes, except that distributions to the Class A-1 Certificates may be limited as provided under "-- Reserve Fund -- Liquidity Amount"), in each case (x) first, in an amount equal to the difference between interest at the Pass-Through Rate thereon and interest at the REMIC Pass-Through Rate on the related Class of Regular Interests (the "REMIC Rate Shortfall" for such Class) and (y) second, in the amount of any Uncovered Basis Risk Shortfall from prior Distribution Dates plus interest thereon at the applicable Pass-Through Rate, compounded monthly. Any remaining Basis Risk Shortfall (an "Uncovered Basis Risk Shortfall") for any such Class will be deducted from interest currently distributable to such Class, but will be added to amounts to which Holders of Certificates of such Class are entitled on future Distribution Dates, together with interest thereon at the applicable Pass-Through Rate compounded monthly, but only from Basis Risk Reserve Fund Draw Amounts on such future Distribution Dates.

    As of the Cut-Off Date, the difference between the weighted average of the Net Mortgage Interest Rates, weighted on the basis of the actual principal balances of the Mortgage Loans on which interest accrues (the "Weighted Average Net Mortgage Interest Rate"), of the Mortgage Loans in Mortgage Loan Group 1 and the Pass-Through Rate of the Class A-1 Certificates (such difference from time to time, the "Group 1 Interest Rate Spread") was approximately 1.742% per annum, and the difference between (x) the weighted average of the Net Mortgage Interest Rates which would be applicable on each Mortgage Loan in Mortgage Loan Group 1 if it adjusted immediately to its Index plus its Margin, subject only to its Maximum Rate or Floor Interest Rate, and (y) the Pass-Through Rate of the Class A-1 Certificates (the "Group 1 Fully Indexed Interest Rate Spread") was approximately 1.689% per annum. However, there can be no assurance that such positive Group 1 Interest Rate Spread or Group 1 Fully Indexed Interest Rate Spread will not decline to zero or become negative. As of the Cut-Off Date, the difference between the Weighted Average Net Mortgage Interest Rate of the Mortgage Loans in Mortgage Loan Group 2 and the weighted average Pass-Through Rates of the Multifamily Fixed Rate Certificates (such difference from time to time, the "Group 2 Interest Rate Spread") was approximately 1.397% per annum, and the difference between (x) the weighted average of the Net Mortgage Interest Rates which would be applicable on each Mortgage Loan in Mortgage Loan Group 2 if each adjustable rate Group 2 Mortgage Loan adjusted immediately to its Index plus its Margin, subject only to its Maximum Rate or Floor Interest Rate, and
(y) the weighted average Pass-Through Rates of the Multifamily Fixed Rate Certificates (the "Group 2 Fully Indexed Interest Rate Spread") was approximately 1.351% per annum. However, there can be no assurance that such positive Group 2 Interest Rate Spread or Group 2 Fully Indexed Interest Rate Spread will not decline to zero or become negative. As of the Cut-Off Date, the difference between the Weighted Average Net Mortgage Interest Rate of (a) 100% of the Mortgage Loans in Mortgage Loan Group 3 and (b) 35% of the Mortgage Loans in Mortgage Loan Group 1 (assuming that the Weighted Average Net Mortgage Interest Rate of such portion of Group 1 Mortgage Loans is equal to the Weighted Average Net Mortgage Interest Rate of all of the Mortgage Loans in Mortgage Loan Group 1), and the Pass-Through Rate of the Class A-3 Certificates (such difference from time to time, the "Group 3 Interest Rate Spread") was approximately 1.708% per annum, and the difference between (x) the weighted average of the Net Mortgage Interest Rates which would be applicable on each Mortgage Loan in Mortgage Loan Group 3 and on the portion of Mortgage Loan Group 1 described in (b) above if it adjusted immediately to its Index plus its Margin, subject only to its Maximum Rate or Floor Interest Rate, and (y) the Pass-Through Rate of the Class A-3 Certificates (the "Group 3 Fully Indexed Interest Rate Spread") was approximately 1.913% per annum. However, there can be no assurance that such positive Group 3 Interest Rate Spread or Group 3 Fully Indexed Interest Rate Spread will not decline to zero or become negative. As of the Cut-Off Date, the difference between the Weighted Average Net Mortgage Interest Rate of (a) 100% of the Mortgage Loans in Mortgage Loan Group 4 and (b) 35% of the Mortgage Loans in Mortgage Loan Group 2 (assuming that the Weighted Average Net Mortgage Interest Rate of such portion of Group 2 Mortgage Loans is equal to the Weighted Average Net Mortgage Interest Rate of all of the Mortgage Loans in Mortgage Loan Group 2), and the weighted average Pass-Through Rates of the Commercial Fixed Rate Certificates (such difference from time to time, the "Group 4 Interest Rate Spread") was approximately 0.923% per annum, and the difference between (x) the weighted average of the Net Mortgage Interest Rates which would be applicable on each Mortgage Loan in Mortgage Loan Group 4 and on the portion of Mortgage Loan Group 2 described in (b) above if each adjustable rate Group 2 and Group 4 Mortgage Loan adjusted immediately to its Index plus its Margin, subject only to its Maximum Rate (as defined herein) or Floor Interest Rate, and (y) the weighted average Pass-Through Rates of the Commercial Fixed Rate Certificates (the "Group 4 Fully Indexed Interest Rate Spread") was approximately 0.911% per annum. However, there can be no assurance that such positive Group 4 Interest Rate Spread or Group 4 Fully Indexed Interest Rate Spread will not decline to zero or become negative.

    Interest due on the Mortgage Loans at their respective Mortgage Interest Rates (net of applicable servicing fees) which is in excess of interest on the Offered Certificates at their respective Pass-Through Rates will be applied to principal on the Offered Certificates as described under "-- Allocation Among Classes" herein, generally creating overcollateralization. Any such overcollateralization will reduce the likelihood of Basis Risk Shortfalls, since interest will then accrue on the Mortgage Loans on a higher balance than the aggregate Certificate Principal Amount on which interest on the Offered
Certificates accrues. While the Group 2 Interest Rate Spread or the Group 4 Interest Rate Spread may decrease over time, and may in fact be negative, due to disproportionate prepayments of Group 2 or Group 4 Mortgage Loans with higher fixed Net Mortgage Interest Rates, any such reduction or negative spread may be offset by the effects of the Group 1 Interest Rate Spread or the Group 3 Interest Rate Spread and the effects of overcollateralization. Similarly, both the Group 1 Interest Rate Spread and the Group 3 Interest Rate Spread may decrease over time, or may in fact be negative, as a result of events described above. Any such reduction or negative spread may be offset by the effects of the Group 2 Interest Rate Spread or the Group 4 Interest Rate Spread and the effects of overcollateralization. Furthermore, while overcollateralization is expected to increase in the months immediately following the Cut-Off Date, there is no assurance that such overcollateralization will continue to grow, or that it will not be reduced by credit losses after the Reserve Fund has been reduced to the Liquidity Amount.

Determination of LIBOR

    On the second LIBOR Business Day preceding each Distribution Date (each such date, a "LIBOR Determination Date"), commencing in October 1994, the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Interest Accrual Period for the Floating Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date. "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with, the RTC, (iii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question and (iv) which have been designated as such from time to time by the Trustee. The initial Reference Banks will be the Bank of Tokyo, Ltd., Barclays Bank PLC, National Westminster Bank, PLC, and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee will use its best efforts to designate alternative Reference Banks.

    LIBOR for the first Interest Accrual Period will be 5.0625% per annum. On each LIBOR Determination Date, LIBOR for the next Interest Accrual Period for the Floating Rate Certificates will be established by the Trustee as follows:

        (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period for such Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

        (b) If on any LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period for such Certificates shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which three New York City banks selected by the Trustee after consultation with the Seller are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which the New York City banks so selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

        (c) If on any LIBOR Determination Date the Trustee is required but unable to determine LIBOR in the manner provided in paragraphs (a) and (b) above, LIBOR for the next Interest Accrual Period for such Certificates shall be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, 5.0625%.

    The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rates of interest applicable to the Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (617) 985-5500.

  Distributions in Reduction of Certificate Principal Amount

    The Available Distribution Amounts for any Distribution Date will be allocated among the Classes of the Certificates, resulting in distributions in reduction of Certificate Principal Amount, as described below under "-- Allocation Among Classes."

  Group Available Funds; Reserve Fund Draws

    The "Group Available Funds" for each Mortgage Loan Group with respect to any Distribution Date will equal (a) the amount on deposit in the Collection Account with respect to the Mortgage Loans included in such Mortgage Loan Group (other than any investment income earned thereon) as of the close of business on the related Determination Date minus (b) the sum of (i) the portion of the amount described in clause (a) hereof that represents Monthly Payments received but due during any subsequent Due Period (or, with respect to Simple Interest Loans, that represents interest accrued on the Scheduled Principal Balance thereof after the Due Date in the related Due Period) and (ii) all other amounts related to such Mortgage Loan Group (or, if not related to a particular Mortgage Loan Group, as allocated to such Mortgage Loan Group pursuant to the Agreement) either not required to be deposited by the Master Servicer in the Collection Account or permitted or required to be withdrawn therefrom by the Master Servicer pursuant to the Agreement (including, among other things, servicing fees, reimbursements for certain expenses of the Master Servicer or Special Servicer and reimbursements to the Reserve Fund of (x) advances of (i) principal and interest with respect to delinquent Monthly Payments as described under "-- Reserve Fund -- Credit Draws," and (ii) amounts required to satisfy or keep current a lien not included in the Mortgage Pool and senior to a Mortgage Loan secured by a junior lien (a "Senior Lien Advance") as described under "SERVICING OF THE MORTGAGE LOANS -- Senior Lien Advances" and (y) collections on Discounted Mortgage Loans after the Scheduled Principal Balances thereof have been reduced to zero), in each case allocable to the Mortgage Loans included in such Mortgage Loan Group (or, as to amounts not allocable to particular Mortgage Loans, a pro rata portion thereof, based on the respective amount of payments on the Mortgage Loans in any Mortgage Loan Group).

    To the extent that Mortgage Loan payments that would have been included in the Optimal Available Funds for any Mortgage Loan Group on any Distribution Date have not been received by the close of business on the related Determination Date, the shortfall between such Optimal Available Funds and the Group Available Funds will be covered, to the extent funds are sufficient therefor, first, from Amounts Held for Future Distribution (limited, in the case of Mortgage Loan Groups 1 and 2, to the Amounts Held for Future Distribution received on Eligible Multifamily Mortgage Loans), and second, to the extent that such shortfall exceeds any such Amounts Held for Future Distribution, from amounts drawn from the Reserve Fund as more fully described herein under "-- Reserve Fund." Notwithstanding the foregoing, so long as any related Class A, Class B, Class C, Class D or Class E Certificate remains outstanding, no such draw (and no draw from the Reserve Fund to cover any portion of the Total Basis Risk Amount, to the extent not currently reimbursable from Current Credit Deposit Amounts as described under "-- Regular Interests") will be made which would reduce the balance of the Reserve Fund below the Liquidity Amount, except to the extent required to make the minimum distribution then required to be made on the Class A Certificates equal, in each case, to the current and past due interest thereon plus distributions of Optimal Mortgage Loan Principal then payable or past due or, if and only if no Class A Certificates remain outstanding, to the extent required to make the minimum distribution then required to be made on the Class B Certificates, equal to the current and past due interest thereon plus distributions of Optimal Mortgage Loan Principal then payable or past due or, if and only if no Class A or Class B Certificates remain outstanding, to the extent required to make the minimum distribution then required to be made on the Class C Certificates, equal to the current and past due interest thereon plus distributions of Optimal Mortgage Loan Principal then payable or past due or, if and only if no Class A, Class B or Class C Certificates remain outstanding, to the extent required to make the minimum distribution then required to be made on the Class D Certificates, equal to the current and past due interest thereon plus distributions of Optimal Mortgage Loan Principal then payable or past due or, if and only if no Class A, Class B, Class C or Class D Certificates remain outstanding, to the extent required to make the minimum distribution then required to be made on the Class E Certificates, equal to the current and past due interest thereon plus distributions of Optimal Mortgage Loan Principal then payable or past due. See "-- Reserve Fund" herein. To the extent Amounts Held for Future Distribution or amounts drawn from the Reserve Fund are not sufficient to cover the full shortfalls for all Mortgage Loan Groups, such amounts will be allocated pro rata among the four Mortgage Loan Groups based on the respective shortfalls in each group, provided that the allocation of amounts distributable to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates shall not exceed the limitation set forth above or the limitation described under "-- Reserve Fund -- Liquidity Amount."

Allocation Among Classes

    On  each  Distribution  Date,  the  Trustee  will  determine  the  Available
Distribution Amount for each Mortgage Loan Group. To the extent the amount in the Reserve Fund is less than the Liquidity Amount as described under "-- Reserve Fund -- Liquidity Amount," draws on the Reserve Fund (other than draws that are matched by deposits therein of Current Credit Deposit Amounts as described under "-- Regular Interests") included in the Available Distribution Amount will be limited. See "-- Reserve Fund" herein.

    Each of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-3 and Class A-4 Certificates is entitled to distributions of principal, to the extent of funds available therefor, in an amount equal to the "Primary Principal Distribution Amount" (as described below) for such Class, plus certain other amounts as described below.

    The Primary Principal Distribution Amount for each of the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates is determined as follows:

        First, the lesser of (a) the Optimal Mortgage Loan Principal for Mortgage Loan Group 1 and (b) the aggregate remaining principal balance of the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates, is allocated sequentially, first to the Class A-1 Certificates, second to the Class A-2A Certificates, third to the Class A-2B Certificates and fourth to the Class A-2C Certificates, in each case up to an amount equal to the remaining Certificate Principal Amount thereof; and

        Second, the lesser of (a) the Optimal Mortgage Loan Principal for Mortgage Loan Group 2 and (b) the aggregate remaining principal balance of the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates (after giving effect to any amounts allocated pursuant to clause First above), is allocated sequentially, first to the Class A-2A Certificates, second to the Class A-2B Certificates, third to the Class A-2C Certificates and fourth to the Class A-1 Certificates, in each case up to an amount equal to the remaining Certificate Principal Amount thereof.

    The Primary Principal Distribution Amount for each of the Class A-3 and Class A-4 Certificates is determined as follows:

        First, the lesser of (a) the Optimal Mortgage Loan Principal for Mortgage Loan Group 3 and (b) the aggregate remaining principal balance of the Class A-3 and Class A-4 Certificates, is allocated sequentially, first to the Class A-3 Certificates and second to the Class A-4 Certificates, in each case up to an amount equal to the remaining Certificate Principal Amount thereof; and

        Second, the lesser of (a) the Optimal Mortgage Loan Principal for Mortgage Loan Group 4 and (b) the aggregate remaining principal balance of the Class A-3 and Class A-4 Certificates (after giving effect to any amounts allocated pursuant to clause First above), is allocated sequentially, first to the Class A-4 Certificates and second to the Class A-3 Certificates, in each case up to an amount equal to the remaining Certificate Principal Amount thereof.

    On each Distribution Date, the aggregate of the Available Distribution Amounts for Mortgage Loan Groups 3 and 4 (including Group Available Funds for each such Mortgage Loan Group and Amounts Held for Future Distribution (to the extent included therein as described above) and draws on the Reserve Fund as described under "-- Group Available Funds; Reserve Fund Draws" above allocated to such Mortgage Loan Groups) and any amounts from Mortgage Loan Groups 1 and 2 allocated as set forth below will be distributed in respect of each Class in the amounts (to the extent sufficient therefor), and in the order of priority, as follows:

        First, to the Class A-3 and Class A-4 Certificates in respect of interest, pro rata, in each case up to an amount equal to the Class Interest Distribution Amount of such Class;

        Second, to the Class A-3 and Class A-4 Certificates in respect of interest, pro rata, in each case up to an amount equal to the Class Unpaid Interest Shortfall of such Class;

        Third, to the Class A-3 and Class A-4 Certificates in reduction of the Certificate Principal Amounts thereof, pro rata, in each case in an amount equal to the Primary Principal Distribution Amount of each such Class;

        Fourth, to the Class A-3 and Class A-4 Certificates in reduction of the Certificate Principal Amounts thereof, pro rata, in an aggregate amount equal to any amounts previously distributable under the preceding clause Third and not previously distributed thereunder or under this clause Fourth;

        Fifth, so long as any Class A-3 and Class A-4 Certificates remain outstanding, to the Collateral Agent for deposit into the Reserve Fund, up to the amount necessary, after application of funds pursuant to clause Eleventh of the priorities for the Available Distribution Amounts for Mortgage Loan Groups 1 and 2, for the balance of the Reserve Fund to equal the Liquidity Amount;

        Sixth, to the Class B Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount thereof;

        Seventh, to the Class B Certificates in respect of interest, up to an amount equal to the Class Unpaid Interest Shortfall of such Class;

        Eighth, to the Class B Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, but only up to the amount, if any, by which the aggregate Optimal Mortgage Loan Principal for all Mortgage Loan Groups (including Mortgage Loan Groups 1 and 2) exceeds the aggregate amount distributed pursuant to the preceding clauses Third and Fourth and clauses Third, Fourth, Seventh, Eighth, Ninth and Tenth of the priorities for the Available Distribution Amounts for Mortgage Loan Groups 1 and 2;

        Ninth, to the Class B Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, in an aggregate amount equal to the amount previously distributable under clause Eighth above and not previously distributed thereunder or under this clause Ninth;

        Tenth, so long as any Class B Certificates remain outstanding, to the Collateral Agent for deposit into the Reserve Fund, up to the amount necessary for the balance of the Reserve Fund to equal the Liquidity Amount;

        Eleventh, to the Class C Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount thereof;

        Twelfth, to the Class C Certificates in respect of interest, up to an amount equal to the Class Unpaid Interest Shortfall of such Class;

        Thirteenth, to the Class C Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, but only up to the amount, if any, by which the aggregate Optimal Mortgage Loan Principal for all Mortgage Loan Groups (including Mortgage Loan Groups 1 and 2) exceeds the aggregate amount distributed pursuant to the preceding clauses Third, Fourth, Eighth and Ninth and clauses Third, Fourth, Seventh, Eighth, Ninth and Tenth of the priorities for the Available Distribution Amounts for Mortgage Loan Groups 1 and 2;

        Fourteenth, to the Class C Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, in an aggregate amount equal to the amount previously distributable under clause Thirteenth above and not previously distributed thereunder or under this clause Fourteenth;

        Fifteenth, so long as any Class C Certificates remain outstanding, to the Collateral Agent for deposit into the Reserve Fund, up to the amount necessary for the balance of the Reserve Fund to equal the Liquidity Amount;

        Sixteenth, to the Class D Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount thereof;

        Seventeenth, to the Class D Certificates in respect of interest, up to an amount equal to the Class Unpaid Interest Shortfall of such Class;

        Eighteenth, to the Class D Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, but only up to the amount, if any, by which the aggregate Optimal Mortgage Loan Principal for all Mortgage Loan Groups (including Mortgage Loan Groups 1 and 2) exceeds the aggregate amount distributed pursuant to the preceding clauses Third, Fourth, Eighth, Ninth, Thirteenth and Fourteenth and clauses Third, Fourth, Seventh, Eighth, Ninth and Tenth of the priorities for the Available Distribution Amounts for Mortgage Loan Groups 1 and 2;

        Nineteenth, to the Class D Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, in an aggregate amount equal to the amount previously distributable under clause Eighteenth above and not previously distributed thereunder or under this clause Nineteenth;

        Twentieth, so long as any Class D Certificates remain outstanding, to the Collateral Agent for deposit into the Reserve Fund, up to the amount necessary for the balance of the Reserve Fund to equal the Liquidity Amount;

        Twenty-first, to the Class E Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount thereof;

        Twenty-second, to the Class E Certificates in respect of interest, up to an amount equal to the Class Unpaid Interest Shortfall of such Class;

        Twenty-third, to the Class E Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, but only up to the amount, if any, by which the aggregate Optimal Mortgage Loan Principal for all Mortgage Loan Groups (including Mortgage Loan Groups 1 and 2) exceeds the aggregate amount distributed pursuant to the preceding clauses Third, Fourth, Eighth, Ninth, Thirteenth, Fourteenth, Eighteenth and Nineteenth and clauses Third, Fourth, Seventh, Eighth, Ninth and Tenth of the priorities for the Available Distribution Amounts for Mortgage Loan Groups 1 and 2;

        Twenty-fourth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, in an aggregate amount equal to the amount previously distributable under clause Twenty-third above and not previously distributed thereunder or under this clause Twenty-fourth;

        Twenty-fifth, so long as any Class E Certificates remain outstanding, to the Collateral Agent for deposit into the Reserve Fund, up to the amount necessary for the balance of the Reserve Fund to equal the Liquidity Amount;

        Twenty-sixth, to the Class F Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount thereof;

        Twenty-seventh, to the Class F Certificates in respect of interest, up to an amount equal to the Class Unpaid Interest Shortfall of such Class;

        Twenty-eighth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, but only up to the amount, if any, by which the aggregate Optimal Mortgage Loan Principal for all Mortgage Loan Groups (including Mortgage Loan Groups 1 and 2) exceeds the aggregate amount distributed pursuant to the preceding clauses Third, Fourth, Eighth, Ninth, Thirteenth, Fourteenth, Eighteenth, Nineteenth, Twenty-third and Twenty-fourth and clauses Third, Fourth, Seventh, Eighth, Ninth and Tenth of the priorities for the Available Distribution Amounts for Mortgage Loan Groups 1 and 2;

        Twenty-ninth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, in an aggregate amount equal to the amount previously distributable under clause Twenty-eighth above and not previously distributed thereunder or under this clause Twenty-ninth;

        Thirtieth, to the Collateral Agent for deposit into the Reserve Fund, up to the amount equal to the lesser of (a) any unreimbursed Credit Reserve Fund Draw Amounts and (b) all previous Basis Risk Reserve Fund Draw Amounts less amounts previously deposited in the Reserve Fund pursuant to this clause Thirtieth;

        Thirty-first, any remaining amounts to the Offered Certificates (other than the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates) in reduction of the Certificate Principal Amounts thereof, applied concurrently to the Class D, Class E and Class F Certificates, in the ratio of 20 to 50 to 30, provided that after the Certificate Principal Amount of any such Class has been reduced to zero, the ratio otherwise payable thereto shall be applied sequentially to the Class C, Class D, Class E, Class F, Class B, Class A-4 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Amount thereof has been reduced to zero; and

        Thirty-second, any remaining amounts to the Class R Certificates.

    On each Distribution Date, the aggregate of the Available Distribution Amounts for Mortgage Loan Groups 1 and 2 (including Group Available Funds for each such Mortgage Loan Group and Amounts Held for Future Distribution (to the extent included therein as described above) and draws on the Reserve Fund as described under "-- Group Available Funds; Reserve Fund Draws" above allocated to such Mortgage Loan Group will be distributed in respect of each Class in the amounts (to the extent sufficient therefor), and in the order of priority, as follows:

        First, to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates in respect of interest, pro rata, in each case up to an amount equal to the Class Interest Distribution Amount of such Class;

        Second, to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates in respect of interest, pro rata, in each case up to an amount equal to the Class Unpaid Interest Shortfall of such Class;

        Third, to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates in reduction of the Certificate Principal Amounts thereof, pro rata, in each case in an amount equal to the Primary Principal Distribution Amount of each such Class;

        Fourth, to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates in reduction of the Certificate Principal Amounts thereof, pro rata, in an aggregate amount equal to the amount previously distributable under clause Third above and not previously distributed thereunder or under this clause Fourth;

        Fifth, to the Class A-3 and Class A-4 Certificates, for distribution pursuant to clauses First and Second of the priorities for distribution of the Available Distribution Amounts for Mortgage Loan Groups 3 and 4, but only to the extent that the Available Distribution Amounts for Mortgage Loan Groups 3 and 4 were not sufficient therefor;

        Sixth, to the Class A-3 and Class A-4 Certificates, pro rata, based on the shortfall, if any, for distribution pursuant to clauses Third and Fourth of the priorities for distribution of the Available Distribution Amounts for Mortgage Loan Groups 3 and 4;

        Seventh, sequentially to the Class A-3 and Class A-4 Certificates, in that order, in each case in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, but only up to the remainder, if any, of the Optimal Mortgage Loan Principal for Mortgage Loan Group 1 after giving effect to the distributions pursuant to the preceding clauses Third and Fourth;

        Eighth, sequentially to the Class A-3 and Class A-4 Certificates, in that order, in each case in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, in an aggregate amount equal to the amount previously distributable under clause Seventh above and not previously distributed thereunder or under this clause Eighth;

        Ninth, sequentially to the Class A-4 and Class A-3 Certificates, in that order, in each case in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, but only up to the remainder, if any, of the Optimal Mortgage Loan Principal for Mortgage Loan Group 2 after giving effect to the distributions pursuant to the preceding clauses Third and Fourth;

        Tenth, sequentially to the Class A-4 and Class A-3 Certificates, in that order, in each case in reduction of the Certificate Principal Amount thereof until the Certificate Principal Amount thereof has been reduced to zero, in an aggregate amount equal to the amount previously distributable under clause Ninth above and not previously distributed thereunder or under this clause Tenth;

        Eleventh, so long as any Class A Certificates remain outstanding, to the Collateral Agent for deposit into the Reserve Fund, up to the amount necessary for the balance of the Reserve Fund to equal the Liquidity Amount;

        Twelfth, to the Class B, Class C, Class D, Class E and Class F Certificates and the Reserve Fund, for distribution pursuant to clauses Sixth through Thirtieth of the priorities for distribution of the Available Distribution Amounts for Mortgage Loan Groups 3 and 4, but only to the extent that the Available Distribution Amounts for Mortgage Loan Groups 3 and 4 were not sufficient therefor;

        Thirteenth, any remaining amounts to the Offered Certificates (including the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates) in reduction of the Certificate Principal Amounts thereof (after taking into account distributions pursuant to clause Thirty-first of the priorities for distribution of the Available Distribution Amounts for Mortgage Loan Groups 3 and 4), applied concurrently to the Class D, Class E and Class F Certificates, in the ratio of 20 to 50 to 30, provided that after the Certificate Principal Amount of any such Class has been reduced to zero, the ratio otherwise payable thereto shall be applied sequentially to the Class C, Class D, Class E, Class F, Class B, Class A-4, Class A-3, Class A-2C, Class A-2B, Class A-2A and Class A-1 Certificates, in that order, in each case until the Certificate Principal Amount thereof has been reduced to zero; and

        Fourteenth, any remaining amounts to the Class R Certificates.

    All of the foregoing determinations will be made after increasing the Certificate Principal Amounts of the Offered Certificates as a result of allocations of Deferred Interest on such Distribution Date.

    Notwithstanding the foregoing, on and after any Distribution Date on which the aggregate Available Distribution Amount for Mortgage Loan Groups 3 and 4 (plus amounts distributed in reduction of principal pursuant to the priorities for distribution of the Available Distribution Amounts for Mortgage Loan Groups 1 and 2) is not sufficient to reduce the aggregate Certificate Principal Amount of the Class A-3 and Class A-4 Certificates to an amount less than or equal to the aggregate Scheduled Principal Balance of the Mortgage Loans (less the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates), then the portion of such aggregate Available Distribution Amount allocable to the Class A-3 and Class A-4 Certificates in the foregoing priorities will be distributed pro rata between the Class A-3 and Class A-4 Certificates based on their outstanding Certificate Principal Amounts rather than in accordance with the priorities that would otherwise apply.

    Notwithstanding the foregoing, on and after any Distribution Date on which the aggregate Available Distribution Amount for Mortgage Loan Groups 1 and 2 is not sufficient to reduce the aggregate Certificate Principal Amount of the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates to an amount less than or equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in Mortgage Loan Groups 1 and 2, then the portion of such aggregate Available Distribution Amount allocable to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates in the foregoing priorities will be distributed pro rata among the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates based on their outstanding Certificate Principal Amounts rather than in accordance with the priorities that would otherwise apply.

    As referred to herein, the "Class Unpaid Interest Shortfall" with respect to any Class is the aggregate amount of interest that was distributable to such Class on all preceding Distribution Dates less the aggregate amount thereof actually distributed to such Class on all prior Distribution Dates plus interest accrued thereon at the applicable Pass-Through Rate, compounded monthly as of the end of each Interest Accrual Period, to the end of the Interest Accrual Period preceding the Distribution Date when paid, including any Uncovered Basis Risk Shortfall for such Class. All references in the preceding clauses to an allocation on a pro rata basis will, unless otherwise specified, mean an allocation pro rata on the basis of the maximum amount to which each Class would be entitled under the applicable clause, assuming that the Available Distribution Amounts were sufficient therefor.

Class R Certificates

    The Class R Certificates are the residual interest in the REMIC. The Class R Certificates will not have a Certificate Principal Amount or a Pass-Through Rate assigned thereto and will not be entitled to distributions of interest or in reduction of Certificate Principal Amount. However, the Class R Certificates will be entitled to receive any Available Distribution Amount remaining on any Distribution Date after the Certificate Principal Amounts of all of the Offered Certificates have been reduced to zero and also will be entitled to receive the proceeds of the remaining assets of the Trust Fund, if any, after the Certificate Principal Amounts of all of the Offered Certificates have been reduced to zero.

Regular Interests

    With respect to each distribution of principal (or addition to principal as a result of Deferred Interest) on any Class of Offered Certificates described above on any Distribution Date, there will be a matching distribution of or addition to principal on the underlying Regular Interest. Distributions of principal on the Regular Interests will be the sole element of principal distributed on the corresponding Classes of Offered Certificates. If no Basis Risk Shortfall exists, distributions of interest on any Class of Offered
Certificates   will   similarly   mirror   distributions   of  interest  on  the
corresponding Regular Interest. However, to the extent a Basis Risk Shortfall exists, each distribution of interest on the Offered Certificates will consist of (i) interest at the REMIC Pass-Through Rate on the corresponding Regular Interest (plus any past-due interest, together with interest thereon) and (ii) in the case of the Class A-1 or Class A-3 Certificates, Basis Risk Reserve Fund Draw Amounts allocated to either such Class in an amount not to exceed the sum of the REMIC Rate Shortfall and the Uncovered Basis Risk Shortfall, if any, for such Class. Furthermore, the Basis Risk Reserve Fund Draw Amount for the Class A-1 or Class A-3 Certificates may come from up to two sources, namely (x) the amount (the "Primary Basis Risk Amount") available from amounts in the Reserve Fund without regard to reimbursements to the Reserve Fund on such Distribution Date as described below under "-- Reserve Fund" and (y) an amount (the "Current Credit Deposit Amount") for such Class representing a deposit to the Reserve Fund from the REMIC as a reimbursement of unreimbursed Credit Reserve Fund Draw Amounts.

    For purposes of determining distributions on the Regular Interests, the Trustee will first calculate any REMIC Rate Shortfall for each Class of Floating Rate Certificates as described above under "-- Basis Risk." The Trustee will then determine the Credit Reserve Fund Draw Amount and the Primary Basis Risk Amount, if any, as described under "-- Reserve Fund" below. In the event that the resulting Primary Basis Risk Amount is insufficient to cover all REMIC Rate Shortfalls and Uncovered Basis Risk Shortfalls for the Floating Rate Certificates, it will be allocated first to the REMIC Rate Shortfalls for the Floating Rate Certificates, pro rata, and then to the Uncovered Basis Risk Shortfalls for the Floating Rate Certificates, pro rata, and in each case will be added to the Available Distribution Amounts of the Mortgage Loan Groups from which such amounts are payable as described under "-- Allocation Among Classes" above. Any Primary Basis Risk Amount will be payable on the Floating Rate Certificates directly from the Reserve Fund, and will not be deposited in, or paid from, the REMIC. The remainder of the Available Distribution Amount for each Mortgage Loan Group (consisting of payments on the Mortgage Loans in such Mortgage Loan Group then available for distribution, plus Amounts Held for Future Distribution (limited, in the case of Mortgage Loan Groups 1 and 2, to the Amounts Held for Future Distribution received on Eligible Multifamily Mortgage Loans) and Credit Reserve Fund Draw Amounts allocated thereto) will be assets of the REMIC currently available for distribution, and will be applied in accordance with the priorities described under "-- Allocation Among Classes" above (in each case substituting the corresponding Regular Interests for the identified Classes of Offered Certificates, where applicable), subject to the following exceptions and clarifications:

        (i)  Any  amount  identified  as  a  distribution  of a  Class  Interest
    Distribution Amount for a Class of Floating Rate Certificates will be reduced by the amount of any Primary Basis Risk Amount allocable thereto, since any Primary Basis Risk Amount allocated thereto will be paid to such Class directly from the Reserve Fund and not from funds payable from the REMIC. Any remaining portion of such Class Interest Distribution Amount (the "Net Class Interest Distribution Amount") will be paid on the Floating Rate Certificates from funds in the REMIC, but will be broken into two separate REMIC distributions: (a) first, a distribution on the corresponding Regular Interest of interest at the related REMIC Pass-Through Rate; and (b) second, the remainder, if any, equal to any portion of the REMIC Rate Shortfall for such Class of Floating Rate Certificates not covered by application of the Primary Basis Risk Amount (because insufficient funds were available therefor in the Reserve Fund), which remainder will be deposited in the Reserve Fund as a Current Credit Deposit Amount in reimbursement of previously unreimbursed Credit Reserve Fund Draw Amounts and will equal a corresponding draw from the Reserve Fund for distribution to such Class of Floating Rate Certificates (with the effect that, to the extent funds are sufficient therefor, the Class Interest Distribution Amount will be paid in full from (x) interest on the Regular Interest at the REMIC Pass-Through Rate plus (y) a draw on the Reserve Fund in the full amount of the REMIC Rate Shortfall for such Class, consisting of the Primary Basis Risk Amount allocated to such Class Interest Distribution Amount plus the Reserve Fund draw corresponding to the Current Credit Deposit Amount described in (b) above);

        (ii) Any amount identified as a distribution of a Class Unpaid Interest Shortfall for a Class of Floating Rate Certificates will be reduced by the amount of any Primary Basis Risk Amount allocable thereto, since any Primary Basis Risk Amount allocated thereto will be paid to such Class directly from the Reserve Fund and not from funds payable from the REMIC. Any remaining portion of such Class Unpaid Interest Shortfall will be paid on the Floating Rate Certificates from funds in the REMIC, but will be broken into two separate REMIC distributions: (a) first, a distribution on the corresponding Regular Interest of the portion of such Class Unpaid Interest Shortfall representing prior credit shortfalls plus interest thereon at the applicable REMIC Pass-Through Rate, and (b) second, the remainder, if any, equal to any portion of the Uncovered Basis Risk Shortfall for such Class of Floating Rate Certificates not covered by application of the Primary Basis Risk Amount (because insufficient funds were available therefor in the Reserve
    Fund), which remainder will be deposited in the Reserve Fund as a Current Credit Deposit Amount in reimbursement of previously unreimbursed Credit Reserve Fund Draw Amounts and will equal a corresponding draw from the Reserve Fund for distribution to such Class of Floating Rate Certificates (with the effect that, to the extent funds are sufficient therefor, the Class Unpaid Interest Shortfall will be paid in full from (x) the payment on the Regular Interest under (a) above plus (y) a draw on the Reserve Fund in the full amount of the Uncovered Basis Risk Shortfall for such Class, consisting of the Primary Basis Risk Amount allocated thereto plus the Reserve Fund draw corresponding to the Current Credit Deposit Amount described in (b) above); and

        (iii) Any reimbursement to the Reserve Fund required to restore the balance of the Reserve Fund to the Liquidity Amount, and any reimbursement to the Reserve Fund pursuant to clause Thirtieth of the priorities for distribution of the Available Distribution Amount for Mortgage Loan Groups 1 and 2 under "-- Allocation Among Classes" above, will be deemed a reimbursement of unreimbursed Credit Reserve Fund Draw Amounts.

    In the remote circumstance that the balance in the Reserve Fund has been reduced to or below the Liquidity Amount solely as a result of Basis Risk and without regard to credit losses, amounts designated above as reimbursements of unreimbursed Credit Reserve Fund Draw Amounts will not be made, and amounts distributable as described above under "-- Allocation Among Classes" will correspondingly be affected.

Example of Distributions

    The following chart sets forth an example of distributions (assuming that the last Servicing Transfer Date will have occurred in October 1994 (which is not expected to be the case)) on the Offered Certificates for the Distribution Date occurring in November 1994:

October 2-November 1..... (A) The  Due  Period  with  respect to the November 25
                              Distribution Date. Monthly Payments (other than the principal component thereof for Simple Interest Loans) due during the Due Period and any Assumed Scheduled Payments deemed to be due during the Due Period will be available for distribution of principal and interest to Certificateholders on the November 25 Distribution Date to the extent the Available Distribution Amounts are sufficient therefor.

October 12-November 15..  (B) The  Prepayment  Period  with  respect  to the
                              November 25 Distribution Date. Balloon Payments, Principal Prepayments and the principal component of Monthly Payments on Simple Interest Loans made during the Prepayment Period will be available for distribution of principal and interest to Certificateholders on the November 25 Distribution Date.
October 31.............  (C)  Record  Date for the Fixed Rate  Certificates.

November 15..........    (C)  (D)  Determination   Date;  Record  Date  for  the
                         Floating Rate Certificates.

November  25............  (E) Distribution Date.

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(A) Monthly Payments (other than principal payments on Simple Interest Loans) due during the Due Period and any Assumed Scheduled Payments deemed to be due during the Due Period will be deposited in the Collection Account following receipt by the Master Servicer for distribution to Certificateholders on November 25, 1994.

(B) Balloon Payments, Principal Prepayments and the principal portion of payments made on Simple Interest Loans made during the Prepayment Period will be deposited in the Collection Account following receipt by the Master Servicer for distribution to Certificateholders on November 25, 1994.

(C) Distributions on the Fixed Rate Certificates will be made on the Distribution Date to Certificateholders of record at the close of business on the last Business Day of the month prior to the month in which the Distribution Date occurs, and distributions on the Floating Rate Certificates will be made on the Distribution Date to Certificateholders of record at the close of business on the 15th day of the month in which the Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day.

(D) As of the close of business on November 15, the amounts of principal and interest to be passed through to Certificateholders will be determined. Holders of Offered Certificates generally will be entitled, to the extent of available funds, to one month of interest as described under "-- Distributions -- Interest" and to principal as described under "-- Distributions -- Allocation Among Classes." Monthly Payments due during the Due Period, any Assumed Scheduled Payments deemed to be due during the Due Period and Balloon Payments, Principal Prepayments and the principal portion of payments on Simple Interest Loans received during the Prepayment Period will be deposited in the Distribution Account on the Master Servicer Remittance Date (to the extent funds available for withdrawal from the Collection Account and/or the Reserve Fund are sufficient therefor) for distribution to Certificateholders.

(E) The Trustee will make distributions to Certificateholders on the 25th day of each month or, if such day is not a Business Day, on the next succeeding Business Day.

Accounts

    The Trustee will establish and maintain an account (the "Distribution Account") into which the Master Servicer will deposit an amount equal to all amounts held in the Collection Account (as defined below) that are part of the Available Distribution Amount of each Mortgage Loan Group and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal from the Available Distribution Amounts for all the Mortgage Loan Groups to the Certificateholders in the manner and subject to the priorities described above under "-- Distributions." Funds will be withdrawn from the Reserve Fund and deposited in the Distribution Account to be applied to payments due on the Offered Certificates as described in "-- Reserve Fund" below. If the amount on deposit in the Reserve Fund exceeds the Liquidity Amount, funds in the Reserve Fund will be available to ensure that payments due on the Class B, Class C, Class D and Class E Certificates will be made as described in "-- Reserve Fund" below.

    The Master Servicer will establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Pursuant to the Agreement, the Master Servicer will deposit into the Collection Account: (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums (as defined below);
(3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than (i) proceeds applied to restoration of the related Mortgaged Property, (ii) proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any related Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property") and (iii) proceeds received in connection with the taking of a Mortgaged Property by eminent domain or condemnation; (4) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments (as defined under "-- Reserve Fund" below) made with funds held in the Collection Account; (5) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (6) any amounts required to be deposited from income with respect to any REO Property; (7) any amounts received from Borrowers which represent recoveries of Property Protection Expenses (as defined below); and (8) any late payment charges, assumption fees, modification fees and other similar fees received from Borrowers with respect to Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any Principal Prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the Agreement. As set forth in the Agreement, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit the required amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer and the Special Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Special Servicer, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer and the Special Servicer as described in the Agreement.

    The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the Business Day preceding the next succeeding Master Servicer Remittance Date (as defined below). The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the Business Day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from Permitted Investments of funds in the Collection Account will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

    The Special Servicer will establish and maintain a special trust account (the "REO Account") to be used in connection with REO Properties and certain other Mortgaged Properties related to Specially Serviced Mortgage Loans which are being operated by the Special Servicer, directly or through others as permitted by the Agreement, on behalf of the Trust Fund. Pursuant to the Agreement, the Special Servicer will deposit into the REO Account on a daily basis all revenues received by it with respect to any REO Property or any such Mortgaged Property. As set forth in the Agreement, the Special Servicer will be entitled to make certain withdrawals from the REO Account to, among other things, (i) make remittances to the Collection Account as required by the Agreement, as described under "SERVICING OF THE MORTGAGE LOANS -- Collection and Other Servicing Procedures," (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) reimburse the Special Servicer for certain expenses.

    The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the Business Day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from Permitted Investments of funds in the REO Account shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

Reserve Fund

General

    To increase the likelihood of full distributions to Holders of the Offered Certificates, the Seller will pledge to the Collateral Agent a reserve fund (the "Reserve Fund") to cover, among other things, (i) shortfalls in collections on the Mortgage Loans due to losses and delinquencies, (ii) Basis Risk Shortfalls and (iii) certain servicing fees and other expenses of the Trust Fund. The Reserve Fund will not be a part of the Trust Fund or the REMIC Pool, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund. The Reserve Fund will consist of an initial deposit by the Seller of securities, cash or other property (the "Initial Deposit") in an amount equal to approximately 26% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. The pledge of the Reserve Fund will be made pursuant to the terms of the Collateral Security Agreement. The Collateral Security Agreement will provide that the Initial Deposit (unless permitted to be distributed to the Seller as described below) may be invested, at the direction of the Seller, in Permitted Investments. Investments made with amounts on deposit in the Reserve Fund must mature in accordance with a schedule established by the Rating Agencies. Such schedule is expected to provide that no such investment may mature later than the sixth Distribution Date following the date such investment is made. Any earnings resulting from the investment of amounts held in the Reserve Fund will be remitted to the Seller.

    "Permitted Investments" will consist of one or more of the following:

        (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

        (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency (as defined under "CERTIFICATE RATINGS" herein) as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

        (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency, or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

        (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

        (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in its highest long-term unsecured rating category, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

        (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the highest rating level available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

        (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in
    (iii) above;

        (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

        (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

        (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to such Rating Agency's highest initial rating of the Certificates; and

     (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Code and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased and (c) if such instrument or security is, at the time of such investment, not rated by D&P, such instrument or security need only be rated by S&P.

Credit Draws

    Except to the extent described below under "-- Liquidity Amount," in the event of shortfalls in collections on the Mortgage Loans due to losses and delinquencies thereon, the Agreement requires the Trustee to effect a transfer from the Reserve Fund, to the extent necessary to ensure payments due on the related Distribution Date to Holders of the Offered Certificates up to the amount available therein, generally in an amount equal to the excess, if any, of aggregate Optimal Available Funds over the aggregate Group Available Funds and related Amounts Held for Future Distribution, provided that the amount of Reserve Fund draws (net of reimbursed draws) allocable on any date to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates cannot exceed the portion of the Reserve Fund (the "Eligible Multifamily Reserve Fund Amount") equal, for such date, to (i) the sum of the Initial Deposit and the cumulative amount of Reserve Fund deposits (other than reimbursements of advances) from cash flows on Eligible Multifamily Mortgage Loans less (ii) draws on the Reserve Fund (net of reimbursed draws) other than draws of deposits attributable to non-Eligible Multifamily Mortgage Loans. For purposes of calculating the Eligible Multifamily Reserve Fund Amount, draws on the Reserve Fund paid to the Commercial Fixed Rate and Class A-3 Certificates will be deemed to be drawn first from Reserve Fund deposits attributable to Mortgage Loans other than Eligible Multifamily Mortgage Loans. On each Determination Date, amounts previously withdrawn from the Reserve Fund with respect to delinquent Monthly Payments and Assumed Scheduled Payments and not previously reimbursed will be subject to withdrawal from the Collection Account and reimbursement to the Reserve Fund before calculation on such Determination Date of the Available Distribution Amount for the related Mortgage Loan Group. As a result, amounts withdrawn from the Reserve Fund with respect to such Distribution Date will generally include not only delinquent Monthly Payments due in the related Due Period, but also delinquent Monthly Payments due in prior Due Periods.

    In the event of (i) any modification, waiver or amendment to the terms of any Mortgage Loan which results in the present value of the remaining Assumed Monthly Payments (as defined below) due thereon, net of applicable servicing fees of the Master Servicer and the Special Servicer (including the Workout
Fee), discounted on a monthly basis at a rate equal to the applicable Assumed Net Mortgage Interest Rate, being less than the Scheduled Principal Balance of such Mortgage Loan, (ii) any Debt Service Reduction with respect to a Mortgage Loan as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Bankruptcy" or (iii) a determination at the time of foreclosure of a Mortgage Loan that the appraised value of the related Mortgaged Property is less than the unpaid principal balance of the Mortgage Loan plus accrued but unpaid interest thereon, such Mortgage Loan shall be treated as a "Discounted Mortgage Loan" for purposes of the Agreement.

    Pursuant to the Agreement, the Scheduled Principal Balance of any Mortgage Loan that becomes a Discounted Mortgage Loan will be adjusted. The Scheduled Principal Balance of a Mortgage Loan that becomes a Discounted Mortgage Loan of the type referred to in clauses (i) and (ii) of the preceding paragraph will be adjusted to equal the present value of the remaining Assumed Monthly Payments due thereon, net of applicable servicing fees of the Master Servicer and the Special Servicer (including the Workout Fee), discounted on a monthly basis at a rate equal to the applicable Assumed Net Mortgage Interest Rate. The "Assumed Monthly Payments" with respect to any Mortgage Loan are the Monthly Payments payable pursuant to the terms of the related Note as reduced by any related Debt Service Reduction, modification, waiver or amendment, assuming, however, that
(i) each such Monthly Payment is equal to the initial Monthly Payment as so reduced, (ii) such Monthly Payments remain in effect until the earlier of the date such Mortgage Loan would be fully amortized on the basis of the Mortgage Interest Rate for such Mortgage Loan (after giving effect to such Debt Service Reduction, modification, waiver or amendment) and such Monthly Payments or the Optimal Wind-Down Date and (iii) no effect is given to any Balloon Payment in respect of such Mortgage Loan (including any balloon payment that may be due as a result of clause (ii) above).

    The "Assumed Net Mortgage Interest Rate" with respect to any Mortgage Loan in Mortgage Loan Group 1 that becomes a Discounted Mortgage Loan will be the maximum rate on the Class A-1 Certificates. The "Assumed Net Mortgage Interest Rate" with respect to any Mortgage Loan in Mortgage Loan Group 2 that becomes a Discounted Mortgage Loan will be equal to the greater of the Net Mortgage Interest Rate with respect to such Mortgage Loan and the highest Pass-Through Rate on any Class of Multifamily Fixed Rate Certificates. The "Assumed Net Mortgage Interest Rate" with respect to any Mortgage Loan in Mortgage Loan Group 3 that becomes a Discounted Mortgage Loan will be the maximum rate on the Class A-3 Certificates. The "Assumed Net Mortgage Interest Rate" with respect to any Mortgage Loan in Mortgage Loan Group 4 that becomes a Discounted Mortgage Loan will be equal to the greater of the Net Mortgage Interest Rate with respect to such Mortgage Loan and the highest Pass-Through Rate on any Class of Commercial Fixed Rate Certificates.

    The Scheduled Principal Balance of an REO Mortgage Loan that becomes a Discounted Mortgage Loan of the type referred to in clause (iii) of the third preceding paragraph will be adjusted downward to equal the value of the related REO Property, as determined by an appraisal obtained by the Special Servicer at the time of foreclosure, if such appraised value is less than the then Scheduled Principal Balance of such Mortgage Loan.

    A distribution in reduction of the Certificate Principal Amount of the applicable Class or Classes of Offered Certificates will result from any downward adjustment in the Scheduled Principal Balance of a Mortgage Loan that becomes a Discounted Mortgage Loan if the related Available Distribution Amounts are sufficient therefor. In the event of any further modification, waiver or amendment with respect to a Mortgage Loan that is already a Discounted Mortgage Loan, the same steps will be taken. Notwithstanding the foregoing, the Scheduled Principal Balance of a Discounted Mortgage Loan will always be reduced if necessary so that it never exceeds the actual principal balance of such Mortgage Loan.

    Payments due on any Discounted Mortgage Loan, net of applicable servicing fees payable to the Master Servicer and the Special Servicer, will be applied for purposes of calculating the Scheduled Principal Balance thereof and the Optimal Mortgage Loan Interest in respect thereof, first, to accrued and unpaid interest at the applicable Assumed Net Mortgage Interest Rate on the Scheduled Principal Balance thereof and, second, in reduction of the Scheduled Principal Balance thereof. Any payments received in respect of a Discounted Mortgage Loan in excess of the Monthly Payments thereon will be treated as prepayments of principal until the Scheduled Principal Balance of such Discounted Mortgage Loan has been reduced to zero, and thereafter any remaining payments thereon will be deposited into the Reserve Fund as reimbursement for the draw made therefrom in connection with the adjustment of the Scheduled Principal Balance thereof at the time such Mortgage Loan became a Discounted Mortgage Loan.

    The Agreement provides the Special Servicer with considerable flexibility to modify the payment terms of Mortgage Loans that are in material default or as to which a payment default is reasonably foreseeable or has occurred. However, the Special Servicer will use its best efforts to modify a Group 1 or Group 3 Mortgage Loan to provide for calculation of interest at an adjustable rate based on LIBOR and to modify a Group 2 or Group 4 Mortgage Loan to provide for calculation of interest at a fixed rate. See "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" herein.

Basis Risk Reserve Fund Draws

    Except to the extent described below under "-- Liquidity Amount," if on any Distribution Date the interest accrued on the Offered Certificates at their respective Pass-Through Rates during the related Interest Accrual Periods exceeds the interest accrued at the Net Mortgage Interest Rates on the Mortgage Loans, then the REMIC Pass-Through Rates on the Regular Interests corresponding to the Floating Rate Certificates will be adjusted as described above under "-- Distributions -- Basis Risk," and the Trustee will draw on the Reserve Fund in an amount equal to the REMIC Rate Shortfall for each Class of Floating Rate Certificates, provided that the amount of Reserve Fund draws (net of reimbursed draws) to be allocated to the Class A-1 Certificates cannot exceed the Eligible Multifamily Reserve Fund Amount for such Distribution Date. In addition, the Trustee will draw on the Reserve Fund for distribution to Certificateholders of any Uncovered Basis Risk Shortfalls from prior periods, together with interest thereon at the applicable Pass-Through Rate compounded monthly.

Liquidity Amount

    Notwithstanding the foregoing, if the amount on deposit in the Reserve Fund, after giving effect to transfers into the Reserve Fund on such date, is less than 2% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date (the "Liquidity Amount"), such amount will be available, so long as any Class A Certificates are outstanding, only to ensure (i) payments of interest due on the Class A Certificates pursuant to clauses First and Second under the priorities for distribution of the Available Distribution Amounts for all the Mortgage Loan Groups (see "-- Allocation Among Classes") and (ii) distributions of Optimal Mortgage Loan Principal then payable or past due on the Class A Certificates, and any amounts otherwise payable with respect to the Class B, Class C, Class D, Class E, Class F or Class R Certificates will be used to the extent necessary to restore the amount on deposit in the Reserve Fund to the Liquidity Amount. On any Distribution Date on which the amount on deposit in the Reserve Fund is restored to exceed the Liquidity Amount, funds in the Reserve Fund on such Distribution Date will be available to resume payments due on the Class B, Class C, Class D, Class E, Class F and Class R Certificates in the priorities set forth above to the extent such funds are in excess of the Liquidity Amount. With respect to each of the remaining Classes, after the Certificate Principal Amounts of the Class A Certificates have been reduced to zero, and so long as the Class B Certificates are outstanding, the Liquidity Amount will be available only to ensure (i) payments of interest due on the Class B Certificates pursuant to clauses Sixth and Seventh under the priorities for distribution of the Available Distribution Amount for Mortgage Loan Groups 3 and 4 (see "-- Allocation Among Classes") and (ii) distributions of Optimal Mortgage Loan Principal then payable or past due on the Class B Certificates, and any amounts otherwise payable with respect to the Class C, Class D, Class E, Class F or Class R Certificates will be used to the extent necessary to restore the amount on deposit in the Reserve Fund to the Liquidity Amount. With respect to each of the remaining Classes, after the Certificate Principal Amounts of the Class A and Class B Certificates have been reduced to zero, and so long as the Class C Certificates are outstanding, the Liquidity Amount will be available only to ensure (i) payments of interest due on the Class C Certificates pursuant to clauses Eleventh and Twelfth under the priorities for distribution of the Available Distribution Amount for Mortgage Loan Groups 3 and 4 (see "-- Allocation Among Classes") and (ii) distributions of Optimal Mortgage Loan Principal then payable or past due on the Class C Certificates, and any amounts otherwise payable with respect to the Class D, Class E, Class F or Class R Certificates will be used to the extent necessary to restore the amount on deposit in the Reserve Fund to the Liquidity Amount. With respect to each of the remaining Classes, after the Certificate Principal Amounts of the Class A, Class B and Class C Certificates have been reduced to zero, and so long as the Class D Certificates are outstanding, the Liquidity Amount will be available only to ensure (i) payments of interest due on the Class D Certificates pursuant to clauses Sixteenth and Seventeenth under priorities for distribution of the Available Distribution Amount for Mortgage Loan Groups 3 and 4 (see "-- Allocation Among Classes") and (ii) distributions of Optimal Mortgage Loan Principal then payable or past due on the Class D Certificates, and any amounts otherwise payable with respect to the Class E, Class F or Class R Certificates will be used to the extent necessary to restore the amount on deposit in the Reserve Fund to the Liquidity Amount. With respect to each of the remaining Classes, after the Certificate Principal Amounts of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, and so long as the Class E Certificates are outstanding, the Liquidity Amount will be available only to ensure (i) payments of interest due on the Class E Certificates pursuant to clauses Twenty-first and Twenty-second under priorities for distribution of the Available Distribution Amount for Mortgage Loan Groups 3 and 4 (see "-- Allocation Among Classes") and (ii) distributions of Optimal Mortgage Loan Principal then payable or past due on the Class E Certificates, and any amounts otherwise payable with respect to the Class F and Class R Certificates will be used to the extent necessary to restore the amount on deposit in the Reserve Fund to the Liquidity Amount. In no instance will the amount of Reserve Fund draws (net of reimbursed draws) allocable to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates on any Distribution Date exceed the Eligible Multifamily Reserve Fund Amount for such Distribution Date.

    To the extent that the Trustee  determines  on any  Distribution  Date that, after giving effect to any advances of taxes, insurance, Property Protection Expenses or Senior Lien Advances, there are insufficient funds then available for withdrawal from the Reserve Fund to cover all delinquencies and losses on the Mortgage Loans and all desired Primary Basis Risk Amounts, the funds that are available from the Reserve Fund will be allocated between Credit Reserve Fund Draw Amounts and Primary Basis Risk Amounts by:

        (i) determining the REMIC Rate Shortfall for each Class of Floating Rate Certificates;

        (ii) applying the Group Available Funds for each Mortgage Loan Group and the Amount Held for Future Distribution allocated thereto to the applicable priorities set forth under "-- Distributions -- Allocation Among Classes"
    (but reducing the applicable Pass-Through Rates for the Floating Rate Certificates to the related REMIC Pass-Through Rates, the amount of such reduction for each Class being the REMIC Rate Shortfall for such Class) and determining any remaining shortfalls in required distributions to each Class of Offered Certificates (any such shortfall being the credit shortfall for each such Class); and

        (iii) determining the amounts that may be withdrawn from the Reserve Fund for each Class in accordance with the first paragraph under this subheading applying such amounts to such REMIC Rate Shortfalls and credit shortfalls in the same sequence as they arise under the priorities set forth under "-- Distributions -- Allocation Among Classes" (in the case of Floating Rate Certificates, allocating such amount for each Class first to a draw for Basis Risk (in the amount up to any REMIC Rate Shortfall for such Class), as a Primary Basis Risk Amount, and thereafter to a Credit Reserve Fund Draw Amount with respect to such Class).

    The resulting Primary Basis Risk Amount, together with the Current Credit Deposit Amount, will constitute the Basis Risk Reserve Fund Draw Amount. The Basis Risk Reserve Fund Draw Amount and Credit Reserve Fund Draw Amount will be the total draw on the Reserve Fund for such Distribution Date (other than draws for servicing advances, reimbursement of expenses, Senior Lien Advances and similar matters). The excess, if any, for any Class of Floating Rate Certificates of (i) the REMIC Rate Shortfall for such Class over (ii) the Basis Risk Reserve Fund Draw Amount allocated thereto is the Uncovered Basis Risk Shortfall for such Class, and will reduce the Class Interest Distribution Amount thereof as described under "-- Distributions -- Basis Risk."

    The Reserve Fund will be restored from Current Credit Deposit Amounts to cover Basis Risk Reserve Fund Draw Amounts for any related Class as described under "-- Distributions -- Regular Interests" prior to making any distribution to any Class which is subordinate to such Class. Therefore, no distributions will be made with respect to the Class B, Class C, Class D, Class E or Class F Certificates so long as the Class A-1 or Class A-3 Certificates have any Uncovered Basis Risk Shortfall (except, as to the Class A-1 Certificates, under the remote circumstances that the Reserve Fund, after deposit of such Current Credit Deposit Amounts, has insufficient funds from the Initial Deposit and from deposit of payments on Eligible Multifamily Mortgage Loans to cover such Uncovered Basis Risk Shortfall).

Collateral Security Agreement

    The Initial Deposit will be held in the Reserve Fund in accordance with the terms of the Collateral Security Agreement. The Seller will have no obligation to deposit in the Reserve Fund any amounts in respect of any distributions it may have received or to make any other deposits subsequent to the Initial Deposit, regardless of whether amounts in the Reserve Fund are sufficient to ensure payment of principal and interest on the Classes of Offered Certificates. The conditions for the release of amounts in the Reserve Fund to the Seller will be set forth in the Collateral Security Agreement and shall be in accordance with the requirements established by the Rating Agencies for the maintenance of the initial ratings of the Offered Certificates.

    The Collateral Security Agreement will require that the Seller grant to the Collateral Agent a security interest in the Reserve Fund. The RTC has adopted a resolution to the effect that it will take no action in its capacity as conservator or receiver of each of the Depository Institutions (or any successors thereto) that would repudiate or impair the creation of a security interest in any property of the Seller, including the Reserve Fund, granted in connection with the offer and sale of the Offered Certificates.

    The Collateral Security Agreement will provide that, with the approval of the Rating Agencies, at the option of the Seller, the Reserve Fund can be replaced, in whole or in part, with a form of credit enhancement that is, or is invested in, securities or obligations which are backed by the full faith and credit of the United States of America, provided that such replacement does not result in the withdrawal or downgrade of the then current rating or ratings of the Offered Certificates by the Rating Agencies.

    The Collateral Security Agreement will provide that the assets held in the Reserve Fund can be sold by the Seller to third parties, subject to the lien in favor of the Collateral Agent, on the condition that such transfer be approved by the Rating Agencies consistent with the maintenance of the initial ratings on the Offered Certificates.

    The institution serving as Trustee will also serve as Collateral Agent under the Collateral Security Agreement.

Subordination of the Class B, Class C, Class D, Class E and Class F Certificates

    Distributions of interest and principal with respect to the Class B, Class C, Class D, Class E and Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class A-3 and Class A-4 Certificates to the extent that (i) no distribution of interest or principal is permitted to be made with respect to the Class B, Class C, Class D, Class E and Class F Certificates on any Distribution Date until interest and principal then payable to the Class A-3 and Class A-4 Certificates have been paid and (ii) so long as any Class A Certificates remain outstanding, no distribution of interest or principal is permitted to be made with respect to the Class B, Class C, Class D, Class E or Class F Certificates on any Distribution Date for so long as the amount on deposit in the Reserve Fund (after giving effect to any withdrawal therefrom on such Distribution Date) is equal to or less than the Liquidity Amount, to the effect that any funds then available in the Reserve Fund are preserved for the Holders of the Class A Certificates or servicing advances, and any amounts otherwise available for distribution to the Holders of the Class B, Class C, Class D, Class E or Class F Certificates are deposited into the Reserve Fund to the extent needed to restore it to the Liquidity Amount.

    Distributions of interest and principal with respect to the Class C, Class D, Class E and Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class B Certificates to the extent that (i) no distribution of interest or principal is permitted to be made with respect to the Class C, Class D, Class E and Class F Certificates on any Distribution Date until interest and principal then payable to the Class B
Certificates have been paid and (ii) so long as any Class A or Class B Certificates remain outstanding, no distribution of interest or principal is permitted to be made with respect to the Class C, Class D, Class E or Class F Certificates on any Distribution Date until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    Distributions of interest and principal with respect to the Class D, Class E and Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class C Certificates to the extent that (i) no distribution of interest or principal is permitted to be made with respect to the Class D, Class E and Class F Certificates on any Distribution Date until interest and principal then payable to the Class C Certificates have been paid and (ii) so long as any Class A, Class B or Class C Certificates remain outstanding, no distribution of interest or principal is permitted to be made with respect to the Class D, Class E and Class F Certificates on any Distribution Date until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    Distributions of interest and principal with respect to the Class E and Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class D Certificates to the extent that (i) no distribution of interest or principal is permitted to be made with respect to the Class E and Class F Certificates on any Distribution Date until interest and principal then payable to the Class D Certificates have been paid and (ii) so long as any Class A, Class B, Class C or Class D Certificates remain outstanding, no distribution of interest or principal is permitted to be made with respect to the Class E and Class F Certificates on any Distribution Date until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    Finally, distributions of interest and principal with respect to the Class F Certificates will be subordinate to distributions of interest and principal with respect to the Class E Certificates to the extent that (i) no distribution of interest or principal is permitted to be made with respect to the Class F Certificate on any Distribution Date until interest and principal then payable to the Class E Certificates have been paid and (ii) so long as any Class A, Class B, Class C, Class D or Class E Certificates remain outstanding, no distribution of interest or principal is permitted to be made with respect to the Class F Certificates on any Distribution Date until the amount in the Reserve Fund is restored to at least the Liquidity Amount.

    The allocation of funds otherwise payable to subordinate Classes so as to restore the amount on deposit in the Reserve Fund to the Liquidity Amount, described in each of the five preceding paragraphs, will be limited to the extent that, if the Class A-1, Class A-2A, Class A-2B or Class A-2C Certificates are the only Class A Certificates then outstanding, any deposit to the Reserve Fund may be made only with funds from Eligible Multifamily Mortgage Loans.

    All amounts with respect to the Group 1 and Group 2 Mortgage Loans which are available for distribution will be allocated first to interest and principal then distributable with respect to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates and only thereafter will be available for application to amounts then distributable with respect to the other Classes of Offered Certificates. Principal distributable on the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates generally will include all principal received, due (other than Balloon Payments) but not received, or deemed to be due, on the Group 1 and Group 2 Mortgage Loans. No amounts with respect to the Group 3 and Group 4 Mortgage Loans will be available to make distributions on the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates. As a result, the Class B, Class C, Class D, Class E or Class F Certificates could be entitled to distributions from payments received with respect to Group 3 and Group 4 Mortgage Loans at times when payments on the Group 1 and Group 2 Mortgage Loans are insufficient to pay in full amounts currently payable on the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates. This result could only occur, however, where on any Distribution Date the cumulative amount of Reserve Fund draws (net of reimbursed advances) exceeds the sum of the Initial Deposit and the cumulative amount of Reserve Fund deposits (other than reimbursements of advances) from cash flows on Eligible Multifamily Mortgage Loans. Even in the absence of shortfalls in payments on the Group 1 and Group 2 Mortgage Loans, if the rate of principal payments on the Group 3 and Group 4 Mortgage Loans is sufficiently faster than the rate of principal payments on the Group 1 and Group 2 Mortgage Loans, the Class B, Class C, Class D, Class E or Class F Certificates could be entitled to distributions of Optimal Mortgage Loan Principal for Mortgage Loan Groups 3 and 4 at times when the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates are still outstanding.

Amendment

    The Agreement will provide that it may be amended by the Seller, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Offered Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement;
provided that such action will not, as evidenced by an opinion of counsel acceptable to the Seller and the Trustee, adversely affect in any material respect the interests of any Certificateholder. The Agreement will also provide that it may be amended by the Seller, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than 66 2/3% of each Class of Offered Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement will provide that the Seller, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

    No amendment may be made to the Agreement unless the Master Servicer, the Special Servicer or the Trustee will have received an opinion of counsel acceptable to them to the effect that such amendment will not cause the REMIC Pool to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

Termination; Repurchase of Mortgage Loans

    The obligations of the parties to the Agreement will terminate upon: (i) the purchase of all of the assets of the Trust Fund, as described herein under "-- Optional Termination;" (ii) the later of (a) the distribution to
Certificateholders of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. The Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder, and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

Reports to Certificateholders

Trustee Reports

    Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder and to the Seller, the Master Servicer and each Underwriter, a statement setting forth, to the extent applicable: (i) the amount, if any, of such distribution to the Holders of each Class of Offered Certificates applied to reduce the respective Certificate Principal Amounts thereof; (ii) the amount of such distribution to Holders of each Class of Offered Certificates allocable to (a) interest accrued at the respective Pass-Through Rates, (b) any Class Unpaid Interest Shortfall included in such distribution and (c) any remaining Class Unpaid Interest Shortfall after giving effect to such distribution; (iii) the amount of Deferred Interest allocated to such Class; (iv) the aggregate Scheduled Principal Balance of the Mortgage Loans in each Mortgage Loan Group at the close of business on such Distribution Date, identifying the total amount of any Deferred Interest;
(v) the aggregate amount of any transfers from the Reserve Fund included in payments distributed to the Certificateholders (separately identifying the portion thereof representing a Basis Risk Reserve Fund Draw Amount, a Credit Reserve Fund Draw Amount and a Senior Lien Advance) and the amount of any principal on the Mortgage Loans that was used or otherwise allocated to pay interest on the Offered Certificates; (vi) the number and aggregate principal balance of Mortgage Loans in each Mortgage Loan Group (a) delinquent one month,
(b) delinquent two or more months and (c) as to which foreclosure proceedings have been commenced; (vii) with respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the Scheduled Principal Balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;
(viii) as of the related Determination Date (a) the book value of any REO Property, (b) as to any REO Property sold during the related Due Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination") and the amount of the proceeds of such sale deposited into the Collection Account, and (c) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Due Period and credited to the Collection Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (ix) the aggregate Certificate Principal Amount of each Class of Offered Certificates before and after giving effect to the distribution made on such Distribution Date, separately identifying any increase in the Certificate Principal Amount of each such Class of Certificates due to Deferred Interest; (x) the aggregate amount of Principal Prepayments in each of the Mortgage Loan Groups made during the related Prepayment Period; (xi) the aggregate Class Unpaid Interest Shortfall remaining undistributed, if any, for each Class of Offered Certificates after giving effect to the distribution made on such Distribution Date; (xii) the Pass-Through Rate applicable to each Class of Offered Certificates for such Distribution Date; (xiii) a summary of any modifications, waivers, amendments or consents and the bases therefor as described under "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" herein; (xiv) the aggregate amount remaining in the Reserve Fund after giving effect to the distribution made on such Distribution Date; (xv) the number of outstanding Mortgage Loans and the aggregate Scheduled Principal Balance of the Mortgage Loans in each of the Mortgage Loan Groups; (xvi) the aggregate amount of servicing fees retained by or paid to the Master Servicer and the Special Servicer; and (xvii) the amount of "Realized Losses" (i.e., the losses incurred in connection with any Mortgage Loan as to which a Final Recovery Determination has been made), if any, incurred with respect to the Mortgage Loans in each Mortgage Loan Group. In the case of information furnished pursuant to subclauses (i), (ii) and (x) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate.

    Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Person who at any time during the calendar year was a Holder of an Offered Certificate a statement containing the information set forth in subclauses (i) and (ii) only above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code.

Master Servicer Reports

    On the Distribution Date occurring in December 1994, and on every third Distribution Date thereafter, the Master Servicer will prepare and deliver to the Trustee, and the Trustee will forward to each Certificateholder, a report setting forth certain summary information included in Exhibits A through D to this Prospectus, based on the current Scheduled Principal Balances of the Mortgage Loans as of the related Determination Date.

Portfolio Performance Reports

    On or about the 10th day of each month, commencing no later than January 1995, the Master Servicer will prepare a "Portfolio Performance Report" with respect to the Mortgage Loans and deliver such report to the Seller. Such report will be prepared in part based on information provided to the Master Servicer each month by the Special Servicer with respect to Specially Serviced Mortgage Loans. Such report will set forth detailed information with respect to the delinquency status of the Mortgage Loans in each Mortgage Loan Group and for the aggregate of all Mortgage Loans, including, among other things, the following:
(i) number of days delinquent (ranging from less than one month to over two years) and causes of servicing transfers, (ii) delinquency status by state, including the five states with the largest delinquency concentrations, (iii) delinquency status by property type, (iv) delinquency status by state and property type, (v) Mortgage Loans returned to the Master Servicer, with and without modifications, (vi) Mortgage Loans liquidated, including by payment in full, discounted pay-off, sale of the Mortgage Loan, repurchase for breach of representations and warranties and sale of REO property and (vii) REO property by state and property type.

    The Seller will furnish a copy of each monthly Portfolio Performance Report to the Trustee and will make each such report available to Certificateholders and other interested persons in its public reference room located at its principal offices in Washington, D.C.

    A prototype of a Portfolio  Performance Report is attached hereto as Exhibit
K. The prototype is likely to be revised by the Seller and the Master Servicer from time to time during the initial period following the Closing Date.

Trustee and Collateral Agent

    The Trustee and the Collateral Agent will be State Street Bank and Trust Company, a banking corporation, organized and existing under the laws of the Commonwealth of Massachusetts with a principal office at 225 Franklin Street, Boston, MA 02110.

Optional Termination

    The Master Servicer, the Holders of the Class R Certificates, the owner of the Reserve Fund or, if all Mortgage Loans are then Specially Serviced Mortgage Loans, the Special Servicer, may effect a termination of the Trust Fund on any Distribution Date after the date on which the aggregate Certificate Principal Amount of the Offered Certificates is reduced to less than 10% of the initial aggregate Certificate Principal Amount of the Offered Certificates, by purchasing all the assets of the Trust Fund at a purchase price, payable in cash, equal to the greater of: (x) 100% of the outstanding aggregate unpaid principal balances of the Mortgage Loans plus accrued and unpaid interest thereon to, but not including, the respective first Due Date following the Due Period related to the Prepayment Period in which such repurchase occurs plus the fair market value of all other property included in the Trust Fund; and (y) the aggregate fair market value of the Mortgage Loans (including any other property in the Trust Fund) as of the date of repurchase, determined as provided in the Agreement. The proceeds of such sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Such sale will effect a termination of the Trust Fund and an early retirement of the Offered Certificates. Such sale and consequent termination of the REMIC must constitute a "qualified liquidation" of the REMIC under Section 860F of the Code.

                                 USE OF PROCEEDS

    The net proceeds from the sale of the Offered Certificates will be used by the Seller either to provide liquidity for the Depository Institutions contributing the Mortgage Loans underlying the Certificates or for general RTC corporate purposes.

                             DEPOSITORY INSTITUTIONS

    The Mortgage Loans were acquired by the Seller in its corporate capacity and its capacity as conservator or receiver, as the case may be, of approximately 238 Depository Institutions. As conservator or receiver of Depository Institutions, the Seller has the power to enter into binding agreements for the sale of assets of the respective Depository Institutions, including the Mortgage Loans contributed thereby. See "THE RESOLUTION TRUST CORPORATION" herein.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

    The Mortgage Loans are adjustable and fixed rate, amortizing and Balloon Payment mortgage loans. Substantially all of the Mortgage Loans are not insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

    Each Mortgage Loan included in the Trust Fund is evidenced by a Note and is secured primarily by a first lien on (or: (i) in the case of 90 Mortgage Loans having an aggregate Scheduled Principal Balance of $26,952,408, representing 2.37% of the Mortgage Pool by Scheduled Principal Balance as of the Cut-Off Date, by second liens on Mortgaged Properties with respect to which the related first liens are not included in the Mortgage Pool; (ii) in the case of four Mortgage Loans having an aggregate Scheduled Principal Balance of $2,947,441, representing 0.26% of the Mortgage Pool by Scheduled Principal Balance as of the Cut-Off Date, by third liens on Mortgaged Properties with respect to which the related first and second liens are not included in the Mortgage Pool; and (iii) in the case of five Mortgage Loans having an aggregate Scheduled Principal
Balance of $311,273, representing 0.03% of the Mortgage Pool by Scheduled Principal Balance as of the Cut-Off Date, by liens on Mortgaged Properties for which the lien position is unknown), or is an Installment Contract for the sale of, a Mortgaged Property located in one of approximately 42 states and the District of Columbia.

    Four Mortgage Loans having an aggregate Scheduled Principal Balance of approximately $443,038, representing 0.04% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, will be Specially Serviced Mortgage Loans as of the Closing Date if no Monthly Payments are received on such Mortgage Loans from the Cut-Off Date to the Closing Date because each of such Mortgage Loans will then have a payment which is more than 60 days past due. None of these Mortgage Loans are among the 50 largest Mortgage Loans in either Mortgage Loan Groups 1 and 2 or Mortgage Loan Groups 3 and 4.

    79 Mortgage Loans having an aggregate Scheduled Principal Balance of approximately $28,483,599, representing 2.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, are Matured Performing Mortgage Loans. Such Mortgage Loans will be Specially Serviced Mortgage Loans as of the Closing Date. None of these Mortgage Loans are among the 50 largest Mortgage Loans in Mortgage Loan Groups 1 and 2. Two of these Mortgage Loans, having an aggregate Scheduled Principal Balance as of the Cut-Off Date of $4,897,849, are among the 50 largest Mortgage Loans in Mortgage Loan Groups 3 and 4.

    Some of the Mortgage Loans ("Simple Interest Loans") provide that the Monthly Payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such Monthly Payment is received and the balance thereof is applied to principal, and other Mortgage Loans provide for payment of interest in advance rather than in arrears.

    A significant number of the Mortgage Loans are secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the Borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents" herein.

    A substantial portion of the Mortgage Loans are "non-recourse" loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of default by the obligor (the "Borrower") on the related promissory note (the "Note"), the Trustee (or the Special Servicer acting pursuant to the Agreement) may look only to the related Mortgaged Properties (including any assignments of leases of the Mortgaged Properties) and any other collateral security (and not to the Borrower's other assets) for satisfaction of the amounts due on the affected Mortgage Loans. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Anti-Deficiency Legislation" herein.

    Some of the Mortgage Loans also have Notes which may provide the holder thereof with the right to call such Notes at times specified therein. The Agreement provides, however, that the Trustee will not exercise its right to call any such Note unless the Special Servicer directs the Trustee to exercise such right in connection with a default under such Note.

    Substantially all of the Mortgage Loans do not provide either for any lockout period in which prepayments are prohibited or for any prepayment premium, penalty or charge in connection with the prepayment thereof, or if such provisions were included in the Notes they have expired. A substantial majority of the Mortgages also contain "due-on-sale" clauses. Such a clause permits the lender to accelerate the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the Mortgaged Property or the Borrower's interest in the Mortgaged Property. The Agreement obligates the Master Servicer or the Special Servicer, as the case may be, to determine, in accordance with the applicable provisions of the Agreement, whether to enforce such "due-on-sale" clauses. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" herein.

    One Mortgage Loan, having a Scheduled Principal Balance of approximately $406,761, representing 0.04% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, is a "wraparound" mortgage loan. A
"wraparound" mortgage loan is one that is secured by real property on which there exists a senior mortgage and whose principal balance equals the aggregate of the principal amount of the loan secured by the senior mortgage plus the principal amount of the loan funded by the wraparound (or junior) lender. The Agreement will require the Master Servicer to remit timely the portion of each related Monthly Payment that is payable to the senior mortgagee in accordance with the provisions of each such "wraparound" mortgage loan or otherwise.

    The adjustable rate Mortgage Loans bear interest at a per annum rate which is adjusted periodically to equal the index ("Index") plus or minus, in most cases, a fixed percentage set forth in the related Note (the "Margin"), the sum of which may be subject to a rounding convention provided for in the related Note, subject, however, to certain limitations described below. The respective Index on which each such adjustment will be based, and the intervals between the dates of such adjustments (each such date, an "Adjustment Date"; the first Adjustment Date with respect to each adjustable rate Mortgage Loan is hereinafter referred to as the "First Adjustment Date") are described in Exhibits A, B, C, D and E hereto.

    Certain of the adjustable rate Mortgage Loans originally provided for an Index based on a prime rate or cost of funds quoted by a financial institution or other Index which no longer exists. In many instances, the related Notes make no provision for an alternative Index or provide that, if the Index becomes unavailable, the lender will select an alternative index based on comparable information. As to such Notes, the Seller will select an index which it has concluded is based on information comparable to that on which the original Index was based. Furthermore, in the event that such alternative index results in a higher Mortgage Interest Rate, any resulting increase in the Monthly Payment may increase the likelihood of delinquency or default under the related Mortgage Loan.

    Two of the Group 1 Mortgage Loans, four of the Group 2 Mortgage Loans, three of the Group 3 Mortgage Loans and two of the Group 4 Mortgage Loans, collectively representing approximately 0.46% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, bear interest as of the Cut-Off Date at rates lower than their Floor Interest Rates. It is expected that, following the related Servicing Transfer Date, such Mortgage Loans will be serviced in accordance with their terms, including their Floor Interest Rates. In the event that enforcement of the applicable Floor Interest Rate results in a higher Mortgage Interest Rate, any resulting increase in the Monthly Payment may increase the likelihood of delinquency or default under the related Mortgage Loan.

    As to all adjustable rate Mortgage Loans, if the respective Index set forth in each Note becomes unavailable, and the related Note provides for no alternative Index, the Master Servicer will select an alternative index based on comparable information and such alternative index will become the Index.

The Mortgage Pool

    The Mortgage Pool will consist of approximately 2,115 Mortgage Loans, which had an approximate aggregate original principal balance of $1,292,328,196 and had an approximate aggregate Scheduled Principal Balance as of the Cut-Off Date of $1,138,319,146. Of these Mortgage Loans:

        (i) 352 Mortgage Loans are Group 1 Mortgage Loans with an approximate aggregate original principal balance of $250,898,308 and an approximate aggregate Scheduled Principal Balance as of the Cut-Off Date of $217,244,863 (subject to a permitted variance of plus or minus 5%), representing approximately 19.08% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date; the Group 1 Mortgage Loans are generally subject to lower Floor Interest Rates than the adjustable rate Group 2 Mortgage Loans or no Floor Interest Rates; the Group 1 Mortgage Loans consist of adjustable rate Mortgage Loans secured by multifamily residential properties;

        (ii) 516 Mortgage Loans are Group 2 Mortgage Loans with an approximate aggregate original principal balance of $310,005,625 and an approximate aggregate Scheduled Principal Balance as of the Cut-Off Date of $289,490,463 (subject to a permitted variance of plus or minus 5%), representing approximately 25.43% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date; a portion of the Group 2 Mortgage Loans have fixed interest rates (or, in limited cases, are subject to increases or decreases by fixed amounts after the Cut-Off Date based on predetermined schedules) for the remaining terms of the loans and the remaining portion of the Group 2 Mortgage Loans have adjustable interest rates subject to Floor Interest Rates of at least 8.375% per annum; the Group 2 Mortgage Loans are secured by multifamily residential properties;

        (iii) 600 Mortgage Loans are Group 3 Mortgage Loans with an approximate aggregate original principal balance of $309,656,799 and an approximate aggregate Scheduled Principal Balance as of the Cut-Off Date of $265,858,475 (subject to a permitted variance of plus or minus 5%), representing approximately 23.36% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date; the Group 3 Mortgage Loans are generally subject to lower Floor Interest Rates than the adjustable rate Group 4 Mortgage Loans or no Floor Interest Rates; and

        (iv) 647 Mortgage Loans are Group 4 Mortgage Loans with an approximate aggregate original principal balance of $421,767,465 and an approximate aggregate Scheduled Principal Balance as of the Cut-Off Date of $365,725,345 (subject to a permitted variance of plus or minus 5%), representing approximately 32.13% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date; a portion of the Group 4 Mortgage Loans have fixed interest rates (or, in limited cases, are subject to increases or decreases by fixed amounts after the Cut-Off Date based on predetermined schedules) for the remaining terms of the loans and the remaining portion of the Group 4 Mortgage Loans have adjustable interest rates subject to Floor Interest Rates of at least 8.375% per annum.

    In addition, the Mortgage Pool will contain two additional Mortgage Loans (each, an "Excess Cash Flow Mortgage Loan") with approximate Scheduled Principal Balances as of the Cut-Off Date of $250,000 and $435,107, respectively. The first Excess Cash Flow Mortgage Loan does not bear interest, and the payment of the principal amount of this Mortgage Loan will be made only from a portion of either (a) the net appreciated value of the property upon sale, condemnation, total casualty loss, default or maturity or (b) the net refinancing proceeds upon the refinancing of the underlying property. The second Excess Cash Flow Mortgage Loan is a second lien purchase money note, payments on which are contingent on the payment in full of the first lien purchase money note and the payment of a designated amount to the borrower as a return of equity. Due to these contingencies, no payments on the Excess Cash Flow Mortgage Loans have been anticipated in connection with making distributions on the Certificates, no amounts will be withdrawn from the Reserve Fund, and no expenses will be paid, in connection with the Excess Cash Flow Mortgage Loans. Moreover, the only representations and warranties that the Seller will make with respect to the Excess Cash Flow Mortgage Loans are those described in clauses (viii) and (xv) of the first paragraph under "Representations and Warranties" below. Any payments of principal received on the Excess Cash Flow Mortgage Loans will be deposited into the Collection Account and distributed with respect to the Certificates as described above under "DESCRIPTION OF THE CERTIFICATES -- Allocation Among Classes."

    Exhibit E hereto sets forth certain information with respect to the Mortgage Pool as a whole.

    Exhibit F hereto sets forth certain information with respect to Mortgage Loans secured by properties located in Southern California.

    Exhibits H and I hereto set forth certain characteristics of the 50 largest Mortgage Loans included in Mortgage Loan Groups 1 and 2 and Mortgage Loan Groups 3 and 4, respectively.

    Because payments on all Classes of Offered Certificates may be affected by the performance of Mortgage Loans in a Mortgage Loan Group other than the Mortgage Loan Group directly supporting payments on a particular Class, prospective investors are urged to review the information contained herein for all Mortgage Loan Groups.

Group 1 Mortgage Loans

    All of the Group 1 Mortgage Loans are Eligible Multifamily Mortgage Loans. All of the Group 1 Mortgage Loans are adjustable rate mortgage loans ("ARMs"). The Mortgage Interest Rate on any such ARM may adjust (as is generally the case for Mortgage Loans for which the Index is a prime rate) as the Index on which it is based adjusts or may be fixed until the First Adjustment Date set forth in the related Note, adjusting on the First Adjustment Date, and generally at one month, six month, twelve month, three year or five year intervals thereafter (in each case as described in the related Note). The Mortgage Interest Rate on the Group 1 Mortgage Loans will be adjusted to a rate equal to an Index plus or minus the Margin set forth in the related Note; provided, however, that the adjustments of the Mortgage Interest Rates are subject to rounding (as described in "-- General" above), to lifetime maximum rates ("Maximum Rates") and Floor Interest Rates set forth in the related Note and, with respect to certain of the Group 1 Mortgage Loans, to periodic Mortgage Interest Rate adjustment caps or floors. The Group 1 Mortgage Loans are subject to Floor Interest Rates which are generally less than 8.375% per annum or to no Floor Interest Rates. The Index set forth in a Note may be a constant maturity treasury index, a bond equivalent treasury yield index, a rate of interest based on a cost of funds index, a rate of interest based on the prime rate quoted by a financial institution, a rate of interest based on a Federal Home Loan Bank ("FHLB") rate of interest, LIBOR or another index. The Index applicable to a Note is set forth therein. The adjustments to the Mortgage Interest Rates for the Group 1 Mortgage Loans may occur as the Index changes or may be based on the Index available a specified number of days prior to the Adjustment Date (a "Look-Back Period") or on the most recently published Index as of each Adjustment Date. None of the Group 1 Mortgage Loans is convertible into a fixed rate Mortgage Loan.

    The Group 1 Mortgage Loans may provide for adjustment of the rate of interest which becomes due for each such Mortgage Loan on each Due Date (with respect to any Mortgage Loan in the Mortgage Pool, the "Payment Rate") on dates that occur on the related Adjustment Dates for the Mortgage Interest Rates (which is the rate at which interest accrues on the related Mortgage Loans) or at some other frequency (each, a "Payment Adjustment Date"). The Adjustment Date for a given Group 1 Mortgage Loan in many cases differs from the Payment Adjustment Date for such Group 1 Mortgage Loan. Accordingly, the Payment Rates of such Mortgage Loans may be less than or greater than the related Mortgage Interest Rates during certain periods. Any excess of the interest accrued on a Mortgage Loan at the Mortgage Interest Rate over accrued interest that becomes due on such Mortgage Loan at the Payment Rate is deferred ("Deferred Interest") and is added to the principal balance of such Mortgage Loan. Conversely, if the Payment Rate is greater than the Mortgage Interest Rate on a Mortgage Loan, such Mortgage Loan will positively amortize. The Deferred Interest accrued on any of the Group 1 Mortgage Loans will be payable on or before the stated maturity of the Mortgage Loan.

    The Group 1 Mortgage Loans generally provide for a Monthly Payment that is recalculated to an amount that would be sufficient to amortize fully the unpaid principal balance of such Mortgage Loan generally over the remainder of the original amortization term, at the Mortgage Interest Rate for such Mortgage Loan in effect on such Payment Adjustment Date; provided, however, that increases or decreases in the Monthly Payment may be limited to an amount specified in the related Note above or below the Monthly Payment in effect prior to the related Payment Adjustment Date (a "Group 1 Payment Adjustment Cap" and a "Group 1 Payment Adjustment Floor," respectively). Such Mortgage Loans may provide that the Group 1 Payment Adjustment Caps and Group 1 Payment Adjustment Floors will not apply every fifth year or at some other time interval, in each case at which time the Monthly Payment will be adjusted to an amount sufficient to amortize fully the outstanding principal balance of the Mortgage Loan at the then current Mortgage Interest Rate generally over the remainder of the original amortization term.

    With respect to approximately 21.08% of the aggregate Scheduled Principal Balance as of the Cut-Off Date of the Group 1 Mortgage Loans, the maximum principal balance which is permitted under the Note as a result of negative amortization (the "Maximum Negative Amortization Amount") is generally not permitted to exceed a specified maximum amount of 125% of the principal amount of the Mortgage Loan on the date of origination. With respect to approximately 50.18% of the aggregate Scheduled Principal Balance as of the Cut-Off Date of the Group 1 Mortgage Loans, no Maximum Negative Amortization Amount is specified. With respect to approximately 28.74% of the aggregate Scheduled
Principal Balance of the Group 1 Mortgage Loans as of the Cut-Off Date, no negative amortization is permitted. If the Maximum Negative Amortization Amount is exceeded as a result of Deferred Interest, the Borrower would be required to make an additional payment with its next Monthly Payment in an amount equal to the difference between the unpaid principal balance of the Mortgage Loan and the Maximum Negative Amortization Amount and, for so long as the unpaid principal balance of the Mortgage Loan is not less than the Maximum Negative Amortization Amount, the Monthly Payment would be adjusted to an amount that would be sufficient to amortize fully the unpaid principal balance of the Mortgage Loan at the then current Mortgage Interest Rate generally over the remainder of the original amortization term of such Mortgage Loan, without regard to the applicable Group 1 Payment Adjustment Cap. Generally, those Group 1 Mortgage Loans without negative amortization caps either may not create Deferred Interest or may fully re-amortize as described above.

    The Group 1 Mortgage Loans for which the lien status is known are secured by first liens (or by more junior liens where all related senior liens secure Mortgage Loans included in Mortgage Loan Group 1) on multifamily residential properties.

    All of the 46 Mortgage Loans in Mortgage Loan Group 1 that have a debt service coverage ratio known to be at or below 1.0, representing approximately 15.81% of the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-Off Date, nevertheless meet the representation of the Seller that, as of the Cut-Off Date, all Monthly Payments due on or before June 1, 1994 have been made. For further information regarding the debt service coverage ratios of the Mortgage Loans, including information regarding Mortgage Loans as to which such ratios were not calculated, see Exhibit G hereto.

    None of the Group 1 Mortgage Loans is secured in whole by a leasehold mortgage.

    Five of the Group 1 Mortgage Loans, representing approximately $1,192,833 or 0.55% of the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-Off Date, are Matured Performing Mortgage Loans.

    None of the Group 1 Mortgage Loans will be Specially Serviced Mortgage Loans as of the Closing Date if no Monthly Payments are received between the Cut-Off Date and the Closing Date.

    271 of the Group 1 Mortgage Loans, representing approximately $182,920,036 or 84.20% of the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the Counties of Contra Costa, Los Angeles, Orange, San Bernadino, San Diego, San Francisco or Santa Clara in the State of California.

    In addition, one of the Group 1 Mortgage Loans, representing approximately $632,963 or 0.29% of the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-Off Date, is a Seller- Originated Loan. Loans-to-Facilitate other than Seller-Originated Loans represent approximately $5,098,395 or 2.35% of the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-Off Date. 33 of the Group 1 Mortgage Loans, representing approximately $38,269,228 or 17.62% of the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, are Modified Mortgage Loans.

    The interest rate adjustment sensitivity of the Group 1 Mortgage Loans is affected by, among other things, the particular Indexes of the Mortgage Loans, the frequency of adjustments and applicable caps and floors.

    A description of certain additional characteristics of the Group 1 Mortgage Loans as of the Cut-Off Date, estimated as of the date of this Prospectus, is set forth in Exhibit A hereto.

Group 2 Mortgage Loans

    All of the Group 2 Mortgage Loans are Eligible Multifamily Mortgage Loans. Mortgage Loan Group 2 will consist of Mortgage Loans having Mortgage Interest Rates which are fixed (or, in limited cases, which increase or decrease by fixed amounts after the Cut-Off Date on a predetermined schedule) and Mortgage Loans having Mortgage Interest Rates which are adjustable, but subject to a Floor Interest Rate of at least 8.375% per annum. Each of the fixed rate Group 2 Mortgage Loans bears interest at a fixed rate per annum (or, in limited cases, at a rate which increases or decreases by fixed amounts after the Cut-Off Date on a predetermined schedule), as set forth in the related Note or was an adjustable rate Mortgage Loan which has converted to a fixed rate Mortgage Loan as provided in the related Note. Six of the fixed rate Group 2 Mortgage Loans provide for a Mortgage Interest Rate which changes periodically after the Cut-Off Date to predetermined fixed rates set forth in the related Note.

    The Mortgage Interest Rate on any adjustable rate Group 2 Mortgage Loan may adjust as the Index on which it is based adjusts or may be fixed until the First Adjustment Date set forth in the related Note, adjusting on the First Adjustment Date, and generally at one month, six month, twelve month, two year or three year intervals thereafter (in each case as described in the related Note). The Mortgage Interest Rate on adjustable rate Group 2 Mortgage Loans will be adjusted to a rate equal to an Index plus or minus the Margin set forth in the related Note; provided, however, that the adjustments of the Mortgage Interest Rates are subject to rounding (as described in "-- General" above), to Maximum Rates and Floor Interest Rates set forth in the related Note and, with respect to certain of the adjustable rate Group 2 Mortgage Loans, to periodic Mortgage Interest Rate adjustment maximums or floors. All of the 246 adjustable rate Group 2 Mortgage Loans are subject to a Floor Interest Rate of at least 8.375% per annum. The Index set forth in a Note may be a constant maturity treasury index, a bond equivalent treasury yield index, a rate of interest based on a cost of funds index, a rate of interest based on the prime rate quoted by a financial institution, a rate of interest based on FHLB rate of interest, LIBOR or another index. The Index applicable to a Note is set forth therein. The adjustments to the Mortgage Interest Rates for the adjustable rate Group 2 Mortgage Loans may occur as the Index changes or may be based on a Look-Back Period or on the most recently published Index as of each Adjustment Date. None of the adjustable rate Group 2 Mortgage Loans is convertible into a fixed rate Mortgage Loan.

    The adjustable rate Group 2 Mortgage Loans may provide for adjustment of the Payment Rates on Payment Adjustment Dates that occur on the related Adjustment Date for the Mortgage Interest Rates or at some other frequency. The Adjustment Date for a given adjustable rate Group 2 Mortgage Loan in many cases differs from the Payment Adjustment Date for such adjustable rate Group 2 Mortgage Loan. Accordingly, the Payment Rates of such Mortgage Loans may be less than or greater than the related Mortgage Interest Rates during certain periods, resulting in Deferred Interest which is added to the unpaid principal balances of the related Mortgage Loans (if the Payment Rate is less than the Mortgage Interest Rate) or positive amortization of such Mortgage Loans (if the Payment Rate is greater than the Mortgage Interest Rate). The Deferred Interest accrued on any of the adjustable rate Group 2 Mortgage Loans will be payable on or before the stated maturity of the Mortgage Loan.

    The adjustable rate Group 2 Mortgage Loans generally provide for a Monthly Payment that is recalculated to an amount that would be sufficient to amortize fully the unpaid principal balance of such Mortgage Loan generally over the remainder of the original amortization term, at the Mortgage Interest Rate for such Mortgage Loan in effect on such Payment Adjustment Date. However, increases or decreases in the Monthly Payment may be limited to an amount specified in the related Note above or below the Monthly Payment in effect prior to the related Payment Adjustment Date (a "Group 2 Payment Adjustment Cap" and a "Group 2 Payment Adjustment Floor," respectively). Such Mortgage Loans may provide that the Group 2 Payment Adjustment Caps and Group 2 Payment Adjustment Floors will not apply every fifth year or at some other time interval, in each case at which time the Monthly Payment will be adjusted to an amount sufficient to amortize fully the outstanding principal balance of the Mortgage Loan at the then current Mortgage Interest Rate generally over the remainder of the original amortization term.

    With respect to approximately 42.42% of the aggregate Scheduled Principal Balance as of the Cut-Off Date of the Group 2 Mortgage Loans, the Maximum Negative Amortization Amount is not generally permitted to exceed a specified maximum amount of 125% of the principal amount of the Mortgage Loan on the date of origination. With respect to approximately 5.84% of the aggregate Scheduled Principal Balance as of the Cut-Off Date of the Group 2 Mortgage Loans, no Maximum Negative Amortization Amount is specified. With respect to approximately 51.74% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date, no negative amortization is permitted. If the Maximum Negative Amortization Amount is exceeded as a result of Deferred Interest, the Borrower would be required to make an additional payment with its next Monthly Payment in an amount equal to the difference between the unpaid principal balance of the Mortgage Loan and the Maximum Negative Amortization Amount and, for so long as the unpaid principal balance of the Mortgage Loan is not less than the Maximum Negative Amortization Amount, the Monthly Payment would be adjusted to an amount that would be sufficient to amortize fully the unpaid principal balance of the Mortgage Loan at the then current Mortgage Interest Rate generally over the remainder of the original amortization term of such Mortgage Loan, without regard to the applicable Group 2 Payment Adjustment Cap. Generally, those adjustable rate Group 2 Mortgage Loans without negative amortization caps either may not create Deferred Interest or may fully re-amortize as described above.

    The Group 2 Mortgage Loans for which the lien status is known are secured by first liens (or by more junior liens where all related senior liens secure Mortgage Loans included in Mortgage Loan Group 2) on multifamily residential properties.

    All of the 51 Mortgage Loans in Mortgage Loan Group 2 that have a debt service coverage ratio known to be at or below 1.0, representing approximately 20.29% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date, nevertheless meet the representation of the Seller that, as of the Cut-Off Date, all Monthly Payments due on or before June 1, 1994 have been made. For further information regarding the debt service coverage ratios of the Mortgage Loans, including information regarding Mortgage Loans as to which such ratios were not calculated, see Exhibit G hereto.

    None of the Group 2 Mortgage Loans is secured in whole by a leasehold mortgage.

    Two of the Group 2 Mortgage Loans, representing approximately $169,013 or 0.06% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date, will be Specially Serviced Mortgage Loans as of the Closing Date if no Monthly Payments are received between the Cut-Off Date and the Closing Date. Neither of these Mortgage Loans is among the 50 largest Mortgage Loans in Mortgage Loan Groups 1 and 2.

    Seven of the Group 2 Mortgage Loans, representing approximately $943,673 or 0.33% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date, are Matured Performing Mortgage Loans.

    228 of the Group 2 Mortgage Loans, representing approximately $137,597,787 or 47.53% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the Counties of Los Angeles, Orange, San Diego or Solano in the State of California.

    In addition, 114 of the Group 2 Mortgage Loans, representing approximately $112,100,854 or 38.72% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date, are Seller- Originated Loans. Loans-to-Facilitate other than Seller-Originated Loans represent approximately $18,035,019 or 6.23% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date. 12 of the Group 2 Mortgage Loans, representing approximately $5,541,457 or 1.91% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, are Modified Mortgage Loans.

    With respect to the adjustable rate Group 2 Mortgage Loans in Mortgage Loan Group 2, the interest rate adjustment sensitivity is affected by, among other things, the particular Indexes of the Mortgage Loans, the frequency of adjustments and the applicable caps and floors.

    A description of certain additional characteristics of the Group 2 Mortgage Loans as of the Cut-Off Date, estimated as of the date of this Prospectus, is set forth in Exhibit B hereto.

Group 3 Mortgage Loans

    All of the Group 3 Mortgage Loans are ARMs. The Mortgage Interest Rate on any such ARM may adjust as the Index on which it is based adjusts or may be fixed until the First Adjustment Date set forth in the related Note, adjusting on the First Adjustment Date, and generally at one month, three month, six month, twelve month, two year, three year or five year intervals thereafter (in each case as described in the related Note). The Mortgage Interest Rate on the Group 3 Mortgage Loans will be adjusted to a rate equal to an Index plus or minus the Margin set forth in the related Note; provided, however, that the adjustments of the Mortgage Interest Rates are subject to rounding (as described in "-- General" above), to Maximum Rates and Floor Interest Rates set forth in the related Note and, with respect to certain of the Group 3 Mortgage Loans, to periodic Mortgage Interest Rate adjustment caps or floors. The Group 3 Mortgage Loans are subject to Floor Interest Rates which are generally less than 8.375% per annum or no Floor Interest Rates. The Index set forth in a Note may be a constant maturity treasury index, a bond equivalent treasury yield index, a rate of interest based on a cost of funds index, a rate of interest based on the prime rate quoted by a financial institution, a rate of interest based on a FHLB rate of interest, LIBOR or another index. The Index applicable to a Note is set forth therein. The adjustments to the Mortgage Interest Rates for the Group 3 Mortgage Loans may occur as the Index changes or may be based on a Look-Back Period or on the most recently published Index as of each Adjustment Date. One of the Group 3 Mortgage Loans, representing $4,899,660 or 1.84% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-off Date, is convertible into a fixed rate Mortgage Loan.

    The Group 3 Mortgage Loans may provide for adjustment of the Payment Rates on Payment Adjustment Dates that occur on the related Adjustment Dates for the Mortgage Interest Rates or at some other frequency. The Adjustment Date for a given Group 3 Mortgage Loan in many cases differs from the Payment Adjustment Date for such Group 3 Mortgage Loan. Accordingly, the Payment Rates of such Mortgage Loans may be less than or greater than the related Mortgage Interest Rates during certain periods, resulting in Deferred Interest which is added to the principal balances of the related Mortgage Loans (if the Payment Rate is less than the Mortgage Interest Rate) or positive amortization of such Mortgage Loan (if the Payment Rate is greater than the Mortgage Interest Rate). The Deferred Interest accrued on any of the Group 3 Mortgage Loans will be payable on or before the stated maturity of the Mortgage Loan.

    The Group 3 Mortgage Loans generally provide for a Monthly Payment that is recalculated to an amount that would be sufficient to amortize fully the unpaid principal balance of such Mortgage Loan generally over the remainder of the original amortization term, at the Mortgage Interest Rate for such Mortgage Loan in effect on such Payment Adjustment Date; provided, however, that increases or decreases in the Monthly Payment may be limited to an amount specified in the related Note above or below the Monthly Payment in effect prior to the related Payment Adjustment Date (a "Group 3 Payment Adjustment Cap" and a "Group 3 Payment Adjustment Floor," respectively). Such Mortgage Loans may provide that the Group 3 Payment Adjustment Caps and Group 3 Payment Adjustment Floors will not apply every fifth year or at some other time interval, in each case at which time the Monthly Payment will be adjusted to an amount sufficient to amortize fully the outstanding principal balance of the Mortgage Loan at the then current Mortgage Interest Rate generally over the remainder of the original amortization term.

    With respect to approximately 1.26% of the aggregate Scheduled Principal Balance as of the Cut-Off Date of the Group 3 Mortgage Loans, the Maximum Negative Amortization Amount is generally not permitted to exceed a specified maximum amount of 125% of the principal amount of the Mortgage Loan on the date of origination. With respect to approximately 36.62% of the aggregate Scheduled Principal Balance as of the Cut-Off Date of the Group 3 Mortgage Loans, no Maximum Negative Amortization Amount is specified. With respect to approximately 62.13% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-Off Date, no negative amortization is permitted. If the Maximum Negative Amortization Amount is exceeded as a result of Deferred Interest, the Borrower would be required to make an additional payment with its next Monthly Payment in an amount equal to the difference between the unpaid principal balance of the Mortgage Loan and the Maximum Negative Amortization Amount and, for so long as the unpaid principal balance of the Mortgage Loan is not less than the Maximum Negative Amortization Amount, the Monthly Payment would be adjusted to an amount that would be sufficient to amortize fully the unpaid principal balance of the Mortgage Loan at the then current Mortgage Interest Rate generally over the remainder of the original amortization term of such Mortgage Loan, without regard to the applicable Group 3 Payment Adjustment Cap. Generally, those Group 3 Mortgage Loans without negative amortization caps either may not create Deferred Interest or may fully re-amortize as described above.

    All of the 28 Mortgage Loans in Mortgage Loan Group 3 that have a debt service coverage ratio known to be at or below 1.0, representing approximately 5.78% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-Off Date, nevertheless meet the representation of the Seller that, as of the Cut-Off Date, all Monthly Payments due on or before June 1, 1994 have been made. For further information regarding the debt service coverage ratios of the Mortgage Loans, including information regarding Mortgage Loans as to which such ratios were not calculated, see Exhibit G hereto.

    16 of the Group 3 Mortgage Loans, representing approximately $22,456,774 or 8.45% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-Off Date, are secured in whole or in part by leasehold mortgages.

    One of the Group 3 Mortgage Loans, representing approximately $207,278 or 0.08% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-Off Date, will be a Specially Serviced Mortgage Loan as of the Closing Date if no Monthly Payments are received between the Cut-Off Date and the Closing Date. This Mortgage Loan is not among the 50 largest Mortgage Loans in Mortgage Loan Groups 3 and 4.

    19 of the Group 3 Mortgage Loans, representing approximately $6,712,788 or 2.52% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-Off Date, are Matured Performing Mortgage Loans.

    200 of the Group 3 Mortgage Loans, representing approximately $116,431,712 or 43.79% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the Counties of Los Angeles, Orange, San Bernardino or San Diego in the State of California.

    In addition, none of the Group 3 Mortgage Loans are Seller-Originated Loans. Loans-to-Facilitate other than Seller-Originated Loans represent approximately $5,128,558 or 1.93% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-Off Date. 40 of the Group 3 Mortgage Loans, representing approximately $36,984,436 or 13.91% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-Off Date, are Modified Mortgage Loans.

    The interest rate adjustment sensitivity of the Group 3 Mortgage Loans is affected by, among other things, the particular Indexes of the Mortgage Loans, the frequency of adjustments and applicable caps and floors.

    A description of certain additional characteristics of the Group 3 Mortgage Loans as of the Cut-Off Date, estimated as of the date of this Prospectus, is set forth in Exhibit C hereto.

Group 4 Mortgage Loans

    Mortgage Loan Group 4 will consist of Mortgage Loans having Mortgage Interest Rates which are fixed (or, in limited cases, which increase or decrease by fixed amounts after the Cut-Off Date on a predetermined schedule) and Mortgage Loans having Mortgage Interest Rates which are adjustable, but subject to a Floor Interest Rate of at least 8.375% per annum. Each of the fixed rate Group 4 Mortgage Loans bears interest at a fixed rate per annum (or, in limited cases, at a rate which increases or decreases by fixed amounts after the Cut-Off Date on a predetermined schedule), as set forth in the related Note or was an adjustable rate Mortgage Loan which has converted to a fixed rate Mortgage Loan or has passed its last Adjustment Date, and therefore provides for payments of interest at a fixed rate until maturity as provided in the related Note. Eight of the fixed rate Group 4 Mortgage Loans provide for a Mortgage Interest Rate which changes periodically after the Cut-Off Date to predetermined fixed rates set forth in the related Note.

    The Mortgage Interest Rate on any adjustable rate Group 4 Mortgage Loan may adjust as the Index on which it is based adjusts or may be fixed until the First Adjustment Date set forth in the related Note, adjusting on the First Adjustment Date, and generally at one month, six month, twelve month, three year or five year intervals thereafter (in each case as described in the related Note). The Mortgage Interest Rate on adjustable rate Group 4 Mortgage Loans will be adjusted to a rate equal to an Index plus or minus the Margin set forth in the related Note; provided, however, that the adjustments of the Mortgage Interest Rates are subject to rounding (as described in "-- General" above), to Maximum Rates and Floor Interest Rates set forth in the related Note and, with respect to certain of the adjustable rate Group 4 Mortgage Loans, to periodic Mortgage Interest Rate adjustment maximums or floors. All of the 43 adjustable rate Group 4 Mortgage Loans are subject to a Floor Interest Rate of at least 8.375% per annum. The Index set forth in a Note may be a constant maturity treasury index, a bond equivalent treasury yield index, a rate of interest based on a cost of funds index, a rate of interest based on the prime rate quoted by a financial institution, a rate of interest based on a FHLB rate of interest, LIBOR or another index. The Index applicable to a Note is set forth therein. The adjustments to the Mortgage Interest Rates for the adjustable rate Group 4 Mortgage Loans may occur as the Index changes or may be based on a Look-Back Period or on the most recently published Index as of each Adjustment Date. None of the adjustable rate Group 4 Mortgage Loans are convertible into fixed rate Mortgage Loans.

    The adjustable rate Group 4 Mortgage Loans may provide for adjustment of the Payment Rates on Payment Adjustment Dates that occur on the related Adjustment Dates for the Mortgage Interest Rates or at some other frequency. The Adjustment Date for a given adjustable rate Group 4 Mortgage Loan in many cases differs from the Payment Adjustment Date for such adjustable rate Group 4 Mortgage Loan. Accordingly, the Payment Rates of such Mortgage Loans may be less than or greater than the related Mortgage Interest Rates during certain periods, resulting in Deferred Interest which is added to the unpaid principal balances of the related Mortgage Loans (if the Payment Rate is less than the Mortgage Interest Rate) or positive amortization of such Mortgage Loans (if the Payment Rate is greater than the Mortgage Interest Rate). The Deferred Interest accrued on any of the adjustable rate Group 4 Mortgage Loans will be payable on or before the stated maturity of the Mortgage Loan.

    The adjustable rate Group 4 Mortgage Loans generally provide for a Monthly Payment that is recalculated to an amount that would be sufficient to amortize fully the unpaid principal balance of such Mortgage Loan generally over the remainder of the original amortization term, at the Mortgage Interest Rate for such Mortgage Loan in effect on such Payment Adjustment Date. However, increases or decreases in the Monthly Payment may be limited to an amount specified in the related Note above or below the Monthly Payment in effect prior to the related Payment Adjustment Date (a "Group 4 Payment Adjustment Cap" and a "Group 4 Payment Adjustment Floor," respectively). Such Mortgage Loans may provide that the Group 4 Payment Adjustment Caps and Group 4 Payment Adjustment Floors will not apply every fifth year or at some other time interval, in each case at which time the Monthly Payment will be adjusted to an amount sufficient to amortize fully the outstanding principal balance of the Mortgage Loan at the then current Mortgage Interest Rate generally over the remainder of the original amortization term.

    With respect to approximately 0.80% of the aggregate Scheduled Principal Balance as of the Cut-Off Date of the Group 4 Mortgage Loans, the Maximum Negative Amortization Amount is not generally permitted to exceed a specified maximum amount of 125% of the principal amount of the Mortgage Loan on the date of origination. With respect to approximately 1.92% of the aggregate Scheduled Principal Balance as of the Cut-Off Date of the Group 4 Mortgage Loans, no Maximum Negative Amortization Amount is specified. With respect to approximately 97.29% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date, no negative amortization is permitted. If the Maximum Negative Amortization Amount is exceeded as a result of Deferred Interest, the Borrower would be required to make an additional payment with its next Monthly Payment in an amount equal to the difference between the unpaid principal balance of the Mortgage Loan and the Maximum Negative Amortization Amount and, for so long as the unpaid principal balance of the Mortgage Loan is not less than the Maximum Negative Amortization Amount, the Monthly Payment would be adjusted to an amount that would be sufficient to amortize fully the unpaid principal balance of the Mortgage Loan at the then current Mortgage Interest Rate generally over the remainder of the original amortization term of such Mortgage Loan, without regard to the applicable Group 4 Payment Adjustment Cap. Generally, those adjustable rate Group 4 Mortgage Loans without negative amortization caps either may not create Deferred Interest or may fully re-amortize as described above.

    All of the 42 Mortgage Loans in Mortgage Loan Group 4 that have a debt service coverage ratio known to be at or below 1.0, representing approximately 14.93% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date, nevertheless meet the representation of the Seller that, as of the Cut-Off Date, all Monthly Payments due on or before June 1, 1994 have been made. For further information regarding the debt service coverage ratios of the Mortgage Loans, including information regarding Mortgage Loans as to which such ratios were not calculated, see Exhibit G hereto.

    24 of the Group 4 Mortgage Loans, representing approximately $43,911,502 or 12.01% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date, are secured in whole or in part by leasehold mortgages.

    One of the Group 4 Mortgage Loans, representing approximately $66,748 or 0.02% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date, will be a Specially Serviced Mortgage Loan as of the Closing Date if no Monthly Payments are received between the Cut-Off Date and the Closing Date. This Mortgage Loan is not among the 50 largest Mortgage Loans in Mortgage Loan Groups 3 and 4.

    48 of the Group 4 Mortgage Loans, representing approximately $19,634,306 or 5.37% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date, are Matured Performing Mortgage Loans.

    30 of the Group 4 Mortgage Loans, representing approximately $14,711,632 or 4.02% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the Counties of Alameda, Los Angeles or Santa Clara in the State of California.

    In addition, 231 of the Group 4 Mortgage Loans, representing approximately $182,499,696 or 49.90% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date, are Seller- Originated Loans. Loans-to-Facilitate other than Seller-Originated Loans represent approximately $9,585,304 or 2.62% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date. 61 of the Group 4 Mortgage Loans, representing approximately $61,927,503 or 16.93% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-Off Date, are Modified Mortgage Loans.

    With respect to the adjustable rate Group 4 Mortgage Loans in Mortgage Loan Group 4, the interest rate adjustment sensitivity is affected by, among other things, the particular Indexes of the Mortgage Loans, the frequency of adjustments and the applicable caps and floors.

    A description of certain additional characteristics of the Group 4 Mortgage Loans as of the Cut-Off Date, estimated as of the date of this Prospectus, is set forth in Exhibit D hereto.

Credit, Appraisal and Underwriting Policies -- Seller-Originated Loans

General

    346 Mortgage Loans, representing approximately 25.94% of the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the Cut-Off Date, are Seller-Originated Loans that have been originated by the Seller, in its capacity as conservator or receiver of a Depository Institution, after commencement of the applicable conservatorship or receivership. All of such Mortgage Loans are Loans-to-Facilitate. The Seller has adopted a uniform system of procedures, policies, forms and underwriting guidelines applicable to its origination of Loans-to-Facilitate ("the Guidelines") as part of an overall asset sale program. This program is intended to provide Seller financing for the sale of assets that the Seller deems to be "illiquid." The Guidelines define illiquid assets as assets that are not readily marketable due to a lack of available commercial financing on acceptable terms and for which the Seller believes Seller financing will result in a higher net present value than other alternatives, such as a cash sale or a deferral of sale. The program goals include (i) increasing the net present value of the return to the Seller from disposition of the asset, (ii) accelerating the sale of such assets, (iii) achieving consistent Seller financing policies, (iv) delegating to the private sector origination and servicing functions, and (v) establishing a clear separation of underwriting and selling responsibilities to prevent potential conflicts of interest. Accordingly, the Guidelines may not necessarily correspond to underwriting standards investors might expect to be applied by traditional loan originators.

    Generally, the Guidelines establish minimum targeted guidelines and, in certain areas, standard minimum requirements for each mortgage loan originated by the Seller in its capacity as conservator or receiver of a Depository Institution. The Guidelines also establish standard procedures and guidelines to be used in connection with the underwriting review and recommendations provided by private-sector contract underwriters designated for each such proposed mortgage loan. The Guidelines differ for each of the following three general categories of such mortgage loans: mortgage loans secured by mortgages on commercial real property with a sale price equal to or greater than $500,000 per property ("Commercial Properties"); mortgage loans secured by mortgages on commercial real property with a sale price less than $500,000 per property ("Smaller Commercial Properties"); and mortgage loans secured by mortgages on multifamily real property subject to the Affordable Housing Disposition Program adopted by the Seller ("AHDP Properties"). As described below, certain of the Guidelines do not apply to, or are less extensive for, sales of Smaller Commercial Properties and AHDP Properties. In addition, certain Guidelines are assigned greater importance than others.

Underwriting

    The Seller designates an approved private sector contract underwriter for each mortgage loan, whose main functions generally are to project the economic performance of the property subject to the proposed mortgage loan, to analyze the credit of the purchaser and to make recommendations as to whether the proposed mortgage loan should be made. The underwriter evaluates (i) the adequacy of the property's net operating income to service the mortgage loan (including "most likely" and "worst case" estimates of projected cash flows),
(ii) the prior experience of the purchaser with respect to owning and managing properties similar to the subject property and (iii) the financial capacity of the purchaser to cover revenue shortfalls from the property and to repay the mortgage loan. The underwriting process concludes with the submission by the underwriter to the Seller of an underwriter's recommendation report in which the underwriter summarizes the information obtained during the underwriting process and provides a positive or negative recommendation as to whether the proposed mortgage loan should be approved in accordance with the Guidelines.

    The factors assigned the greatest importance by the Seller and its underwriters in evaluating a proposed mortgage loan are discussed below. As discussed below under "Adherence to Guidelines," strict compliance with the Guidelines is not necessarily a condition to the Seller's approval of a proposed mortgage loan. In some cases, a loan is made even with a negative recommendation from the underwriter.

    Financing Terms -- General. Interest must be paid at least monthly, without negative amortization. Interest is generally payable at a fixed market rate, determined from time to time by the Seller, though stepped rate loans are also available. For loans on Commercial Properties payments must be calculated on a level-payment 30-year amortization schedule, unless offsetting factors developed through the underwriting process justify different terms. Loan maturity generally may not exceed fifteen years, unless the loan provides for no more than three one-year extensions in return for a 10% principal reduction effective with each such extension or other similar consideration. Escrows for taxes, reserves for replacements and hazard insurance premiums are normally funded through mortgagor payments. The Guidelines generally require that mortgage loans include due-on-sale clauses. Mortgage loans are made with full recourse to purchasers and guarantors if a loss results from certain acts of the purchaser, and with partial recourse at levels varying with the size of the down payment or other factors.

    Minimum Down Payment. The Guidelines establish a targeted minimum cash down payment of not less than 25% of the purchase price for each Commercial Property and Small Commercial Property. The Guidelines also permit cash down payments in an amount less than 25% of the purchase price but not less than 15% of the purchase price of a Commercial Property or Small Commercial Property, unless capital improvements to such properties are required and a cash escrow is established for such capital improvements, provided the aggregate of the cash down payment plus the escrow funds are equal to or greater than a minimum of 15% of the sales price for such property. In no event is a cash down payment of less than 5% of the purchase price of such properties permitted. In certain limited circumstances, an unconditional, irrevocable letter of credit from an acceptable financial institution may be substituted for all or a portion of the cash to be deposited in the escrow as described above.

    Financial Information of Purchaser and the Property. The Seller places considerable emphasis on the adequacy and availability of current and historical financial information on the purchaser, any guarantors and the principal parties responsible for repayment of the mortgage loan. The Guidelines generally require that each such entity provide a balance sheet, income statement and cash flow statement, either reviewed or audited by an independent certified public accountant, or certified by an officer or managing partner of such entity, for the two most recent fiscal years.

    Also, financial information on the property is obtained to facilitate an analysis of the projected cash flow of the subject property and to correlate such analysis with the ability of the purchaser to cover potential negative cash flow on such property. Such financial information is derived from current rent rolls and lease schedules, current and historical (at least two previous years) income and expense statements for such property, information obtained in appraisal reports and pro forma operating statements or land development projections provided by the purchaser. Financial information on Smaller Commercial Properties generally is less extensive.

    Supplemental Information. In addition, for Commercial Properties, the underwriter obtains resumes of management experience and general business of the purchasing entity, and, if available, property inspection reports and environmental information.

    Verification of Availability of Funds. The underwriter is required to verify, with the banking institutions of the purchaser, the representations of the purchaser as to the existence and availability of funds for deposit at closing and the availability of lines of credit and alternative credit facilities.

    Debt Service Coverage Ratios. The Guidelines generally target a minimum debt service coverage ratio at loan origination of not less than 1:1 for mortgage loans on Commercial Properties and Smaller Commercial Properties. However, debt service coverage ratios of less than 1:1 are permitted where the resources and cash flows of the purchaser and its principals and guarantors are sufficient to compensate for projected shortfalls in the debt service coverage ratios. Other mitigating factors may include the purchaser's prior experience in managing similar properties and whether professional property managers will be retained to manage and operate the subject property.

    Appraisals. Appraisals are generally obtained during the underwriting review process, although current appraisals are not always available. The appraised value of the subject property is not a major consideration in establishing the amount of the mortgage loan. Information obtained from the appraisal is considered in connection with the market analysis, net operating income projections, and expense analysis performed by the underwriters with respect to the subject property.

    Certain Requirements for AHDP Properties. The AHDP Properties were sold pursuant to the guidelines of the affordable housing program. These multifamily properties are subject to Land Use Restriction Agreements ("LURAs") which run with the land. LURAs include a requirement that at least 35% of the eligible multifamily dwelling units purchased under this program be made available for occupancy by, and maintained as affordable for, "lower income families," provided that at least 20% of the eligible multifamily dwelling units purchased under this program be made available for, and maintained as affordable by, "very low income families." The lower income tenants must have an income which does not exceed 80% of area median income for the area in which the property is located while very low income tenants' income must not exceed 50% of median for the area of the property's location.

    LURAs also regulate the amount of rent which can be collected from AHDP Properties. Rents for very low income families are limited to 30% of the adjusted income of a family whose income equals 50% of area median income (with adjustment for family size, based upon unit type). Rents for lower income families are limited to 30% of the adjusted income of a family whose income equals 65% of area median income (with adjustment for family size, based upon unit type). The loan terms for the mortgage loans secured by AHDP Properties often provide below market interest rates and lower downpayments to offset the below market rents charged.

Adherence to Guidelines

    A review of the 88 largest Seller-Originated Loans, constituting approximately 68.47% of all Seller-Originated Loans included in the Mortgage Pool, indicates that a recommendation from the underwriter of a Seller-Originated Loan was not necessarily conditioned on strict compliance with the Guidelines. A number of the Seller-Originated Loans deviate, in varying degrees, from the Guidelines in one or more respects. The Guidelines generally appear to have been applied with significant flexibility, such that factors outside of the scope of the Guidelines may have been considered on occasion to mitigate deviations from one or more of the targeted guidelines and minimum standards included in the Guidelines. Exhibit J lists certain significant characteristics of the 88 largest Seller-Originated Loans, including certain of the significant factors reviewed by underwriters during the loan approval process. There can be no assurance that the characteristics of the Mortgage Loans shown in the table, as well as the level of adherence or non-adherence to underwriting standards, are representative of all of the Seller-Originated Loans.

Credit, Appraisal and Underwriting Policies -- Other Mortgage Loans

    Except in the case of Loans-to-Facilitate which are the Seller-Originated Loans, the Mortgage Loans were originated by or on behalf of or were acquired by the Depository Institutions, including predecessors in interest (the "Loan Originators"). See "DEPOSITORY INSTITUTIONS" herein. The underwriting policies or standards employed by any particular Loan Originator in the origination or purchase of the Mortgage Loans were not necessarily the same as those employed by other Loan Originators. There can be no assurance that the Mortgage Loans were originated or acquired in all cases in accordance with the Loan Originator's underwriting standards then in effect. In the case of certain Depository Institutions, no reliable materials respecting the underwriting policies and practices of their respective predecessors in interest are available and no assurance can be given that the Mortgage Loans originated by their predecessors in interest were originated in accordance with any particular set of uniform underwriting policies or practices.

Assignment of Mortgage Loans

    At the time of issuance of the Certificates, the Seller will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than (i) principal and interest due on or before the Cut-Off Date (plus, for Mortgage Loans which provide for payment of interest in advance of accrual thereof rather than in arrears, interest due in the month ending on the day preceding the Cut-Off
Date), (ii) with respect to Simple Interest Loans, interest received on or prior to the Cut-Off Date, and (iii) Principal Prepayments (and principal payments with respect to Simple Interest Loans) received prior to the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Trust Fund to the Seller in exchange for the Mortgage Loans and, within one Business Day after the Closing Date, the Seller will deposit into the Collection Account amounts received on or prior to the Closing Date that are included in the payments assigned to the Trustee. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note. In addition, on the Closing Date, the Seller will deposit with the Trustee an amount equal to four days of interest at the applicable Pass-Through Rate on the Floating Rate Certificates, which amount will be distributed to the Holders of the Floating Rate Certificates on the first Distribution Date.

    In  addition,  the Seller will,  as to each  Mortgage  Loan,  deliver to the
Trustee:  (i) the Note,  endorsed to the order of the Trustee without  recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification, written assurance or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement
(such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Seller's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy thereof certified by the Seller to be the true and complete copy of the original thereof submitted for recording.

    The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. If any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loan identified in the Agreement, the Trustee will promptly notify the Seller. The Seller will be required, at its option, to cure such defect, to repurchase such Mortgage Loan or to indemnify against loss or expense incurred by the Trust Fund that is the result of such defect under the conditions specified under "-- Representations and Warranties" below.

Representations and Warranties

    In the Agreement, the Seller will represent and warrant among other things that: (i) the information set forth in the Mortgage Loan Schedule is correct in all material respects; (ii) immediately prior to the sale and assignment of the Mortgage Loans to the Trustee, the Seller was the sole owner and holder of each Mortgage Loan, the Seller has authority to sell each such Mortgage Loan and the Seller is transferring each such Mortgage Loan free and clear of liens; (iii) the Mortgage Loan is covered by a title insurance policy and each such policy is in full force and effect, or with respect to each Mortgage Loan not covered by a title insurance policy, there exists an attorney's opinion of title; (iv) as of the Closing Date, each Mortgaged Property is free of material damage and in good repair or, if materially damaged, in addition to the insurance described in clause (x) below, such Mortgaged Property is covered by a rent interruption policy; (v) as of the date of issuance of the Certificates, each Mortgage constituted a valid first lien (or in the case of certain of the Mortgage Loans for which the related Mortgage constituted a known junior lien, a junior lien) on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments not yet due, (b) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically referred to in the related title insurance policy or title opinion and which do not materially and adversely affect the value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vi) all taxes and governmental assessments that became due and owing prior to the date of initial issuance of the Certificates in respect of the related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established; (vii) with respect to each Mortgage Loan as of the Cut-Off Date, all Monthly Payments due on or before June 1, 1994 have been made; (viii) as of the Closing Date, no Mortgaged Property is affected by a Disqualifying Condition; (ix) there is no proceeding pending for the total or partial condemnation of any Mortgaged Property; (x) as of the Closing Date, each Mortgaged Property is insured by a fire and extended perils insurance policy issued by a "qualified insurer" (as defined in the Agreement); (xi) each Note or the related Mortgage or Installment Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security; (xii) with respect to any Mortgage Loan which is secured in whole or in part by the interest of a Borrower under a ground lease of a Mortgaged Property, among other things, such ground lease (a) permits the encumbrance of the related Mortgage and is in full force and effect and (b) has an original term (including any extension option) which extends not less than ten years beyond the stated term of the related Mortgage Loan; (xiii) with respect to certain Mortgage Loans, each such Mortgage Loan is an Eligible Multifamily Mortgage Loan; (xiv) with respect to each Mortgage Loan, the servicing practices used by the related originator and the related Depository Institution were legal and prudent and met customary standards utilized by mortgage lenders; and (xv) each Mortgage Loan is a "qualified mortgage" in accordance with the REMIC provisions of the Code (see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Qualification as a REMIC"). The Seller will also represent and warrant that the Collateral Agent will have a valid and perfected first priority security interest in the Reserve Fund and all assets held therein.

    A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of "Hazardous Materials" on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates, including a condition that would constitute a material violation of applicable federal, state or local law in effect as of the date of initial issuance of the Certificates, provided that the presence of lead-based paint in a multifamily structure that is part of a Mortgaged Property located in Los Angeles County, California will not, by itself, constitute a Disqualifying Condition.

    Upon the discovery or notice of a breach of any of such representations or warranties (other than the representations and warranties described in the preceding clauses (viii), (xii)(b), (xiii) and (xv)) which materially and adversely affects the interests of the Certificateholders, or, in the event that the Trustee discovers defective documentation in a Mortgage Loan File, and if, as more fully set forth in the Agreement, there is a connection between any loss incurred and the breached representation or warranty or defective documentation, the Seller will either cure the breach, indemnify the Trust Fund against loss or, at the Seller's option, repurchase the related Mortgage Loan in the circumstances described below. For purposes of the foregoing, a breach of any such representation shall conclusively be deemed to materially and adversely affect the interests of the Certificateholders if a loss or expense is incurred. To the extent of any such indemnification payments made by the Seller, the Seller will be subrogated to the rights of the Trust Fund to any amounts recovered on the related Mortgage Loan in excess of the principal balance of such Mortgage Loan together with accrued and unpaid interest thereon at the applicable Mortgage Loan interest rate, as described in the Agreement. In the event that any litigation is commenced which alleges facts which, in the judgment of the Seller, could constitute a breach of any of the Seller's representations and warranties relating to the Mortgage Loans, the Seller has reserved the right, under the Agreement, to conduct the defense of such litigation at its expense.

    In the event of a breach of the representation and warranty described in clause (viii) of the third preceding paragraph, the Seller will, at the request of the Master Servicer or Special Servicer, either cure such Disqualifying Condition within 90 days of the Seller's receipt of notice of such request or repurchase the affected Mortgage Loan provided that (i) the Mortgage Loan is at least 60 days delinquent and the Special Servicer has not completed foreclosure proceedings or accepted a deed in lieu of foreclosure, (ii) the Master Servicer or Special Servicer has delivered to the Seller a phase I environmental assessment meeting the requirements of the FNMA Multifamily Seller/Servicer Guide and indicating the presence of a Disqualifying Condition and (iii) each of the Master Servicer and the Special Servicer have provided a written certification to the Seller to the effect that it has acted in compliance with the servicing standard set forth in the Agreement and has not, by any action, created, caused or contributed to, a Disqualifying Condition. In the event of a breach of the representation and warranty described in clause (xii)(b) of the third preceding paragraph, if such breach would result in the related Mortgage Loan failing to meet the conditions and requirements for inclusion in a trust set forth in the Exemption (as defined herein under "ERISA CONSIDERATIONS") or in the event of a breach of the representation and warranty described in clause
(xiii) or (xv) of the third preceding paragraph, the Seller will either cure such breach or repurchase the Mortgage Loan within 90 days of discovery of such breach.

    The Seller will also represent and warrant that as of the date of initial issuance of the Certificates, the Seller has no intention to foreclose on the Mortgaged Property securing any Mortgage Loan and has no knowledge that any Mortgage Loan will not be paid in full. With respect to any Mortgage Loan as to which the Seller has breached such representation and warranty, on or prior to the date on which the Trust Fund would otherwise acquire the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, the Seller will repurchase such Mortgage Loan, unless the Seller has provided the Trustee with an opinion of counsel that such Mortgaged Property would qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8).

    The RTC, with respect to Mortgage Loans for which it is not acting in its corporate capacity as the Seller, will guarantee the foregoing cure, indemnification or repurchase obligations of the Seller. The Assistant General Counsel for Securities and Finance of the RTC has opined that such guarantee will carry the full faith and credit of the United States. The proceeds of any such repurchase or indemnification will be deposited, subject to certain limitations set forth in the Agreement, into the Collection Account. The obligations of the Seller described above constitute the sole remedies available to the Certificateholders or the Trustee for any such breach of representations and warranties. See "SPECIAL CONSIDERATIONS -- Troubled Originators" and "-- Limited Information."

                         SERVICING OF THE MORTGAGE LOANS

The Master Servicer

    Midland Data Systems, Inc. (the "Master Servicer") is a Missouri corporation established in 1990 as a corporate joint venture between DST Systems, Inc., a subsidiary of Kansas City Southern Industries, Inc., and Midland Properties, Inc., a privately held real estate management and consulting firm based in Kansas City, Missouri. The address of the Master Servicer is 2001 Shawnee Mission Parkway, Shawnee Mission, Kansas 66205. The Master Servicer provides a variety of services to the RTC including loan servicing, system development and assistance with other operational needs. As of August 31, 1994, the Master Servicer was responsible for servicing approximately 10,700 commercial and multifamily loans with an aggregate principal balance of approximately $5.5 billion, the collateral for which is located in 48 states. Of the loans serviced by the Master Servicer, approximately 6,100 loans with an aggregate principal balance of approximately $2.5 billion secure commercial and multifamily mortgage-backed securities.

     DST Systems, Inc. develops and provides proprietary systems for mutual funds, corporate stock and bond recordkeeping, investment accounting and portfolio management, and other financial products and services. DST Systems, Inc. provides shareholder accounting services and transaction processing for approximately 3,035 mutual funds representing approximately 32 million shareholder accounts as of June 30, 1994. Midland Properties, Inc. provides consulting, asset management, property management and investment services to financial institutions, government agencies and private clients.

    The information set forth in the preceding paragraphs  concerning the Master
Servicer   has  been   provided  by  it.   Accordingly,   the  Seller  makes  no
representation as to the accuracy or completeness of such information.

    The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement. The Master Servicer has engaged the Seller on behalf of each Depository Institution to subservice the Mortgage Loans on behalf of the Master Servicer until a date no later than November 1994, subject to extension as provided in the sub-servicing agreement (with respect to each Depository Institution, the "Servicing Transfer Date"). The Master Servicer, however, will remain fully responsible for the performance of such subservicer.

    With respect to any Mortgage Loan: (i) which has a balloon payment which is past due or any other payment which is more than 60 days past due; (ii) as to which the Borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of 60 days;
(iii) as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;
(iv) as to which, in the judgment of the Master Servicer, a payment default has occurred or is reasonably foreseeable and is not likely to be cured by the Borrower within 60 days; (v) as to which the Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or (vi) as to which the Mortgaged Property has become an REO Property, and prior to acceleration of any related Note or commencement of any foreclosure or similar proceedings, the Master Servicer will transfer servicing responsibilities with respect to such Mortgage Loan to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer) and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. Four Mortgage Loans having an aggregate Scheduled Principal Balance on the Cut-Off Date of approximately $443,038, representing 0.04% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, will be transferred to the Special Servicer on the Closing Date, if no Monthly Payments are received on such Mortgage Loans from the Cut-Off Date to the Closing Date, because they will then have payments more than 60 days past due. In addition, 79 Mortgage Loans having an aggregate Scheduled Principal Balance of approximately $28,483,599, representing 2.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, are Matured Performing Mortgage Loans and will be transferred to the Special Servicer on the Closing Date. Such Mortgage Loans serviced by the Special Servicer, including REO Mortgage Loans, are referred to herein as "Specially Serviced Mortgage Loans." The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Agreement.

    To the extent any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Agreement, becomes a performing Mortgage Loan for at least 90 days, the Special Servicer will return servicing of such Mortgage Loan to the Master Servicer.

The Special Servicer

    Banc One Management and Consulting Corporation, an Ohio corporation ("the Special Servicer"), will serve as Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The Special Servicer is a wholly-owned subsidiary of BANC ONE CORPORATION. The Special Servicer's principal executive offices are located at 1717 Main Street, Dallas, Texas 75201.

    BANC ONE CORPORATION is a bank holding company with bank subsidiaries in several states, as well as non-bank subsidiaries engaged in mortgage banking, finance, leasing and other related businesses. BANC ONE CORPORATION's bank and non-bank subsidiaries engage in lending and related activities in a substantial part of the United States. To the extent that assets owned, managed and/or serviced by the Special Servicer are of a type similar to the assets held by the Trust Fund, such assets might, depending upon the particular circumstances (including, for example, the location of such assets), compete with the Mortgaged Properties for tenants, purchasers, financing and the like.

    The Special Servicer is engaged in asset management, servicing, liquidation, collection, asset valuation and consulting and related activities with nonaffiliated companies and governmental entities, including the Federal Deposit Insurance Corporation and Resolution Trust Corporation. The Special Servicer has operating offices in Dallas, Texas, and Manchester, New Hampshire; and has managed and serviced assets in all fifty states, the District of Columbia and Puerto Rico.

    As of June 30, 1994, the Special Servicer was responsible for managing and servicing over 10,700 assets, consisting of loans, foreclosed real estate assets and other assets with a legal balance in excess of $4,203,391,000. Loan concentrations within the $4,059,946,000 loan portion of the portfolio included commercial office buildings, retail centers, multifamily projects and one- to four-family properties. Foreclosed real estate assets under management exceeded $149,722,000 with significant concentrations in land, office buildings and retail centers. Included among the contracts serviced by the Special Servicer are the Special Servicer contracts for the RTC Commercial Mortgage Backed Certificates, Series 1992-C6, 1992-C7 and 1993-C3. Under RTC Series 1992-C6, 1992-C7 and 1993-C3, the Special Servicer managed 841 assets aggregating
$423,368,000 as of June 30, 1994. The Special Servicer is the Servicer for RTC 1993-N1 mortgage backed securitization transaction, which, as of June 30, 1994, consisted of 240 loans and one REO property, with an aggregate legal balance of $257,059,000. As Servicer of the 1993-N1 portfolio, the Special Servicer has been successful in collecting $216,144,000 during the first eighteen months of the contract, which has been sufficient to retire the certificates. The Special Servicer provides asset servicing to Lehman Brothers as the Special Servicer of the Structured Asset Securities Corporation Series 1993-C1 commercial real estate loan securitization transaction encompassing 59 loans aggregating $97,793,000 as of June 30, 1994. The Special Servicer provides master/general servicing under the FDIC Commercial Loan Servicing Center contract, encompassing 4,703 loans aggregating $1,557,573,000 as of June 30, 1994.

    Additionally, during the first quarter of 1994, the Special Servicer was selected to provide servicing for the RTC's Tax Exempt Bond-Eastern Portfolio and to provide master servicing to Lehman Brothers on its Structured Asset Securities Corporation Series 1994-C1 commercial real estate loan securitization transaction. As of June 30, 1994, the Servicer managed 35 loans totalling
$153,179,000 under the RTC Tax Exempt Bond portfolio and 185 assets totalling $421,895,000 under the SASCO 1994-C1 transaction.

    In the third quarter of 1994, the Special Servicer was selected to provide asset servicing, and has executed closing documents, under three additional asset management contracts: (i) general servicing for the FDIC's REMIC 1994-C1 encompassing 1,812 assets totalling $764,600,000; (ii) general servicing for Lehman Brothers' LB Mortgage Trust Multiclass Pass-Through Certificates, Series 1992-M1 encompassing 485 loans aggregating $210,000,000; and (iii) general servicing of a portfolio of 43 assets totalling $215,700,000.

    The information set forth in the preceding paragraphs concerning the Special
Servicer   has  been   provided  by  it.   Accordingly,   the  Seller  makes  no
representation as to the accuracy or completeness of such information.

Collection and Other Servicing Procedures

    The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer may, in its discretion, waive any late payment or assumption charge or penalty interest in connection with late payment or assumption of a Mortgage Loan, and the Special Servicer may extend the due dates for payments due on a Note.

    The Master Servicer will establish and maintain the Collection Account, and the Special Servicer will establish and maintain the REO Account, as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts." With respect to any Specially Serviced Mortgage Loan (other than an REO Mortgage Loan) as to which the Borrower remains in possession of the Mortgaged Property, the Borrower will be instructed generally to remit all payments to the Master Servicer for deposit in the Collection Account, any payments received by it with respect to such Mortgage Loans. With respect to any Mortgage Loans as to which the Special Servicer has, directly or through its own agents or independent contractors, taken over possession and management of the underlying Mortgaged Property, whether through foreclosure or deed in lieu of foreclosure, upon abandonment of the Mortgaged Property by the Borrower or otherwise, all payments on or other receipts with respect to such Mortgage Loan or the related Mortgaged Property (including, among other things, rent, Insurance Proceeds and Liquidation Proceeds) will be deposited in the REO Account. Any payments constituting a liquidation of all or a material part of such Mortgage Loan, such as prepayments, Insurance Proceeds and Liquidation Proceeds, net of permitted deductions, including the right of the Special Servicer to retain such amounts as may be necessary for the proper operation, management and maintenance of the related Mortgaged Property, will promptly be remitted to the Master Servicer for deposit in the Collection Account. All other amounts will be deposited in the REO Account and, subject to permitted deductions, including the right of the Special Servicer to retain such amounts as may be necessary for the proper operation, management and maintenance of the related Mortgaged Property and the payment of any federal, state or local income taxes related to the operation and management of the Mortgaged Property, will be remitted to the Master Servicer for deposit into the Collection Account. The Special Servicer will be entitled to contract with an independent contractor for the operation and management of REO Property. Fees owed to any such independent contractor will be payable from amounts on deposit in the Collection Account or, if such amounts are insufficient, from amounts on deposit in the Reserve Fund.

    It is also expected that the Agreement will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, from the Reserve Fund. If the Reserve Fund is depleted, the Special Servicer (in the case of an REO Mortgage Loan) or the Master Servicer (in all other cases) will advance such item only to the extent that such advance will be, in its judgment, reasonably recoverable from related REO Property or Mortgage Loan proceeds or payments. The Special Servicer or the Master Servicer, as the case may be, will be entitled to reimbursement of such advance, plus interest thereon, from amounts subsequently deposited in the Collection Account, as provided in the Agreement.

Insurance

    The Master Servicer will maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property is located at any time in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to such Mortgage Loan. The cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Special Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area at any time. The Agreement will provide that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust
Fund. Alternatively, the Master Servicer and the Special Servicer may satisfy their respective obligations by maintaining, at their expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

    In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dryrot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

    The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

    In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rents endorsements, business interruption insurance and comprehensive public liability insurance, and the Agreement may require the Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special
Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost will not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs may be recovered by the Master Servicer or the Special Servicer from the Collection Account, with interest thereon, as provided in the Agreement.

    No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans.

Fidelity Bonds and Errors and Omissions Insurance

    The  Agreement  requires  that  both the  Master  Servicer  and the  Special
Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or Special Servicer, as applicable. The Agreement will allow the Master Servicer and the Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

    The Master Servicer's principal compensation for its activities under the Agreement will come from the payment to it or retention by it, with respect to each Mortgage Loan, of the Servicing Fee (as defined below). Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

    The "Servicing Fee," including the Reserved Amount (as defined below), with respect to each Mortgage Loan and for any Due Period, is an amount equal to thirty days' interest (or, in the event of any payment of interest which accompanies a Principal Prepayment made by the Borrower, interest for such number of days from the preceding Due Date to the date of such Principal Prepayment), calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Servicing Fee Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to the application of the principal portion of the Monthly Payment due on the Due Date in such Due Period. The Servicing Fee Rate, with respect to each Mortgage Loan other than a Specially Serviced Mortgage Loan, is a rate equal to approximately 0.175% per annum and, with respect to each Specially Serviced Mortgage Loan, is a rate equal to approximately 0.171% per annum; provided, however, that for so long as Midland Data Systems, Inc. is the Master Servicer, the fees described above will be 0.117% per annum and 0.113% per annum, respectively. A portion of the Servicing Fee includes 0.05% per annum of the then unpaid principal balance of each of the Mortgage Loans (the "Reserved Amount") which the Master Servicer will use to pay certain ongoing expenses associated with the Mortgage Loans and incurred by it in connection with its responsibilities under the Agreement, including the annual fees of the Trustee and the Collateral Agent, ongoing fees payable to the Rating Agencies and certain other expenses of the Trust Fund. The Master Servicer will be entitled to reimbursement from the Collection Account and, if necessary, from the Reserve Fund for the amount by which such expenses exceed the Reserved Amount.

    In addition, the Master Servicer will be entitled to receive, as additional compensation, late fees and certain other fees collected from any Borrower other than with respect to Specially Serviced Mortgage Loans, and any interest or other income earned on funds deposited in the Collection Account, the Distribution Account and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

    Any portion of the Servicing Fee not payable to the Master Servicer and not representing the Reserved Amount will constitute excess cash flow and will be distributed as part of the Available Distribution Amount for the applicable Mortgage Loan Group as described under "DESCRIPTION OF THE CERTIFICATES -- Distribution -- Allocation Among Classes" herein.

    The Special Servicer's principal compensation for its activities under the Agreement will come from payment to it or retention by it, with respect to each applicable Mortgage Loan, of the Special Servicer Fee. The Special Servicer Fee will include (x) a fee (the "Basic Fee") calculated at a rate equal to 0.25% per annum on the Scheduled Principal Balance of each Specially Serviced Mortgage Loan (or 0.175% per annum for each Specially Serviced Mortgage Loan with a Scheduled Principal Balance equal to or greater than $10,000,000), which Basic Fee shall be payable from the Reserve Fund, to the extent of funds available therein, and (y) a fee (the "Workout Fee") equal to a fixed percentage (the "Workout Fee Rate"), varying from 1.00% to 2.00%, depending on the unpaid principal balance of each Mortgage Loan as to which it is acting or at any time acted as Special Servicer (including those for which servicing has been returned to the Master Servicer), of net collections and net proceeds received with respect to each such Mortgage Loan.

    Notwithstanding the foregoing, the fixed percentage with respect to any net Liquidation Proceeds received in connection with a sale of REO Property or upon a Final Recovery Determination for any Mortgage Loan will equal the product of
(a) the otherwise applicable fixed percentage referred to in the preceding paragraph and (b) a fraction the numerator of which is equal to the net Liquidation Proceeds received (after payment of all other fees and reimbursement of all advances and expenses with respect thereto) and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan and accrued and unpaid interest thereon. The Master Servicer and Special Servicer will each be entitled to receive its accrued unpaid servicing fees out of net Liquidation Proceeds prior to application of such proceeds to reduce unpaid principal and interest on the related Mortgage Loan.

    The Special Servicer will remit payments with respect to any modification fees payable by Borrowers in accordance with the Special Servicer's customary servicing practices and late fees, Prepayment Premiums and certain other fees collected from any Borrower for Specially Serviced Mortgage Loans to the Master Servicer for deposit in the Collection Account.

Advances

    Neither the Master Servicer nor the Special Servicer will be obligated to make any advances with respect to delinquent Monthly Payments or Balloon Payments on Mortgage Loans; instead, advances with respect to delinquent Monthly Payments (and in the case of Simple Interest Loans, delinquent payments of interest only), Assumed Scheduled Payments (in the case of delinquent Balloon Mortgage Loans) and Assumed Monthly Payments (in the case of Discounted Mortgage Loans) will be made in the form of withdrawals from the Reserve Fund. Taxes, insurance premiums and Property Protection Expenses will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, from the Reserve Fund. In the event that amounts in the Reserve Fund are depleted, (i) neither the Master Servicer nor the Special Servicer will be obligated to make advances with respect to delinquent or defaulted Mortgage Loans and (ii) taxes, insurance premiums and Property Protection Expenses will be paid from advances by the Master Servicer or the Special Servicer (in each case as required with respect to Mortgage Loans serviced by it) to the extent that such advances are, in the judgment of the Master Servicer or Special Servicer, as applicable, reasonably recoverable from future payments and collections on the related Mortgage Loans, out of Insurance Proceeds, Liquidation Proceeds or otherwise. The Master Servicer and the Special Servicer will be entitled to be reimbursed for any such advances, plus interest thereon, from amounts on deposit in the Collection Account, as provided in the Agreement. The Trustee is not obligated to make any advances.

Senior Lien Advances

    Neither the Master Servicer nor the Special Servicer will make Senior Lien Advances in respect of the Mortgage Loans from its own funds. However, in accordance with the servicing standard specified in the Agreement, the Special Servicer will cause the Trustee to apply funds from the Reserve Fund to make Senior Lien Advances with respect to delinquent payments of principal and interest (or other charges) on mortgage loans senior to the Mortgage Loans that have not been previously advanced, or to satisfy in full such senior liens, to the extent the Special Servicer determines that to do so would result in an increase in the amount of Liquidation Proceeds ultimately distributable to the Certificateholders. Amounts recovered as Liquidation Proceeds with respect to the related Mortgage Loans will be reimbursed to the Reserve Fund prior to application of such Liquidation Proceeds to pay principal of and interest on the Certificates.

Modifications, Waivers and Amendments

    In the Agreement, the Master Servicer or the Special Servicer will have the discretion, subject to certain conditions set forth therein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. Only the Special Servicer will be entitled to modify the payment terms of a Mortgage Loan, except that the Master Servicer will be entitled to modify the remaining amortization schedule of a Mortgage Loan in connection with a principal prepayment in certain circumstances permitted under the Agreement or to provide for a new index when the original index is no longer available. In addition, the Master Servicer, subject to the terms and conditions of the Agreement, will undertake to (i) extend the maturity date of 142 Balloon Mortgage Loans secured by multifamily Mortgaged Properties located in Los Angeles County, California and constructed before 1978, representing 6.23% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, to the end of their original amortization terms, thereby making such Mortgage Loans fully amortizing and (ii) modify 62 Mortgage Loans originated by Western Federal Savings and Loan Association, representing 3.65% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, which currently provide for the next adjustment of their related Monthly Payments to be calculated so as to fully amortize such Mortgage Loans over their remaining terms to maturity (which could be as little as five years), to instead provide for these fully-amortizing adjustments to be calculated over the remaining amortization terms of such Mortgage Loans. Subject to the terms and conditions set forth in the Agreement, the Special Servicer will have the power to forgive permanently the payment of principal or interest or both and retains broad flexibility to negotiate the terms of a Mortgage Loan, including, without limitation, reductions, increases or substitutions in the collateral securing a Mortgage Loan, in connection with any modification, waiver or amendment thereof. However, the Special Servicer will use its best efforts to modify (i) a Group 2 or Group 4 Mortgage Loan to provide for calculation of interest at a fixed rate and (ii) a Group 1 or Group 3 Mortgage Loan to provide for calculation of interest at a rate based upon LIBOR.

    The Special Servicer may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, some of which are described below, modify, waive or amend the terms of such Mortgage Loans if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer may extend the maturity date of such Mortgage Loan to a date (the "Optimal Wind-Down Date") not later than the earlier of (i) two years prior to the Final Scheduled Distribution Date or (ii) if such Mortgage Loan is secured by a Mortgage on a leasehold estate, the date occurring ten years prior to the termination of such leasehold estate. In connection with any such extension, subject to the availability of net operating income of the related Mortgaged Property sufficient to support the resulting payment, (i) in the case of an adjustable rate Group 2 or Group 4 Mortgage Loan, the Special Servicer generally will set the Floor Interest Rate, and in the case of a fixed rate Mortgage Loan in Mortgage Loan Group 2 or 4, the Mortgage Interest Rate, on the extended Mortgage Loan at no lower than the highest of (a) 8.375% per annum, (b) the then currently available fixed mortgage interest rate for commercial mortgage loans of similar quality and (c) the Net Mortgage Interest Rate for such Mortgage Loan plus the maximum Servicing Fee Rate and (ii) in the case of a Mortgage Loan in Mortgage Loan Group 1 or 3, the Special Servicer generally will set the Floor Interest Rate on the extended Mortgage Loan to an adjustable rate, adjusted monthly, which can be no lower than the higher of (a) the then currently available LIBOR-based adjustable mortgage interest rate for commercial and/or multifamily residential mortgage loans of similar quality and (b) the Net Mortgage Interest Rate for such Mortgage Loan plus the maximum Servicing Fee Rate, and subject to a cap no lower than 13.175% per annum. Interest on any extended Mortgage Loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months. To the extent that the net operating income of the related Mortgaged Property (together with such other sources of payment as the Special Servicer determines are acceptable therefor) is sufficient to support Monthly Payments which will amortize the Mortgage Loan on a level payment basis to the rescheduled maturity date, the Special Servicer will require that Monthly Payments be made in such amounts. If the Special Servicer determines that net operating income will not be so sufficient, the Special Servicer will either agree to a schedule of Monthly Payments that would fully amortize the Mortgage Loan by the Optimal Wind-Down Date after providing for a Balloon Payment at the rescheduled maturity date or reduce the Monthly Payments on any Specially Serviced Mortgage Loan to a level that can be supported by net operating income (either by reducing the Mortgage Interest Rate or the Payment Rate thereof, reducing the principal payment component of the Monthly Payments or a combination thereof), whether or not the maturity date is extended. Any Mortgage Loan which has been modified as described and which has become a Discounted Mortgage Loan under the Agreement will result in a draw from the Reserve Fund if funds therein are available therefor and an additional distribution in reduction of the Certificate Principal Amount of the applicable Class or Classes of Offered Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" and "-- Reserve Fund."

    Except for the extension of maturity dates of Matured Performing Mortgage Loans (as described below), the Special Servicer will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment, the Special Servicer will give notice thereof to the owner of the Reserve Fund who will have the right to veto such decision of the Special Servicer.

    With respect to each Matured Performing Mortgage Loan, subject to the terms and conditions set forth in the Agreement, the Seller or the Special Servicer will undertake to modify the terms of such Mortgage Loan in the following manner. In the case of any Matured Performing Mortgage Loan that provides for payments of interest only, the maturity date of such Mortgage Loan will be extended to a date five years from the Cut-Off Date, the related Borrower will continue to pay interest only until such date and the entire unpaid principal balance of such Mortgage Loan will be due on such date. In the case of any other Matured Performing Mortgage Loan, the maturity date of such Mortgage Loan will be extended to the date on which the final payment of principal would have been due under the original amortization terms if it had been a fully amortizing Mortgage Loan rather than a Balloon Mortgage Loan, and the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date will be fully amortized in accordance with such amortization terms.

Evidence of Compliance

    The Agreement will provide that each of the Master Servicer and the Special Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer or the Special Servicer, as applicable, with the Agreement.

    In addition, the Agreement will provide that each of the Master Servicer and the Special Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

Certain Matters With Respect to the Master Servicer and the Special Servicer

    The Agreement will also provide that none of the Master Servicer, Special Servicer or any of their respective directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer or Special Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and Special Servicer, and any of their respective directors, officers, employees or agents shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

Events of Default

    Events of default (each, an "Event of Default") with respect to the Master Servicer or the Special Servicer under the Agreement will include: (i) in the case of the Master Servicer, any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one Business Day prior to the related Distribution Date; (ii) in the case of the Special Servicer, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account any remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Agreement; (iii) any failure on the part of the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as applicable, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer or the Special Servicer, as applicable; (iv) the entering against the Master Servicer or the Special Servicer, as applicable, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (v) the consent by the Master Servicer or the Special Servicer, as applicable, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or the Special Servicer, as applicable, or of or relating to all or substantially all of its property; and (vi) the admission by the Master Servicer or the Special Servicer, as applicable, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as applicable, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

    As long as an Event of Default remains unremedied, the Trustee may, and (a) at the written direction of the Holders of Certificates (other than Class R Certificates) entitled to at least 25% of the aggregate Voting Rights (as defined below) of the Certificates of any Class in the case of an Event of Default described in clause (i) or (ii) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or (c) in all cases of an Event of Default described in clauses (iii) through (vi) above, shall terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

    The yield to maturity on any Class of Offered Certificates will depend upon the price paid by the Certificateholder, the related Pass-Through Rate and the rate and timing of the repayment of principal in respect of such Offered Certificates. The yield to maturity on the Floating Rate Certificates will be affected, in particular, by the levels of LIBOR. The rate and timing of the repayment of principal of the Offered Certificates will be affected both by (x) the rate of principal payments (particularly Balloon Payments) on the related Mortgage Loans including, for this purpose, unscheduled payments such as prepayments by Borrowers and prepayments resulting from modifications, defaults or liquidations or repurchases due to certain breaches of the Seller's representations and warranties and (y) the amount of interest payments on the Mortgage Loans which is available for distribution of principal on the Offered Certificates.

    A portion of the Group 2 and Group 4 Mortgage Loans bear interest at fixed rates. The remaining portion of the Group 2 and Group 4 Mortgage Loans and all of the Group 1 and Group 3 Mortgage Loans are ARMs, the Mortgage Interest Rates of which are determined by reference to various Indexes. The Seller is not aware of any relevant publicly available statistics that set forth principal prepayment experience or prepayment forecasts of commercial and multifamily residential mortgage loans over an extended period of time, especially with respect to commercial and multifamily residential ARMs, and, in the Seller's judgment, the experience of the Depository Institutions is insufficient to draw any conclusions with respect to the expected prepayment rates of the Mortgage Loans. The rate of principal prepayments with respect to mortgage loans generally has fluctuated in recent years. As is the case with fixed rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment, particularly ARMs with minimum interest rate provisions.

    The rate of principal payments on the Offered Certificates will be affected by the rate of principal payments (including prepayments) on the related Mortgage Loans. Generally, prepayments on the Mortgage Loans (including prepayments resulting from modifications, defaults or liquidations or repurchases due to certain breaches of Seller's representations and warranties) will tend to shorten the weighted average lives of the Class A Certificates whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of the Class A Certificates. Such prepayments may affect the Class B, Class C, Class D, Class E and Class F Certificates differently as described below. Any changes in weighted average lives may adversely affect the yield to Certificateholders. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when Holders may be unable to reinvest such prepayments at Pass-Through Rates payable on the Offered Certificates, while delays and extensions resulting in lengthening of such weighted average lives may occur at a time of high interest rates when Holders may have been able to reinvest payments received by them at higher rates.

    Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans (and in particular Mortgage Loans with fixed Mortgage Interest
Rates or with minimum adjustable Mortgage Interest Rates that are higher than prevailing interest rates), the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include the availability of credit for mortgage refinancing, changes in tax laws (including depreciation benefits), changes in Borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale and due-on-encumbrance clauses), the quality of management of the Mortgaged Properties and the availability of other opportunities for investment. Some of the Mortgage Loans may be prepaid at any time without penalty, or provide for small prepayment premiums or penalties which are not expected to be an effective deterrent to prepayment. Some of the Mortgage Loans, however, continue to have prepayment premiums or penalties which could be a deterrent to prepayments. The Seller makes no representation as to the particular factors that will affect the rate of prepayment of the Mortgage Loans, the relative importance of any such factors, the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or the overall rate of prepayments on the Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE LOANS" herein. Because the Mortgage Loans are subject to prepayment, and because certain of the Mortgage Loans will have remaining terms to stated maturity that are shorter than those assumed in calculating the Final Scheduled Distribution Date of the Certificates, the
Certificate Principal Amount of one or more Classes of the Certificates may be reduced to zero prior to their Final Scheduled Distribution Date. In addition, delinquencies could result in distributions after the Final Scheduled Distribution Date of one or more Classes of the Certificates. As a result, the Certificate Principal Amount of each Class of Certificates may be reduced to zero significantly earlier or later than its respective Final Scheduled Distribution Date.

    The effective yield to Holders of the Fixed Rate Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because principal and interest distributions will not be payable to such Holders until at least the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

    If the purchaser of an Offered Certificate purchased at a discount from its initial Certificate Principal Amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on such Certificate, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate purchased at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on such Certificate, the actual yield to maturity will be lower than that so calculated.

    The timing of changes in the rate of prepayments on the related Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. An investor must make an independent decision as to the appropriate prepayment scenario to be used in deciding whether to purchase the Offered Certificates.

    Investors should consider the risk that rapid rates of prepayments on the related Mortgage Loans, and therefore of principal payments on the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on such investor's Offered Certificate may be lower than the applicable Pass-Through Rate. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal payments on the various Classes of Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

Weighted Average Life of the Offered Certificates

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments by Borrowers and prepayments resulting from modifications, defaults, repurchases due to certain breaches of the Seller's representations and warranties or other disposition of the Mortgage Loans). Since all principal payments on the Mortgage Loans are initially directed to reduce the respective Certificate Principal Amounts of the Class A Certificates (subject, in the case of the Multifamily Certificates, to the availability of cash flow from Eligible Multifamily Mortgage Loans) and thereafter the Certificate Principal Amounts of the other Classes of Certificates in alphabetical order, prepayments on the Mortgage Loans will have a tendency to shorten the weighted average lives of the Class of Certificates currently entitled to receive principal payments by a disproportionately greater amount than the weighted average lives of each Class of Certificates that is subordinate thereto.

     In contrast, the excess of interest due on the Mortgage Loans, net of servicing compensation, over interest due on the Offered Certificates will generally be applied to the Offered Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation Among Classes." Accordingly, while the amount of such excess interest will generally be affected primarily by changes in interest rates and the interest rate adjustment terms of the Mortgage Loans, and accordingly by the spread between LIBOR and the current Mortgage Interest Rate, as described under "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Basis Risk" herein, any payment experience which would reduce such excess interest, including prepayments (Mortgage Loans having higher interest rates being expected to prepay first) and Prepayment Interest Shortfalls, will have a tendency to extend the weighted average lives of the Class B, Class C, Class D, Class E and Class F Certificates although such tendency may be offset to some extent by the application of principal prepayments to such Classes of Certificates. The level of such excess interest will also be affected by other factors described under "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Basis Risk" herein. The weighted average life of each such Class will also be influenced by delays associated with realizing on defaulted Mortgage Loans, and by extensions given in connection with modifications of Mortgage Loans. Since a significant number of Mortgage Loans have Balloon Payments due at maturity, and because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that the Special Servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the property is located. In order to minimize losses on Specially Serviced Mortgage Loans, the Special Servicer is given considerable flexibility under the Agreement to modify Mortgage Loans which are in default or as to which default is reasonably foreseeable. Certificateholders are not entitled to receive distributions of Balloon Payments when due except to the extent they are actually received (and instead are entitled only to receive certain Assumed Scheduled Payments until the related Mortgage Loan is modified or until final liquidation, and the remaining balance upon such final liquidation). Consequently, any defaulted Balloon Payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average lives of the Class A Certificates and, to a lesser extent, the weighted average lives of other Classes of Offered Certificates. See "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments" herein.

    Any changes in weighted average life may adversely affect the yield to Certificateholders. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when a Holder may be unable to reinvest the resulting payments of principal on its Offered Certificates at a rate comparable to the Pass-Through Rate payable on such Offered Certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when a Holder may have been able to reinvest principal payments that would otherwise have been received by it at higher rates.

    In addition, because the Class A-2C, Class B, Class C, Class D, Class E and Class F Certificates are being offered at a discount, their effective yields will depend to a significant extent on the rate at which excess interest materializes and is applied to make distributions of principal in respect of the applicable Classes of Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation Among Classes."

    The weighted average lives of the Offered Certificates may also be shortened by the exercise of an optional termination right as described under "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" herein.

    Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus in the tables below (the "Prepayment Model" or "CPR") represents an assumed constant rate of prepayments each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Mortgage Pool.

    The tables of Percentages of Initial Certificate Principal Amount Outstanding set forth on pages 88 through 93 (the "Declining Balance Tables"), the tables set forth on pages 94 through 104 (the "Price/Yield Tables") and the tables set forth on pages 108 through 137 (the "Loss/Yield Tables") have been prepared on the basis of the "Mortgage Loan Assumptions," which are the assumptions that the Mortgage Loans consist of 813 subgroups, each treated as a single assumed Mortgage Loan. Such assumed Mortgage Loans were derived as follows:

        1. First, the Mortgage Loans were sub-divided into commercial and multifamily groups and further subdivided into subgroups consisting of Mortgage Loans with fixed interest rates, ARMs and ARMs with Floor Interest Rates equal to or greater than 8.375%. Within each such group as many as 6 separate groups were created for the Mortgage Loans based on a variety of assumed Mortgage Interest Rate Indexes, including (i) no Index in the case of Mortgage Loans assumed to have fixed interest rates, (ii) a cost-of-funds Index, (iii) a one-year treasury Index, (iv) a three-year treasury Index,
    (v) a five-year treasury Index, (vi) a prime rate-based Index and (vii) miscellaneous other Indexes.

        2. Second, each such group of Mortgage Loans in Mortgage Loan Groups 1 and 3 was divided into up to 9 subgroups based on Balloon Payment terms, consisting of subgroups of Mortgage Loans with (i) no Balloon Payments (i.e., fully amortizing), including fully amortizing Matured Performing Mortgage Loans, and Mortgage Loans with Balloon Payments payable less than or equal to 12 months prior to the end of their amortization term, (ii) Balloon Payments due within 12 months after the Cut-Off Date, (iii) Balloon Payments due between 13 and 24 months after the Cut-Off Date, (iv) Balloon Payments due between 25 and 36 months after the Cut-Off Date, (v) Balloon Payments due between 37 and 48 months after the Cut-Off Date, (vi) Balloon Payments due between 49 and 60 months after the Cut-Off Date, (vii) Balloon Payments due between 61 and 120 months after the Cut-Off Date, (viii) Balloon Payments due more than 120 months after the Cut-Off Date and (ix) Balloon Payments due one or more months after the Cut-Off Date and which pay interest only until such Balloon Payment is due. Each such group of Mortgage Loans in Mortgage Loan Groups 2 and 4 was divided as described in the preceding sentence, provided that Mortgage Loans in Mortgage Loan Groups 2 and 4 with the characteristics described in clause (i) were not segregated in a separate group but were apportioned among the groups of Balloon Mortgage Loans described in the preceding clauses (ii) through (viii) on the basis of their remaining terms to maturity. Then each subgroup was further divided on the basis of remaining term to maturity or, in the case of amortizing Balloon Mortgage Loans, amortization term, in each case in the ranges set forth in the preceding clauses (ii) through (viii). With respect to each interest only Matured Performing Mortgage Loan, its maturity date was extended to a date five years from the Cut-Off Date. Based on such revised maturity date, each such Mortgage Loan was grouped in the preceding clause (vi). Then, each subgroup containing ARMs was further divided into two categories, one category containing ARMs with various periodic Mortgage Interest Rate caps and the other containing ARMs with no periodic Mortgage Interest Rate caps. In addition, each subgroup containing ARMs was further divided into two categories, one category containing ARMs with various lifetime Mortgage Interest Rate caps and the other containing ARMs with no lifetime Mortgage Interest Rate caps and further subdivided on the basis of
    (i) the number of months between  scheduled  periodic rate adjustment dates,
    (ii) the number of months from the Cut-Off Date to the first periodic rate adjustment date following the Cut-Off Date, (iii) the number of months between scheduled periodic payment adjustment dates and (iv) the number of months from the Cut-Off Date to the first periodic payment adjustment date following the Cut-Off Date. Finally, the Mortgage Interest Rate for each assumed Mortgage Loan was rounded down to the nearest percent and aggregated accordingly (i.e., all Mortgage Loans with Mortgage Interest Rates of 6.00% to 6.99% were aggregated into a separate subgroup). The Group 1 Mortgage Loans were contained in a total of 175 separate adjustable rate subgroups, the Group 2 Mortgage Loans were contained in a total of 58 separate fixed rate subgroups and 46 separate adjustable rate subgroups, the Group 3 Mortgage Loans were contained in a total of 399 separate adjustable rate subgroups and the Group 4 Mortgage Loans were contained in a total of 94 separate fixed rate subgroups and 41 separate adjustable rate subgroups.

        3. Third, each subgroup containing Mortgage Loans was treated as a single assumed Mortgage Loan, each such assumed Mortgage Loan having a principal balance, a mortgage interest rate, a remaining full amortization term, a remaining term to maturity, an interest rate adjustment frequency, a number of months to next interest rate adjustment, a payment adjustment frequency, a number of months to next payment adjustment, a margin, a periodic cap interest rate and a lifetime floor interest rate equal to the aggregate Scheduled Principal Balance, weighted average Mortgage Interest Rate, weighted average remaining full amortization term, weighted average remaining term to maturity, weighted average interest rate adjustment frequency, weighted average months to next Adjustment Date, weighted average payment adjustment frequency, weighted average number of months to next payment adjustment, weighted average Margin, weighted average periodic Mortgage Interest Rate cap and weighted average Floor Interest Rate, respectively, of the Mortgage Loans in the related subgroup.

    In addition, it was assumed that: (i) the Mortgage Loans prepay (without prepayment penalties) at the indicated percentage of the CPR; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in October 1994; (iii) servicing fees are payable with respect to all Mortgage Loans at the rate of 0.117% per annum; (iv) with respect to the table assuming no extensions, that no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Borrowers of principal and interest on the Mortgage Loans occur; (v) with respect to the tables assuming extensions, that with respect to the assumed Balloon Mortgage Loans (a)(1) in the case of the tables assuming three year extensions, the maturity dates of such Mortgage Loans are extended on their maturity dates to the earlier of a date three years after their original maturity dates and the original amortization term and (2) in the case of the tables assuming five year extensions, the maturity dates of such Mortgage Loans are extended on their maturity dates to the earlier of a date five years after their original maturity dates and the original amortization term, (b)(1) in the case of the Group 2 and Group 4 Mortgage Loans, such extensions do not result in such Mortgage Loans becoming Discounted Mortgage Loans and do not require reductions in the Scheduled Principal Balances thereof and (2) in the case of the Group 1 and Group 3 Mortgage Loans, such extensions result in each such Mortgage Loan becoming a Discounted Mortgage Loan and require a 25% reduction on the Scheduled Principal Balance thereof and an immediate withdrawal from the Reserve Fund, as described under "DESCRIPTION OF THE CERTIFICATES -- Reserve Fund -- Credit Draws," in an amount equal to the reduction in the Scheduled Principal Balance thereof (calculated assuming that there are no other recoveries in respect of such Mortgage Loan), (c) in the case of ARMs, their Mortgage Interest Rates after extension are based on the same indices, margins, caps and floors and their Monthly Payments are calculated in the same manner as they were prior to such extension, (d) in the case of fixed rate Mortgage Loans, their Monthly Payments after extension are the same as they were prior to extension, (e) servicing fees following extension continue to be payable at the same rate as prior to extension, and no Workout Fee is payable with respect thereto and (f) apart from the assumed extensions, there are no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Borrowers of principal and interest on such Mortgage Loans; (vi) the Mortgage Interest Rate stays constant until the first Adjustment Date, if any, and then adjusts to a Mortgage Interest Rate equal to the applicable Index for such assumed Mortgage Loan as set forth below plus the applicable Margin for such assumed Mortgage Loan, subject to the applicable Floor Interest Rates and Maximum Interest Rates;
(vii) LIBOR equals 5.0625% and remains at that rate or adjusts as set forth in the tables; (viii) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Mortgage Loans; (x) the Offered Certificates are purchased on September 29, 1994; (xi) no right of optional termination is exercised; (xii) the Index for each assumed Group 1 and Group 3 Mortgage Loan will adjust immediately to 3.86% per annum in the case of ARMs assumed to have a cost-of-funds index, 5.87% for Mortgage Loans assumed to have a one-year treasury index, 6.77% for Mortgage Loans assumed to have a three-year treasury index, 7.19% for Mortgage Loans assumed to have a five-year treasury index, 7.75% for Mortgage Loans assumed to have a prime rate-based index and 5.0625% for Mortgage Loans assumed to have miscellaneous other indexes; and
(xiii) the Index for each assumed Group 2 and Group 4 Mortgage Loan with an adjustable Mortgage Interest Rate will adjust immediately to 5.39% per annum.

    The Mortgage Loan Assumptions are expected to vary from the actual characteristics of the Mortgage Loans. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Amounts outstanding (and the weighted average lives) of the Offered Certificates set forth in the tables below. In particular, actual prepayments are not likely to occur at constant rates or at the assumed rates and the terms of extensions are not likely to be uniform, and variations in prepayment speeds and extension terms, even if averaging to the same constant prepayment rate over time and to the same weighted average extension term, may have different effects on the payment rates of the Offered Certificates. Furthermore, not all Balloon Mortgage Loans are expected to be extended or to be extended for the suggested terms, and prepayments and extensions may apply disproportionately to Mortgage Loans with different Mortgage Interest Rates. To the extent fixed rate Mortgage Loans with higher Mortgage Interest Rates prepay at higher rates or are extended less frequently or for shorter terms, the excess interest available to make distributions in reduction of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E and Class F Certificates may be reduced even at the same constant prepayment rates. There can be no assurance as to the actual rates of prepayment or extension of the Mortgage Loans or as to variations in applicable interest rates. There can be no assurance as to the actual rates of prepayment or extension of the Mortgage Loans or as to variations in applicable interest rates.

    Furthermore, the Mortgage Loan Assumptions vary to some degree from the actual terms of the Offered Certificates and the Agreement in that: (i) any extension of a Mortgage Loan will occur only under circumstances in which such Mortgage Loan has become a Specially Serviced Mortgage Loan subject to deduction of a Workout Fee from all future Monthly Payments, except in the case of certain Mortgage Loans whose remaining terms are to be extended by the Master Servicer as described above under "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers and Amendments; (ii) upon extension, and in contrast to the assumptions, some of the Group 1 and Group 3 Mortgage Loans might not be Discounted Mortgage Loans and some of the Group 2 and Group 4 Mortgage Loans might be Discounted Mortgage Loans, depending upon the modified terms thereof; (iii) the terms of any extension permitted under the Agreement may require an increase or allow a decrease in the Mortgage Interest Rate or the Monthly Payment, rather than providing for continuation of the same terms; and (iv) the actual servicing fee available for payment with respect to the Mortgage Loans other than Specially Serviced Mortgage Loans is 0.175% per annum, although the initial Master
Servicer will receive a fee for such Mortgage Loans equal to that described above under the Mortgage Loan Assumptions.

     Based on the Mortgage Loan Assumptions and on the allocation rules described above under "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Allocation Among Classes," the Declining Balance Tables indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the initial Certificate Principal Amount of each such Class of Offered Certificates that would be outstanding after the Distribution Date in September of each of the years indicated, at various percentages of CPR and under various LIBOR and years-of-extension scenarios. None of the indicated percentages of CPR purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and extension experience and the balance of the Mortgage Loans that prepay or are extended may increase or decrease the percentage of initial Certificate Principal Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the CPR and the average extension experience of all such Mortgage Loans equals any of the specified years of extension. In addition, as described above under "DESCRIPTION OF THE MORTGAGE LOANS -- General," the Mortgage Loans may be subject to periods of slower amortization or to negative amortization, in which case the weighted average lives of the Offered Certificates will be increased, and to periods of accelerated amortization, in which case the weighted average lives of the Offered Certificates will be decreased.

Percentage of Initial Certificate Principal Amount Outstanding at the Respective Percentages of CPR Assuming Current LIBOR and Assuming No Extensions

                     Class A-1                           Class A-2A                         Class A-2B            Class A-2C
                     ---------                        ---------------                    ---------------         -------------
       Date     0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
       ----     --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --

Closing ....  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
Date
September ..   98    95    92    89    86    86    70    54    38    22   100   100   100   100   100   100   100   100   100   100
25, 1995
September ..   85    80    74    69    64    70    39     9     0     0   100   100   100    68    23   100   100   100   100   100
25, 1996
September ..   79    71    64    57    50    44     0     0     0     0   100   100    34     0     0   100   100   100    95    84
25, 1997
September ..   72    63    53    45    37     1     0     0     0     0   100    16     0     0     0   100   100    88    75    62
25, 1998
September ..   69    57    46    36    27     0     0     0     0     0     0     0     0     0     0    90    74    59    46    33
25, 1999
September ..   61    48    36    25    16     0     0     0     0     0     0     0     0     0     0    53    38    25    12     1
25, 2000
September ..   58    43    30    15     0     0     0     0     0     0     0     0     0     0     0    36    21     8     0     0
25, 2001
September ..   51    36    22     1     0     0     0     0     0     0     0     0     0     0     0    33    17     2     0     0
25, 2002
September ..   45    29    12     0     0     0     0     0     0     0     0     0     0     0     0    30    12     0     0     0
25, 2003
September ..   41    24     2     0     0     0     0     0     0     0     0     0     0     0     0    28     8     0     0     0
25, 2004
September ..   37    19     0     0     0     0     0     0     0     0     0     0     0     0     0    24     4     0     0     0
25, 2005
September ..   33    14     0     0     0     0     0     0     0     0     0     0     0     0     0    21     0     0     0     0
25, 2006
September ..   23     1     0     0     0     0     0     0     0     0     0     0     0     0     0    17     0     0     0     0
25, 2007
September ..   18     0     0     0     0     0     0     0     0     0     0     0     0     0     0     1     0     0     0     0
25, 2008
September ..   11     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2009
September ..    3     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2010
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2011
Weighted
average
 life ......  8.4   6.3   4.9   3.9   3.3   2.5   1.6   1.1   0.8   0.7   4.4   3.6   2.8   2.2   1.8   7.9   6.3   5.4   4.8   4.4
(years)(1)

                      Class A-3                            Class A-4                     Class B                   Class C
                  ---------------                      ---------------               ---------------             ------------
       Date     0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
       ----     --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --

Closing ....  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
Date
September ..   93    92    90    89    87    49    39    30    20    11   100   100   100   100   100   100   100   100   100   100
25, 1995
September ..   88    85    79    73    67    15     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1996
September ..   79    70    62    54    47     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1997
September ..   61    51    42    33    25     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1998
September ..   38    29    19    11     3     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1999
September ..    0     0     0     0     0     0     0     0     0     0    37     0     0     0     0   100   100    81    64    49
25, 2000
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    97    76    58    42    21
25, 2001
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    78    57    39    24     0
25, 2002
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    60    40    23     0     0
25, 2003
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    53    32    15     0     0
25, 2004
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    44    23     0     0     0
25, 2005
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    29    13     0     0     0
25, 2006
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    15     1     0     0     0
25, 2007
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     1     0     0     0     0
25, 2008
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2009
Weighted
average
 life ......  4.2   3.8   3.5   3.1   2.8   1.1   0.9   0.8   0.7   0.6   6.0   5.8   5.8   5.8   5.6   10.3  8.9   7.7   6.9   6.3
(years)(1)


                                                    Class D                        Class E                       Class F
                                                    -------                        -------                       -------
       Date                                   0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
------------------------------------------  ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Closing Date .............................  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September 25, 1995 .......................   95    95    95    96    96    94    94    94    94    94    90    90    90    90    90
September 25, 1996 .......................   91    91    91    91    92    87    87    88    88    88    79    79    80    80    81
September 25, 1997 .......................   86    86    87    88    88    81    81    82    83    84    68    69    71    72    73
September 25, 1998 .......................   81    82    83    84    85    74    76    77    78    80    58    60    62    64    66
September 25, 1999 .......................   77    78    80    81    83    69    71    73    75    76    48    51    55    58    61
September 25, 2000 .......................   73    75    77    79    81    63    66    69    71    74    40    44    49    53    57
September 25, 2001 .......................   70    73    75    77    79    59    63    66    69    71    33    38    43    48    53
September 25, 2002 .......................   67    70    72    75    54    55    59    62    66    69    26    32    38    44    49
September 25, 2003 .......................   63    67    70    61     4    50    55    59    63    66    18    25    32    39    44
September 25, 2004 .......................   60    63    67    25     0    45    50    55    60    46     9    18    26    33    40
September 25, 2005 .......................   56    60    58     0     0    40    46    51    51    25     *    10    20    28    34
September 25, 2006 .......................   51    56    22     0     0    34    41    47    29     5     0     2    13    21    29
September 25, 2007 .......................   47    53     0     0     0    28    35    33     5     0     0     0     5    15     0
September 25, 2008 .......................   42     0     0     0     0    21    29     2     0     0     0     0     0     0     0
September 25, 2009 .......................   17     0     0     0     0    14     1     0     0     0     0     0     0     0     0
September 25, 2010 .......................    0     0     0     0     0     *     0     0     0     0     0     0     0     0     0
September 25, 2011 .......................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted average
 life (years)(1) .........................  10.3  10.1  9.3   8.1   7.2   8.7   9.1   9.1   8.8   8.3   5.2   5.7   6.3   7.0   7.3

----------
 * Indicates an amount above zero and less than 0.5% of the original aggregate Certificate Principal Amount is outstanding.

(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding Certificate Principal Amount of such Certificate by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Amount of the Offered Certificate.




Percentage of Initial Certificate Principal Amount Outstanding at the Respective Percentages of CPR Assuming Current LIBOR and Assuming 3-Year Balloon Extensions


                   Class A-1                               Class A-2A               Class A-2B                Class A-2C
                   ---------                            ----------------          ----------------           -------------
Date            0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
----            --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --
Closing ....  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
Date
September ..   98    95    92    89    86    89    73    57    41    25   100   100   100   100   100   100   100   100   100   100
25, 1995
September ..   93    87    81    76    70    77    46    15     0     0   100   100   100    77    32   100   100   100   100   100
25, 1996
September ..   89    81    73    65    58    65    19     0     0     0   100   100    62     0     0   100   100   100    99    88
25, 1997
September ..   85    75    64    55    46    49     0     0     0     0   100    85     0     0     0   100   100   100    85    72
25, 1998
September ..   75    63    52    41    31    33     0     0     0     0   100    41     0     0     0   100   100    89    72    57
25, 1999
September ..   69    55    42    31    20     6     0     0     0     0   100     0     0     0     0   100    97    77    58    42
25, 2000
September ..   63    47    34    22    11     0     0     0     0     0    40     0     0     0     0   100    83    61    42    25
25, 2001
September ..   58    41    27    14     3     0     0     0     0     0     0     0     0     0     0    80    56    36    18     3
25, 2002
September ..   50    33    18     0     0     0     0     0     0     0     0     0     0     0     0    44    24     6     0     0
25, 2003
September ..   47    28     6     0     0     0     0     0     0     0     0     0     0     0     0    28     8     0     0     0
25, 2004
September ..   40    21     0     0     0     0     0     0     0     0     0     0     0     0     0    24     4     0     0     0
25, 2005
September ..   34    15     0     0     0     0     0     0     0     0     0     0     0     0     0    21     0     0     0     0
25, 2006
September ..   28     4     0     0     0     0     0     0     0     0     0     0     0     0     0    17     0     0     0     0
25, 2007
September ..   23     0     0     0     0     0     0     0     0     0     0     0     0     0     0    13     0     0     0     0
25, 2008
September ..   18     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2009
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2010
Weighted
average
 life ......  9.2   7.0   5.4   4.5   3.8   3.7   1.9   1.2   0.9   0.7   6.9   4.7   3.2   2.4   1.9   9.8   8.3   7.2   6.3   5.4
(years)(1)

                      Class A-3                           Class A-4                   Class B                       Class C
                  ---------------                     ---------------               ---------------               ------------
Date           0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
----           --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --

Closing ....  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
Date
September ..   97    95    94    92    91    90    79    69    58    48   100   100   100   100   100   100   100   100   100   100
25, 1995
September ..   94    91    88    85    83    79    59    39    20     1   100   100   100   100   100   100   100   100   100   100
25, 1996
September ..   91    87    83    76    67    68    39    10     0     0   100   100   100   100   100   100   100   100   100   100
25, 1997
September ..   84    76    65    54    44    18     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1998
September ..   75    61    49    38    27     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1999
September ..   63    48    35    23    13     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 2000
September ..   47    32    19     8     0     0     0     0     0     0   100   100   100   100    85   100   100   100   100   100
25, 2001
September ..   26    13     1     0     0     0     0     0     0     0   100   100   100    44     0   100   100   100   100    95
25, 2002
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    86    64    43    23     0
25, 2003
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    62    43    25     0     0
25, 2004
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    41    25     4     0     0
25, 2005
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    20     6     0     0     0
25, 2006
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     6     0     0     0     0
25, 2007
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2008
Weighted
average
 life ......  6.3   5.6   4.9   4.3   3.8   3.0   2.3   1.7   1.3   1.0   8.8   8.8   8.6   8.0   7.4   10.7  10.0  9.4   8.9   8.6
(years)(1)


                                                       Class D                   Class E                        Class F
                                                       -------                   -------                        -------
Date                                        0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
Closing Date .............................  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September 25, 1995 .......................   95    95    95    95    95    94    94    94    94    94    89    89    90    90    90
September 25, 1996 .......................   90    90    91    91    91    87    87    87    88    88    78    78    79    80    80
September 25, 1997 .......................   85    86    86    87    87    80    80    81    82    82    66    67    69    70    71
September 25, 1998 .......................   80    81    82    82    83    72    74    75    76    77    54    56    58    61    63
September 25, 1999 .......................   74    76    77    79    80    65    67    69    71    73    42    45    49    52    55
September 25, 2000 .......................   69    71    73    75    77    57    60    63    66    69    29    35    40    44    49
September 25, 2001 .......................   63    66    69    72    75    50    54    58    62    65    17    24    31    37    43
September 25, 2002 .......................   58    62    66    69    72    43    48    53    58    62     5    14    23    30    37
September 25, 2003 .......................   53    58    62    66    36    36    43    49    54    59     0     5    15    24    32
September 25, 2004 .......................   48    54    59    37     0    30    37    44    50    44     0     0     8    18    26
September 25, 2005 .......................   44    50    56     0     0    23    32    39    42    17     0     0     0    11    20
September 25, 2006 .......................   38    45    12     0     0    16    25    34    15     0     0     0     0     3     0
September 25, 2007 .......................   33    30     0     0     0     8    19    12     0     0     0     0     0     0     0
September 25, 2008 .......................   11     0     0     0     0     0     9     0     0     0     0     0     0     0     0
September 25, 2009 .......................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted average
 life (years)(1) .........................  8.9   9.2   8.8   8.1   7.5   7.1   7.8   8.1   8.1   7.8   4.3   4.7   5.1   5.7   6.2


Percentage of Initial Certificate Principal Amount Outstanding at the Respective Percentages of CPR Assuming Current LIBOR and Assuming 5-Year Balloon Extensions


                       Class A-1                           Class A-2A              Class A-2B                Class A-2C
                   ----------------                     ----------------         ---------------            -------------
Date         0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
Closing
Date..       100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September ..  98    95    92    89    86    89    73    57    41    25   100   100   100   100   100   100   100   100   100   100
25, 1995
September ..  93    87    81    76    70    77    46    15     0     0   100   100   100    77    32   100   100   100   100   100
25, 1996
September ..  89    81    73    65    58    65    19     0     0     0   100   100    62     0     0   100   100   100    99    88
25, 1997
September ..  85    75    64    55    46    52     0     0     0     0   100    89     3     0     0   100   100   100    86    73
25, 1998
September ..  82    69    57    46    36    39     0     0     0     0   100    49     0     0     0   100   100    90    74    58
25, 1999
September ..  78    63    49    37    26    22     0     0     0     0   100     4     0     0     0   100   100    80    61    44
25, 2000
September ..  68    52    38    25    14     4     0     0     0     0   100     0     0     0     0   100    93    70    50    32
25, 2001
September ..  61    44    29    16     5     0     0     0     0     0    63     0     0     0     0   100    83    58    37    19
25, 2002
September ..  54    36    21     8     0     0     0     0     0     0     0     0     0     0     0    99    70    45    23     2
25, 2003
September ..  50    31    15     2     0     0     0     0     0     0     0     0     0     0     0    72    45    22     3     0
25, 2004
September ..  43    23     3     0     0     0     0     0     0     0     0     0     0     0     0    37    14     0     0     0
25, 2005
September ..  39    18     0     0     0     0     0     0     0     0     0     0     0     0     0    21     0     0     0     0
25, 2006
September ..  31     7     0     0     0     0     0     0     0     0     0     0     0     0     0    17     0     0     0     0
25, 2007
September ..  24     0     0     0     0     0     0     0     0     0     0     0     0     0     0     8     0     0     0     0
25, 2008
September ..  11     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2009
September ..   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2010
Weighted
average
 life ...... 9.6   7.4   5.8   4.7   3.9   4.0   1.9   1.2   0.9   0.7   8.1   5.0   3.2   2.4   1.9   11.1  9.6   8.2   6.9   5.7
(years)(1)


                    Class A-3                           Class A-4                Class B                       Class C
                 ----------------                    ----------------         ----------------               ------------
Date        0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
Closing
Date.       100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September .. 97    95    94    92    91    90    79    69    58    48   100   100   100   100   100   100   100   100   100   100
25, 1995
September .. 94    91    88    85    83    79    59    39    20     1   100   100   100   100   100   100   100   100   100   100
25, 1996
September .. 91    87    83    76    67    68    39    10     0     0   100   100   100   100   100   100   100   100   100   100
25, 1997
September .. 87    82    74    63    52    56    18     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1998
September .. 83    77    63    51    39    44     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1999
September .. 76    60    46    33    21     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 2000
September .. 65    48    32    19     7     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 2001
September .. 53    36    21     7     0     0     0     0     0     0   100   100   100   100    76   100   100   100   100   100
25, 2002
September .. 38    21     6     0     0     0     0     0     0     0   100   100   100    63     1    94    99   100   100   100
25, 2003
September .. 19     4     0     0     0     0     0     0     0     0   100   100    45     0     0    88    94   100    90    32
25, 2004
September ..  0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    54    35    20     0     0
25, 2005
September ..  0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    27    12     0     0     0
25, 2006
September ..  0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     4     0     0     0     0
25, 2007
September ..  0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2008
Weighted
average
 life ......7.6   6.5   5.6   4.8   4.1   3.9   2.5   1.7   1.3   1.0   10.8  10.7  10.1  9.2   8.4   11.3  11.1  10.9  10.5  9.8
(years)(1)

                                Class D                                  Class E                                   Class F
                                -------                                  -------                                   -------
Date                          0%     2%     4%     6%     8%     0%     2%     4%     6%     8%     0%     2%     4%     6%     8%
----                          --     --     --     --     --     --     --     --     --     --     --     --     --     --     --
Closing Date ..............   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
September 25, 1995 ........    95     95     95     95     95     94     94     94     94     94     89     89     90     90     90
September 25, 1996 ........    90     90     91     91     91     87     87     87     88     88     78     78     79     80     80
September 25, 1997 ........    85     86     86     87     87     80     80     81     82     82     66     67     69     70     71
September 25, 1998 ........    80     80     81     82     83     72     73     75     76     77     54     56     58     60     62
September 25, 1999 ........    74     75     77     78     80     64     66     68     70     72     41     44     48     51     54
September 25, 2000 ........    68     70     72     74     76     56     59     62     65     68     28     33     37     42     47
September 25, 2001 ........    62     65     68     71     74     48     52     56     60     64     14     21     28     34     40
September 25, 2002 ........    56     60     64     67     71     40     45     50     55     60      *     10     18     27     34
September 25, 2003 ........    50     55     60     64     68     31     38     45     51     57      0      0      9     19     28
September 25, 2004 ........    43     50     56     61     65     23     31     39     47     53      0      0      *     12     22
September 25, 2005 ........    38     45     52     19      0     15     25     34     42     26      0      0      0      4     15
September 25, 2006 ........    32     40     20      0      0      7     18     28     16      0      0      0      0      0      0
September 25, 2007 ........    26     24      0      0      0      0     11      5      0      0      0      0      0      0      0
September 25, 2008 ........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted average
 life (years)(1) ..........   8.5    8.9    8.7    8.5    8.5    6.7    7.4    7.8    8.0    8.0    4.2    4.5    4.9    5.4    6.0


Percentage of Initial Certificate Principal Amount Outstanding at the Respective Percentages of CPR Assuming Current LIBOR Decreases 1% and Assuming 3-Year Balloon Extensions


                       Class A-1                           Class A-2A              Class A-2B                 Class A-2C
                   ---------------                      ---------------           ---------------            -------------
Date          0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
------------  --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --

Closing
Date .......  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September ..   98    95    92    89    86    89    73    57    41    25   100   100   100   100   100   100   100   100   100   100
25, 1995
September ..   93    87    81    76    70    77    46    15     0     0   100   100   100    77    32   100   100   100   100   100
25, 1996
September ..   89    81    73    65    58    65    19     0     0     0   100   100    62     0     0   100   100   100    99    88
25, 1997
September ..   85    75    64    55    46    49     0     0     0     0   100    85     0     0     0   100   100   100    85    72
25, 1998
September ..   75    63    52    41    31    33     0     0     0     0   100    41     0     0     0   100   100    89    72    57
25, 1999
September ..   69    55    42    31    20     6     0     0     0     0   100     0     0     0     0   100    97    77    58    42
25, 2000
September ..   63    47    34    22    11     0     0     0     0     0    40     0     0     0     0   100    83    61    42    25
25, 2001
September ..   58    41    27    14     3     0     0     0     0     0     0     0     0     0     0    80    56    36    18     3
25, 2002
September ..   50    33    18     0     0     0     0     0     0     0     0     0     0     0     0    44    24     6     0     0
25, 2003
September ..   47    28     6     0     0     0     0     0     0     0     0     0     0     0     0    28     8     0     0     0
25, 2004
September ..   40    21     0     0     0     0     0     0     0     0     0     0     0     0     0    24     4     0     0     0
25, 2005
September ..   34    15     0     0     0     0     0     0     0     0     0     0     0     0     0    21     0     0     0     0
25, 2006
September ..   28     0     0     0     0     0     0     0     0     0     0     0     0     0     0     5     0     0     0     0
25, 2007
September ..   12     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2008
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2009
Weighted
average
 life ......  8.9   7.0   5.4   4.5   3.8   3.7   1.9   1.2   0.9   0.7   6.9   4.7   3.2   2.4   1.9   9.6   8.3   7.2   6.3   5.4
(years)(1)


                     Class A-3                        Class A-4                    Class B                       Class C
                   ---------------                  ---------------              ---------------               ------------
Date         0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
----         --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --
Closing
Date..        100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September ...  97    95    94    92    91    90    79    69    58    48   100   100   100   100   100   100   100   100   100   100
25, 1995
September ...  94    91    88    85    83    79    59    39    20     1   100   100   100   100   100   100   100   100   100   100
25, 1996
September ...  91    87    83    76    67    68    39    10     0     0   100   100   100   100   100   100   100   100   100   100
25, 1997
September ...  84    76    65    54    44    18     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1998
September ...  75    61    49    38    27     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1999
September ...  63    48    35    23    13     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 2000
September ...  47    32    19     8     0     0     0     0     0     0   100   100   100   100    85    97   100   100   100   100
25, 2001
September ...  26    13     1     0     0     0     0     0     0     0   100   100   100    44     0    90    95   100   100    95
25, 2002
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    72    54    39    23     0
25, 2003
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    46    30    17     0     0
25, 2004
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    24     9     0     0     0
25, 2005
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2006
Weighted
average
 life ....... 6.3   5.6   4.9   4.3   3.8   3.0   2.3   1.7   1.3   1.0   8.8   8.8   8.6   8.0   7.4   9.8   9.5   9.2   8.9   8.6
(years)(1)


                                                     Class D                        Class E                       Class F
                                                     -------                        -------                       -------
Date                                        0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
----                                        --    --    --    --    --    --    --    --    --    --    --    --    --    --    --
Closing Date .............................  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September 25, 1995 .......................   94    94    94    94    94    92    92    92    92    92    86    87    87    87    87
September 25, 1996 .......................   87    88    88    88    89    83    83    84    84    84    72    72    73    74    74
September 25, 1997 .......................   81    81    82    82    83    74    74    75    76    77    56    58    59    61    62
September 25, 1998 .......................   74    75    76    77    78    64    66    67    69    71    40    43    46    49    51
September 25, 1999 .......................   66    68    70    72    74    54    57    60    62    65    24    29    33    38    42
September 25, 2000 .......................   59    62    65    68    70    44    48    52    56    60     8    15    21    27    33
September 25, 2001 .......................   52    56    60    64    67    35    40    45    50    55     0     1    10    18    26
September 25, 2002 .......................   45    50    55    60    64    25    32    39    45    51     0     0     0    10    19
September 25, 2003 .......................   39    45    51    56    27    17    25    33    40    47     0     0     0     2    12
September 25, 2004 .......................   33    40    47    22     0     9    18    27    35    25     0     0     0     0     5
September 25, 2005 .......................   27    35    29     0     0     0    11    21    14     0     0     0     0     0     0
September 25, 2006 .......................    5    14     0     0     0     0     3     2     0     0     0     0     0     0     0
September 25, 2007 .......................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted average
 life (years)(1) .........................  7.2   7.6   7.7   7.4   7.0   5.5   6.0   6.5   6.8   6.8   3.4   3.6   3.8   4.2   4.6



Percentage of Initial Certificate Principal Amount Outstanding at the Respective Percentages of CPR Assuming Current LIBOR Increases 1% and Assuming 3-Year Balloon Extensions


                          Class A-1                         Class A-2A                  Class A-2B                       Class A-2C
                          ---------                         ----------                  ----------                       ----------

Date           0%    2%    4%    6%    8%    0%    2%    4%   6%    8%    0%   2%    4%    6%   8%    0%   2%    4%    6%    8%
----           --    --    --    --    --    --    --    --   --    --    --   --    --    --   --    --   --    --    --    --
Closing
Date..        100   100   100   100   100   100   100   100   100  100   100   100  100   100   100  100   100  100   100   100
September ...  98    95    92    89    86    89    73    57    41   25   100   100  100   100   100  100   100  100   100   100
25, 1995
September ...  93    87    81    76    70    77    46    15     0    0   100   100  100    77    32  100   100  100   100   100
25, 1996
September ...  89    81    73    65    58    65    19     0     0    0   100   100   62     0     0  100   100  100    99    88
25, 1997
September ...  85    75    64    55    46    49     0     0     0    0   100    85    0     0     0  100   100  100    85    72
25, 1998
September ...  75    63    52    41    31    33     0     0     0    0   100    41    0     0     0  100   100   89    72    57
25, 1999
September ...  69    55    42    31    20     6     0     0     0    0   100     0    0     0     0  100    97   77    58    42
25, 2000
September ...  63    47    34    22    11     0     0     0     0    0    40     0    0     0     0  100    83   61    42    25
25, 2001
September ...  58    41    27    14     3     0     0     0     0    0     0     0    0     0     0   80    56   36    18     3
25, 2002
September ...  50    33    18     0     0     0     0     0     0    0     0     0    0     0     0   44    24    6     0     0
25, 2003
September ...  47    28     6     0     0     0     0     0     0    0     0     0    0     0     0   28     8    0     0     0
25, 2004
September ...  40    21     0     0     0     0     0     0     0    0     0     0    0     0     0   24     4    0     0     0
25, 2005
September ...  34    15     0     0     0     0     0     0     0    0     0     0    0     0     0   21     0    0     0     0
25, 2006
September ...  28     4     0     0     0     0     0     0     0    0     0     0    0     0     0   17     0    0     0     0
25, 2007
September ...  23     0     0     0     0     0     0     0     0    0     0     0    0     0     0   13     0    0     0     0
25, 2008
September ...  19     0     0     0     0     0     0     0     0    0     0     0    0     0     0    8     0    0     0     0
25, 2009
September ...  10     0     0     0     0     0     0     0     0    0     0     0    0     0     0    3     0    0     0     0
25, 2010
September ...   0     0     0     0     0     0     0     0     0    0     0     0    0     0     0    0     0    0     0     0
25, 2011
Weighted
average
 life ....... 9.3   7.0   5.4   4.5   3.8   3.7   1.9   1.2   0.9  0.7   6.9   4.7  3.2   2.4   1.9   9.9   8.3  7.2   6.3   5.4
(years)(1)

                       Class A-3                        Class A-4                   Class B                     Class C
                       ---------                        ---------                   -------                     -------

Date          0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
----          --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --
Closing
Date..        100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September ...  97    95    94    92    91    90    79    69    58    48   100   100   100   100   100   100   100   100   100   100
25, 1995
September ...  94    91    88    85    83    79    59    39    20     1   100   100   100   100   100   100   100   100   100   100
25, 1996
September ...  91    87    83    76    67    68    39    10     0     0   100   100   100   100   100   100   100   100   100   100
25, 1997
September ...  84    76    65    54    44    18     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1998
September ...  75    61    49    38    27     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1999
September ...  63    48    35    23    13     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 2000
September ...  47    32    19     8     0     0     0     0     0     0   100   100   100   100    85   100   100   100   100   100
25, 2001
September ...  26    13     1     0     0     0     0     0     0     0   100   100   100    44     0   100   100   100   100    95
25, 2002
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    89    64    43    23     0
25, 2003
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    69    45    25     0     0
25, 2004
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    53    30     4     0     0
25, 2005
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    38    17     0     0     0
25, 2006
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    26     8     0     0     0
25, 2007
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    12     0     0     0     0
25, 2008
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2009
Weighted
average
 life ....... 6.3   5.6   4.9   4.3   3.8   3.0   2.3   1.7   1.3   1.0   8.8   8.8   8.6   8.0   7.4   11.4  10.3  9.4   8.9   8.6
(years)(1)


                                                        Class D                       Class E                     Class F
                                                        -------                       -------                     -------
Date                                        0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
----                                        --    --    --    --    --    --    --    --    --    --    --    --    --    --    --
Closing Date .............................  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September 25, 1995 .......................   97    97    97    97    97    95    95    95    96    96    92    92    92    93    93
September 25, 1996 .......................   93    93    93    94    94    91    91    91    91    91    84    85    85    86    86
September 25, 1997 .......................   89    90    90    91    91    86    86    87    87    88    76    77    78    79    80
September 25, 1998 .......................   86    86    87    88    88    80    81    82    83    84    68    69    71    72    74
September 25, 1999 .......................   82    83    84    85    86    75    77    78    80    81    59    62    64    67    69
September 25, 2000 .......................   78    80    81    83    84    70    72    74    76    78    51    54    58    61    64
September 25, 2001 .......................   74    77    79    80    82    65    68    71    73    76    42    47    52    56    60
September 25, 2002 .......................   71    73    76    78    80    60    64    67    70    73    34    40    46    51    56
September 25, 2003 .......................   67    71    74    76    45    55    60    64    68    71    26    34    41    47    52
September 25, 2004 .......................   64    68    71    48     0    51    56    61    65    62    19    28    35    42    48
September 25, 2005 .......................   61    65    69     5     0    46    52    57    62    37    11    21    30    37    43
September 25, 2006 .......................   57    62    32     0     0    41    48    54    40    15     3    14    24    32    39
September 25, 2007 .......................   53    58     0     0     0    36    43    48    19     0     0     6    17    26    23
September 25, 2008 .......................   49    43     0     0     0    30    38    26     0     0     0     0    10    16     0
September 25, 2009 .......................   37     *     0     0     0    24    33     3     0     0     0     0     3     0     0
September 25, 2010 .......................    8     0     0     0     0    17     1     0     0     0     0     0     0     0     0
September 25, 2011 .......................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted average
 life (years)(1) .........................  11.2  11.0  9.9   8.8   8.0   9.8   10.2  10.1  9.6   9.1   6.2   6.8   7.6   8.1   8.4

----------
* Indicates an amount above zero and less than 0.5% of the original aggregate Certificate Principal Amount is outstanding.

(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding Certificate Principal Amount of such Certificate by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Amount of the Offered Certificate.

Percentage of Initial Certificate Principal Amount Outstanding at the Respective
Percentages  of CPR Assuming  Current  LIBOR  Increases  2% and Assuming  3-Year
Balloon Extensions

                       Class A-1                       Class A-2A                           Class A-2B           Class A-2C
                       ---------                       ----------                           ----------           ----------

Date          0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
----          --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --
Closing
Date..        100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September ...  98    95    92    89    86    89    73    57    41    25   100   100   100   100   100   100   100   100   100   100
25, 1995
September ...  93    87    81    76    70    77    46    15     0     0   100   100   100    77    32   100   100   100   100   100
25, 1996
September ...  89    81    73    65    58    65    19     0     0     0   100   100    62     0     0   100   100   100    99    88
25, 1997
September ...  85    75    64    55    46    49     0     0     0     0   100    85     0     0     0   100   100   100    85    72
25, 1998
September ...  75    63    52    41    31    33     0     0     0     0   100    41     0     0     0   100   100    89    72    57
25, 1999
September ...  69    55    42    31    20     6     0     0     0     0   100     0     0     0     0   100    97    77    58    42
25, 2000
September ...  63    47    34    22    11     0     0     0     0     0    40     0     0     0     0   100    83    61    42    25
25, 2001
September ...  58    41    27    14     3     0     0     0     0     0     0     0     0     0     0    80    56    36    18     3
25, 2002
September ...  50    33    18     0     0     0     0     0     0     0     0     0     0     0     0    44    24     6     0     0
25, 2003
September ...  47    28     6     0     0     0     0     0     0     0     0     0     0     0     0    28     8     0     0     0
25, 2004
September ...  40    21     0     0     0     0     0     0     0     0     0     0     0     0     0    24     4     0     0     0
25, 2005
September ...  34    15     0     0     0     0     0     0     0     0     0     0     0     0     0    21     0     0     0     0
25, 2006
September ...  28     4     0     0     0     0     0     0     0     0     0     0     0     0     0    17     0     0     0     0
25, 2007
September ...  23     0     0     0     0     0     0     0     0     0     0     0     0     0     0    13     0     0     0     0
25, 2008
September ...  19     0     0     0     0     0     0     0     0     0     0     0     0     0     0     8     0     0     0     0
25, 2009
September ...  10     0     0     0     0     0     0     0     0     0     0     0     0     0     0     3     0     0     0     0
25, 2010
September ...   0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2011
Weighted
average
 life ....... 9.3   7.0   5.4   4.5   3.8   3.7   1.9   1.2   0.9   0.7   6.9   4.7   3.2   2.4   1.9   9.9   8.3   7.2   6.3   5.4
(years)(1)

                       Class A-3                        Class A-4                    Class B                 Class C
                       ---------                        ---------                    -------                 -------
Date          0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%
----          --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --    --
Closing
Date .......  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September ..   97    95    94    92    91    90    79    69    58    48   100   100   100   100   100   100   100   100   100   100
25, 1995
September ..   94    91    88    85    83    79    59    39    20     1   100   100   100   100   100   100   100   100   100   100
25, 1996
September ..   91    87    83    76    67    68    39    10     0     0   100   100   100   100   100   100   100   100   100   100
25, 1997
September ..   84    76    65    54    44    18     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1998
September ..   75    61    49    38    27     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 1999
September ..   63    48    35    23    13     0     0     0     0     0   100   100   100   100   100   100   100   100   100   100
25, 2000
September ..   47    32    19     8     0     0     0     0     0     0   100   100   100   100    85   100   100   100   100   100
25, 2001
September ..   26    13     1     0     0     0     0     0     0     0   100   100   100    44     0   100   100   100   100    95
25, 2002
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    89    64    43    23     0
25, 2003
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    69    45    25     0     0
25, 2004
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    53    30     4     0     0
25, 2005
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    38    17     0     0     0
25, 2006
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    29     8     0     0     0
25, 2007
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    19     0     0     0     0
25, 2008
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     7     0     0     0     0
25, 2009
September ..    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
25, 2010
Weighted
average
 life ......  6.3   5.6   4.9   4.3   3.8   3.0   2.3   1.7   1.3   1.0   8.8   8.8   8.6   8.0   7.4   11.6  10.3  9.4   8.9   8.6
(years)(1)


                                                     Class D                           Class E                      Class F
                                                     -------                           -------                      -------

Date                                        0%    2%    4%    6%    8%    0%    2%    4%    6%    8%    0%    2%    4%    6%    8%

Closing Date .............................  100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
September 25, 1995 .......................   98    98    98    98    98    97    97    97    97    97    95    95    95    95    96
September 25, 1996 .......................   96    96    96    96    96    94    95    95    95    95    91    91    91    92    92
September 25, 1997 .......................   94    94    94    95    95    92    92    92    93    93    86    87    87    88    88
September 25, 1998 .......................   92    92    93    93    93    89    89    90    91    91    81    83    84    84    85
September 25, 1999 .......................   90    90    91    92    92    86    87    88    89    89    77    78    80    81    82
September 25, 2000 .......................   88    89    89    90    91    83    84    86    87    88    72    74    76    78    79
September 25, 2001 .......................   85    87    88    89    90    80    82    83    85    86    67    70    73    75    77
September 25, 2002 .......................   83    85    86    87    89    77    79    81    83    84    62    66    69    72    74
September 25, 2003 .......................   81    83    85    86    54    75    77    79    81    83    58    62    66    69    72
September 25, 2004 .......................   79    82    83    59     0    72    75    77    80    80    54    59    63    66    69
September 25, 2005 .......................   78    80    82    17     0    69    73    75    78    57    49    55    60    63    67
September 25, 2006 .......................   75    78    47     0     0    66    70    73    64    36    45    51    56    60    64
September 25, 2007 .......................   73    76    13     0     0    63    68    71    45    19    39    46    52    57    61
September 25, 2008 .......................   71    63     0     0     0    60    65    58    27     4    34    42    48    53    57
September 25, 2009 .......................   68    28     0     0     0    56    62    38    10     0    28    37    44    49    24
September 25, 2010 .......................   59     0     0     0     0    53    52    17     0     0    22    31    39    23     0
September 25, 2011 .......................   27     0     0     0     0    49    22     0     0     0    15    26    15     0     0
September 25, 2012 .......................    0     0     0     0     0    38     1     0     0     0     8    19     0     0     0
September 25, 2013 .......................    0     0     0     0     0    12     0     0     0     0     *     0     0     0     0
September 25, 2014 .......................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted average
 life (years)(1) .........................  13.9  12.7  11.0  9.5   8.6   13.6  13.2  12.5  11.6  10.6  10.4  11.2  11.5  11.6  11.4

----------
 *  Indicates an amount above zero and less than 0.5% of the original aggregate Certificate Principal Amount is outstanding.

(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding Certificate Principal Amount of such Certificate by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Amount of the Offered Certificate.

    The tables set forth below show the weighted average life, first principal payment date and last principal payment date of each Class of Offered Certificates under various prepayment, LIBOR and years-of-extension scenarios. In addition, the tables show, for each Class of Fixed Rate Certificates, the yield and duration at various assumed offering prices and, for each Class of Floating Rate Certificates, the discounted margin at various assumed offering prices, in each case under the same prepayment, LIBOR and years-of-extension scenarios. The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Fixed Rate Certificates, would cause the discounted present value of such assumed stream of cash flows as of September 29, 1994 to equal the assumed purchase prices and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amount on such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered. For purposes of these tables, "duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value-weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. "Discounted margin" has been calculated as specified in the "PSA Standard Formulas" to represent the increment over the index rate (LIBOR) that causes the assumed purchase price of a Floating Rate Certificate to equal the discounted present value of its cash flows, compounded monthly, and is set forth in basis points. None of the prices in the tables take into account any accrued interest that may be payable in excess of the stated offering or purchase prices. Duration and discounted margin, like yield, will be affected by the LIBOR levels, prepayment rates and Balloon extensions that actually occur during the life of the Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables below.


Weighted Average Life, First Principal Payment Date, Last Principal Payment Date and Discount Margin of Class A-1 Certificates at Various Assumed Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions


                                              No Extension                      3 Year Extension
                                             Unchanged LIBOR                      Unchanged LIBOR
                                             ---------------                      ---------------
Price (%)                     0%      2%       4%       6%       8%       0%       2%       4%       6%
---------                     --      --       --       --       --       --       --       --       --
                              8.39    6.33     4.87     3.92     3.30     9.23     6.99     5.41     4.47
                             10/94   10/94    10/94    10/94    10/94    10/94    10/94    10/94    10/94
                             11/10   11/07    11/04    10/02    05/01    06/10    03/08    04/05    08/03
99 22/32 .................    50.0    51.2     52.7     54.2     55.7     49.6     50.7     52.0     53.2
99 24/32 .................    49.0    50.0     51.2     52.4     53.6     48.6     49.5     50.6     51.6
99 26/32 .................    48.0    48.7     49.6     50.5     51.4     47.7     48.4     49.2     49.9
99 28/32 .................    47.0    47.5     48.1     48.7     49.3     46.8     47.3     47.8     48.3
99 30/32 .................    46.0    46.2     46.5     46.8     47.1     45.9     46.1     46.4     46.6
100 ......................    45.0    45.0     45.0     45.0     45.0     45.0     45.0     45.0     45.0
100 2/32 .................    44.0    43.8     43.5     43.2     42.9     44.1     43.9     43.6     43.4
100 4/32 .................    43.0    42.5     41.9     41.3     40.7     43.2     42.7     42.2     41.7
100 6/32 .................    42.0    41.3     40.4     39.5     38.6     42.3     41.6     40.8     40.1
100 8/32 .................    41.0    40.0     38.9     37.6     36.4     41.4     40.5     39.4     38.4
100 10/32  ...............    40.0    38.8     37.3     35.8     34.3     40.5     39.3     38.0     36.8
100 12/32  ...............    39.0    37.6     35.8     34.0     32.2     39.5     38.2     36.6     35.2

                              5 Year Extension
                               Unchanged LIBOR
                               ---------------
 Price (%)     8%                0%                2%                4%                 6%                8%

              3.79              9.60              7.35               5.78              4.73        3.94  Weighted Average Life
                                                                                                               (years)
             10/94             10/94             10/94              10/94             10/94        10/94  First Principal Payment
                                                                                                               Date
             01/03             03/10             04/08              11/05             12/04        04/03  Last Principal Payment
                                                                                                               Date
99 22/32..    54.5              49.4              50.5               51.6              52.9         54.2  Discount Margin (bps)
99 24/32..    52.6              48.5              49.4               50.3              51.3         52.4  Discount Margin (bps)
99 26/32..    50.7              47.6              48.3               49.0              49.7         50.5  Discount Margin (bps)
99 28/32..    48.8              46.8              47.2               47.7              48.1         48.7  Discount Margin (bps)
99 30/32..    46.9              45.9              46.1               46.3              46.6         46.8  Discount Margin (bps)
100.......    45.0              45.0              45.0               45.0              45.0         45.0  Discount Margin (bps)
100 2/32..    43.1              44.1              43.9               43.7              43.4         43.2  Discount Margin (bps)
100 4/32..    41.2              43.2              42.8               42.3              41.9         41.3  Discount Margin (bps)
100 6/32..    39.3              42.4              41.7               41.0              40.3         39.5  Discount Margin (bps)
100 8/32..    37.4              41.5              40.7               39.7              38.7         37.7  Discount Margin (bps)
100 10/32.    35.5              40.6              39.6               38.4              37.2         35.8  Discount Margin (bps)
100 12/32.    33.6              39.7              38.5               37.1              35.6         34.0  Discount Margin (bps)


                            3 Year Extension                                                                    3 Year Extension
                            ----------------                                                                    ----------------
                           LIBOR Decreases 1%                                                                  LIBOR Increases 1%
                           ------------------                                                                  ------------------
 Price (%)     0%        2%          4%           6%            8%              0%               2%               4%            6%
------------------ -----------  ----------  -------------  -------------  --------------  ---------------  -------------  ---------
             8.95       6.96       5.41       4.47            3.79            9.35            6.99            5.41            4.47
            10/94      10/94      10/94      10/94           10/94           10/94           10/94           10/94           10/94
            04/09      09/07      04/05      08/03           01/03           05/11           03/08           04/05           08/03
99 22/32 ..  50.5       51.7       53.3       54.9            56.4            48.7            49.6            50.6            51.5
99 24/32 ..  49.6       50.6       52.0       53.2            54.6            47.7            48.4            49.1            49.8
99 26/32 ..  48.7       49.5       50.6       51.6            52.7            46.8            47.2            47.7            48.1
99 28/32 ..  47.8       48.4       49.3       50.0            50.8            45.8            46.0            46.2            46.4
99 30/32 ..  46.9       47.3       47.9       48.4            49.0            44.9            44.8            44.8            44.7
100 .......  46.0       46.3       46.6       46.8            47.1            43.9            43.6            43.3            43.1
100 2/32 ..  45.1       45.2       45.2       45.2            45.3            43.0            42.5            41.9            41.4
100 4/32 ..  44.2       44.1       43.9       43.6            43.4            42.0            41.3            40.5            39.7
100 6/32 ..  43.4       43.0       42.5       42.0            41.6            41.1            40.1            39.0            38.0
100 8/32 ..  42.5       41.9       41.2       40.5            39.7            40.1            38.9            37.6            36.3
100 10/32    41.6       40.8       39.8       38.9            37.9            39.2            37.8            36.2            34.6
100 12/32    40.7       39.7       38.5       37.3            36.0            38.2            36.6            34.7            33.0



                             3 Year Extension
                             ----------------
                            LIBOR Increases 2%
                            ------------------
 Price (%)     8%          0%                2%                4%                6%                8%
------------------  ----------------  ----------------  ----------------  ----------------  -----------------
              3.79               9.35             6.99             5.41              4.47             3.79  Weighted Average Life
                                                                                                             (years)
             10/94              10/94            10/94            10/94             10/94            10/94  First Principal Payment
                                                                                                             Date
             01/03              05/11            03/08            04/05             08/03            01/03  Last Principal Payment
                                                                                                             Date
99 22/32 ..   52.5               47.7            48.3             49.0              49.7             50.4 Discount Margin (bps)
99 24/32 ..   50.5               46.7            47.1             47.5              48.0             48.4 Discount Margin (bps)
99 26/32 ..   48.6               45.7            45.9             46.0              46.2             46.4 Discount Margin (bps)
99 28/32 ..   46.7               44.7            44.6             44.6              44.5             44.4 Discount Margin (bps)
99 30/32 ..   44.7               43.7            43.4             43.1              42.7             42.4 Discount Margin (bps)
100 .......   42.8               42.7            42.2             41.6              41.0             40.4 Discount Margin (bps)
100 2/32 ..   40.8               41.7            41.0             40.1              39.3             38.4 Discount Margin (bps)
100 4/32 ..   38.9               40.7            39.7             38.6              37.5             36.4 Discount Margin (bps)
100 6/32 ..   36.9               39.7            38.5             37.1              35.8             34.5 Discount Margin (bps)
100 8/32 ..   35.0               38.7            37.3             35.7              34.1             32.5 Discount Margin (bps)
100 10/32     33.1               37.7            36.1             34.2              32.4             30.5 Discount Margin (bps)
100 12/32     31.1               36.8            34.8             32.7              30.6             28.5 Discount Margin (bps)





   Weighted Average Life, First Principal Payment Date, Last Principal Payment
 Date, Yield and Duration of Class A-2A Certificates at Various Assumed Prices,
            Percentages of CPR, LIBOR Levels and Balloon Extensions



                                       No Extension                                    3 Year Extension
                                       ------------                                    ----------------
                             Unchanged LIBOR                                           Unchanged LIBOR
                             ---------------                                           ---------------
 Price (%)     0%       2%           4%           6%          8%           0%          2%           4%          6%          8%
------------------ ------------  -----------  ----------- -----------  ----------- -----------  -----------  ---------- ---------
              2.50        1.58      1.11       0.82        0.66          3.66          1.86           1.20        0.88       0.69
             10/94       10/94     10/94      10/94       10/94         10/94         10/94          10/94       10/94      10/94
             10/98       09/97     12/96      05/96       01/96         02/01         05/98          02/97       06/96      02/96
99 17/64..   7.025       7.094     7.173      7.263       7.352         6.989         7.066          7.152       7.241      7.329
              2.19        1.42      1.02       0.77        0.62          3.05          1.66           1.10        0.82       0.65
99 25/64..   6.968       7.006     7.050      7.100       7.149         6.948         6.991          7.039       7.087      7.137
              2.19        1.43      1.02       0.77        0.62          3.05          1.66           1.10        0.82       0.65
99 33/64..   6.911       6.919     6.927      6.937       6.947         6.907         6.916          6.925       6.935      6.944
              2.19        1.43      1.02       0.77        0.62          3.05          1.66           1.10        0.82       0.65
99 41/64..   6.854       6.831     6.805      6.775       6.745         6.866         6.841          6.812       6.782      6.753
              2.20        1.43      1.02       0.77        0.62          3.06          1.66           1.10        0.82       0.65
99 49/64..   6.797       6.744     6.683      6.613       6.544         6.826         6.766          6.699       6.630      6.562
              2.20        1.43      1.02       0.77        0.62          3.06          1.67           1.10        0.82       0.65
99 57/64..   6.741       6.657     6.561      6.452       6.343         6.785         6.691          6.586       6.479      6.371
              2.20        1.43      1.02       0.77        0.62          3.06          1.67           1.11        0.82       0.65
100 1/64..   6.684       6.570     6.440      6.291       6.143         6.744         6.616          6.474       6.327      6.181
              2.20        1.43      1.03       0.77        0.62          3.06          1.67           1.11        0.82       0.65
100 9/64..   6.628       6.483     6.319      6.130       5.943         6.704         6.542          6.361       6.177      5.991
              2.20        1.43      1.03       0.77        0.62          3.06          1.67           1.11        0.82       0.66
100 17/64.   6.571       6.396     6.198      5.970       5.744         6.663         6.468          6.249       6.026      5.802
              2.20        1.43      1.03       0.77        0.62          3.07          1.67           1.11        0.82       0.66
100 25/64.   6.515       6.310     6.077      5.810       5.545         6.623         6.394          6.138       5.876      5.613
              2.20        1.43      1.03       0.78        0.62          3.07          1.67           1.11        0.83       0.66
100 33/64.   6.459       6.224     5.957      5.651       5.347         6.582         6.320          6.026       5.726      5.425
              2.20        1.44      1.03       0.78        0.63          3.07          1.67           1.11        0.83       0.66
100 41/64.   6.403       6.138     5.837      5.492       5.150         6.542         6.246          5.915       5.577      5.237
              2.21        1.44      1.03       0.78        0.63          3.07          1.68           1.11        0.83       0.66


                      5 Year Extension
                      ----------------
                       Unchanged LIBOR
                       ---------------
 Price (%)          0%                2%                        4%                6%                8%
-----------------------------  ----------------        ---------------  ----------------     -------------------
                         3.97              1.88                1.20              0.88              0.69  Weighted Average Life
                                                                                                         (years)
                        10/94             10/94               10/94             10/94             10/94  First Principal Payment
                                                                                                         Date
                        12/01             06/98               02/97             06/96             02/96  Last Principal Payment
                                                                                                         Date
99 17/64..              6.983             7.065               7.152             7.241             7.329  Yield to Maturity (%)
                         3.26              1.67                1.10              0.82              0.65  Duration
99 25/64..              6.945             6.990               7.039             7.087             7.137  Yield to Maturity (%)
                         3.26              1.67                1.10              0.82              0.65  Duration
99 33/64..              6.907             6.915               6.925             6.935             6.944  Yield to Maturity (%)
                         3.26              1.67                1.10              0.82              0.65  Duration
99 41/64..              6.868             6.841               6.812             6.782             6.753  Yield to Maturity (%)
                         3.26              1.68                1.10              0.82              0.65  Duration
99 49/64..              6.830             6.767               6.699             6.630             6.562  Yield to Maturity (%)
                         3.27              1.68                1.10              0.82              0.65  Duration
99 57/64..              6.792             6.692               6.586             6.479             6.371  Yield to Maturity (%)
                         3.27              1.68                1.11              0.82              0.65  Duration
100 1/64..              6.754             6.618               6.474             6.327             6.181  Yield to Maturity (%)
                         3.27              1.68                1.11              0.82              0.65  Duration
100 9/64..              6.716             6.544               6.361             6.177             5.991  Yield to Maturity (%)
                         3.27              1.68                1.11              0.82              0.66  Duration
100 17/64.              6.678             6.471               6.249             6.026             5.802  Yield to Maturity (%)
                         3.28              1.68                1.11              0.82              0.66  Duration
100 25/64.              6.640             6.397               6.138             5.876             5.613  Yield to Maturity (%)
                         3.28              1.68                1.11              0.83              0.66  Duration
100 33/64.              6.602             6.323               6.026             5.726             5.425  Yield to Maturity (%)
                         3.28              1.69                1.11              0.83              0.66  Duration
100 41/64.              6.565             6.250               5.915             5.577             5.237  Yield to Maturity (%)
                         3.28              1.69                1.11              0.83              0.66  Duration



                            3 Year Extension                                                    3 Year Extension
                            ----------------                                                    ----------------
                           LIBOR Decreases 1%                                                   LIBOR Increases 1%
                           ------------------                                                   -----------------
 Price (%)     0%          2%               4%         6%           8%           0%           2%         4%         6%         8%
------------------  ------------     ------------   ---------  ------------  -----------  ---------- ----------  --------  --------
              3.66       1.86             1.20          0.88        0.69         3.66        1.86       1.20        0.88       0.69
             10/94      10/94            10/94         10/94       10/94        10/94       10/94      10/94       10/94      10/94
             02/01      05/98            02/97         06/96       02/96        02/01       05/98      02/97       06/96      02/96
99 17/64     6.989      7.066            7.152         7.241       7.329        6.989       7.066      7.152       7.241      7.329
              3.05       1.66             1.10          0.82        0.65         3.05        1.66       1.10        0.82       0.65
99 25/64     6.948      6.991            7.039         7.087       7.137        6.948       6.991      7.039       7.087      7.137
              3.05       1.66             1.10          0.82        0.65         3.05        1.66       1.10        0.82       0.65
99 33/64     6.907      6.916            6.925         6.935       6.944        6.907       6.916      6.925       6.935      6.944
              3.05       1.66             1.10          0.82        0.65         3.05        1.66       1.10        0.82       0.65
99 41/64     6.866      6.841            6.812         6.782       6.753        6.866       6.841      6.812       6.782      6.753
              3.06       1.66             1.10          0.82        0.65         3.06        1.66       1.10        0.82       0.65
99 49/64     6.826      6.766            6.699         6.630       6.562        6.826       6.766      6.699       6.630      6.562
              3.06       1.67             1.10          0.82        0.65         3.06        1.67       1.10        0.82       0.65
99 57/64     6.785      6.691            6.586         6.479       6.371        6.785       6.691      6.586       6.479      6.371
              3.06       1.67             1.11          0.82        0.65         3.06        1.67       1.11        0.82       0.65
100 1/64     6.744      6.616            6.474         6.327       6.181        6.744       6.616      6.474       6.327      6.181
              3.06       1.67             1.11          0.82        0.65         3.06        1.67       1.11        0.82       0.65
100 9/64     6.704      6.542            6.361         6.177       5.991        6.704       6.542      6.361       6.177      5.991
              3.06       1.67             1.11          0.82        0.66         3.06        1.67       1.11        0.82       0.66
100 17/64    6.663      6.468            6.249         6.026       5.802        6.663       6.468      6.249       6.026      5.802
              3.07       1.67             1.11          0.82        0.66         3.07        1.67       1.11        0.82       0.66
100 25/64    6.623      6.394            6.138         5.876       5.613        6.623       6.394      6.138       5.876      5.613
              3.07       1.67             1.11          0.83        0.66         3.07        1.67       1.11        0.83       0.66
100 33/64    6.582      6.320            6.026         5.726       5.425        6.582       6.320      6.026       5.726      5.425
              3.07       1.67             1.11          0.83        0.66         3.07        1.67       1.11        0.83       0.66
100 41/64    6.542      6.246            5.915         5.577       5.237        6.542       6.246      5.915       5.577      5.237
              3.07       1.68             1.11          0.83        0.66         3.07        1.68       1.11        0.83       0.66


                      3 Year Extension
                      ----------------
                     LIBOR Increases 2%
                     ------------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  -----------------------
                         3.66              1.86              1.20              0.88              0.69  Weighted Average Life
                                                                                                       (years)
                        10/94             10/94             10/94             10/94             10/94  First Principal Payment
                                                                                                       Date
                        02/01             05/98             02/97             06/96             02/96  Last Principal Payment
                                                                                                       Date
99 17/64..              6.989             7.066             7.152             7.241             7.329  Yield to Maturity (%)
                         3.05              1.66              1.10              0.82              0.65  Duration
99 25/64..              6.948             6.991             7.039             7.087             7.137  Yield to Maturity (%)
                         3.05              1.66              1.10              0.82              0.65  Duration
99 33/64..              6.907             6.916             6.925             6.935             6.944  Yield to Maturity (%)
                         3.05              1.66              1.10              0.82              0.65  Duration
99 41/64..              6.866             6.841             6.812             6.782             6.753  Yield to Maturity (%)
                         3.06              1.66              1.10              0.82              0.65  Duration
99 49/64..              6.826             6.766             6.699             6.630             6.562  Yield to Maturity (%)
                         3.06              1.67              1.10              0.82              0.65  Duration
99 57/64..              6.785             6.691             6.586             6.479             6.371  Yield to Maturity (%)
                         3.06              1.67              1.11              0.82              0.65  Duration
100 1/64..              6.744             6.616             6.474             6.327             6.181  Yield to Maturity (%)
                         3.06              1.67              1.11              0.82              0.65  Duration
100 9/64..              6.704             6.542             6.361             6.177             5.991  Yield to Maturity (%)
                         3.06              1.67              1.11              0.82              0.66  Duration
100 17/64.              6.663             6.468             6.249             6.026             5.802  Yield to Maturity (%)
                         3.07              1.67              1.11              0.82              0.66  Duration
100 25/64.              6.623             6.394             6.138             5.876             5.613  Yield to Maturity (%)
                         3.07              1.67              1.11              0.83              0.66  Duration
100 33/64.              6.582             6.320             6.026             5.726             5.425  Yield to Maturity (%)
                         3.07              1.67              1.11              0.83              0.66  Duration
100 41/64.              6.542             6.246             5.915             5.577             5.237  Yield to Maturity (%)
                         3.07              1.68              1.11              0.83              0.66  Duration






 Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class A-2B Certificates at
                             Various Assumed Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions



                                       No Extension                                                            3 Year Extension
                                       ------------                                                            ----------------
                             Unchanged LIBOR                                                                    Unchanged LIBOR
                             ---------------                                                                    ---------------
 Price (%)     0%       2%           4%           6%            8%            0%            2%            4%         6%       8%
------------------  ----------  ----------  -----------     -----------    ---------   ----------  -----------  --------- ---------
              4.43       3.64       2.80       2.18             1.78         6.89           4.74        3.20         2.37     1.86
             10/98      09/97      12/96      05/96            01/96        02/01          05/98       02/97        06/96    02/96
             08/99      11/98      03/98      05/97            12/96        03/02          05/00       09/98        09/97    01/97
98 22/32..   7.791      7.833      7.903      7.989            8.076        7.724          7.779       7.865        7.958    8.056
              3.64       3.07       2.43       1.93             1.60         5.19           3.84        2.74         2.09     1.67
98 26/32..   7.757      7.792      7.851      7.924            7.998        7.700          7.746       7.819        7.898    7.981
              3.64       3.07       2.43       1.93             1.60         5.19           3.85        2.74         2.09     1.67
98 30/32..   7.722      7.751      7.799      7.859            7.919        7.676          7.714       7.773        7.838    7.906
              3.64       3.07       2.43       1.93             1.61         5.19           3.85        2.74         2.09     1.67
99 2/32...   7.688      7.710      7.748      7.794            7.841        7.651          7.681       7.727        7.778    7.830
              3.64       3.07       2.43       1.94             1.61         5.20           3.85        2.74         2.09     1.67
99 6/32...   7.653      7.669      7.696      7.730            7.763        7.627          7.649       7.682        7.718    7.755
              3.64       3.07       2.44       1.94             1.61         5.20           3.85        2.74         2.09     1.67
99 10/32..   7.619      7.629      7.645      7.665            7.685        7.603          7.616       7.636        7.658    7.681
              3.64       3.07       2.44       1.94             1.61         5.20           3.85        2.74         2.09     1.67
99 14/32..   7.585      7.588      7.593      7.600            7.607        7.579          7.584       7.590        7.598    7.606
              3.65       3.07       2.44       1.94             1.61         5.20           3.85        2.74         2.09     1.67
99 18/32..   7.550      7.547      7.542      7.536            7.530        7.555          7.551       7.545        7.538    7.531
              3.65       3.08       2.44       1.94             1.61         5.20           3.85        2.74         2.09     1.67
99 22/32..   7.516      7.507      7.491      7.472            7.452        7.531          7.519       7.500        7.479    7.457
              3.65       3.08       2.44       1.94             1.61         5.21           3.85        2.75         2.09     1.67
99 26/32..   7.482      7.466      7.440      7.407            7.375        7.507          7.486       7.454        7.419    7.382
              3.65       3.08       2.44       1.94             1.61         5.21           3.86        2.75         2.09     1.68
99 30/32..   7.448      7.426      7.389      7.343            7.298        7.483          7.454       7.409        7.360    7.308
              3.65       3.08       2.44       1.94             1.61         5.21           3.86        2.75         2.09     1.68
100 2/32..   7.414      7.385      7.338      7.279            7.220        7.460          7.422       7.364        7.300    7.234
              3.65       3.08       2.44       1.94             1.61         5.21           3.86        2.75         2.09     1.68



                      5 Year Extension
                      ----------------
                       Unchanged LIBOR
                       ---------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  -----------------
                         8.14              4.96              3.23              2.37              1.86  Weighted Average Life
                                                                                                       (years)
                        12/01             06/98             02/97             06/96             02/96  First Principal Payment
                                                                                                       Date
                        07/03             10/00             10/98             09/97             01/97  Last Principal Payment
                                                                                                       Date
98 22/32..              7.706             7.772             7.862             7.958             8.056  Yield to Maturity (%)
                         5.88              3.99              2.76              2.09              1.67  Duration
98 26/32..              7.684             7.740             7.817             7.898             7.981  Yield to Maturity (%)
                         5.88              3.99              2.76              2.09              1.67  Duration
98 30/32..              7.663             7.709             7.771             7.838             7.906  Yield to Maturity (%)
                         5.88              3.99              2.77              2.09              1.67  Duration
99 2/32...              7.642             7.677             7.726             7.778             7.830  Yield to Maturity (%)
                         5.89              3.99              2.77              2.09              1.67  Duration
99 6/32...              7.620             7.646             7.681             7.718             7.755  Yield to Maturity (%)
                         5.89              3.99              2.77              2.09              1.67  Duration
99 10/32..              7.599             7.614             7.635             7.658             7.681  Yield to Maturity (%)
                         5.89              3.99              2.77              2.09              1.67  Duration
99 14/32..              7.578             7.583             7.590             7.598             7.606  Yield to Maturity (%)
                         5.89              3.99              2.77              2.09              1.67  Duration
99 18/32..              7.557             7.552             7.545             7.538             7.531  Yield to Maturity (%)
                         5.89              4.00              2.77              2.09              1.67  Duration
99 22/32..              7.535             7.521             7.500             7.479             7.457  Yield to Maturity (%)
                         5.90              4.00              2.77              2.09              1.67  Duration
99 26/32..              7.514             7.489             7.455             7.419             7.382  Yield to Maturity (%)
                         5.90              4.00              2.77              2.09              1.68  Duration
99 30/32..              7.493             7.458             7.410             7.360             7.308  Yield to Maturity (%)
                         5.90              4.00              2.77              2.09              1.68  Duration
100 2/32..              7.472             7.427             7.366             7.300             7.234  Yield to Maturity (%)
                         5.90              4.00              2.77              2.09              1.68  Duration


                            3 Year Extension                                            3 Year Extension
                            ----------------                                            ----------------
                           LIBOR Decreases 1%                                          LIBOR Increases 1%
                           ------------------                                          ------------------
 Price (%)     0%      2%            4%          6%          8%          0%            2%         4%         6%              8%
------------------  ----------  -----------  ----------  ----------   ---------    ---------   ---------  ---------      ---------
              6.89      4.74        3.20        2.37        1.86         6.89         4.74        3.20         2.37          1.86
             02/01     05/98       02/97       06/96       02/96        02/01        05/98       02/97        06/96         02/96
             03/02     05/00       09/98       09/97       01/97        03/02        05/00       09/98        09/97         01/97
98 22/32..   7.724     7.779       7.865       7.958       8.056        7.724        7.779       7.865        7.958         8.056
              5.19      3.84        2.74        2.09        1.67         5.19         3.84        2.74         2.09          1.67
98 26/32..   7.700     7.746       7.819       7.898       7.981        7.700        7.746       7.819        7.898         7.981
              5.19      3.85        2.74        2.09        1.67         5.19         3.85        2.74         2.09          1.67
98 30/32..   7.676     7.714       7.773       7.838       7.906        7.676        7.714       7.773        7.838         7.906
              5.19      3.85        2.74        2.09        1.67         5.19         3.85        2.74         2.09          1.67
99 2/32...   7.651     7.681       7.727       7.778       7.830        7.651        7.681       7.727        7.778         7.830
              5.20      3.85        2.74        2.09        1.67         5.20         3.85        2.74         2.09          1.67
99 6/32...   7.627     7.649       7.682       7.718       7.755        7.627        7.649       7.682        7.718         7.755
              5.20      3.85        2.74        2.09        1.67         5.20         3.85        2.74         2.09          1.67
99 10/32..   7.603     7.616       7.636       7.658       7.681        7.603        7.616       7.636        7.658         7.681
              5.20      3.85        2.74        2.09        1.67         5.20         3.85        2.74         2.09          1.67
99 14/32..   7.579     7.584       7.590       7.598       7.606        7.579        7.584       7.590        7.598         7.606
              5.20      3.85        2.74        2.09        1.67         5.20         3.85        2.74         2.09          1.67
99 18/32..   7.555     7.551       7.545       7.538       7.531        7.555        7.551       7.545        7.538         7.531
              5.20      3.85        2.74        2.09        1.67         5.20         3.85        2.74         2.09          1.67
99 22/32..   7.531     7.519       7.500       7.479       7.457        7.531        7.519       7.500        7.479         7.457
              5.21      3.85        2.75        2.09        1.67         5.21         3.85        2.75         2.09          1.67
99 26/32..   7.507     7.486       7.454       7.419       7.382        7.507        7.486       7.454        7.419         7.382
              5.21      3.86        2.75        2.09        1.68         5.21         3.86        2.75         2.09          1.68
99 30/32..   7.483     7.454       7.409       7.360       7.308        7.483        7.454       7.409        7.360         7.308
              5.21      3.86        2.75        2.09        1.68         5.21         3.86        2.75         2.09          1.68
100 2/32..   7.460     7.422       7.364       7.300       7.234        7.460        7.422       7.364        7.300         7.234
              5.21      3.86        2.75        2.09        1.68         5.21         3.86        2.75         2.09          1.68



                      3 Year Extension
                      ----------------
                     LIBOR Increases 2%
                     ------------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ----------------
                         6.89              4.74              3.20              2.37              1.86  Weighted Average Life
                                                                                                       (years)
                        02/01             05/98             02/97             06/96             02/96  First Principal Payment
                                                                                                       Date
                        03/02             05/00             09/98             09/97             01/97  Last Principal Payment
                                                                                                       Date
98 22/32..              7.724             7.779             7.865             7.958             8.056  Yield to Maturity (%)
                         5.19              3.84              2.74              2.09              1.67  Duration
98 26/32..              7.700             7.746             7.819             7.898             7.981  Yield to Maturity (%)
                         5.19              3.85              2.74              2.09              1.67  Duration
98 30/32..              7.676             7.714             7.773             7.838             7.906  Yield to Maturity (%)
                         5.19              3.85              2.74              2.09              1.67  Duration
99 2/32...              7.651             7.681             7.727             7.778             7.830  Yield to Maturity (%)
                         5.20              3.85              2.74              2.09              1.67  Duration
99 6/32...              7.627             7.649             7.682             7.718             7.755  Yield to Maturity (%)
                         5.20              3.85              2.74              2.09              1.67  Duration
99 10/32..              7.603             7.616             7.636             7.658             7.681  Yield to Maturity (%)
                         5.20              3.85              2.74              2.09              1.67  Duration
99 14/32..              7.579             7.584             7.590             7.598             7.606  Yield to Maturity (%)
                         5.20              3.85              2.74              2.09              1.67  Duration
99 18/32..              7.555             7.551             7.545             7.538             7.531  Yield to Maturity (%)
                         5.20              3.85              2.74              2.09              1.67  Duration
99 22/32..              7.531             7.519             7.500             7.479             7.457  Yield to Maturity (%)
                         5.21              3.85              2.75              2.09              1.67  Duration
99 26/32..              7.507             7.486             7.454             7.419             7.382  Yield to Maturity (%)
                         5.21              3.86              2.75              2.09              1.68  Duration
99 30/32..              7.483             7.454             7.409             7.360             7.308  Yield to Maturity (%)
                         5.21              3.86              2.75              2.09              1.68  Duration
100 2/32..              7.460             7.422             7.364             7.300             7.234  Yield to Maturity (%)
                         5.21              3.86              2.75              2.09              1.68  Duration





 Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class A-2C Certificates
                           at Various Assumed Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions



                                       No Extension                                   3 Year Extension
                                       ------------                                   ----------------
                             Unchanged LIBOR                                           Unchanged LIBOR
                             ---------------                                           ---------------
 Price (%)     0%       2%           4%          6%          8%          0%          2%           4%          6%            8%
------------------  -----------  -----------  --------- ----------  ----------    --------   ----------   --------     ---------
              7.89         6.28         5.36       4.81       4.36        9.82        8.25         7.22       6.29          5.41
             08/99        11/98        03/98      05/97      12/96       03/02       05/00        09/98      09/97         01/97
             11/08        08/06        02/03      02/01      11/00       09/09       08/06        11/03      05/03         01/03
93 6/32...   8.753        8.947        9.118      9.262      9.413       8.559       8.677        8.797      8.944         9.127
              5.42         4.67         4.16       3.81       3.50        6.49        5.81         5.24       4.68          4.13
93 18/32..   8.679        8.862        9.023      9.157      9.298       8.498       8.608        8.721      8.859         9.031
              5.43         4.68         4.17       3.81       3.50        6.50        5.82         5.25       4.69          4.13
93 30/32..   8.606        8.777        8.927      9.053      9.185       8.437       8.540        8.645      8.774         8.935
              5.44         4.68         4.17       3.82       3.50        6.51        5.83         5.26       4.69          4.14
94 10/32..   8.533        8.692        8.832      8.949      9.072       8.376       8.472        8.570      8.690         8.839
              5.45         4.69         4.18       3.82       3.51        6.52        5.83         5.26       4.70          4.15
94 22/32..   8.461        8.608        8.738      8.846      8.960       8.315       8.405        8.495      8.606         8.744
              5.46         4.70         4.18       3.83       3.51        6.53        5.84         5.27       4.71          4.15
95 2/32...   8.389        8.525        8.644      8.744      8.848       8.255       8.337        8.421      8.523         8.650
              5.47         4.70         4.19       3.83       3.52        6.54        5.85         5.28       4.71          4.16
95 14/32..   8.318        8.441        8.551      8.641      8.737       8.195       8.271        8.347      8.440         8.555
              5.47         4.71         4.19       3.84       3.52        6.55        5.85         5.28       4.72          4.16
95 26/32..   8.246        8.359        8.458      8.540      8.626       8.136       8.204        8.273      8.357         8.462
              5.48         4.71         4.19       3.84       3.53        6.56        5.86         5.29       4.72          4.17
96 6/32...   8.176        8.276        8.365      8.439      8.516       8.077       8.138        8.200      8.275         8.369
              5.49         4.72         4.20       3.84       3.53        6.56        5.87         5.30       4.73          4.17
96 18/32..   8.105        8.195        8.273      8.338      8.407       8.018       8.072        8.127      8.193         8.276
              5.50         4.73         4.20       3.85       3.53        6.57        5.87         5.30       4.74          4.18
96 30/32..   8.035        8.113        8.181      8.238      8.298       7.959       8.006        8.054      8.112         8.184
              5.51         4.73         4.21       3.85       3.54        6.58        5.88         5.31       4.74          4.19
97 10/32..   7.966        8.032        8.090      8.139      8.189       7.901       7.941        7.982      8.031         8.092
              5.52         4.74         4.21       3.86       3.54        6.59        5.89         5.31       4.75          4.19



                      5 Year Extension
                      ----------------
                       Unchanged LIBOR
                       ---------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ---------------
                        11.07              9.57              8.19              6.86              5.70  Weighted Average Life
                                                                                                       (years)
                        07/03             10/00             10/98             09/97             01/97  First Principal Payment
                                                                                                       Date
                        03/09             08/06             05/05             01/05             11/03  Last Principal Payment
                                                                                                       Date
93 6/32...              8.475             8.568             8.694             8.864             9.071  Yield to Maturity (%)
                         7.09              6.44              5.71              4.96              4.28  Duration
93 18/32..              8.419             8.506             8.625             8.784             8.978  Yield to Maturity (%)
                         7.10              6.45              5.72              4.97              4.29  Duration
93 30/32..              8.363             8.444             8.555             8.704             8.885  Yield to Maturity (%)
                         7.11              6.46              5.73              4.98              4.29  Duration
94 10/32..              8.308             8.383             8.486             8.625             8.793  Yield to Maturity (%)
                         7.12              6.46              5.74              4.98              4.30  Duration
94 22/32..              8.252             8.322             8.417             8.545             8.701  Yield to Maturity (%)
                         7.13              6.47              5.75              4.99              4.31  Duration
95 2/32...              8.197             8.262             8.349             8.467             8.610  Yield to Maturity (%)
                         7.14              6.48              5.75              5.00              4.31  Duration
95 14/32..              8.142             8.201             8.281             8.389             8.519  Yield to Maturity (%)
                         7.15              6.49              5.76              5.01              4.32  Duration
95 26/32..              8.088             8.141             8.214             8.311             8.429  Yield to Maturity (%)
                         7.16              6.50              5.77              5.01              4.33  Duration
96 6/32...              8.034             8.081             8.146             8.233             8.339  Yield to Maturity (%)
                         7.17              6.51              5.78              5.02              4.33  Duration
96 18/32..              7.980             8.022             8.079             8.156             8.250  Yield to Maturity (%)
                         7.18              6.52              5.79              5.03              4.34  Duration
96 30/32..              7.926             7.963             8.013             8.080             8.161  Yield to Maturity (%)
                         7.19              6.52              5.79              5.04              4.34  Duration
97 10/32..              7.873             7.904             7.947             8.004             8.073  Yield to Maturity (%)
                         7.20              6.53              5.80              5.04              4.35  Duration


                            3 Year Extension                                           3 Year Extension
                            ----------------                                           ----------------
                           LIBOR Decreases 1%                                         LIBOR Increases 1%
                           ------------------                                         ------------------
 Price (%)     0%        2%          4%          6%         8%          0%           2%         4%           6%            8%
------------------  ----------  ----------  ----------  ----------  ----------   ---------   ---------  ----------     ---------
              9.55        8.25        7.22        6.29        5.41        9.92        8.25        7.22        6.29          5.41
             03/02       05/00       09/98       09/97       01/97       03/02       05/00       09/98       09/97         01/97
             01/08       08/06       11/03       05/03       01/03       03/11       08/06       11/03       05/03         01/03
93 6/32...   8.573       8.677       8.797       8.944       9.127       8.555       8.677       8.797       8.944         9.127
              6.41        5.81        5.24        4.68        4.13        6.52        5.81        5.24        4.68          4.13
93 18/32..   8.511       8.608       8.721       8.859       9.031       8.493       8.608       8.721       8.859         9.031
              6.41        5.82        5.25        4.69        4.13        6.53        5.82        5.25        4.69          4.13
93 30/32..   8.449       8.540       8.645       8.774       8.935       8.433       8.540       8.645       8.774         8.935
              6.42        5.83        5.26        4.69        4.14        6.54        5.83        5.26        4.69          4.14
94 10/32..   8.387       8.472       8.570       8.690       8.839       8.372       8.472       8.570       8.690         8.839
              6.43        5.83        5.26        4.70        4.15        6.55        5.83        5.26        4.70          4.15
94 22/32..   8.326       8.405       8.495       8.606       8.744       8.312       8.405       8.495       8.606         8.744
              6.44        5.84        5.27        4.71        4.15        6.56        5.84        5.27        4.71          4.15
95 2/32...   8.265       8.337       8.421       8.523       8.650       8.252       8.337       8.421       8.523         8.650
              6.45        5.85        5.28        4.71        4.16        6.57        5.85        5.28        4.71          4.16
95 14/32..   8.204       8.271       8.347       8.440       8.555       8.192       8.271       8.347       8.440         8.555
              6.46        5.85        5.28        4.72        4.16        6.58        5.85        5.28        4.72          4.16
95 26/32..   8.144       8.204       8.273       8.357       8.462       8.133       8.204       8.273       8.357         8.462
              6.47        5.86        5.29        4.72        4.17        6.59        5.86        5.29        4.72          4.17
96 6/32...   8.084       8.138       8.200       8.275       8.369       8.074       8.138       8.200       8.275         8.369
              6.48        5.87        5.30        4.73        4.17        6.59        5.87        5.30        4.73          4.17
96 18/32..   8.024       8.072       8.127       8.193       8.276       8.016       8.072       8.127       8.193         8.276
              6.48        5.87        5.30        4.74        4.18        6.60        5.87        5.30        4.74          4.18
96 30/32..   7.965       8.006       8.054       8.112       8.184       7.957       8.006       8.054       8.112         8.184
              6.49        5.88        5.31        4.74        4.19        6.61        5.88        5.31        4.74          4.19
97 10/32..   7.906       7.941       7.982       8.031       8.092       7.899       7.941       7.982       8.031         8.092
              6.50        5.89        5.31        4.75        4.19        6.62        5.89        5.31        4.75          4.19



                      3 Year Extension
                      ----------------
                     LIBOR Increases 2%
                     ------------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ---------------
                         9.92              8.25              7.22              6.29              5.41  Weighted Average Life
                                                                                                       (years)
                        03/02             05/00             09/98             09/97             01/97  First Principal Payment
                                                                                                       Date
                        03/11             08/06             11/03             05/03             01/03  Last Principal Payment
                                                                                                       Date
93 6/32...              8.555             8.677             8.797             8.944             9.127  Yield to Maturity (%)
                         6.52              5.81              5.24              4.68              4.13  Duration
93 18/32..              8.493             8.608             8.721             8.859             9.031  Yield to Maturity (%)
                         6.53              5.82              5.25              4.69              4.13  Duration
93 30/32..              8.433             8.540             8.645             8.774             8.935  Yield to Maturity (%)
                         6.54              5.83              5.26              4.69              4.14  Duration
94 10/32..              8.372             8.472             8.570             8.690             8.839  Yield to Maturity (%)
                         6.55              5.83              5.26              4.70              4.15  Duration
94 22/32..              8.312             8.405             8.495             8.606             8.744  Yield to Maturity (%)
                         6.56              5.84              5.27              4.71              4.15  Duration
95 2/32...              8.252             8.337             8.421             8.523             8.650  Yield to Maturity (%)
                         6.57              5.85              5.28              4.71              4.16  Duration
95 14/32..              8.192             8.271             8.347             8.440             8.555  Yield to Maturity (%)
                         6.58              5.85              5.28              4.72              4.16  Duration
95 26/32..              8.133             8.204             8.273             8.357             8.462  Yield to Maturity (%)
                         6.59              5.86              5.29              4.72              4.17  Duration
96 6/32...              8.074             8.138             8.200             8.275             8.369  Yield to Maturity (%)
                         6.59              5.87              5.30              4.73              4.17  Duration
96 18/32..              8.016             8.072             8.127             8.193             8.276  Yield to Maturity (%)
                         6.60              5.87              5.30              4.74              4.18  Duration
96 30/32..              7.957             8.006             8.054             8.112             8.184  Yield to Maturity (%)
                         6.61              5.88              5.31              4.74              4.19  Duration
97 10/32..              7.899             7.941             7.982             8.031             8.092  Yield to Maturity (%)
                         6.62              5.89              5.31              4.75              4.19  Duration






 Weighted Average Life, First Principal Payment Date, Last Principal Payment Date and Discount Margin of Class A-3 Certificates
                         at Various Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions



                                       No Extension                                3 Year Extension
                                       ------------                                ----------------
                             Unchanged LIBOR                                       Unchanged LIBOR
                             ---------------                                       ---------------
 Price (%)     0%        2%          4%         6%         8%         0%          2%          4%             6%              8%
------------------   ---------  ----------  ---------  ---------  ---------  ----------  ----------    ----------       ---------
              4.20        3.84        3.49       3.15       2.83       6.34        5.58        4.88          4.28            3.76
             10/94       10/94       10/94      10/94      10/94      10/94       10/94       10/94         10/94           10/94
             07/00       07/00       06/00      05/00      01/00      06/03       06/03       11/02         04/02           07/01
99 22/32..    63.5        64.2        65.1       66.1       67.2       61.0        61.7        62.5          63.4            64.4
99 24/32..    61.8        62.4        63.1       63.9       64.8       59.8        60.4        61.0          61.7            62.6
99 26/32..    60.1        60.5        61.1       61.6       62.3       58.6        59.0        59.5          60.1            60.7
99 28/32..    58.4        58.7        59.0       59.4       59.9       57.4        57.7        58.0          58.4            58.8
99 30/32..    56.7        56.8        57.0       57.2       57.4       56.2        56.3        56.5          56.7            56.9
100.......    55.0        55.0        55.0       55.0       55.0       55.0        55.0        55.0          55.0            55.0
100 2/32..    53.3        53.2        53.0       52.8       52.6       53.8        53.7        53.5          53.3            53.1
100 4/32..    51.6        51.3        51.0       50.6       50.1       52.6        52.3        52.0          51.6            51.2
100 6/32..    49.9        49.5        49.0       48.4       47.7       51.4        51.0        50.5          50.0            49.3
100 8/32..    48.2        47.6        46.9       46.2       45.3       50.2        49.7        49.0          48.3            47.5
100 10/32.    46.5        45.8        44.9       43.9       42.8       49.0        48.3        47.5          46.6            45.6
100 12/32.    44.8        44.0        42.9       41.7       40.4       47.8        47.0        46.0          44.9            43.7


                      5 Year Extension
                      ----------------
                       Unchanged LIBOR
                       ---------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ---------------
                         7.59              6.54              5.59              4.78              4.10  Weighted Average Life
                                                                                                       (years)
                        10/94             10/94             10/94             10/94             10/94  First Principal Payment
                                                                                                       Date
                        06/05             02/05             04/04             04/03             06/02  Last Principal Payment
                                                                                                       Date
99 22/32..               60.2              60.9              61.7              62.7              63.8  Discount Margin (bps)
99 24/32..               59.2              59.7              60.4              61.2              62.0  Discount Margin (bps)
99 26/32..               58.1              58.5              59.0              59.6              60.3  Discount Margin (bps)
99 28/32..               57.1              57.4              57.7              58.1              58.5  Discount Margin (bps)
99 30/32..               56.0              56.2              56.3              56.5              56.8  Discount Margin (bps)
100.......               55.0              55.0              55.0              55.0              55.0  Discount Margin (bps)
100 2/32..               54.0              53.8              53.7              53.5              53.2  Discount Margin (bps)
100 4/32..               52.9              52.6              52.3              51.9              51.5  Discount Margin (bps)
100 6/32..               51.9              51.5              51.0              50.4              49.7  Discount Margin (bps)
100 8/32..               50.9              50.3              49.6              48.9              48.0  Discount Margin (bps)
100 10/32.               49.8              49.1              48.3              47.3              46.2  Discount Margin (bps)
100 12/32.               48.8              48.0              47.0              45.8              44.5  Discount Margin (bps)






                            3 Year Extension                                       3 Year Extension
                            ----------------                                       ----------------
                           LIBOR Decreases 1%                                      LIBOR Increases 1%
                           ------------------                                      ------------------
 Price (%)     0%       2%          4%         6%         8%           0%         2%           4%         6%              8%
------------------   ---------  ----------  --------- -----------  ----------  ---------   ---------  ----------     ---------
              6.34        5.58        4.88       4.28        3.76        6.34       5.58        4.88        4.28          3.76
             10/94       10/94       10/94      10/94       10/94       10/94      10/94       10/94       10/94         10/94
             06/03       06/03       11/02      04/02       07/01       06/03      06/03       11/02       04/02         07/01
99 22/32..    62.1        63.0        64.0       65.1        66.4        59.8       60.3        60.9        61.6          62.4
99 24/32..    61.0        61.7        62.5       63.5        64.5        58.5       58.9        59.4        59.9          60.5
99 26/32..    59.8        60.4        61.1       61.8        62.7        57.3       57.5        57.9        58.2          58.6
99 28/32..    58.6        59.1        59.6       60.2        60.8        56.0       56.2        56.3        56.5          56.6
99 30/32..    57.5        57.8        58.1       58.5        59.0        54.8       54.8        54.8        54.7          54.7
100.......    56.3        56.5        56.7       56.9        57.1        53.6       53.4        53.2        53.0          52.8
100 2/32..    55.2        55.2        55.2       55.2        55.3        52.3       52.0        51.7        51.3          50.9
100 4/32..    54.0        53.9        53.8       53.6        53.4        51.1       50.7        50.1        49.6          48.9
100 6/32..    52.9        52.6        52.3       52.0        51.6        49.9       49.3        48.6        47.9          47.0
100 8/32..    51.7        51.3        50.8       50.3        49.7        48.6       47.9        47.1        46.1          45.1
100 10/32.    50.6        50.0        49.4       48.7        47.9        47.4       46.5        45.5        44.4          43.2
100 12/32.    49.4        48.7        47.9       47.1        46.1        46.2       45.2        44.0        42.7          41.2


                      3 Year Extension
                      ----------------
                     LIBOR Increases 2%
                     ------------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ---------------
                         6.34              5.58              4.88              4.28              3.76  Weighted Average Life
                                                                                                       (years)
                        10/94             10/94             10/94             10/94             10/94  First Principal Payment
                                                                                                       Date
                        06/03             06/03             11/02             04/02             07/01  Last Principal Payment
                                                                                                       Date
99 22/32..               58.4              58.8              59.3              59.8              60.3  Discount Margin (bps)
99 24/32 .               57.2              57.4              57.7              58.0              58.4  Discount Margin (bps)
99 26/32..               55.9              56.0              56.1              56.2              56.4  Discount Margin (bps)
99 28/32..               54.6              54.6              54.5              54.5              54.4  Discount Margin (bps)
99 30/32..               53.3              53.2              52.9              52.7              52.4  Discount Margin (bps)
100.......               52.1              51.7              51.4              50.9              50.5  Discount Margin (bps)
100 2/32..               50.8              50.3              49.8              49.2              48.5  Discount Margin (bps)
100 4/32..               49.5              48.9              48.2              47.4              46.5  Discount Margin (bps)
100 6/32..               48.3              47.5              46.6              45.7              44.6  Discount Margin (bps)
100 8/32..               47.0              46.1              45.0              43.9              42.6  Discount Margin (bps)
100 10/32.               45.7              44.7              43.5              42.1              40.7  Discount Margin (bps)
100 12/32.               44.4              43.3              41.9              40.4              38.7  Discount Margin (bps)






 Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class A-4 Certificates
                           at Various Assumed Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions


                                       No Extension                                  3 Year Extension
                                       ------------                                  ----------------
                             Unchanged LIBOR                                         Unchanged LIBOR
                             ---------------                                         ---------------
 Price (%)     0%        2%         4%           6%         8%          0%           2%           4%         6%             8%
------------------   ---------  ----------   ---------   ---------  ----------   ----------    --------  ---------      ---------
              1.15        0.89        0.76        0.65        0.58        3.03         2.26        1.68       1.26           1.01
             10/94       10/94       10/94       10/94       10/94       10/94        10/94       10/94      10/94          10/94
             04/97       08/96       05/96       01/96       11/95       05/99        04/98       01/98      04/97          10/96
99 10/32..   7.556       7.607       7.649       7.695       7.735       7.439        7.464       7.497      7.538          7.581
              1.04        0.83        0.71        0.61        0.54        2.59         1.98        1.49       1.15           0.93
99 14/32..   7.436       7.456       7.472       7.490       7.505       7.391        7.400       7.413      7.429          7.446
              1.04        0.83        0.71        0.61        0.55        2.59         1.98        1.50       1.15           0.93
99 18/32..   7.316       7.305       7.295       7.285       7.276       7.343        7.337       7.330      7.320          7.311
              1.05        0.83        0.71        0.61        0.55        2.59         1.98        1.50       1.15           0.93
99 22/32..   7.197       7.154       7.119       7.081       7.048       7.295        7.274       7.246      7.212          7.176
              1.05        0.83        0.71        0.61        0.55        2.59         1.98        1.50       1.15           0.93
99 26/32..   7.078       7.004       6.944       6.878       6.820       7.247        7.211       7.163      7.103          7.042
              1.05        0.83        0.71        0.61        0.55        2.60         1.98        1.50       1.15           0.93
99 30/32..   6.960       6.854       6.769       6.675       6.593       7.199        7.148       7.080      6.995          6.908
              1.05        0.83        0.71        0.61        0.55        2.60         1.98        1.50       1.15           0.93
100 2/32..   6.841       6.705       6.594       6.472       6.366       7.151        7.086       6.998      6.887          6.775
              1.05        0.83        0.71        0.61        0.55        2.60         1.98        1.50       1.15           0.93
100 6/32..   6.723       6.556       6.420       6.270       6.140       7.103        7.023       6.915      6.780          6.642
              1.05        0.83        0.71        0.62        0.55        2.60         1.99        1.50       1.15           0.93
100 10/32.   6.605       6.407       6.246       6.069       5.915       7.055        6.961       6.833      6.672          6.509
              1.05        0.83        0.71        0.62        0.55        2.60         1.99        1.51       1.15           0.93
100 14/32.   6.488       6.259       6.072       5.868       5.690       7.008        6.899       6.750      6.565          6.376
              1.05        0.84        0.71        0.62        0.55        2.60         1.99        1.51       1.16           0.93
100 18/32.   6.371       6.111       5.899       5.667       5.466       6.960        6.836       6.668      6.458          6.244
              1.06        0.84        0.72        0.62        0.55        2.60         1.99        1.51       1.16           0.94
100 22/32.   6.254       5.963       5.727       5.467       5.242       6.913        6.774       6.587      6.351          6.112
              1.06        0.84        0.72        0.62        0.55        2.60         1.99        1.51       1.16           0.94


                      5 Year Extension
                      ----------------
                       Unchanged LIBOR
                       ---------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ----------------
                         3.89              2.47              1.68              1.26              1.01  Weighted Average Life
                                                                                                       (years)
                        10/94             10/94             10/94             10/94             10/94  First Principal Payment
                                                                                                       Date
                        04/00             09/99             02/98             04/97             10/96  Last Principal Payment
                                                                                                       Date
99 10/32..              7.424             7.456             7.497             7.538             7.581  Yield to Maturity (%)
                         3.19              2.13              1.50              1.15              0.93  Duration
99 14/32..              7.385             7.397             7.413             7.429             7.446  Yield to Maturity (%)
                         3.19              2.13              1.50              1.15              0.93  Duration
99 18/32..              7.346             7.339             7.330             7.320             7.311  Yield to Maturity (%)
                         3.19              2.13              1.50              1.15              0.93  Duration
99 22/32..              7.307             7.280             7.246             7.212             7.176  Yield to Maturity (%)
                         3.19              2.13              1.50              1.15              0.93  Duration
99 26/32..              7.268             7.222             7.163             7.103             7.042  Yield to Maturity (%)
                         3.19              2.14              1.50              1.15              0.93  Duration
99 30/32..              7.229             7.164             7.081             6.995             6.908  Yield to Maturity (%)
                         3.20              2.14              1.50              1.15              0.93  Duration
100 2/32..              7.190             7.106             6.998             6.887             6.775  Yield to Maturity (%)
                         3.20              2.14              1.50              1.15              0.93  Duration
100 6/32..              7.151             7.048             6.915             6.780             6.642  Yield to Maturity (%)
                         3.20              2.14              1.50              1.15              0.93  Duration
100 10/32.              7.112             6.990             6.833             6.672             6.509  Yield to Maturity (%)
                         3.20              2.14              1.51              1.15              0.93  Duration
100 14/32.              7.074             6.932             6.751             6.565             6.376  Yield to Maturity (%)
                         3.20              2.14              1.51              1.16              0.93  Duration
100 18/32.              7.035             6.874             6.669             6.458             6.244  Yield to Maturity (%)
                         3.20              2.15              1.51              1.16              0.94  Duration
100 22/32.              6.997             6.817             6.587             6.351             6.112  Yield to Maturity (%)
                         3.21              2.15              1.51              1.16              0.94  Duration


                            3 Year Extension                                        3 Year Extension
                            ----------------                                        ----------------
                           LIBOR Decreases 1%                                      LIBOR Increases 1%
                           ------------------                                      ------------------
 Price (%)     0%       2%           4%         6%          8%          0%           2%            4%            6%           8%
------------------  ----------  ----------  ---------   ----------  -----------  -----------   -----------  -----------  ---------
              3.03        2.26        1.68       1.26         1.01         3.03         2.26          1.68         1.26       1.01
             10/94       10/94       10/94      10/94        10/94        10/94        10/94         10/94        10/94      10/94
             05/99       04/98       01/98      04/97        10/96        05/99        04/98         01/98        04/97      10/96
99 10/32..   7.439       7.464       7.497      7.538        7.581        7.439        7.464         7.497        7.538      7.581
              2.59        1.98        1.49       1.15         0.93         2.59         1.98          1.49         1.15       0.93
99 14/32..   7.391       7.400       7.413      7.429        7.446        7.391        7.400         7.413        7.429      7.446
              2.59        1.98        1.50       1.15         0.93         2.59         1.98          1.50         1.15       0.93
99 18/32..   7.343       7.337       7.330      7.320        7.311        7.343        7.337         7.330        7.320      7.311
              2.59        1.98        1.50       1.15         0.93         2.59         1.98          1.50         1.15       0.93
99 22/32..   7.295       7.274       7.246      7.212        7.176        7.295        7.274         7.246        7.212      7.176
              2.59        1.98        1.50       1.15         0.93         2.59         1.98          1.50         1.15       0.93
99 26/32..   7.247       7.211       7.163      7.103        7.042        7.247        7.211         7.163        7.103      7.042
              2.60        1.98        1.50       1.15         0.93         2.60         1.98          1.50         1.15       0.93
99 30/32..   7.199       7.148       7.080      6.995        6.908        7.199        7.148         7.080        6.995      6.908
              2.60        1.98        1.50       1.15         0.93         2.60         1.98          1.50         1.15       0.93
100 2/32..   7.151       7.086       6.998      6.887        6.775        7.151        7.086         6.998        6.887      6.775
              2.60        1.98        1.50       1.15         0.93         2.60         1.98          1.50         1.15       0.93
100 6/32..   7.103       7.023       6.915      6.780        6.642        7.103        7.023         6.915        6.780      6.642
              2.60        1.99        1.50       1.15         0.93         2.60         1.99          1.50         1.15       0.93
100 10/32.   7.055       6.961       6.833      6.672        6.509        7.055        6.961         6.833        6.672      6.509
              2.60        1.99        1.51       1.15         0.93         2.60         1.99          1.51         1.15       0.93
100 14/32.   7.008       6.899       6.750      6.565        6.376        7.008        6.899         6.750        6.565      6.376
              2.60        1.99        1.51       1.16         0.93         2.60         1.99          1.51         1.16       0.93
100 18/32.   6.960       6.836       6.668      6.458        6.244        6.960        6.836         6.668        6.458      6.244
              2.60        1.99        1.51       1.16         0.94         2.60         1.99          1.51         1.16       0.94
100 22/32.   6.913       6.774       6.587      6.351        6.112        6.913        6.774         6.587        6.351      6.112
              2.60        1.99        1.51       1.16         0.94         2.60         1.99          1.51         1.16       0.94


                      3 Year Extension
                      ----------------
                     LIBOR Increases 2%
                     ------------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ---------------
                         3.03              2.26              1.68              1.26              1.01  Weighted Average Life
                                                                                                       (years)
                        10/94             10/94             10/94             10/94             10/94  First Principal Payment
                                                                                                       Date
                        05/99             04/98             01/98             04/97             10/96  Last Principal Payment
                                                                                                       Date
99 10/32..              7.439             7.464             7.497             7.538             7.581  Yield to Maturity (%)
                         2.59              1.98              1.49              1.15              0.93  Duration
99 14/32..              7.391             7.400             7.413             7.429             7.446  Yield to Maturity (%)
                         2.59              1.98              1.50              1.15              0.93  Duration
99 18/32..              7.343             7.337             7.330             7.320             7.311  Yield to Maturity (%)
                         2.59              1.98              1.50              1.15              0.93  Duration
99 22/32..              7.295             7.274             7.246             7.212             7.176  Yield to Maturity (%)
                         2.59              1.98              1.50              1.15              0.93  Duration
99 26/32..              7.247             7.211             7.163             7.103             7.042  Yield to Maturity (%)
                         2.60              1.98              1.50              1.15              0.93  Duration
99 30/32..              7.199             7.148             7.080             6.995             6.908  Yield to Maturity (%)
                         2.60              1.98              1.50              1.15              0.93  Duration
100 2/32..              7.151             7.086             6.998             6.887             6.775  Yield to Maturity (%)
                         2.60              1.98              1.50              1.15              0.93  Duration
100 6/32..              7.103             7.023             6.915             6.780             6.642  Yield to Maturity (%)
                         2.60              1.99              1.50              1.15              0.93  Duration
100 10/32.              7.055             6.961             6.833             6.672             6.509  Yield to Maturity (%)
                         2.60              1.99              1.51              1.15              0.93  Duration (years)
100 14/32.              7.008             6.899             6.750             6.565             6.376  Yield to Maturity (%)
                         2.60              1.99              1.51              1.16              0.93  Duration
100 18/32.              6.960             6.836             6.668             6.458             6.244  Yield to Maturity (%)
                         2.60              1.99              1.51              1.16              0.94  Duration
100 22/32.              6.913             6.774             6.587             6.351             6.112  Yield to Maturity (%)
                         2.60              1.99              1.51              1.16              0.94  Duration






 Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class B Certificates
                           at Various Assumed Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions



                                       No Extension                                  3 Year Extension
                                       ------------                                  ----------------
                             Unchanged LIBOR                                         Unchanged LIBOR
                             ---------------                                         ---------------
 Price (%)     0%       2%           4%         6%           8%          0%           2%            4%           6%           8%
------------------  ---------   ----------  -----------   ---------  ----------   ----------   -----------  ----------    ---------
              6.04       5.85         5.79         5.76        5.63        8.82          8.76         8.60        8.04         7.43
             07/00      07/00        06/00        05/00       01/00       06/03         06/03        11/02       04/02        07/01
             07/01      09/00        07/00        07/00       06/00       08/03         07/03        06/03       05/03        08/02
93 18/32..   9.462      9.496        9.507        9.513       9.537       9.140         9.145        9.158       9.208        9.270
              4.54       4.43         4.40         4.38        4.30        5.99          5.96         5.88        5.61         5.31
94 2/32...   9.346      9.376        9.386        9.392       9.414       9.052         9.056        9.069       9.113        9.171
              4.55       4.44         4.40         4.38        4.31        6.00          5.97         5.89        5.62         5.31
94 18/32..   9.230      9.258        9.267        9.272       9.292       8.964         8.968        8.979       9.020        9.071
              4.55       4.44         4.41         4.39        4.31        6.01          5.98         5.90        5.63         5.32
95 2/32...   9.115      9.140        9.148        9.153       9.171       8.877         8.880        8.890       8.927        8.973
              4.56       4.45         4.41         4.39        4.32        6.02          5.99         5.91        5.64         5.33
95 18/32..   9.001      9.023        9.030        9.034       9.050       8.790         8.794        8.802       8.835        8.875
              4.57       4.46         4.42         4.40        4.32        6.03          6.00         5.92        5.65         5.34
96 2/32...   8.888      8.906        8.913        8.916       8.930       8.705         8.707        8.715       8.743        8.778
              4.57       4.46         4.43         4.41        4.33        6.04          6.01         5.93        5.66         5.35
96 18/32..   8.775      8.791        8.796        8.799       8.811       8.619         8.621        8.628       8.652        8.682
              4.58       4.47         4.43         4.41        4.34        6.05          6.02         5.94        5.67         5.36
97 2/32...   8.663      8.676        8.681        8.683       8.693       8.534         8.536        8.542       8.561        8.586
              4.59       4.47         4.44         4.42        4.34        6.06          6.03         5.95        5.68         5.36
97 18/32..   8.552      8.562        8.566        8.568       8.575       8.450         8.452        8.456       8.471        8.491
              4.59       4.48         4.44         4.42        4.35        6.07          6.04         5.96        5.68         5.37
98 2/32...   8.441      8.449        8.451        8.453       8.458       8.366         8.368        8.371       8.382        8.397
              4.60       4.49         4.45         4.43        4.35        6.08          6.05         5.97        5.69         5.38
98 18/32..   8.331      8.336        8.338        8.339       8.342       8.283         8.284        8.286       8.293        8.303
              4.60       4.49         4.46         4.44        4.36        6.09          6.06         5.98        5.70         5.39
99 2/32...   8.222      8.224        8.225        8.226       8.227       8.201         8.201        8.202       8.205        8.209
              4.61       4.50         4.46         4.44        4.36        6.10          6.07         5.99        5.71         5.39

                      5 Year Extension
                      ----------------
                       Unchanged LIBOR
                       ---------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ---------------
                        10.78             10.67             10.05              9.24              8.39  Weighted Average Life
                                                                                                       (years)
                        06/05             02/05             04/04             04/03             06/02  First Principal Payment
                                                                                                       Date
                        07/05             06/05             05/05             06/04             10/03  Last Principal Payment
                                                                                                       Date
93 18/32..              9.016             9.022             9.057             9.110             9.176  Yield to Maturity (%)
                         6.82              6.78              6.52              6.17              5.78  Duration
94 2/32...              8.939             8.944             8.976             9.024             9.085  Yield to Maturity (%)
                         6.83              6.79              6.54              6.19              5.79  Duration
94 18/32..              8.862             8.867             8.895             8.939             8.994  Yield to Maturity (%)
                         6.85              6.80              6.55              6.20              5.80  Duration
95 2/32...              8.785             8.790             8.815             8.854             8.904  Yield to Maturity (%)
                         6.86              6.81              6.56              6.21              5.81  Duration
95 18/32..              8.710             8.713             8.736             8.770             8.814  Yield to Maturity (%)
                         6.87              6.83              6.57              6.22              5.82  Duration
96 2/32...              8.634             8.637             8.657             8.687             8.725  Yield to Maturity (%)
                         6.88              6.84              6.58              6.23              5.83  Duration
96 18/32..              8.559             8.562             8.579             8.604             8.637  Yield to Maturity (%)
                         6.90              6.85              6.59              6.24              5.84  Duration
97 2/32...              8.485             8.487             8.501             8.522             8.549  Yield to Maturity (%)
                         6.91              6.86              6.60              6.25              5.85  Duration
97 18/32..              8.411             8.413             8.424             8.440             8.462  Yield to Maturity (%)
                         6.92              6.88              6.62              6.26              5.86  Duration
98 2/32...              8.338             8.339             8.347             8.359             8.375  Yield to Maturity (%)
                         6.93              6.89              6.63              6.27              5.87  Duration
98 18/32..              8.265             8.266             8.271             8.279             8.289  Yield to Maturity (%)
                         6.95              6.90              6.64              6.28              5.87  Duration
99 2/32...              8.193             8.193             8.195             8.199             8.203  Yield to Maturity (%)
                         6.96              6.91              6.65              6.29              5.88  Duration


                            3 Year Extension                                           3 Year Extension
                            ----------------                                           ----------------
                           LIBOR Decreases 1%                                         LIBOR Increases 1%
                           ------------------                                         ------------------
 Price (%)     0%       2%           4%           6%         8%           0%           2%           4%           6%            8%
------------------  ----------  ------------  ---------- -----------  -----------  -----------   ----------  -----------  ---------
              8.82        8.76          8.60        8.04        7.43         8.82         8.76         8.60         8.04       7.43
             06/03       06/03         11/02       04/02       07/01        06/03        06/03        11/02        04/02      07/01
             08/03       07/03         06/03       05/03       08/02        08/03        07/03        06/03        05/03      08/02
93 18/32..   9.140       9.145         9.158       9.208       9.270        9.140        9.145        9.158        9.208      9.270
              5.99        5.96          5.88        5.61        5.31         5.99         5.96         5.88         5.61       5.31
94 2/32...   9.052       9.056         9.069       9.113       9.171        9.052        9.056        9.069        9.113      9.171
              6.00        5.97          5.89        5.62        5.31         6.00         5.97         5.89         5.62       5.31
94 18/32..   8.964       8.968         8.979       9.020       9.071        8.964        8.968        8.979        9.020      9.071
              6.01        5.98          5.90        5.63        5.32         6.01         5.98         5.90         5.63       5.32
95 2/32...   8.877       8.880         8.890       8.927       8.973        8.877        8.880        8.890        8.927      8.973
              6.02        5.99          5.91        5.64        5.33         6.02         5.99         5.91         5.64       5.33
95 18/32..   8.790       8.794         8.802       8.835       8.875        8.790        8.794        8.802        8.835      8.875
              6.03        6.00          5.92        5.65        5.34         6.03         6.00         5.92         5.65       5.34
96 2/32...   8.705       8.707         8.715       8.743       8.778        8.705        8.707        8.715        8.743      8.778
              6.04        6.01          5.93        5.66        5.35         6.04         6.01         5.93         5.66       5.35
96 18/32..   8.619       8.621         8.628       8.652       8.682        8.619        8.621        8.628        8.652      8.682
              6.05        6.02          5.94        5.67        5.36         6.05         6.02         5.94         5.67       5.36
97 2/32...   8.534       8.536         8.542       8.561       8.586        8.534        8.536        8.542        8.561      8.586
              6.06        6.03          5.95        5.68        5.36         6.06         6.03         5.95         5.68       5.36
97 18/32..   8.450       8.452         8.456       8.471       8.491        8.450        8.452        8.456        8.471      8.491
              6.07        6.04          5.96        5.68        5.37         6.07         6.04         5.96         5.68       5.37
98 2/32...   8.366       8.368         8.371       8.382       8.397        8.366        8.368        8.371        8.382      8.397
              6.08        6.05          5.97        5.69        5.38         6.08         6.05         5.97         5.69       5.38
98 18/32..   8.283       8.284         8.286       8.293       8.303        8.283        8.284        8.286        8.293      8.303
              6.09        6.06          5.98        5.70        5.39         6.09         6.06         5.98         5.70       5.39
99 2/32...   8.201       8.201         8.202       8.205       8.209        8.201        8.201        8.202        8.205      8.209
              6.10        6.07          5.99        5.71        5.39         6.10         6.07         5.99         5.71       5.39


                      3 Year Extension
                      ----------------
                     LIBOR Increases 2%
                     ------------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ---------------
                         8.82              8.76              8.60              8.04              7.43  Weighted Average Life
                                                                                                       (years)
                        06/03             06/03             11/02             04/02             07/01  First Principal Payment
                                                                                                       Date
                        08/03             07/03             06/03             05/03             08/02  Last Principal Payment
                                                                                                       Date
93 18/32..              9.140             9.145             9.158             9.208             9.270  Yield to Maturity (%)
                         5.99              5.96              5.88              5.61              5.31  Duration
94 2/32...              9.052             9.056             9.069             9.113             9.171  Yield to Maturity (%)
                         6.00              5.97              5.89              5.62              5.31  Duration
94 18/32..              8.964             8.968             8.979             9.020             9.071  Yield to Maturity (%)
                         6.01              5.98              5.90              5.63              5.32  Duration
95 2/32...              8.877             8.880             8.890             8.927             8.973  Yield to Maturity (%)
                         6.02              5.99              5.91              5.64              5.33  Duration
95 18/32..              8.790             8.794             8.802             8.835             8.875  Yield to Maturity (%)
                         6.03              6.00              5.92              5.65              5.34  Duration
96 2/32...              8.705             8.707             8.715             8.743             8.778  Yield to Maturity (%)
                         6.04              6.01              5.93              5.66              5.35  Duration
96 18/32..              8.619             8.621             8.628             8.652             8.682  Yield to Maturity (%)
                         6.05              6.02              5.94              5.67              5.36  Duration
97 2/32...              8.534             8.536             8.542             8.561             8.586  Yield to Maturity (%)
                         6.06              6.03              5.95              5.68              5.36  Duration
97 18/32..              8.450             8.452             8.456             8.471             8.491  Yield to Maturity (%)
                         6.07              6.04              5.96              5.68              5.37  Duration
98 2/32...              8.366             8.368             8.371             8.382             8.397  Yield to Maturity (%)
                         6.08              6.05              5.97              5.69              5.38  Duration
98 18/32..              8.283             8.284             8.286             8.293             8.303  Yield to Maturity (%)
                         6.09              6.06              5.98              5.70              5.39  Duration
99 2/32...              8.201             8.201             8.202             8.205             8.209  Yield to Maturity (%)
                         6.10              6.07              5.99              5.71              5.39  Duration






 Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class C Certificates
                           at Various Assumed Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions



                                       No Extension                                  3 Year Extension
                                       ------------                                  ----------------
                             Unchanged LIBOR                                         Unchanged LIBOR
                             ---------------                                         ---------------
 Price (%)     0%       2%          4%          6%          8%          0%           2%            4%         6%            8%
------------------  ----------  -----------  ---------  ----------  ----------    ----------   ----------  ---------    ---------
             10.32        8.94         7.73       6.90        6.34       10.69         10.00         9.40       8.88         8.59
             07/01       09/00        07/00      07/00       06/00       03/03         07/03        06/03      05/03        08/02
             10/08       11/07        07/05      07/03       04/02       02/08         03/07        11/05      02/04        07/03
89 26/32..   9.681       9.836       10.008     10.160      10.284       9.633         9.695        9.756      9.816        9.854
              6.43        5.85         5.32       4.93        4.65        6.64          6.38         6.15       5.94         5.80
90 10/32..   9.595       9.742        9.905     10.048      10.166       9.550         9.609        9.667      9.723        9.760
              6.44        5.86         5.33       4.94        4.66        6.66          6.40         6.16       5.95         5.81
90 26/32..   9.510       9.649        9.802      9.937      10.048       9.468         9.523        9.578      9.631        9.665
              6.46        5.87         5.34       4.95        4.67        6.67          6.41         6.17       5.96         5.82
91 10/32..   9.426       9.556        9.700      9.827       9.932       9.386         9.438        9.489      9.539        9.572
              6.47        5.88         5.35       4.96        4.67        6.68          6.42         6.18       5.97         5.83
91 26/32..   9.342       9.464        9.599      9.718       9.816       9.305         9.354        9.402      9.448        9.479
              6.49        5.90         5.36       4.97        4.68        6.70          6.43         6.19       5.98         5.84
92 10/32..   9.259       9.372        9.498      9.609       9.700       9.224         9.270        9.315      9.358        9.387
              6.50        5.91         5.37       4.97        4.69        6.71          6.45         6.21       5.99         5.85
92 26/32..   9.177       9.282        9.398      9.501       9.586       9.144         9.187        9.228      9.269        9.295
              6.51        5.92         5.38       4.98        4.69        6.73          6.46         6.22       6.00         5.86
93 10/32..   9.095       9.192        9.299      9.394       9.472       9.065         9.104        9.143      9.180        9.204
              6.53        5.93         5.39       4.99        4.70        6.74          6.47         6.23       6.01         5.87
93 26/32..   9.013       9.102        9.201      9.288       9.360       8.987         9.022        9.058      9.092        9.114
              6.54        5.94         5.40       5.00        4.71        6.75          6.48         6.24       6.02         5.88
94 10/32..   8.933       9.014        9.103      9.182       9.247       8.908         8.941        8.973      9.004        9.024
              6.56        5.96         5.41       5.01        4.72        6.77          6.50         6.25       6.03         5.89
94 26/32..   8.853       8.925        9.006      9.077       9.136       8.831         8.860        8.889      8.917        8.935
              6.57        5.97         5.42       5.01        4.72        6.78          6.51         6.26       6.04         5.90
95 10/32..   8.773       8.838        8.910      8.973       9.026       8.754         8.780        8.806      8.831        8.847
              6.58        5.98         5.43       5.02        4.73        6.79          6.52         6.27       6.05         5.91


                      5 Year Extension
                      ----------------
                       Unchanged LIBOR
                       ---------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ---------------
                        11.26             11.06             10.86             10.54              9.84  Weighted Average Life
                                                                                                       (years)
                        10/02             07/03             10/04             06/04             10/03  First Principal Payment
                                                                                                       Date
                        11/07             05/07             02/06             07/05             04/05  Last Principal Payment
                                                                                                       Date
89 26/32..              9.583             9.596             9.610             9.638             9.706  Yield to Maturity (%)
                         6.87              6.81              6.75              6.63              6.34  Duration
90 10/32..              9.503             9.515             9.528             9.555             9.619  Yield to Maturity (%)
                         6.88              6.83              6.76              6.64              6.36  Duration
90 26/32..              9.423             9.435             9.447             9.472             9.533  Yield to Maturity (%)
                         6.90              6.84              6.78              6.65              6.37  Duration
91 10/32..              9.344             9.355             9.367             9.390             9.447  Yield to Maturity (%)
                         6.91              6.85              6.79              6.66              6.38  Duration
91 26/32..              9.266             9.276             9.287             9.309             9.362  Yield to Maturity (%)
                         6.93              6.87              6.80              6.68              6.39  Duration
92 10/32..              9.188             9.198             9.208             9.228             9.278  Yield to Maturity (%)
                         6.94              6.88              6.82              6.69              6.40  Duration
92 26/32..              9.111             9.120             9.129             9.148             9.194  Yield to Maturity (%)
                         6.96              6.90              6.83              6.70              6.42  Duration
93 10/32..              9.034             9.042             9.051             9.069             9.111  Yield to Maturity (%)
                         6.97              6.91              6.84              6.72              6.43  Duration
93 26/32..              8.958             8.966             8.974             8.990             9.029  Yield to Maturity (%)
                         6.99              6.92              6.86              6.73              6.44  Duration
94 10/32..              8.882             8.889             8.897             8.911             8.947  Yield to Maturity (%)
                         7.00              6.94              6.87              6.74              6.45  Duration
94 26/32..              8.807             8.814             8.820             8.834             8.865  Yield to Maturity (%)
                         7.01              6.95              6.88              6.75              6.46  Duration
95 10/32..              8.733             8.739             8.745             8.756             8.785  Yield to Maturity (%)
                         7.03              6.96              6.90              6.77              6.47  Duration




                            3 Year Extension                                          3 Year Extension
                            -----------                                               ----------------
                           LIBOR Decreases 1%                                         LIBOR Increases 1%
                           ------------------                                         ------------------
 Price (%)     0%      2%            4%           6%         8%          0%           2%           4%            6%           8%
------------------  -----------  -----------  ---------- -----------  ----------  ----------  -----------  -----------   ---------
              9.81         9.48         9.21        8.88        8.59       11.40       10.26         9.40         8.88        8.59
             04/01        11/01        09/02       05/03       08/02       08/03       07/03        06/03        05/03       08/02
             07/06        04/06        06/05       01/04       07/03       06/09       05/08        11/05        02/04       07/03
89 26/32..   9.717        9.749        9.777       9.816       9.854       9.580       9.674        9.756        9.816       9.854
              6.29         6.18         6.07        5.94        5.80        6.88        6.47         6.15         5.94        5.80
90 10/32..   9.630        9.659        9.686       9.723       9.760       9.500       9.589        9.667        9.723       9.760
              6.31         6.19         6.08        5.95        5.81        6.89        6.48         6.16         5.95        5.81
90 26/32..   9.543        9.571        9.596       9.631       9.665       9.420       9.504        9.578        9.631       9.665
              6.32         6.20         6.09        5.96        5.82        6.91        6.49         6.17         5.96        5.82
91 10/32..   9.457        9.483        9.507       9.539       9.572       9.341       9.420        9.489        9.539       9.572
              6.33         6.21         6.11        5.97        5.83        6.92        6.51         6.18         5.97        5.83
91 26/32..   9.371        9.396        9.418       9.449       9.479       9.263       9.337        9.402        9.448       9.479
              6.34         6.22         6.12        5.98        5.84        6.94        6.52         6.19         5.98        5.84
92 10/32..   9.286        9.309        9.330       9.358       9.387       9.185       9.254        9.315        9.358       9.387
              6.36         6.23         6.13        5.99        5.85        6.95        6.53         6.21         5.99        5.85
92 26/32..   9.202        9.223        9.243       9.269       9.295       9.108       9.172        9.228        9.269       9.295
              6.37         6.25         6.14        6.00        5.86        6.97        6.55         6.22         6.00        5.86
93 10/32..   9.118        9.138        9.156       9.180       9.204       9.032       9.091        9.143        9.180       9.204
              6.38         6.26         6.15        6.01        5.87        6.98        6.56         6.23         6.01        5.87
93 26/32..   9.035        9.053        9.069       9.092       9.114       8.956       9.010        9.057        9.092       9.114
              6.39         6.27         6.16        6.02        5.88        7.00        6.57         6.24         6.02        5.88
94 10/32..   8.952        8.969        8.984       9.004       9.024       8.881       8.930        8.973        9.004       9.024
              6.40         6.28         6.17        6.03        5.89        7.01        6.59         6.25         6.03        5.89
94 26/32..   8.870        8.885        8.899       8.917       8.935       8.806       8.850        8.889        8.917       8.935
              6.42         6.29         6.18        6.04        5.90        7.03        6.60         6.26         6.04        5.90
95 10/32..   8.789        8.802        8.814       8.831       8.847       8.731       8.771        8.806        8.831       8.847
              6.43         6.30         6.19        6.05        5.91        7.04        6.61         6.27         6.05        5.91


                      3 Year Extension
                      ----------------
                     LIBOR Increases 2%
                     ------------------
 Price (%)          0%                2%                4%                6%               8%
-----------------------------  ----------------  ----------------  ---------------- ---------------
                        11.56             10.26              9.40             8.88              8.59  Weighted Average Life
                                                                                                      (years)
                        08/03             07/03             06/03            05/03             08/02  First Principal Payment
                                                                                                      Date
                        05/10             05/08             11/05            02/04             07/03  Last Principal Payment
                                                                                                      Date
89 26/32..              9.570             9.674             9.756            9.816             9.854  Yield to Maturity (%)
                         6.92              6.47              6.15             5.94              5.80  Duration
90 10/32..              9.491             9.589             9.667            9.723             9.760  Yield to Maturity (%)
                         6.94              6.48              6.16             5.95              5.81  Duration
90 26/32..              9.412             9.504             9.578            9.631             9.665  Yield to Maturity (%)
                         6.95              6.49              6.17             5.96              5.82  Duration
91 10/32..              9.333             9.420             9.489            9.539             9.572  Yield to Maturity (%)
                         6.97              6.51              6.18             5.97              5.83  Duration
91 26/32..              9.256             9.337             9.402            9.448             9.479  Yield to Maturity (%)
                         6.98              6.52              6.19             5.98              5.84  Duration
92 10/32..              9.178             9.254             9.315            9.358             9.387  Yield to Maturity (%)
                         7.00              6.53              6.21             5.99              5.85  Duration
92 26/32..              9.102             9.172             9.228            9.269             9.295  Yield to Maturity (%)
                         7.01              6.55              6.22             6.00              5.86  Duration
93 10/32..              9.026             9.091             9.143            9.180             9.204  Yield to Maturity (%)
                         7.03              6.56              6.23             6.01              5.87  Duration
93 26/32..              8.950             9.010             9.057            9.092             9.114  Yield to Maturity (%)
                         7.04              6.57              6.24             6.02              5.88  Duration
94 10/32..              8.876             8.930             8.973            9.004             9.024  Yield to Maturity (%)
                         7.06              6.59              6.25             6.03              5.89  Duration
94 26/32..              8.801             8.850             8.889            8.917             8.935  Yield to Maturity (%)
                         7.07              6.60              6.26             6.04              5.90  Duration
95 10/32..              8.727             8.771             8.806            8.831             8.847  Yield to Maturity (%)
                         7.09              6.61              6.27             6.05              5.91  Duration







   Weighted Average Life, First Principal Payment Date, Last Principal Payment
 Date, Yield and Duration of Class D Certificates at Various Assumed Prices,
             Percentages of CPR, LIBOR Levels and Balloon Extensions



                                        No Extension                                   3 Year Extension
                                        ------------                                   ----------------
                              Unchanged LIBOR                                          Unchanged LIBOR
                              ---------------                                          ----------------
 Price (%)     0%       2%           4%          6%           8%           0%           2%           4%           6%          8%
-------------------  ----------   ----------  ----------  -----------  -----------   ----------  ----------  ----------   ---------
              10.27       10.05         9.30        8.11         7.17         8.93         9.19        8.80        8.08        7.51
              10/94       10/94        10/94       10/94        10/94        10/94        10/94       10/94       10/94       10/94
              05/10       09/08        04/07       06/05        11/03        12/08        08/08       01/07       07/05       03/04
87 5/32...   10.322      10.322       10.398      10.578       10.772       10.524       10.464      10.497      10.602      10.706
               5.74        5.75         5.58        5.20         4.83         5.26         5.40        5.35        5.14        4.95
87 21/32..   10.223      10.224       10.297      10.469       10.655       10.416       10.359      10.391      10.491      10.591
               5.76        5.78         5.60        5.21         4.85         5.28         5.42        5.37        5.16        4.96
88 5/32...   10.125      10.126       10.196      10.361       10.538       10.309       10.255      10.286      10.382      10.477
               5.79        5.80         5.62        5.23         4.86         5.30         5.44        5.38        5.17        4.97
88 21/32..   10.028      10.029       10.096      10.254       10.423       10.204       10.152      10.181      10.274      10.365
               5.81        5.82         5.64        5.24         4.87         5.32         5.46        5.40        5.19        4.99
89 5/32...    9.932       9.934        9.998      10.147       10.308       10.099       10.050      10.078      10.166      10.253
               5.83        5.84         5.66        5.26         4.88         5.34         5.48        5.42        5.20        5.00
89 21/32..    9.837       9.839        9.900      10.042       10.195        9.995        9.949       9.976      10.059      10.142
               5.85        5.86         5.68        5.27         4.90         5.36         5.50        5.44        5.22        5.02
90 5/32...    9.743       9.745        9.802       9.937       10.082        9.892        9.849       9.875       9.954      10.032
               5.88        5.88         5.70        5.29         4.91         5.38         5.52        5.46        5.23        5.03
90 21/32..    9.650       9.651        9.706       9.834        9.970        9.791        9.750       9.774       9.849       9.923
               5.90        5.90         5.71        5.30         4.92         5.40         5.54        5.47        5.25        5.04
91 5/32...    9.557       9.559        9.611       9.731        9.859        9.690        9.651       9.674       9.745       9.815
               5.92        5.92         5.73        5.32         4.93         5.42         5.56        5.49        5.26        5.06
91 21/32..    9.466       9.467        9.516       9.629        9.749        9.590        9.554       9.576       9.642       9.707
               5.94        5.94         5.75        5.33         4.94         5.44         5.58        5.51        5.28        5.07
92 5/32...    9.375       9.377        9.422       9.527        9.640        9.490        9.457       9.478       9.540       9.601
               5.96        5.96         5.77        5.35         4.96         5.46         5.60        5.53        5.29        5.08
92 21/32..    9.285       9.287        9.329       9.427        9.532        9.392        9.361       9.381       9.438       9.495
               5.98        5.98         5.78        5.36         4.97         5.48         5.62        5.54        5.31        5.09


                      5 Year Extension
                 -----------------------------
                       Unchanged LIBOR
                 -----------------------------
 Price (%)          0%                2%                4%                   6%                 8%
-----------------------------  ----------------  ----------------  ----------------     -------------
                         8.47              8.89              8.73              8.49              8.55  Weighted Average Life
                                                                                                       (years)
                        10/94             10/94             10/94             10/94             10/94  First Principal Payment
                                                                                                       Date
                        05/08             06/08             02/07             11/05             07/05  Last Principal Payment
                                                                                                       Date
87 5/32...             10.597            10.514            10.514            10.534            10.511  Yield to Maturity (%)
                         5.12              5.29              5.31              5.28              5.33  Duration
87 21/32..             10.486            10.407            10.407            10.427            10.405  Yield to Maturity (%)
                         5.13              5.31              5.33              5.29              5.35  Duration
88 5/32...             10.376            10.300            10.301            10.320            10.299  Yield to Maturity (%)
                         5.15              5.33              5.34              5.31              5.37  Duration
88 21/32..             10.267            10.195            10.196            10.215            10.195  Yield to Maturity (%)
                         5.17              5.35              5.36              5.33              5.38  Duration
89 5/32...             10.159            10.091            10.092            10.110            10.091  Yield to Maturity (%)
                         5.19              5.37              5.38              5.34              5.40  Duration
89 21/32..             10.053             9.988             9.989            10.006             9.988  Yield to Maturity (%)
                         5.21              5.39              5.40              5.36              5.42  Duration
90 5/32...              9.947             9.886             9.887             9.903             9.887  Yield to Maturity (%)
                         5.23              5.41              5.42              5.38              5.43  Duration
90 21/32..              9.842             9.784             9.786             9.801             9.786  Yield to Maturity (%)
                         5.25              5.43              5.43              5.39              5.45  Duration
91 5/32...              9.738             9.684             9.686             9.700             9.685  Yield to Maturity (%)
                         5.26              5.45              5.45              5.41              5.46  Duration
91 21/32..              9.635             9.584             9.586             9.600             9.586  Yield to Maturity (%)
                         5.28              5.47              5.47              5.43              5.48  Duration
92 5/32...              9.533             9.486             9.487             9.500             9.488  Yield to Maturity (%)
                         5.30              5.48              5.49              5.44              5.50  Duration
92 21/32..              9.431             9.388             9.390             9.402             9.390  Yield to Maturity (%)
                         5.32              5.50              5.50              5.46              5.51  Duration




                             3 Year Extension                                         3 Year Extension
                        ------------------------                                     ------------------
                            LIBOR Decreases 1%                                       LIBOR Increases 1%
                        ------------------------                                     ------------------
 Price (%)     0%               2%            4%        6%          8%         0%         2%         4%          6%           8%
-------------------     -------------  ------------  --------- ----------  --------   --------- --------      -------       -----
               7.18             7.63          7.68      7.35        7.02     11.17      11.03      9.88         8.79        8.02
              10/94            10/94         10/94     10/94       10/94     10/94      10/94     10/94        10/94       10/94
              11/06            03/07         04/06     03/05       12/03     01/11      10/09     09/07        11/05       06/04
87 5/32...   10.907           10.793        10.756    10.804      10.867    10.188     10.181    10.286       10.429      10.558
               4.54             4.73          4.81      4.74        4.64      6.13       6.16      5.89         5.54        5.26
87 21/32..   10.782           10.674        10.638    10.684      10.744    10.096     10.089    10.190       10.327      10.450
               4.56             4.75          4.82      4.75        4.66      6.15       6.18      5.91         5.56        5.28
88 5/32...   10.659           10.555        10.522    10.566      10.623    10.004      9.998    10.094       10.225      10.343
               4.57             4.77          4.84      4.77        4.67      6.17       6.21      5.93         5.57        5.29
88 21/32..   10.536           10.437        10.406    10.448      10.503     9.913      9.908    10.000       10.125      10.237
               4.59             4.79          4.86      4.78        4.68      6.20       6.23      5.94         5.59        5.30
89 5/32...   10.415           10.321        10.291    10.332      10.384     9.823      9.818     9.906       10.025      10.132
               4.61             4.80          4.88      4.80        4.70      6.22       6.25      5.96         5.61        5.32
89 21/32..   10.294           10.205        10.177    10.216      10.266     9.734      9.729     9.813        9.926      10.028
               4.62             4.82          4.89      4.82        4.71      6.24       6.27      5.98         5.62        5.33
90 5/32...   10.175           10.091        10.065    10.102      10.149     9.646      9.641     9.721        9.828       9.924
               4.64             4.84          4.91      4.83        4.73      6.26       6.29      6.00         5.64        5.34
90 21/32..   10.057            9.978         9.953     9.988      10.033     9.558      9.554     9.629        9.730       9.822
               4.66             4.86          4.93      4.85        4.74      6.29       6.31      6.02         5.65        5.36
91 5/32...    9.940            9.865         9.842     9.876       9.918     9.472      9.468     9.539        9.634       9.720
               4.67             4.87          4.94      4.86        4.75      6.31       6.33      6.03         5.67        5.37
91 21/32..    9.824            9.754         9.733     9.764       9.804     9.386      9.382     9.449        9.538       9.619
               4.69             4.89          4.96      4.88        4.77      6.33       6.36      6.05         5.68        5.38
92 5/32...    9.709            9.644         9.624     9.653       9.691     9.300      9.297     9.360        9.443       9.518
               4.71             4.91          4.98      4.89        4.78      6.35       6.38      6.07         5.69        5.39
92 21/32..    9.595            9.534         9.516     9.544       9.578     9.216      9.213     9.271        9.349       9.419
               4.72             4.92          4.99      4.91        4.79      6.37       6.40      6.09         5.71        5.41

                      3 Year Extension
                   ---------------------------
                     LIBOR Increases 2%
                   ---------------------------
 Price (%)          0%                2%                4%                6%                 8%
-----------------------------  ----------------  ----------------  ----------------   -------------
                        13.92             12.75             10.97              9.53            8.55  Weighted Average Life (years)
                        10/94             10/94             10/94             10/94           10/94  First Principal Payment Date
                        06/12             05/10             02/08             03/06           09/04  Last Principal Payment Date
87 5/32...              9.905             9.966            10.108            10.273          10.422  Yield to Maturity (%)
                         7.12              6.91              6.44              5.97            5.59  Duration
87 21/32..              9.825             9.884            10.020            10.178          10.321  Yield to Maturity (%)
                         7.15              6.93              6.46              5.98            5.60  Duration
88 5/32...              9.746             9.803             9.933            10.084          10.220  Yield to Maturity (%)
                         7.17              6.95              6.48              6.00            5.62  Duration
88 21/32..              9.668             9.722             9.846             9.990          10.120  Yield to Maturity (%)
                         7.20              6.98              6.50              6.01            5.63  Duration
89 5/32...              9.591             9.642             9.760             9.898          10.021  Yield to Maturity (%)
                         7.22              7.00              6.52              6.03            5.64  Duration
89 21/32..              9.514             9.563             9.675             9.806           9.923  Yield to Maturity (%)
                         7.25              7.02              6.53              6.04            5.65  Duration
90 5/32...              9.438             9.484             9.591             9.714           9.825  Yield to Maturity (%)
                         7.27              7.04              6.55              6.05            5.67  Duration
90 21/32..              9.362             9.407             9.507             9.624           9.728  Yield to Maturity (%)
                         7.30              7.06              6.57              6.07            5.68  Duration
91 5/32...              9.288             9.329             9.424             9.534           9.632  Yield to Maturity (%)
                         7.32              7.09              6.59              6.08            5.69  Duration
91 21/32..              9.214             9.253             9.341             9.445           9.537  Yield to Maturity (%)
                         7.35              7.11              6.60              6.10            5.70  Duration
92 5/32...              9.140             9.177             9.260             9.356           9.442  Yield to Maturity (%)
                         7.37              7.13              6.62              6.11            5.72  Duration
92 21/32..              9.067             9.102             9.179             9.268           9.348  Yield to Maturity (%)
                         7.40              7.15              6.64              6.13            5.73  Duration





 Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class E Certificates at
                 Various Assumed Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions


                                No Extension                                       3 Year Extension
                                ------------                                 -----------------------
                          Unchanged LIBOR                                          Unchanged LIBOR
                     ----------------------                                  -----------------------
 Price (%)     0%          2%         4%        6%         8%          0%          2%          4%          6%              8%
-------------------  -----------  --------- ---------  ---------  ---------- -----------  ----------  ----------     ---------
               8.69         9.06      9.12       8.84       8.31       7.12         7.80        8.11       8.10           7.83
              10/94        10/94     10/94      10/94      10/94      10/94        10/94       10/94      10/94          10/94
              10/10        10/09     11/08      12/07      01/07      09/08        01/09       03/08      05/07          06/06
72 16/32..   14.549       14.327    14.207     14.217     14.356     15.319       14.943      14.714     14.621         14.655
               4.32         4.48      4.60       4.63       4.56       3.91         4.10        4.25       4.34           4.35
73........   14.392       14.176    14.059     14.070     14.207     15.145       14.778      14.554     14.464         14.499
               4.35         4.51      4.62       4.65       4.59       3.93         4.13        4.28       4.36           4.37
73 16/32..   14.237       14.026    13.913     13.925     14.060     14.973       14.614      14.396     14.309         14.344
               4.38         4.54      4.65       4.68       4.61       3.95         4.15        4.30       4.38           4.39
74........   14.083       13.878    13.769     13.781     13.914     14.804       14.453      14.240     14.156         14.192
               4.40         4.56      4.67       4.70       4.63       3.97         4.17        4.32       4.40           4.41
74 16/32..   13.932       13.732    13.626     13.640     13.771     14.636       14.293      14.086     14.005         14.041
               4.42         4.59      4.70       4.72       4.65       3.99         4.19        4.34       4.43           4.43
75........   13.783       13.588    13.485     13.500     13.628     14.470       14.135      13.934     13.856         13.891
               4.45         4.61      4.72       4.75       4.67       4.01         4.21        4.37       4.45           4.45
75 16/32..   13.635       13.446    13.346     13.361     13.488     14.306       13.979      13.783     13.708         13.744
               4.47         4.64      4.75       4.77       4.69       4.03         4.24        4.39       4.47           4.47
76........   13.489       13.305    13.209     13.224     13.348     14.144       13.825      13.635     13.562         13.598
               4.50         4.66      4.77       4.79       4.71       4.05         4.26        4.41       4.49           4.49
76 16/32..   13.345       13.166    13.073     13.089     13.211     13.984       13.672      13.487     13.417         13.453
               4.52         4.69      4.80       4.82       4.74       4.07         4.28        4.43       4.51           4.51
77........   13.202       13.029    12.939     12.955     13.075     13.825       13.522      13.342     13.275         13.310
               4.55         4.71      4.82       4.84       4.76       4.09         4.30        4.46       4.54           4.53
77 16/32..   13.061       12.893    12.806     12.823     12.940     13.669       13.373      13.198     13.133         13.169
               4.57         4.74      4.85       4.86       4.78       4.11         4.32        4.48       4.56           4.55
78........   12.922       12.759    12.675     12.692     12.807     13.514       13.226      13.056     12.994         13.029
               4.60         4.76      4.87       4.88       4.80       4.13         4.34        4.50       4.58           4.57

                      5 Year Extension
                      ----------------
                       Unchanged LIBOR
                       ---------------
 Price (%)          0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  ----------------
                         6.68              7.35              7.80              7.96              7.97  Weighted Average Life
                                                                                                       (years)
                        10/94             10/94             10/94             10/94             10/94  First Principal Payment
                                                                                                       Date
                        08/07             08/08             11/07             04/07             07/06  Last Principal Payment
                                                                                                       Date
72 16/32..             15.548            15.156            14.869            14.704            14.614  Yield to Maturity (%)
                         3.81              4.00              4.16              4.28              4.36  Duration
73........             15.370            14.986            14.706            14.545            14.458  Yield to Maturity (%)
                         3.83              4.02              4.19              4.31              4.39  Duration
73 16/32..             15.194            14.818            14.545            14.388            14.304  Yield to Maturity (%)
                         3.85              4.04              4.21              4.33              4.41  Duration

74........             15.020            14.652            14.385            14.233            14.152  Yield to Maturity (%)
                         3.87              4.06              4.23              4.35              4.43  Duration
74 16/32..             14.848            14.488            14.228            14.080            14.002  Yield to Maturity (%)
                         3.89              4.08              4.25              4.37              4.45  Duration
75........             14.677            14.326            14.072            13.929            13.853  Yield to Maturity (%)
                         3.91              4.10              4.27              4.39              4.47  Duration
75 16/32..             14.509            14.166            13.919            13.779            13.706  Yield to Maturity (%)
                         3.92              4.12              4.30              4.42              4.49  Duration
76........             14.343            14.007            13.767            13.631            13.560  Yield to Maturity (%)
                         3.94              4.14              4.32              4.44              4.51  Duration
76 16/32..             14.178            13.851            13.616            13.485            13.417  Yield to Maturity (%)
                         3.96              4.16              4.34              4.46              4.53  Duration
77........             14.015            13.696            13.468            13.340            13.275  Yield to Maturity (%)
                         3.98              4.18              4.36              4.48              4.55  Duration
77 16/32..             13.854            13.543            13.321            13.197            13.134  Yield to Maturity (%)
                         4.00              4.20              4.38              4.50              4.58  Duration
78........             13.695            13.391            13.175            13.056            12.995  Yield to Maturity (%)
                         4.01              4.22              4.40              4.52              4.60  Duration


                       3 Year Extension                                     3 Year Extension
                     --------------------                                 -------------------
                      LIBOR Decreases 1%                                   LIBOR Increases 1%
                     --------------------                                 -------------------
 Price (%)     0%         2%         4%         6%       8%         0%         2%        4%             6%               8%
-------------------  ---------  ---------  --------- --------  ---------  --------- ---------  -------------      ----------
               5.49       6.03       6.54      6.77      6.80       9.76     10.20      10.12           9.63            9.05
              10/94      10/94      10/94     10/94     10/94      10/94     10/94      10/94          10/94           10/94
              09/05      02/07      10/06     03/06     08/05      08/11     10/10      11/09          09/08           07/07
72 16/32..   16.738     16.265     15.850    15.600    15.479     13.985    13.789     13.720         13.785          13.919
               3.28       3.45       3.62      3.75      3.83       4.77      4.94       5.03           5.02            4.94
73........   16.531     16.068     15.662    15.418    15.301     13.843    13.651     13.585         13.649          13.782
               3.30       3.47       3.64      3.77      3.85       4.80      4.97       5.06           5.04            4.96
73 16/32..   16.326     15.873     15.476    15.239    15.126     13.703    13.516     13.451         13.515          13.646
               3.32       3.49       3.66      3.79      3.87       4.83      5.00       5.09           5.07            4.99
74........   16.124     15.681     15.293    15.062    14.953     13.564    13.382     13.320         13.383          13.511
               3.33       3.50       3.68      3.81      3.89       4.85      5.03       5.11           5.09            5.01
74 16/32..   15.924     15.491     15.112    14.888    14.782     13.426    13.249     13.189         13.252          13.378
               3.35       3.52       3.70      3.83      3.91       4.88      5.05       5.14           5.12            5.03
75........   15.726     15.303     14.933    14.715    14.612     13.291    13.118     13.061         13.123          13.247
               3.36       3.54       3.72      3.85      3.93       4.90      5.08       5.16           5.14            5.05
75 16/32..   15.531     15.117     14.757    14.544    14.445     13.157    12.989     12.933         12.995          13.116
               3.38       3.56       3.74      3.87      3.95       4.93      5.10       5.19           5.16            5.07
76........   15.338     14.934     14.582    14.375    14.280     13.024    12.861     12.807         12.868          12.987
               3.40       3.58       3.76      3.89      3.97       4.96      5.13       5.22           5.19            5.09
76 16/32..   15.147     14.752     14.409    14.209    14.116     12.893    12.734     12.683         12.743          12.860
               3.41       3.59       3.78      3.91      3.99       4.98      5.16       5.24           5.21            5.11
77........   14.958     14.573     14.239    14.044    13.955     12.764    12.609     12.560         12.619          12.734
               3.43       3.61       3.80      3.93      4.01       5.01      5.18       5.27           5.23            5.13
77 16/32..   14.771     14.396     14.070    13.881    13.795     12.636    12.486     12.438         12.497          12.609
               3.44       3.63       3.81      3.95      4.03       5.03      5.21       5.29           5.25            5.15
78........   14.586     14.220     13.903    13.719    13.637     12.510    12.363     12.318         12.376          12.486
               3.46       3.65       3.83      3.97      4.04       5.06      5.23       5.32           5.28            5.18

                      3 Year Extension
                      ----------------
                     LIBOR Increases 2%
                     ------------------
 Price (%)           0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------    -------------
                        13.63             13.25             12.55            11.56             10.55  Weighted Average Life
                                                                                                      (years)
                        10/94             10/94             10/94            10/94             10/94  First Principal Payment
                                                                                                      Date
                        02/14             10/12             06/11            04/10             01/09  Last Principal Payment
                                                                                                      Date
72 16/32..             12.843            12.829            12.889           13.042            13.252  Yield to Maturity (%)
                         5.94              6.00              5.97             5.83              5.63  Duration
73........             12.729            12.716            12.775           12.925            13.132  Yield to Maturity (%)
                         5.97              6.03              5.99             5.85              5.65  Duration
73 16/32..             12.616            12.603            12.662           12.809            13.012  Yield to Maturity (%)
                         6.00              6.06              6.02             5.88              5.68  Duration
74........             12.504            12.493            12.551           12.695            12.894  Yield to Maturity (%)
                         6.04              6.09              6.05             5.91              5.70  Duration
74 16/32..             12.394            12.383            12.441           12.583            12.777  Yield to Maturity (%)
                         6.07              6.12              6.08             5.93              5.72  Duration
75........             12.285            12.275            12.332           12.471            12.661  Yield to Maturity (%)
                         6.10              6.15              6.11             5.96              5.74  Duration
75 16/32..             12.177            12.168            12.224           12.361            12.547  Yield to Maturity (%)
                         6.13              6.18              6.14             5.98              5.77  Duration
76........             12.070            12.063            12.118           12.251            12.434  Yield to Maturity (%)
                         6.16              6.21              6.16             6.01              5.79  Duration
76 16/32..             11.965            11.958            12.012           12.143            12.321  Yield to Maturity (%)
                         6.20              6.24              6.19             6.03              5.81  Duration
77........             11.861            11.855            11.908           12.036            12.210  Yield to Maturity (%)
                         6.23              6.27              6.22             6.05              5.83  Duration
77 16/32..             11.758            11.753            11.805           11.930            12.100  Yield to Maturity (%)
                         6.26              6.30              6.25             6.08              5.85  Duration
78........             11.657            11.652            11.703           11.826            11.992  Yield to Maturity (%)
                         6.29              6.33              6.27             6.10              5.87  Duration



 Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at
                       Various Assumed Prices, Percentages of CPR, LIBOR Levels and Balloon Extensions


                             No Extension                                    3 Year Extension
                     --------------------                                   ---------------------
                        Unchanged LIBOR                                       Unchanged LIBOR
                     --------------------                                   ---------------------
 Price (%)     0%       2%          4%       6%         8%         0%         2%         4%               6%              8%
-------------------  --------  ---------- --------  ---------  ---------   ----------  ---------     -----------    ----------
               5.21      5.72       6.35      6.95       7.28      4.33        4.68       5.13            5.71             6.23
              10/94     10/94      10/94     10/94      10/94     10/94       10/94      10/94           10/94            10/94
              10/05     12/06      05/08     03/08      05/07     03/03       05/04      09/05           02/07            09/06
71 10/32..   17.856    17.306     16.750    16.255     15.919    19.021      18.489     17.908          17.306           16.785
               3.00      3.16       3.34      3.52       3.68      2.72        2.85       2.99            3.16             3.33
72 10/32..   17.398    16.872     16.338    15.866     15.547    18.517      18.006     17.449          16.871           16.374
               3.03      3.19       3.38      3.57       3.73      2.75        2.88       3.02            3.20             3.38
73 10/32..   16.952    16.448     15.938    15.487     15.184    18.024      17.535     17.001          16.448           15.973
               3.07      3.23       3.42      3.61       3.78      2.78        2.90       3.06            3.23             3.42
74 10/32..   16.516    16.034     15.547    15.118     14.831    17.542      17.075     16.564          16.035           15.582
               3.10      3.27       3.46      3.66       3.83      2.80        2.93       3.09            3.27             3.46
75 10/32..   16.090    15.631     15.167    14.758     14.486    17.071      16.625     16.137          15.632           15.201
               3.13      3.31       3.50      3.71       3.87      2.83        2.96       3.12            3.31             3.50
76 10/32..   15.675    15.237     14.795    14.407     14.151    16.610      16.185     15.720          15.239           14.829
               3.17      3.34       3.54      3.75       3.92      2.85        2.99       3.15            3.34             3.54
77 10/32..   15.269    14.853     14.433    14.064     13.823    16.160      15.755     15.313          14.855           14.466
               3.20      3.38       3.58      3.80       3.97      2.88        3.02       3.19            3.38             3.58
78 10/32..   14.872    14.478     14.079    13.730     13.503    15.718      15.335     14.914          14.479           14.111
               3.23      3.41       3.62      3.84       4.01      2.90        3.05       3.22            3.42             3.62
79 10/32..   14.484    14.111     13.734    13.404     13.191    15.287      14.923     14.525          14.113           13.765
               3.26      3.45       3.66      3.88       4.06      2.93        3.07       3.25            3.45             3.65
80 10/32..   14.105    13.752     13.396    13.086     12.886    14.864      14.520     14.144          13.754           13.426
               3.29      3.48       3.70      3.93       4.10      2.95        3.10       3.28            3.49             3.69
81 10/32..   13.734    13.402     13.066    12.775     12.588    14.450      14.126     13.771          13.404           13.095
               3.32      3.52       3.74      3.97       4.14      2.98        3.13       3.31            3.52             3.73
82 10/32..   13.370    13.059     12.744    12.471     12.297    14.044      13.740     13.406          13.061           12.772
               3.35      3.55       3.78      4.01       4.19      3.00        3.15       3.34            3.55             3.77

                           5 Year Extension
                    --------------------------
                         Unchanged LIBOR
                    --------------------------
 Price (%)           0%                2%                4%                6%               8%
-----------------------------  ----------------  ----------------  ----------------    -------------
                         4.24              4.51              4.88             5.41              6.01  Weighted Average Life
                                                                                                      (years)
                        10/94             10/94             10/94            10/94             10/94  First Principal Payment
                                                                                                      Date
                        10/02             07/03             10/04            04/06             09/06  Last Principal Payment
                                                                                                      Date
71 10/32..             19.163            18.697            18.170           17.569            16.975  Yield to Maturity (%)
                         2.69              2.80              2.93             3.09              3.27  Duration
72 10/32..             18.653            18.207            17.702           17.125            16.556  Yield to Maturity (%)
                         2.72              2.83              2.96             3.13              3.31  Duration
73 10/32..             18.155            17.728            17.244           16.691            16.147  Yield to Maturity (%)
                         2.75              2.86              2.99             3.16              3.35  Duration
74 10/32..             17.668            17.260            16.797           16.269            15.749  Yield to Maturity (%)
                         2.77              2.88              3.02             3.20              3.39  Duration
75 10/32..             17.191            16.803            16.361           15.856            15.360  Yield to Maturity (%)
                         2.80              2.91              3.05             3.23              3.43  Duration
76 10/32..             16.725            16.355            15.934           15.453            14.980  Yield to Maturity (%)
                         2.82              2.94              3.08             3.26              3.47  Duration
77 10/32..             16.270            15.918            15.517           15.059            14.610  Yield to Maturity (%)
                         2.84              2.96              3.11             3.30              3.50  Duration
78 10/32..             15.823            15.489            15.109           14.674            14.248  Yield to Maturity (%)
                         2.87              2.99              3.14             3.33              3.54  Duration
79 10/32..             15.386            15.070            14.710           14.298            13.895  Yield to Maturity (%)
                         2.89              3.02              3.17             3.36              3.58  Duration
80 10/32..             14.958            14.660            14.320           13.930            13.549  Yield to Maturity (%)
                         2.92              3.04              3.20             3.39              3.62  Duration
81 10/32..             14.539            14.258            13.937           13.570            13.211  Yield to Maturity (%)
                         2.94              3.07              3.22             3.43              3.65  Duration
82 10/32..             14.128            13.864            13.563           13.217            12.880  Yield to Maturity (%)
                         2.96              3.09              3.25             3.46              3.69  Duration


                        3 Year Extension                                         3 Year Extension
                     ---------------------                                      --------------------
                        LIBOR Decreases 1%                                      LIBOR Increases 1%
                     ---------------------                                      --------------------

 Price (%)     0%         2%          4%          6%         8%          0%          2%        4%         6%          8%
-------------------  ----------  ----------  ---------- ----------  ----------  ---------- ----------  --------  ---------
               3.39        3.57        3.82       4.16        4.63        6.18       6.82        7.58      8.12       8.35
              10/94       10/94       10/94      10/94       10/94       10/94      10/94       10/94     10/94      10/94
              04/01       11/01       09/02      12/03       05/05       01/07      07/08       12/09     01/09      02/08
71 10/32..   21.425      20.917      20.348     19.681      18.932      16.528     16.056      15.601    15.254     15.035
               2.23        2.31        2.41       2.53        2.68        3.51       3.69        3.88      4.06       4.21
72 10/32..   20.810      20.323      19.778     19.138      18.420      16.136     15.683      15.248    14.916     14.709
               2.25        2.34        2.43       2.56        2.71        3.54       3.73        3.93      4.11       4.26
73 10/32..   20.208      19.743      19.221     18.608      17.920      15.754     15.320      14.903    14.587     14.391
               2.28        2.36        2.46       2.59        2.74        3.58       3.77        3.98      4.16       4.31
74 10/32..   19.621      19.177      18.678     18.091      17.433      15.380     14.966      14.567    14.266     14.081
               2.30        2.38        2.48       2.61        2.77        3.61       3.81        4.02      4.21       4.36
75 10/32..   19.046      18.623      18.146     17.587      16.958      15.016     14.620      14.239    13.953     13.779
               2.32        2.40        2.51       2.64        2.81        3.65       3.85        4.07      4.26       4.40
76 10/32..   18.484      18.081      17.627     17.094      16.494      14.659     14.281      13.919    13.648     13.483
               2.34        2.43        2.53       2.67        2.84        3.69       3.89        4.11      4.31       4.45
77 10/32..   17.935      17.551      17.120     16.612      16.041      14.310     13.951      13.606    13.349     13.195
               2.36        2.45        2.56       2.69        2.87        3.72       3.93        4.15      4.35       4.50
78 10/32..   17.396      17.033      16.624     16.141      15.599      13.969     13.628      13.301    13.058     12.913
               2.38        2.47        2.58       2.72        2.90        3.75       3.97        4.20      4.40       4.55
79 10/32..   16.869      16.526      16.138     15.681      15.167      13.635     13.312      13.003    12.773     12.637
               2.40        2.49        2.60       2.75        2.93        3.79       4.01        4.24      4.45       4.59
80 10/32..   16.353      16.029      15.663     15.230      14.745      13.308     13.003      12.711    12.495     12.368
               2.42        2.51        2.63       2.77        2.96        3.82       4.04        4.28      4.49       4.64
81 10/32..   15.848      15.542      15.197     14.790      14.332      12.989     12.701      12.426    12.223     12.104
               2.44        2.53        2.65       2.80        2.99        3.86       4.08        4.32      4.54       4.68
82 10/32..   15.352      15.065      14.741     14.358      13.928      12.675     12.405      12.146    11.957     11.847
               2.46        2.55        2.67       2.83        3.02        3.89       4.12        4.37      4.58       4.73

                         3 Year Extension
                    ---------------------------
                         LIBOR Increases 2%
                    ---------------------------
 Price (%)               0%                2%                4%                6%                8%
-----------------------------  ----------------  ----------------  ----------------  -----------------
                        10.38             11.19             11.51             11.58             11.39  Weighted Average Life
                                                                                                       (years)
                        10/94             10/94             10/94             10/94             10/94  First Principal Payment
                                                                                                       Date
                        10/13             02/13             01/12             03/11             04/10  Last Principal Payment
                                                                                                       Date
71 10/32..             14.139            13.880            13.723            13.629            13.598  Yield to Maturity (%)
                         4.85              5.05              5.20              5.32              5.38  Duration
72 10/32..             13.856            13.609            13.459            13.371            13.342  Yield to Maturity (%)
                         4.90              5.11              5.27              5.38              5.44  Duration
73 10/32..             13.580            13.344            13.202            13.119            13.093  Yield to Maturity (%)
                         4.96              5.17              5.33              5.44              5.49  Duration
74 10/32..             13.310            13.085            12.951            12.873            12.850  Yield to Maturity (%)
                         5.01              5.23              5.39              5.50              5.55  Duration
75 10/32..             13.047            12.833            12.706            12.633            12.612  Yield to Maturity (%)
                         5.07              5.29              5.44              5.55              5.61  Duration
76 10/32..             12.790            12.587            12.467            12.399            12.380  Yield to Maturity (%)
                         5.12              5.34              5.50              5.61              5.66  Duration
77 10/32..             12.539            12.346            12.234            12.170            12.153  Yield to Maturity (%)
                         5.17              5.40              5.56              5.67              5.72  Duration
78 10/32..             12.294            12.112            12.006            11.946            11.931  Yield to Maturity (%)
                         5.23              5.46              5.62              5.72              5.77  Duration
79 10/32..             12.054            11.882            11.783            11.727            11.714  Yield to Maturity (%)
                         5.28              5.51              5.67              5.78              5.82  Duration
80 10/32..             11.820            11.658            11.565            11.513            11.501  Yield to Maturity (%)
                         5.33              5.57              5.73              5.83              5.88  Duration
81 10/32..             11.591            11.438            11.351            11.303            11.293  Yield to Maturity (%)
                         5.38              5.62              5.78              5.89              5.93  Duration
82 10/32..             11.366            11.223            11.143            11.098            11.089  Yield to Maturity (%)
                         5.43              5.68              5.84              5.94              5.98  Duration



Special Yield Considerations

    The yields on the Class D, Class E and Class F Certificates will be affected by (x) the rate of return of principal on the Class D, Class E and Class F Certificates (which will be affected principally by the amount of excess interest available for payment of principal of such Certificates, which in turn will be affected by changes in LIBOR and other indices, the level of prepayments and other factors) and (y) the amount of Mortgage Loan payment and interest rate shortfalls, if any, allocable to the Class D, Class E and Class F Certificates.

    Because the Class D, Class E and Class F Certificates are being offered at a discount, the yield to purchasers will be increased if principal is paid early, and will be decreased if principal payments are delayed. As collections in respect of principal on the Mortgage Loans are applied to reduce the Certificate Principal Amounts of the Class A, Class B and Class C Certificates prior to allocation to the Class D, Class E and Class F Certificates, it is not anticipated that such funds will substantially accelerate the prepayment of the Class D, Class E and Class F Certificates. However, collections in respect of interest on the Mortgage Loans, net of Servicing Fees, may exceed interest payments on the Certificates and any such excess ("Excess Interest") will be used, to the extent described herein, to prepay the Class D, Class E and Class F Certificates, to the extent not required to pay interest or principal on, or be used as a reserve for, more senior Classes of Certificates after the Reserve Fund has been reduced to or below the Liquidity Amount. Thus, the yield on the Class D, Class E and Class F Certificates is favorably impacted when Excess Interest arises and is negatively impacted when Excess Interest is below expectations. The tables on pages 88 through 93 set forth the timing of the reduction of the Certificate Principal Amounts of the Offered Certificates under certain assumptions set forth therein, including the assumption that no delinquencies or defaults occur on the Mortgage Loans. The simplifying assumptions made in preparing those tables and the yield tables which follow are expected to vary from the actual performance of the Mortgage Loans. Excess Interest may be reduced if: (i) interest rates on the Floating Rate Certificates increase faster than interest rates on the Mortgage Loans, (ii) Mortgage Loans with high interest rates prepay more quickly than Mortgage Loans with lower rates or experience a higher rate of default, or (iii) principal prepayments reduce the balances of Mortgage Loans and Certificate Principal Amounts from which Excess Interest is generated.

    In the event collections on the Mortgage Loans, net of servicing fees, are insufficient to make all payments on the Offered Certificates (whether due to losses and delinquencies on the Mortgage Loans, or due to basis risk shortfalls resulting because net interest accrued on the Mortgage Loans is less than interest accrued on the Offered Certificates), the Trustee will effect a withdrawal from the Reserve Fund to ensure payments due on the Offered Certificates; provided, that the Trustee will not reduce the balance of the Reserve Fund below the Liquidity Amount to make a payment on a Certificate if any more senior Certificate remains outstanding. If such a shortfall occurs and the Reserve Fund is no longer available to cover such shortfall, such shortfall will first result in a decrease in payments in reduction of principal otherwise allocable from Excess Interest to the Class D, Class E and Class F Certificates, then principal payments otherwise allocable to the Class F Certificates on such Distribution Date, then payments in respect of interest due on the Class F Certificates, then principal payments otherwise allocable to the Class E
Certificates,  then  payments  in  respect  of  interest  due  on  the  Class  E
Certificates, then principal payments otherwise allocable to the Class D Certificates and, lastly, interest payments on the Class D Certificates, except that losses may be borne by the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates before the Class D, Class E and Class F Certificates since payments on Group 3 and Group 4 Mortgage Loans cannot be used to make payments on the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Subordination of the Class B, Class C, Class D, Class E and Class F Certificates" and "--Distributions -- Basis Risk" above.

    The yield tables set forth on pages 108 through 137 are designed to illustrate the impact of losses and delinquencies on the Mortgage Loans and changes in Excess Interest (resulting from changes in LIBOR) on the yields of the Class D, Class E and Class F Certificates. In preparing the tables, the Mortgage Loan Annual Default Rates (converted to monthly rates) are applied to the principal balance of the Mortgage Loans for each month from 13 months after the Cut-Off Date until 72 months after the Cut-Off Date. It is assumed that upon default, 50% of the current principal balance of the Mortgage Loans is immediately recovered from liquidation and no further proceeds are recovered relative to that month's loan defaults. The yield tables have otherwise been prepared using the "Mortgage Loan Assumptions" set forth on pages 84 through 86, except it was assumed that non-defaulted loans prepay according to the CPRs set forth in the tables. It was assumed that (i) all required payments are made during the applicable Due Period, except those due on Mortgage Loans which are to be liquidated, (ii) for loans which are to be liquidated, no payment is received prior to liquidation, other than Reserve Fund withdrawals, (iii) liquidation occurs in the month the Mortgage Loan defaults, (iv) upon liquidation 50% of the principal balance of the Mortgage Loan is recovered, (v) a draw is made on the Reserve Fund in the month each Mortgage Loan is defaulted equal to the difference between the current Mortgage Loan principal balance and the amount recovered from liquidation, (vi) none of the Mortgage Loans are Simple Interest Loans, and all Mortgage Loans require monthly payments, and payment of interest in arrears, (vii) there are no Debt Service Reductions or Deficiency Valuations, (viii) defaults are spread pro rata among all Mortgage Loan Groups and, within each Mortgage Loan Group, among Mortgage Loans having interest rates and interest rate adjustment terms that are representative of the Mortgage Loan Group as a whole and (ix) LIBOR equals 5.0625% and remains at that rate or adjusts as set forth in the tables. Thus, Mortgage Loans are assumed to incur no delinquency period prior to liquidation, and hence, no Reserve Fund draws are made for delinquent Monthly Payments on Mortgage Loans.

    The rate of distributions in reduction of Certificate Principal Amount on the Class D, Class E and Class F Certificates will be directly related to the actual amortization schedule of the Mortgage Loans and the rate of deposits in and withdrawals from the Reserve Fund; accordingly, the interest distributions and distributions in reduction of Certificate Principal Amount received on the Class D, Class E and Class F Certificates may result in yields and maturities which differ from those reflected below. The Mortgage Loans will not have the characteristics assumed, and it is unlikely that they will prepay at any of the rates specified or that each Index will stay constant at any assumed rate or that losses and delinquencies will occur at constant rates or that liquidation will occur in the month the Mortgage Loan defaults. The assumed percentages of liquidations and loss severities on the Mortgage Loans shown in the tables below are for illustrative purposes only and the Seller makes no representations with respect to the reasonableness of such assumptions or that the actual liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. Consequently, there can be no assurance that the pre-tax yield to an investor in the Class D, Class E or Class F Certificates will correspond to any of the pre-tax yields shown below.

     Because the foregoing assumptions include the assumption that each defaulted Mortgage Loan is liquidated as soon as it becomes delinquent, they do not take into account losses attributable to accrued interest during the period from the date a Mortgage Loan becomes delinquent to the date of final liquidation. Draws on the Reserve Fund resulting from such accrual of interest are reduced by the requirement that a draw be made on the Reserve Fund, to the extent funds are available therefor, for distribution of principal on the Certificates at the time of foreclosure for the difference between the actual principal balance of the Mortgage Loan and the appraised value of the underlying Mortgaged Property. Nevertheless, due to the additional losses incurred as a result of such accrual of interest, the 50% loss rate assumption applied in the tables corresponds to a significantly lower rate of loss of principal as a percentage of the principal balance of the Mortgage Loan. Similarly, draws on the the Reserve Fund will tend to occur primarily at the time of foreclosure on or final liquidation of a Mortgaged Property, and from time to time for accrued interest on the Scheduled Principal Balance of such Mortgage Loan, rather than entirely at the time the Mortgage Loan becomes delinquent. Accordingly, the assumptions will produce results which are more likely to correspond to a scenario in which Mortgage Loans default at earlier dates and are subject to foreclosure at or about the dates assumed for default and liquidation in the tables.

    The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class D, Class E and Class F Certificates, would cause the discounted present value of such assumed stream of cash flows as of September 29, 1994 to equal the assumed purchase prices and converting such monthly rates to corporate bond equivalent rates. In each case, the assumed purchase price does not include accrued interest; an investor in a Class of Certificates would be required to add accrued interest to the applicable purchase price. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amount on the Class D, Class E and Class F Certificates and consequently does not purport to reflect the return on any investment in Class D, Class E and Class F Certificates when such reinvestment rates are considered. Where the Certificate Principal Amounts are not projected to be repaid to zero, no weighted average life is stated and the principal balance remaining unpaid after the assets of the Trust Fund are exhausted is indicated rather than a maturity date.

    The following tables show higher yields for the Class F Certificates in certain scenarios involving higher rates of prepayments, primarily because loss percentages are applied to remaining Mortgage Loan balances rather than original Mortgage Loan balances. Accordingly, in scenarios with high prepayments, losses are lower, offsetting the negative effect of reductions in Excess Interest available to pay principal of the Class D, Class E and Class F Certificates. Contrary to the assumptions made in preparing such tables, prepayments are less likely to occur in connection with nonperforming or troubled Mortgage Loans, and accordingly, a higher rate of prepayments is not likely to result in a proportionate reduction of defaults. As a result, the yield on the Class F Certificates may in fact not improve as significantly at higher prepayment speeds as shown in the tables. In fact, if default rates remained at a constant percentage of original Mortgage Loan balances rather than current balances, the yield on the Class F Certificates under the other assumptions in the tables could be worse at higher prepayment rates due to the reductions in the amount of Excess Interest applied to pay down the Class F Certificates. High prepayment rates are more likely to occur in an environment of improved property values and lower interest rates, and to the extent defaults are less likely to occur in such an environment, defaults could decline as a percentage or original principal amounts while prepayment rates are high.

    The following tables assume constant rates of prepayments and defaults. Variable rates of default which create the same overall prepayment or default rate for a given period of time may not generate the same result as constant prepayment and default rates.


                                     Table 1

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class D Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming Unchanged LIBOR
                               and No Extensions*


                            10% Annual Default Rate                     20% Annual Default Rate
                         ------------------------------              ----------------------------
       Price (%)           0%           2%        4%        8%         0%         2%        4%        8%
----------------------   --------    -------   --------  --------    -------   --------   -------  --------
Total Assumed Defaults
From Month 13
Through Month 72            32.6%      30.6%     28.8%      25.4%      54.7%      51.7%     48.8%     43.4%
                             9.02       7.15      6.05       5.28       5.22       5.11      4.97      4.56  Weighted Average Life
                                                                                                                 (years)
                            10/94      10/94     10/94      10/94      10/94      10/94     10/94     10/94  First Principal
                                                                                                                 Payment Date
                            04/07      07/04     09/02      11/00      08/00      07/00     06/00     01/00  Last Principal Payment
                                                                                                                 Date
87 5/32..............      10.431     10.785    11.111     11.416     11.451     11.502    11.576    11.814  Yield to Maturity (%)
                             5.51       4.81      4.29       3.91       3.86       3.81      3.73      3.49  Duration
87 21/32.............      10.329     10.667    10.979     11.271     11.304     11.353    11.423    11.651  Yield to Maturity (%)
                             5.53       4.82      4.30       3.91       3.87       3.81      3.73      3.50  Duration
88 5/32..............      10.227     10.550    10.848     11.127     11.159     11.205    11.272    11.489  Yield to Maturity (%)
                             5.55       4.83      4.31       3.92       3.88       3.82      3.74      3.50  Duration
88 21/32.............      10.125     10.434    10.718     10.984     11.014     11.058    11.122    11.329  Yield to Maturity (%)
                             5.57       4.84      4.32       3.93       3.89       3.83      3.75      3.51  Duration
89 5/32..............      10.025     10.319    10.589     10.842     10.870     10.913    10.974    11.170  Yield to Maturity (%)
                             5.58       4.86      4.33       3.94       3.90       3.84      3.76      3.52  Duration
89 21/32.............       9.926     10.205    10.461     10.701     10.728     10.768    10.826    11.012  Yield to Maturity (%)
                             5.60       4.87      4.34       3.95       3.90       3.85      3.76      3.52  Duration
90 5/32..............       9.827     10.091    10.334     10.561     10.587     10.625    10.679    10.856  Yield to Maturity (%)
                             5.62       4.88      4.35       3.95       3.91       3.85      3.77      3.53  Duration
90 21/32.............       9.730      9.979    10.208     10.422     10.446     10.482    10.534    10.700  Yield to Maturity (%)
                             5.63       4.89      4.36       3.96       3.92       3.87      3.78      3.54  Duration
91 5/32..............       9.633      9.867    10.083     10.284     10.307     10.341    10.389    10.546  Yield to Maturity (%)
                             5.65       4.91      4.37       3.97       3.93       3.87      3.79      3.54  Duration
91 21/32.............       9.537      9.757     9.959     10.148     10.169     10.201    10.246    10.393  Yield to Maturity (%)
                             5.67       4.92      4.38       3.98       3.94       3.86      3.79      3.55  Duration
92 5/32..............       9.442      9.647     9.835     10.012     10.032     10.061    10.104    10.241  Yield to Maturity (%)
                             5.69       4.93      4.39       3.99       3.94       3.88      3.80      3.56  Duration
92 21/32.............       9.347      9.538     9.713      9.877      9.896      9.923     9.962    10.090  Yield to Maturity (%)
                             5.70       4.94      4.40       3.99       3.95       3.89      3.81      3.56  Duration


                            30% Annual Default Rate                  40% Annual Default Rate
                         -----------------------------             ----------------------------
       Price (%)           0%         2%        4%         8%        0%         2%        4%       8%
----------------------   --------   -------   --------  --------   --------   -------  -------- -------
Total Assumed Defaults
From Month 13
Through Month 72            69.3%     65.7%      62.3%      55.9%     78.5%     74.8%     71.2%    64.5%
                             4.90      4.47       4.14       3.79      4.61      4.12      3.74     3.22  Weighted Average Life
                                                                                                              (years)
                            10/94     10/94      10/94      10/94     10/94     10/94     10/94    10/94  First Principal Payment
                                                                                                              Date
                            06/00     01/00      07/99      01/99     06/00     08/99     03/99    06/98  Last Principal Payment
                                                                                                              Date
87 5/32..............      11.546    11.838     12.108     12.420    11.663    12.055    12.423   13.059  Yield to Maturity (%)
                             3.76      3.47       3.23       3.00      3.64      3.28      3.00     2.61  Duration
87 21/32.............      11.395    11.675     11.932     12.230    11.508    11.882    12.234   12.841  Yield to Maturity (%)
                             3.77      3.47       3.24       3.00      3.65      3.28      3.00     2.61  Duration
88 5/32..............      11.245    11.512     11.758     12.043    11.353    11.710    12.046   12.626  Yield to Maturity (%)
                             3.78      3.48       3.24       3.01      3.65      3.29      3.01     2.62  Duration
88 21/32.............      11.096    11.351     11.585     11.856    11.199    11.539    11.859   12.411  Yield to Maturity (%)
                             3.78      3.49       3.25       3.01      3.66      3.30      3.01     2.62  Duration
89 5/32..............      10.949    11.191     11.413     11.671    11.047    11.370    11.674   12.199  Yield to Maturity (%)
                             3.79      3.49       3.26       3.02      3.67      3.30      3.02     2.63  Duration
89 21/32.............      10.803    11.032     11.243     11.487    10.896    11.202    11.490   11.988  Yield to Maturity (%)
                             3.80      3.50       3.26       3.03      3.67      3.31      3.02     2.63  Duration
90 5/32..............      10.657    10.874     11.074     11.305    10.745    11.035    11.308   11.778  Yield to Maturity (%)
                             3.81      3.51       3.27       3.03      3.68      3.31      3.03     2.64  Duration
90 21/32.............      10.513    10.718     10.906     11.124    10.596    10.870    11.127   11.570  Yield to Maturity (%)
                             3.81      3.51       3.27       3.04      3.69      3.32      3.03     2.64  Duration
91 5/32..............      10.370    10.562     10.739     10.944    10.448    10.705    10.947   11.364  Yield to Maturity (%)
                             3.82      3.52       3.28       3.04      3.69      3.33      3.04     2.65  Duration
91 21/32.............      10.228    10.408     10.574     10.766    10.301    10.542    10.768   11.159  Yield to Maturity (%)
                             3.83      3.53       3.29       3.05      3.70      3.33      3.05     2.65  Duration
92 5/32..............      10.087    10.255     10.410     10.589    10.155    10.380    10.591   10.955  Yield to Maturity (%)
                             3.83      3.53       3.29       3.05      3.71      3.34      3.05     2.66  Duration
92 21/32.............       9.947    10.103     10.246     10.413    10.011    10.219    10.415   10.753  Yield to Maturity (%)
                             3.84      3.54       3.30       3.06      3.71      3.34      3.06     2.66  Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.


                                     Table 2

       Weighted Average Life, First Principal Payment Date, Last Principal
   Payment Date, Yield and Duration of Class D Certificates at Various Assumed
 Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR
                         Decreases 1% and No Extensions*

                            10% Annual Default Rate                  20% Annual Default Rate
                         -----------------------------            ----------------------------
       Price (%)             0%         2%       4%         8%       0%        2%         4%      8%
----------------------   - -------   -------  --------   -------  --------    -------  -------  -------
Total Assumed Defaults
From Month 13
Through Month 72             32.6%     30.6%     28.8%     25.4%     54.7%      51.7%    48.8%    43.4%
                              8.29      6.71      5.76      5.11      5.05       4.96     4.82     4.44  Weighted Average Life
                                                                                                         (years)
                             10/94     10/94     10/94     10/94     10/94      10/94    10/94    10/94  First Principal Payment
                                                                                                         Date
                             01/07     03/04     07/02     10/00     08/00      06/00    05/00    12/99  Last Principal Payment
                                                                                                         Date
87 5/32..............       10.598    10.936    11.249    11.524    11.564     11.609   11.681   11.913  Yield to Maturity (%)
                              5.13      4.54      4.10      3.77      3.73       3.68     3.61     3.39  Duration
87 21/32.............       10.487    10.811    11.110    11.374    11.411     11.455   11.524   11.746  Yield to Maturity (%)
                              5.14      4.55      4.11      3.78      3.74       3.69     3.62     3.40  Duration
88 5/32..............       10.378    10.687    10.973    11.224    11.260     11.302   11.368   11.580  Yield to Maturity (%)
                              5.16      4.56      4.12      3.79      3.75       3.70     3.63     3.41  Duration
88 21/32.............       10.269    10.564    10.837    11.076    11.111     11.150   11.213   11.415  Yield to Maturity (%)
                              5.18      4.58      4.13      3.80      3.75       3.71     3.63     3.41  Duration
89 5/32..............       10.161    10.442    10.701    10.930    10.962     11.000   11.060   11.252  Yield to Maturity (%)
                              5.20      4.59      4.14      3.81      3.76       3.72     3.64     3.42  Duration
89 21/32.............       10.055    10.321    10.567    10.784    10.815     10.851   10.907   11.090  Yield to Maturity (%)
                              5.21      4.60      4.15      3.82      3.77       3.72     3.65     3.43  Duration
90 5/32..............        9.949    10.201    10.434    10.639    10.668     10.702   10.756   10.929  Yield to Maturity (%)
                              5.23      4.61      4.16      3.83      3.78       3.73     3.66     3.43  Duration
90 21/32.............        9.844    10.082    10.302    10.496    10.523     10.555   10.606   10.769  Yield to Maturity (%)
                              5.25      4.63      4.17      3.83      3.79       3.74     3.66     3.44  Duration
91 5/32..............        9.740     9.965    10.171    10.354    10.379     10.409   10.457   10.610  Yield to Maturity (%)
                              5.27      4.64      4.18      3.84      3.80       3.75     3.67     3.45  Duration
91 21/32.............        9.637     9.848    10.042    10.212    10.236     10.265   10.309   10.453  Yield to Maturity (%)
                              5.28      4.65      4.19      3.85      3.80       3.76     3.68     3.45  Duration
92 5/32..............        9.535     9.732     9.913    10.072    10.094     10.121   10.162   10.296  Yield to Maturity (%)
                              5.30      4.66      4.20      3.86      3.81       3.76     3.69     3.46  Duration
92 21/32.............        9.434     9.616     9.785     9.933     9.954      9.978   10.017   10.141  Yield to Maturity (%)
                              5.32      4.68      4.21      3.87      3.82       3.77     3.69     3.47  Duration



                             30% Annual Default Rate                40% Annual Default Rate
                         ----------------------------            ------------------------------
       Price (%)           0%          2%        4%        8%       0%         2%         4%           8%
----------------------   --------- --------  --------   -------  --------   --------   --------    -------
Total Assumed Defaults
From Month 13
Through Month 72             69.3%    65.7%     62.3%     55.9%     78.5%      74.8%      71.2%      64.5%
                              4.78     4.36      4.04      3.71      4.50       4.03       3.66       3.16  Weighted Average Life
                                                                                                            (years)
                             10/94    10/94     10/94     10/94     10/94      10/94      10/94      10/94  First Principal Payment
                                                                                                            Date
                             06/00    12/99     06/99     01/99     05/00      08/99      02/99      05/98  Last Principal Payment
                                                                                                            Date
87 5/32..............       11.647   11.942    12.209    12.515    11.761     12.152     12.522     13.155  Yield to Maturity (%)
                              3.65     3.37      3.15      2.93      3.54       3.19       2.92       2.56  Duration
87 21/32.............       11.491   11.773    12.028    12.322    11.600     11.974     12.328     12.933  Yield to Maturity (%)
                              3.65     3.37      3.15      2.93      3.54       3.20       2.93       2.56  Duration
88 5/32..............       11.337   11.606    11.849    12.129    11.441     11.798     12.136     12.713  Yield to Maturity (%)
                              3.66     3.38      3.16      2.94      3.55       3.21       2.94       2.57  Duration
88 21/32.............       11.184   11.440    11.672    11.938    11.283     11.623     11.945     12.494  Yield to Maturity (%)
                              3.67     3.39      3.17      2.95      3.56       3.21       2.94       2.57  Duration
89 5/32..............       11.032   11.275    11.496    11.749    11.126     11.449     11.755     12.277  Yield to Maturity (%)
                              3.68     3.39      3.17      2.95      3.57       3.22       2.95       2.58  Duration
89 21/32.............       10.881   11.112    11.321    11.561    10.971     11.277     11.567     12.062  Yield to Maturity (%)
                              3.69     3.40      3.18      2.96      3.57       3.23       2.95       2.58  Duration
90 5/32..............       10.731   10.950    11.147    11.375    10.816     11.106     11.380     11.848  Yield to Maturity (%)
                              3.69     3.41      3.19      2.96      3.58       3.23       2.96       2.59  Duration
90 21/32.............       10.583   10.789    10.975    11.189    10.663     10.936     11.194     11.636  Yield to Maturity (%)
                              3.70     3.42      3.19      2.97      3.59       3.24       2.96       2.59  Duration
91 5/32..............       10.435   10.629    10.804    11.006    10.511     10.767     11.010     11.426  Yield to Maturity (%)
                              3.71     3.42      3.20      2.97      3.59       3.24       2.97       2.60  Duration
91 21/32.............       10.289   10.470    10.634    10.823    10.360     10.600     10.828     11.216  Yield to Maturity (%)
                              3.72     3.43      3.20      2.98      3.60       3.25       2.98       2.60  Duration
92 5/32..............       10.143   10.313    10.466    10.642    10.210     10.434     10.646     11.009  Yield to Maturity (%)
                              3.72     3.44      3.21      2.99      3.61       3.26       2.98       2.61  Duration
92 21/32.............        9.999   10.156    10.299    10.462    10.061     10.269     10.466     10.803  Yield to Maturity (%)
                              3.73     3.44      3.22      2.99      3.61       3.26       2.99       2.61  Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.



                                     Table 3

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class D Certificates of Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases
                              1% and No Extensions



                                10% Annual Default Rate                    20% Annual Default Rate
                                 -------------------                         ------------------
       Price (%)           0%       2%         4%        8%        0%          2%         4%         8%
----------------------   ------  ---------  --------  --------  --------     -------   --------  ---------
Total Assumed Defaults
From Month 13
Through Month 72         32.6%       30.6%     28.8%     25.4%     54.7%       51.7%      48.8%      43.4%
                          9.77        7.61      6.35      5.46      5.38        5.27       5.12       4.69  Weighted Average Life
                                                                                                            (years)
                         10/94       10/94     10/94     10/94     10/94       10/94      10/94      10/94  First Principal Payment
                                                                                                            Date
                         09/07       11/04     11/02     11/00     08/00       07/00      06/00      01/00  Last Principal Payment
                                                                                                            Date
87 5/32..............   10.282      10.644    10.980    11.314    11.346      11.400     11.475     11.718  Yield to Maturity (%)
                          5.91        5.09      4.50      4.04      4.00        3.93       3.84       3.59  Duration
87 21/32.............   10.186      10.532    10.854    11.173    11.204      11.256     11.328     11.560  Yield to Maturity (%)
                          5.93        5.10      4.51      4.05      4.01        3.94       3.85       3.59  Duration
88 5/32..............   10.091      10.422    10.729    11.034    11.063      11.112     11.181     11.403  Yield to Maturity (%)
                          5.95        5.11      4.52      4.05      4.01        3.95       3.86       3.60  Duration
88 21/32.............    9.997      10.312    10.605    10.896    10.923      10.970     11.036     11.247  Yield to Maturity (%)
                          5.96        5.13      4.53      4.06      4.02        3.95       3.87       3.61  Duration
89 5/32..............    9.903      10.203    10.482    10.758    10.784      10.829     10.892     11.092  Yield to Maturity (%)
                          5.98        5.14      4.54      4.07      4.03        3.96       3.87       3.61  Duration
89 21/32.............    9.811      10.095    10.359    10.622    10.647      10.689     10.748     10.939  Yield to Maturity (%)
                          6.00        5.15      4.55      4.08      4.04        3.97       3.88       3.62  Duration
90 5/32..............    9.719       9.988    10.238    10.487    10.510      10.550     10.606     10.786  Yield to Maturity (%)
                          6.02        5.16      4.56      4.08      4.04        3.98       3.89       3.63  Duration
90 21/32.............    9.628       9.882    10.118    10.352    10.374      10.412     10.465     10.635  Yield to Maturity (%)
                          6.03        5.17      4.57      4.09      4.05        3.98       3.90       3.63  Duration
91 5/32..............    9.537       9.776     9.998    10.219    10.239      10.275     10.325     10.485  Yield to Maturity (%)
                          6.05        5.19      4.58      4.10      4.06        3.99       3.90       3.64  Duration
91 21/32.............    9.447       9.672     9.880    10.086    10.106      10.139     10.186     10.335  Yield to Maturity (%)
                          6.07        5.20      4.59      4.11      4.07        4.00       3.91       3.65  Duration
92 5/32..............    9.358       9.568     9.762     9.955     9.973      10.004     10.048     10.187  Yield to Maturity (%)
                          6.08        5.21      4.60      4.11      4.07        4.01       3.92       3.65  Duration
92 21/32.............    9.270       9.465     9.645     9.824     9.841       9.870      9.911     10.040  Yield to Maturity (%)
                          6.10        5.22      4.61      4.12      4.08        4.01       3.92       3.66  Duration


                                30% Annual Default Rate                     40% Annual Default Rate
                                 --------------------                        --------------------
       Price (%)           0%       2%         4%          8%         0%        2%         4%          8%
----------------------   ------  ---------  ---------  ---------   --------  ---------  ---------  --------
Total Assumed Defaults
From Month 13
Through Month 72         69.3%       65.7%      62.3%      55.9%      78.5%      74.8%      71.2%     64.5%
                          5.03        4.59       4.24       3.87       4.72       4.21       3.82      3.28  Weighted Average Life
                                                                                                             (years)
                         10/94       10/94      10/94      10/94      10/94      10/94      10/94     10/94  First Principal
                                                                                                             Payment Date
                         06/00       01/00      07/99      01/99      06/00      09/99      03/99     06/98  Last Principal Payment
                                                                                                             Date
87 5/32..............   11.450      11.739     12.011     12.328     11.570     11.961     12.328    12.965  Yield to Maturity (%)
                          3.88        3.57       3.32       3.07       3.74       3.36       3.07      2.66  Duration
87 21/32.............   11.304      11.580     11.840     12.143     11.418     11.792     12.143    12.752  Yield to Maturity (%)
                          3.88        3.57       3.32       3.07       3.75       3.37       3.07      2.67  Duration
88 5/32..............   11.158      11.422     11.670     11.960     11.268     11.625     11.959    12.540  Yield to Maturity (%)
                          3.89        3.58       3.33       3.08       3.76       3.37       3.08      2.67  Duration
88 21/32.............   11.014      11.265     11.501     11.777     11.118     11.458     11.777    12.330  Yield to Maturity (%)
                          3.90        3.59       3.34       3.08       3.76       3.38       3.08      2.68  Duration
89 5/32..............   10.871      11.110     11.334     11.596     10.970     11.293     11.596    12.122  Yield to Maturity (%)
                          3.90        3.59       3.34       3.09       3.77       3.39       3.09      2.68  Duration
89 21/32.............   10.729      10.955     11.168     11.417     10.823     11.129     11.416    11.915  Yield to Maturity (%)
                          3.91        3.60       3.35       3.09       3.78       3.39       3.09      2.69  Duration
90 5/32..............   10.588      10.802     11.003     11.238     10.677     10.967     11.238    11.710  Yield to Maturity (%)
                          3.92        3.60       3.35       3.10       3.78       3.40       3.10      2.69  Duration
90 21/32.............   10.448      10.650     10.839     11.061     10.532     10.805     11.061    11.506  Yield to Maturity (%)
                          3.93        3.61       3.36       3.10       3.79       3.40       3.11      2.70  Duration
91 5/32..............   10.309      10.499     10.677     10.885     10.388     10.645     10.885    11.303  Yield to Maturity (%)
                          3.93        3.62       3.36       3.11       3.80       3.41       3.11      2.70  Duration
91 21/32.............   10.171      10.349     10.515     10.711     10.245     10.485     10.711    11.102  Yield to Maturity (%)
                          3.94        3.62       3.37       3.12       3.80       3.41       3.12      2.70  Duration
92 5/32..............   10.034      10.200     10.355     10.538     10.103     10.327     10.537    10.902  Yield to Maturity (%)
                          3.95        3.63       3.38       3.12       3.81       3.42       3.12      2.71  Duration
92 21/32.............    9.898      10.052     10.196     10.365      9.962     10.170     10.365    10.704  Yield to Maturity (%)
                          3.95        3.64       3.38       3.13       3.82       3.43       3.13      2.71  Duration

----------

 * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.





                                     Table 4

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class D Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases
                             2% and No Extensions*


                                10% Annual Default Rate                   20% Annual Default Rate
                                -----------------------                   -----------------------
       Price (%)           0%       2%         4%        8%         0%          2%         4%        8%
----------------------   ------ ---------  ---------  --------  ----------  ----------  --------  --------
Total Assumed Defaults
From Month 13
Through Month 72         32.6%      30.6%      28.8%     25.4%       54.7%       51.7%     48.8%     43.4%
                         10.57       8.10       6.67      5.63        5.54        5.43      5.27      4.81  Weighted Average Life
                                                                                                            (years)
                         10/94      10/94      10/94     10/94       10/94       10/94     10/94     10/94  First Principal Payment
                                                                                                            Date
                         03/08      04/05      02/03     11/00       08/00       07/00     06/00     02/00  Last Principal Payment
                                                                                                            Date
87 5/32..............   10.146     10.511     10.857    11.218      11.246      11.304    11.381    11.626  Yield to Maturity (%)
                          6.33       5.38       4.71      4.17        4.13        4.06      3.96      3.69  Duration
87 21/32.............   10.056     10.406     10.736    11.082      11.109      11.164    11.237    11.473  Yield to Maturity (%)
                          6.35       5.40       4.72      4.18        4.14        4.07      3.97      3.69  Duration
88 5/32..............    9.967     10.301     10.617    10.947      10.973      11.025    11.095    11.320  Yield to Maturity (%)
                          6.37       5.41       4.73      4.19        4.15        4.07      3.98      3.70  Duration
88 21/32.............    9.879     10.198     10.498    10.813      10.838      10.887    10.954    11.168  Yield to Maturity (%)
                          6.38       5.42       4.74      4.19        4.15        4.08      3.98      3.71  Duration
89 5/32..............    9.792     10.095     10.381    10.680      10.703      10.751    10.814    11.017  Yield to Maturity (%)
                          6.40       5.43       4.75      4.20        4.16        4.09      3.99      3.71  Duration
89 21/32.............    9.705      9.993     10.264    10.547      10.570      10.615    10.675    10.868  Yield to Maturity (%)
                          6.42       5.44       4.76      4.21        4.17        4.09      4.00      3.72  Duration
90 5/32..............    9.619      9.891     10.148    10.416      10.438      10.480    10.537    10.719  Yield to Maturity (%)
                          6.43       5.46       4.77      4.22        4.18        4.10      4.00      3.72  Duration
90 21/32.............    9.534      9.791     10.033    10.286      10.306      10.346    10.400    10.572  Yield to Maturity (%)
                          6.45       5.47       4.78      4.22        4.18        4.11      4.01      3.73  Duration
91 5/32..............    9.449      9.691      9.919    10.157      10.176      10.213    10.264    10.426  Yield to Maturity (%)
                          6.47       5.48       4.79      4.23        4.19        4.12      4.02      3.74  Duration
91 21/32.............    9.365      9.592      9.805    10.029      10.046      10.081    10.129    10.280  Yield to Maturity (%)
                          6.48       5.49       4.80      4.24        4.20        4.12      4.02      3.74  Duration
92 5/32..............    9.282      9.493      9.693     9.901       9.918       9.951     9.995    10.136  Yield to Maturity (%)
                          6.50       5.50       4.81      4.24        4.20        4.13      4.03      3.75  Duration
92 21/32.............    9.199      9.396      9.581     9.775       9.790       9.820     9.861     9.993  Yield to Maturity (%)
                          6.51       5.51       4.81      4.25        4.21        4.14      4.04      3.75  Duration


                              30% Annual Default Rate                     40% Annual Default Rate
                                --------------------                        -------------------
       Price (%)           0%       2%         4%        8%        0%          2%          4%       8%
----------------------   ------ ---------  ---------  --------  ---------   --------   --------  --------
Total Assumed Defaults
From Month 13
Through Month 72         69.3%      65.7%      62.3%     55.9%      78.5%      74.8%      71.2%     64.5%
                          5.16       4.70       4.34      3.96       4.83       4.31       3.90      3.34  Weighted Average Life
                                                                                                           (years)
                         10/94      10/94      10/94     10/94      10/94      10/94      10/94     10/94  First Principal Payment
                                                                                                           Date
                         06/00      02/00      08/99     02/99      06/00      10/99      03/99     06/98  Last Principal Payment
                                                                                                           Date
87 5/32..............   11.359     11.644     11.917    12.239     11.481     11.870     12.236    12.875  Yield to Maturity (%)
                          3.99       3.67       3.40      3.14       3.85       3.45       3.14      2.72  Duration
87 21/32.............   11.217     11.489     11.751    12.058     11.333     11.706     12.056    12.666  Yield to Maturity (%)
                          4.00       3.68       3.41      3.14       3.86       3.45       3.15      2.72  Duration
88 5/32..............   11.076     11.336     11.585    11.878     11.187     11.542     11.876    12.458  Yield to Maturity (%)
                          4.01       3.68       3.42      3.15       3.86       3.46       3.15      2.73  Duration
88 21/32.............   10.936     11.183     11.421    11.700     11.042     11.380     11.698    12.252  Yield to Maturity (%)
                          4.01       3.69       3.42      3.15       3.87       3.47       3.16      2.73  Duration
89 5/32..............   10.797     11.032     11.258    11.523     10.897     11.219     11.521    12.048  Yield to Maturity (%)
                          4.02       3.69       3.43      3.16       3.88       3.47       3.16      2.73  Duration
89 21/32.............   10.659     10.882     11.096    11.348     10.754     11.059     11.346    11.845  Yield to Maturity (%)
                          4.03       3.70       3.43      3.16       3.88       3.48       3.17      2.74  Duration
90 5/32..............   10.522     10.732     10.935    11.173     10.612     10.901     11.171    11.644  Yield to Maturity (%)
                          4.03       3.71       3.44      3.17       3.89       3.48       3.17      2.74  Duration
90 21/32.............   10.386     10.584     10.775    11.000     10.471     10.743     10.998    11.444  Yield to Maturity (%)
                          4.04       3.71       3.44      3.17       3.89       3.49       3.18      2.75  Duration
91 5/32..............   10.250     10.437     10.617    10.828     10.331     10.586     10.826    11.245  Yield to Maturity (%)
                          4.05       3.72       3.45      3.18       3.90       3.49       3.18      2.75  Duration
91 21/32.............   10.116     10.291     10.459    10.657     10.191     10.431     10.656    11.048  Yield to Maturity (%)
                          4.05       3.72       3.45      3.18       3.91       3.50       3.19      2.76  Duration
92 5/32..............    9.983     10.146     10.303    10.488     10.053     10.277     10.486    10.852  Yield to Maturity (%)
                          4.06       3.73       3.46      3.19       3.91       3.50       3.19      2.76  Duration
92 21/32.............    9.851     10.002     10.148    10.319      9.916     10.123     10.318    10.657  Yield to Maturity (%)
                          4.06       3.74       3.46      3.19       3.92       3.51       3.20      2.77  Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.





                                     Table 5

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class D Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases
                             3% and No Extensions*

                           10% Annual Default Rate                      20% Annual Default Rate
                         ----------------------------                     --------------------
       Price (%)             0%        2%       4%        8%      0%         2%          4%           8%
----------------------   --------  -------- ---------  ------- ---------  ---------  ---------     -------
Total Assumed Defaults
From Month 13
Through Month 72            32.6%     30.6%     28.8%    25.4%     54.7%      51.7%      48.8%       43.4%
                            11.40      8.63      7.00     5.80      5.70       5.59       5.43        4.94  Weighted Average Life
                                                                                                            (years)
                            10/94     10/94     10/94    10/94     10/94      10/94      10/94       10/94  First Principal Payment
                                                                                                            Date
                            04/08     10/05     05/03    12/00     09/00      07/00      06/00       02/00  Last Principal Payment
                                                                                                            Date
87 5/32..............      10.022    10.387    10.740   11.127    11.152     11.213     11.291      11.539  Yield to Maturity (%)
                             6.76      5.69      4.93     4.30      4.27       4.19       4.08        3.79  Duration
87 21/32.............       9.938    10.287    10.625   10.995    11.019     11.077     11.152      11.389  Yield to Maturity (%)
                             6.78      5.71      4.94     4.31      4.28       4.19       4.09        3.79  Duration
88 5/32..............       9.855    10.188    10.511   10.864    10.887     10.943     11.014      11.240  Yield to Maturity (%)
                             6.80      5.72      4.95     4.32      4.28       4.20       4.10        3.80  Duration
88 21/32.............       9.772    10.090    10.397   10.734    10.756     10.809     10.877      11.092  Yield to Maturity (%)
                             6.81      5.73      4.96     4.33      4.29       4.21       4.10        3.80  Duration
89 5/32..............       9.691     9.993    10.285   10.605    10.626     10.676     10.741      10.945  Yield to Maturity (%)
                             6.83      5.74      4.97     4.33      4.30       4.21       4.11        3.81  Duration
89 21/32.............       9.609     9.896    10.173   10.477    10.497     10.545     10.606      10.800  Yield to Maturity (%)
                             6.85      5.75      4.98     4.34      4.30       4.22       4.12        3.82  Duration
90 5/32..............       9.529     9.800    10.062   10.350    10.369     10.414     10.472      10.655  Yield to Maturity (%)
                             6.86      5.76      4.99     4.35      4.31       4.23       4.12        3.82  Duration
90 21/32.............       9.449     9.705     9.952   10.224    10.242     10.284     10.338      10.512  Yield to Maturity (%)
                             6.88      5.77      5.00     4.35      4.32       4.23       4.13        3.83  Duration
91 5/32..............       9.370     9.610     9.843   10.098    10.115     10.155     10.206      10.369  Yield to Maturity (%)
                             6.89      5.79      5.01     4.36      4.32       4.24       4.13        3.83  Duration
91 21/32.............       9.291     9.516     9.735    9.974     9.990     10.027     10.075      10.227  Yield to Maturity (%)
                             6.91      5.80      5.01     4.37      4.33       4.25       4.14        3.84  Duration
92 5/32..............       9.213     9.423     9.627    9.850     9.865      9.900      9.944      10.087  Yield to Maturity (%)
                             6.93      5.81      5.02     4.37      4.34       4.25       4.15        3.85  Duration
92 21/32.............       9.135     9.331     9.520    9.728     9.741      9.773      9.815       9.947  Yield to Maturity (%)
                             6.94      5.82      5.03     4.38      4.34       4.26       4.15        3.85  Duration


                            30% Annual Default Rate                   40% Annual Default Rate
                         -----------------------------             ----------------------------
       Price (%)            0%         2%        4%       8%          0%         2%       4%           8%
----------------------   --------  --------  --------  --------    -------   --------  --------     -------
Total Assumed Defaults
From Month 13
Through Month 72            69.3%     65.7%     62.3%     55.9%      78.5%      74.8%     71.2%       64.5%
                             5.28      4.82      4.44      4.04       4.95       4.40      3.98        3.40  Weighted Average Life
                                                                                                             (years)
                            10/94     10/94     10/94     10/94      10/94      10/94     10/94       10/94  First Principal
                                                                                                             Payment Date
                            06/00     02/00     08/99     02/99      07/00      11/99     04/99       06/98  Last Principal Payment
                                                                                                             Date
87 5/32..............      11.274    11.553    11.827    12.153     11.396     11.783    12.148      12.787  Yield to Maturity (%)
                             4.11      3.77      3.49      3.21       3.96       3.54      3.21        2.77  Duration
87 21/32.............      11.135    11.402    11.665    11.976     11.252     11.622    11.971      12.582  Yield to Maturity (%)
                             4.11      3.78      3.50      3.21       3.96       3.54      3.22        2.77  Duration
88 5/32..............      10.998    11.253    11.503    11.800     11.110     11.463    11.796      12.379  Yield to Maturity (%)
                             4.12      3.78      3.50      3.22       3.97       3.55      3.22        2.78  Duration
88 21/32.............      10.862    11.105    11.343    11.626     10.968     11.305    11.622      12.177  Yield to Maturity (%)
                             4.13      3.79      3.51      3.22       3.97       3.55      3.23        2.78  Duration
89 5/32..............      10.727    10.957    11.184    11.453     10.828     11.148    11.449      11.977  Yield to Maturity (%)
                             4.13      3.80      3.51      3.23       3.98       3.56      3.23        2.79  Duration
89 21/32.............      10.592    10.811    11.026    11.281     10.689     10.992    11.277      11.778  Yield to Maturity (%)
                             4.14      3.80      3.52      3.23       3.99       3.56      3.24        2.79  Duration
90 5/32..............      10.459    10.666    10.869    11.110     10.550     10.837    11.107      11.580  Yield to Maturity (%)
                             4.15      3.81      3.52      3.24       3.99       3.57      3.24        2.80  Duration
90 21/32.............      10.327    10.522    10.714    10.941     10.413     10.683    10.938      11.384  Yield to Maturity (%)
                             4.15      3.81      3.53      3.24       4.00       3.57      3.25        2.80  Duration
91 5/32..............      10.195    10.379    10.559    10.772     10.276     10.530    10.770      11.189  Yield to Maturity (%)
                             4.16      3.82      3.53      3.25       4.00       3.58      3.25        2.80  Duration
91 21/32.............      10.065    10.236    10.405    10.605     10.140     10.378    10.603      10.995  Yield to Maturity (%)
                             4.16      3.82      3.54      3.25       4.01       3.58      3.26        2.81  Duration
92 5/32..............       9.935    10.095    10.253    10.439     10.006     10.227    10.437      10.803  Yield to Maturity (%)
                             4.17      3.83      3.54      3.26       4.01       3.59      3.26        2.81  Duration
92 21/32.............       9.806     9.955    10.101    10.274      9.872     10.078    10.272      10.612  Yield to Maturity (%)
                             4.18      3.83      3.55      3.26       4.02       3.59      3.27        2.82  Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.




                                     Table 6

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
Date, Yield and Duration of Class D Certificates at Various Assumed, Percentages of CPR, Prices and Mortgage Loan Default Rates and Assuming Unchanged LIBOR and
                           3-Year Balloon Extensions*



                                    10% Annual Default Rate                                   20% Annual Default Rate
                                  ---------------------------                                 ------------------------
       Price (%)           0%          2%             4%             8%             0%             2%            4%           8%
----------------------   ------   ------------   ------------  -------------    -----------   -----------   ----------   ----------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%           34.5%          32.4%          28.5%          61.1%         57.6%        54.3%        48.1%
                          8.93            7.72           7.43           6.90           7.63          6.78         5.89         5.01
                         10/94           10/94          10/94          10/94          10/94         10/94        10/94        10/94
                         05/07           12/04          08/03          03/03          07/03         04/03        03/02        08/00
87 5/32..............   10.463          10.664         10.717         10.838         10.522        10/785       11.133       11.553
                          5.43            5.02           4.93           4.72           5.35          4.82         4.27         3.75
87 21/32.............   10.359          10.551         10.602         10.718         10.416        10.667       11.000       11.401
                          5.45            5.04           4.94           4.73           5.36          4.83         4.28         3.76
88 5/32..............   10.255          10.439         10.488         10.599         10.311        10.551       10.868       11.251
                          5.47            5.05           4.96           4.74           5.37          4.84         4.29         3.77
88 21/32.............   10.153          10.328         10.374         10.480         10.206        10.435       10.737       11.102
                          5.48            5.07           4.97           4.76           5.39          4.85         4.30         3.77
89 5/32..............   10.051          10.218         10.262         10.363         10.103        10.320       10.608       10.954
                          5.50            5.08           4.98           4.77           5.40          4.87         4.30         3.78
89 21/32.............    9.950          10.109         10.151         10.247         10.000        10.206       10.479       10.808
                          5.52            5.10           5.00           4.78           5.41          4.88         4.31         3.79
90 5/32..............    9.850          10.001         10.040         10.131          9.898        10.093       10.351       10.662
                          5.54            5.11           5.01           4.79           5.42          4.89         4.32         3.80
90 21/32.............    9.751           9.893          9.931         10.017          9.797         9.981       10.224       10.518
                          5.55            5.12           5.02           4.80           5.44          4.90         4.33         3.80
91 5/32..............    9.653           9.787          9.822          9.903          9.697         9.869       10.098       10.374
                          5.57            5.14           5.03           4.81           5.45          4.91         4.34         3.81
91 21/32.............    9.556           9.681          9.715          9.790          9.597         9.759        9.973       10.232
                          5.59            5.15           5.05           4.82           5.46          4.92         4.35         3.82
92 5/32..............    9.459           9.576          9.608          9.678          9.498         9.649        9.849       10.090
                          5.61            5.16           5.06           4.84           5.48          4.93         4.36         3.83
92 21/32.............    9.363           9.473          9.502          9.567          9.400         9.540        9.726        9.950
                          5.62            5.18           5.07           4.85           5.49          4.94         4.37         3.83

        Price (%)
        ---------
 Total Assumed Defaults
 From Month 13
 Through Month 72
                         Weighted Average Life
                         (years)
                         First Principal Payment
                         Date
                         Last Principal Payment
                         Date
 87 5/32..............   Yield to Maturity (%)
                         Duration
 87 21/32.............   Yield to Maturity (%)
                         Duration
 88 5/32..............   Yield to Maturity (%)
                         Duration
 88 21/32.............   Yield to Maturity (%)
                         Duration
 89 5/32..............   Yield to Maturity (%)
                         Duration
 89 21/32.............   Yield to Maturity (%)
                         Duration
 90 5/32..............   Yield to Maturity (%)
                         Duration
 90 21/32.............   Yield to Maturity (%)
                         Duration
 91 5/32..............   Yield to Maturity (%)
                         Duration
 91 21/32.............   Yield to Maturity (%)
                         Duration
 92 5/32..............   Yield to Maturity (%)
                         Duration
 92 21/32.............   Yield to Maturity (%)
                         Duration



                                 30% Annual Default Rate                                       40% Annual Default Rate
                                -------------------------                                       ---------------------
       Price (%)           0%         2%          4%            8%                    0%            2%          4%           8%
----------------------   ------ ------------  -----------  -----------          -------------   ----------   --------    ---------
Total Assumed Defaults
From Month 13
Through Month 72         76.5%         72.4%        68.5%        61.3%                  85.8%        81.6%       77.6%      70.1%
                          7.67          6.23         5.14         4.13                    N/A         6.26        4.79       3.73
                         10/94         10/94        10/94        10/94                  10/94        10/94       10/94      10/94
                         05/04         12/02        03/01        08/99          $29,953,793**        02/04       03/01      03/99
87 5/32..............   10.408        10.887       11.393       12.106                  9.124       10.846      11.545     12.436
                          5.63          4.65         3.94         3.23                   7.03         4.72        3.76       2.99
87 21/32.............   10.307        10.765       11.249       11.931                  9.043       10.726      11.395     12.246
                          5.65          4.66         3.94         3.24                   7.06         4.73        3.77       2.99
88 5/32..............   10.207        10.644       11.106       11.757                  8.963       10.607      11.245     12.058
                          5.66          4.67         3.95         3.25                   7.08         4.74        3.78       3.00
88 21/32.............   10.108        10.524       10.964       11.584                  8.884       10.488      11.097     11.871
                          5.67          4.68         3.96         3.25                   7.10         4.75        3.79       3.00
89 5/32..............   10.009        10.405       10.823       11.412                  8.806       10.371      10.949     11.685
                          5.68          4.69         3.97         3.26                   7.13         4.76        3.79       3.01
89 21/32.............    9.912        10.286       10.683       11.242                  8.728       10.255      10.803     11.500
                          5.69          4.70         3.98         3.26                   7.15         4.77        3.80       3.01
90 5/32..............    9.815        10.169       10.544       11.073                  8.651       10.139      10.658     11.317
                          5.71          4.71         3.98         3.27                   7.17         4.78        3.81       3.02
90 21/32.............    9.719        10.053       10.407       10.905                  8.574       10.024      10.514     11.136
                          5.72          4.72         3.99         3.28                   7.19         4.79        3.81       3.03
91 5/32..............    9.623         9.937       10.270       10.738                  8.498        9.910      10.371     10.955
                          5.73          4.73         4.00         3.28                   7.22         4.80        3.82       3.03
91 21/32.............    9.529         9.822       10.134       10.573                  8.423        9.797      10.229     10.776
                          5.74          4.74         4.01         3.29                   7.24         4.81        3.83       3.04
92 5/32..............    9.435         9.709        9.999       10.409                  8.349        9.685      10.088     10.598
                          5.75          4.75         4.01         3.29                   7.26         4.82        3.84       3.04
92 21/32.............    9.341         9.596        9.866       10.246                  8.275        9.574       9.948     10.422
                          5.77          4.76         4.02         3.30                   7.28         4.83        3.84       3.05

        Price (%)
        ---------
 Total Assumed Defaults
 From Month 13
 Through Month 72
                         Weighted Average Life
                         (years)
                         First Principal Payment
                         Date
                         Last Principal Payment
                         Date
 87 5/32..............   Yield to Maturity (%)
                         Duration
 87 21/32.............   Yield to Maturity (%)
                         Duration
 88 5/32..............   Yield to Maturity (%)
                         Duration
 88 21/32.............   Yield to Maturity (%)
                         Duration
 89 5/32..............   Yield to Maturity (%)
                         Duration
 89 21/32.............   Yield to Maturity (%)
                         Duration
 90 5/32..............   Yield to Maturity (%)
                         Duration
 90 21/32.............   Yield to Maturity (%)
                         Duration
 91 5/32..............   Yield to Maturity (%)
                         Duration
 91 21/32.............   Yield to Maturity (%)
                         Duration
 92 5/32..............   Yield to Maturity (%)
                         Duration
 92 21/32.............   Yield to Maturity (%)
                         Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.







                                     Table 7

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class D Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Decreases
                       1% and 3-Year Balloon Extensions*


                             10% Annual Default Rate                    20% Annual Default Rate
                         ---------------------------------           -----------------------------
       Price (%)              0%         2%          4%        8%       0%         2%        4%         8%
----------------------   ------------ ---------  ---------  -------- --------   --------  --------  -------
Total Assumed Defaults
From Month 13
Through Month 72                36.8%     34.5%      32.4%     28.5%    61.1%      57.6%     54.3%    48.1%
                                 7.96      7.17       7.03      6.58     7.37       6.53      5.67     4.86  Weighted Average Life
                                                                                                             (years)
                                10/94     10/94      10/94     10/94    10/94      10/94     10/94    10/94  First Principal
                                                                                                             Payment Date
                                06/06     09/04      08/03     02/03    06/03      02/03     01/02    07/00  Last Principal Payment
                                                                                                             Date
87 5/32..............          10.684    10.833     10.856    10.962   10.630     10.901    11.254   11.660  Yield to Maturity (%)
                                 4.95      4.69       4.66      4.50     5.10       4.61      4.09     3.63  Duration
87 21/32.............          10.569    10.712     10.735    10.836   10.518     10.778    11.115   11.504  Yield to Maturity (%)
                                 4.96      4.71       4.68      4.51     5.11       4.62      4.10     3.64  Duration
88 5/32..............          10.456    10.593     10.614    10.711   10.408     10.656    10.977   11.349  Yield to Maturity (%)
                                 4.98      4.72       4.69      4.53     5.13       4.63      4.11     3.65  Duration
88 21/32.............          10.343    10.474     10.494    10.587   10.299     10.535    10.841   11.195  Yield to Maturity (%)
                                 5.00      4.74       4.70      4.54     5.14       4.64      4.12     3.65  Duration
89 5/32..............          10.232    10.356     10.376    10.464   10.190     10.415    10.706   11.042  Yield to Maturity (%)
                                 5.02      4.75       4.72      4.55     5.16       4.65      4.13     3.66  Duration
89 21/32.............          10.121    10.240     10.258    10.342   10.083     10.296    10.572   10.891  Yield to Maturity (%)
                                 5.03      4.77       4.73      4.56     5.17       4.67      4.14     3.67  Duration
90 5/32..............          10.011    10.124     10.142    10.222    9.976     10.177    10.438   10.741  Yield to Maturity (%)
                                 5.05      4.78       4.75      4.57     5.18       4.68      4.15     3.68  Duration
90 21/32.............           9.903    10.009     10.026    10.102    9.870     10.060    10.306   10.591  Yield to Maturity (%)
                                 5.07      4.80       4.76      4.59     5.20       4.69      4.16     3.69  Duration
91 5/32..............           9.795     9.896      9.912     9.983    9.765      9.944    10.175   10.443  Yield to Maturity (%)
                                 5.09      4.81       4.77      4.60     5.21       4.70      4.17     3.69  Duration
91 21/32.............           9.689     9.783      9.798     9.865    9.661      9.828    10.045   10.296  Yield to Maturity (%)
                                 5.10      4.83       4.79      4.61     5.22       4.71      4.18     3.70  Duration
92 5/32..............           9.583     9.671      9.685     9.748    9.558      9.714     9.916   10.151  Yield to Maturity (%)
                                 5.12      4.84       4.80      4.62     5.24       4.72      4.19     3.71  Duration
92 21/32.............           9.478     9.560      9.573     9.631    9.455      9.600     9.788   10.006  Yield to Maturity (%)
                                 5.14      4.85       4.81      4.63     5.25       4.74      4.20     3.72  Duration


                            30% Annual Default Rate                    40% Annual Default Rate
                         ----------------------------             -------------------------------
       Price (%)            0%         2%      4%         8%           0%         2%        4%         8%
----------------------   --------  -------- ---------  --------   -----------  --------  --------   -------
Total Assumed Defaults
From Month 13
Through Month 72            76.5%     72.4%     68.5%     61.3%         85.8%     81.6%     77.6%     70.1%
                             7.42      6.02      4.99      4.03           N/A      6.03      4.66      3.65  Weighted Average Life
                                                                                                             (years)
                            10/94     10/94     10/94     10/94         10/94     10/94     10/94     10/94  First Principal Payment
                                                                                                             Date
                            12/03     10/02     02/01     07/99 $17,152,119**     09/03     01/01     02/99  Last Principal Payment
                                                                                                             Date
87 5/32..............      10.501    10.995    11.500    12.209         9.579    10.954    11.651    12.536  Yield to Maturity (%)
                             5.40      4.47      3.80      3.15          6.75      4.53      3.65      2.92  Duration
87 21/32.............      10.396    10.868    11.351    12.029         9.495    10.829    11.495    12.342  Yield to Maturity (%)
                             5.41      4.48      3.81      3.15          6.77      4.55      3.65      2.92  Duration
88 5/32..............      10.292    10.742    11.203    11.850         9.412    10.705    11.341    12.149  Yield to Maturity (%)
                             5.42      4.49      3.82      3.16          6.79      4.56      3.66      2.93  Duration
88 21/32.............      10.189    10.617    11.056    11.672         9.329    10.582    11.187    11.957  Yield to Maturity (%)
                             5.44      4.50      3.83      3.17          6.82      4.57      3.67      2.93  Duration
89 5/32..............      10.086    10.493    10.911    11.496         9.247    10.459    11.035    11.767  Yield to Maturity (%)
                             5.45      4.51      3.84      3.17          6.84      4.58      3.68      2.94  Duration
89 21/32.............       9.984    10.370    10.766    11.321         9.166    10.338    10.884    11.578  Yield to Maturity (%)
                             5.46      4.52      3.85      3.18          6.86      4.59      3.68      2.94  Duration
90 5/32..............       9.883    10.248    10.623    11.148         9.086    10.218    10.735    11.390  Yield to Maturity (%)
                             5.47      4.53      3.85      3.19          6.89      4.60      3.69      2.95  Duration
90 21/32.............       9.783    10.127    10.480    10.976         9.006    10.099    10.586    11.204  Yield to Maturity (%)
                             5.49      4.54      3.86      3.19          6.91      4.61      3.70      2.96  Duration
91 5/32..............       9.684    10.007    10.339    10.805         8.927     9.980    10.438    11.020  Yield to Maturity (%)
                             5.50      4.55      3.87      3.20          6.93      4.62      3.71      2.96  Duration
91 21/32.............       9.585     9.887    10.199    10.635         8.849     9.863    10.292    10.836  Yield to Maturity (%)
                             5.51      4.56      3.88      3.20          6.96      4.63      3.71      2.97  Duration
92 5/32..............       9.487     9.769    10.060    10.466         8.771     9.746    10.147    10.654  Yield to Maturity (%)
                             5.52      4.57      3.89      3.21          6.98      4.64      3.72      2.97  Duration
92 21/32.............       9.390     9.652     9.921    10.299         8.695     9.630    10.002    10.474  Yield to Maturity (%)
                             5.54      4.58      3.89      3.22          7.00      4.65      3.73      2.98  Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.






                                     Table 8

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class D Certificates at Various Assumed Prices,
Percentages CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 1%
                         and 3-Year Balloon Extensions*

                                10% Annual Default Rate                                  20% Annual Default Rate
                                ------------------------                               ---------------------------
       Price (%)           0%       2%           4%            8%              0%          2%               4%             8%
----------------------   ------ ----------  ------------   ------------  ------------- ------------    -----------     ---------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%       34.5%         32.4%          28.5%          61.1%         57.6%          54.3%        48.1%
                          9.84        8.29          7.85           7.24           7.89          7.04           6.11         5.17
                         10/94       10/94         10/94          10/94          10/94         10/94          10/94        10/94
                         11/07       05/05         11/03          04/03          07/03         04/03          03/02        08/00
87 5/32..............   10.284      10.509        10.588         10.722         10.423        10.677         11.021       11.451
                          5.90        5.37          5.20           4.94           5.59          5.04           4.44         3.87
87 21/32.............   10.188      10.403        10.479         10.607         10.321        10.565         10.893       11.304
                          5.92        5.38          5.22           4.95           5.61          5.05           4.45         3.88
88 5/32..............   10.093      10.299        10.371         10.493         10.220        10.453         10.767       11.159
                          5.94        5.39          5.23           4.97           5.62          5.06           4.46         3.89
88 21/32.............    9.998      10.195        10.264         10.380         10.121        10.342         10.641       11.014
                          5.95        5.41          5.24           4.98           5.63          5.07           4.47         3.90
89 5/32..............    9.904      10.091        10.157         10.268         10.022        10.232         10.516       10.871
                          5.97        5.42          5.25           4.99           5.64          5.08           4.48         3.90
89 21/32.............    9.812       9.989        10.052         10.157          9.923        10.123         10.392       10.729
                          5.99        5.44          5.27           5.00           5.66          5.09           4.49         3.91
90 5/32..............    9.719       9.888         9.947         10.047          9.826        10.014         10.269       10.588
                          6.01        5.45          5.28           5.01           5.67          5.10           4.50         3.92
90 21/32.............    9.628       9.787         9.843          9.937          9.729         9.907         10.147       10.448
                          6.02        5.46          5.29           5.02           5.68          5.11           4.50         3.92
91 5/32..............    9.538       9.687         9.740          9.829          9.633         9.800         10.026       10.309
                          6.04        5.48          5.30           5.03           5.69          5.12           4.51         3.93
91 21/32.............    9.448       9.588         9.637          9.721          9.537         9.694          9.906       10.171
                          6.06        5.49          5.32           5.04           5.70          5.13           4.52         3.94
92 5/32..............    9.359       9.490         9.536          9.614          9.443         9.589          9.786       10.033
                          6.08        5.50          5.33           5.05           5.72          5.14           4.53         3.95
92 21/32.............    9.270       9.392         9.435          9.507          9.349         9.484          9.668        9.897
                          6.09        5.52          5.34           5.06           5.73          5.15           4.54         3.95

       Price (%)
       ---------
Total Assumed Defaults
From Month 13
Through Month 72
                        Weighted Average Life
                        (years)
                        First Principal Payment
                        Date
                        Last Principal Payment
                        Date
87 5/32..............   Yield to Maturity (%)
                        Duration
87 21/32.............   Yield to Maturity (%)
                        Duration
88 5/32..............   Yield to Maturity (%)
                        Duration
88 21/32.............   Yield to Maturity (%)
                        Duration
89 5/32..............   Yield to Maturity (%)
                        Duration
89 21/32.............   Yield to Maturity (%)
                        Duration
90 5/32..............   Yield to Maturity (%)
                        Duration
90 21/32.............   Yield to Maturity (%)
                        Duration
91 5/32..............   Yield to Maturity (%)
                        Duration
91 21/32.............   Yield to Maturity (%)
                        Duration
92 5/32..............   Yield to Maturity (%)
                        Duration
92 21/32.............   Yield to Maturity (%)
                        Duration


                                   30% Annual Default Rate                                       40% Annual Default Rate
                                ------------------------------                                    ---------------------
       Price (%)           0%         2%              4%            8%               0%               2%          4%          8%
----------------------   ------ --------------  --------------  ------------    ---------------   ---------  ----------  -----------
Total Assumed Defaults
From Month 13
Through Month 72         76.5%           72.4%           68.5%         61.3%              85.8%        81.6%      77.6%        70.1%
                          7.94            6.45            5.29          4.23                N/A         6.51       4.93         3.81
                         10/94           10/94           10/94         10/94              10/94        10/94      10/94        10/94
                         11/04           02/03           04/01         08/99      $39,636,591**        12/04      06/01        03/99
87 5/32..............   10.316          10.783          11.291        12.008              8.683       10.738     11.443       12.340
                          5.88            4.84            4.07          3.32               7.33         4.92       3.89         3.06
87 21/32.............   10.219          10.666          11.151        11.837              8.605       10.623     11.297       12.155
                          5.89            4.85            4.08          3.33               7.35         4.93       3.89         3.06
88 5/32..............   10.124          10.550          11.013        11.667              8.529       10.509     11.152       11.971
                          5.91            4.86            4.09          3.33               7.37         4.95       3.90         3.07
88 21/32.............   10.029          10.435          10.876        11.499              8.452       10.395     11.008       11.788
                          5.92            4.87            4.09          3.34               7.40         4.96       3.91         3.07
89 5/32..............    9.934          10.320          10.739        11.331              8.377       10.283     10.865       11.606
                          5.93            4.88            4.10          3.34               7.42         4.97       3.91         3.08
89 21/32.............    9.841          10.207          10.604        11.165              8.302       10.171     10.724       11.426
                          5.94            4.89            4.11          3.35               7.44         4.97       3.92         3.09
90 5/32..............    9.748          10.094          10.470        11.001              8.228       10.060     10.583       11.247
                          5.95            4.90            4.12          3.36               7.46         4.98       3.93         3.09
90 21/32.............    9.656           9.982          10.337        10.837              8.155        9.950     10.443       11.070
                          5.96            4.91            4.12          3.36               7.49         4.99       3.93         3.10
91 5/32..............    9.564           9.871          10.204        10.675              8.082        9.841     10.305       10.894
                          5.98            4.92            4.13          3.37               7.51         5.00       3.94         3.10
91 21/32.............    9.473           9.760          10.073        10.514              8.010        9.732     10.167       10.718
                          5.99            4.93            4.14          3.37               7.53         5.01       3.95         3.11
92 5/32..............    9.383           9.651           9.942        10.354              7.938        9.625     10.030       10.545
                          6.00            4.94            4.15          3.38               7.55         5.02       3.95         3.11
92 21/32.............    9.294           9.542           9.813        10.195              7.867        9.518      9.894       10.372
                          6.01            4.95            4.15          3.38               7.57         5.03       3.96         3.12


       Price (%)
       ---------
Total Assumed Defaults
From Month 13
Through Month 72
                        Weighted Average Life
                        (years)
                        First Principal Payment
                        Date
                        Last Principal Payment
                        Date
87 5/32..............   Yield to Maturity (%)
                        Duration
87 21/32.............   Yield to Maturity (%)
                        Duration
88 5/32..............   Yield to Maturity (%)
                        Duration
88 21/32.............   Yield to Maturity (%)
                        Duration
89 5/32..............   Yield to Maturity (%)
                        Duration
89 21/32.............   Yield to Maturity (%)
                        Duration
90 5/32..............   Yield to Maturity (%)
                        Duration
90 21/32.............   Yield to Maturity (%)
                        Duration
91 5/32..............   Yield to Maturity (%)
                        Duration
91 21/32.............   Yield to Maturity (%)
                        Duration
92 5/32..............   Yield to Maturity (%)
                        Duration
92 21/32.............   Yield to Maturity (%)
                        Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.



                                     Table 9

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class D Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases
                       2% and 3-Year Balloon Extensions*

                                  10% Annual Default Rate                          20% Annual Default Rate
                                  -----------------------                          -----------------------
       Price (%)           0%        2%          4%           8%          0%         2%           4%             8%
----------------------   ------ ----------  ----------  -----------  ----------- ---------  -----------    ------------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%       34.5%       32.4%        28.5%       61.1%      57.6%        54.3%         48.1%
                         10.82        8.90        8.28         7.57        8.14       7.29         6.33          5.33
                         10/94       10/94       10/94        10/94       10/94      10/94        10/94         10/94
                         07/08       09/05       11/03        05/03       07/03      05/03        04/02         09/00
87 5/32..............   10.122      10.367      10.470       10.615      10.331     10.577       10.916        11.354
                          6.40        5.72        5.48         5.17        5.84       5.25         4.62          4.00
87 21/32.............   10.034      10.267      10.366       10.505      10.234     10.469       10.793        11.212
                          6.42        5.74        5.49         5.18        5.85       5.26         4.63          4.00
88 5/32..............    9.946      10.169      10.264       10.396      10.137     10.362       10.671        11.071
                          6.44        5.75        5.51         5.19        5.87       5.28         4.64          4.01
88 21/32.............    9.859      10.072      10.162       10.288      10.042     10.256       10.550        10.931
                          6.45        5.77        5.52         5.20        5.88       5.29         4.64          4.02
89 5/32..............    9.772       9.975      10.061       10.181       9.947     10.150       10.430        10.792
                          6.47        5.78        5.53         5.21        5.89       5.30         4.65          4.02
89 21/32.............    9.686       9.879       9.960       10.075       9.852     10.045       10.311        10.654
                          6.49        5.79        5.54         5.22        5.90       5.31         4.66          4.03
90 5/32..............    9.601       9.784       9.861        9.969       9.759      9.941       10.192        10.517
                          6.51        5.81        5.55         5.23        5.91       5.32         4.67          4.04
90 21/32.............    9.517       9.689       9.762        9.864       9.666      9.838       10.075        10.381
                          6.52        5.82        5.56         5.24        5.92       5.33         4.68          4.04
91 5/32..............    9.433       9.595       9.664        9.760       9.574      9.736        9.958        10.246
                          6.54        5.83        5.58         5.25        5.93       5.34         4.69          4.05
91 21/32.............    9.350       9.502       9.567        9.657       9.483      9.634        9.842        10.112
                          6.56        5.84        5.59         5.26        5.95       5.35         4.70          4.06
92 5/32..............    9.268       9.410       9.470        9.554       9.392      9.533        9.727         9.979
                          6.57        5.86        5.60         5.27        5.96       5.36         4.70          4.06
92 21/32.............    9.186       9.318       9.374        9.452       9.302      9.433        9.613         9.847
                          6.59        5.87        5.61         5.28        5.97       5.37         4.71          4.07

  Price (%)
  ---------
Total Assumed Defaults
From Month 13
Through Month 72
                       Weighted Average Life (year)
                       First Principal Payment Date
                       Last Principal Payment Date
87 5/32..............  Field to Maturity (%)
                       Duration
87 21/32.............  Field to Maturity (%)
                       Duration
88 5/32..............  Field to Maturity (%)
                       Duration
88 21/32.............  Field to Maturity (%)
                       Duration
89 5/32..............  Field to Maturity (%)
                       Duration
89 21/32.............  Field to Maturity (%)
                       Duration
90 5/32..............  Field to Maturity (%)
                       Duration
90 21/32.............  Field to Maturity (%)
                       Duration
91 5/32..............  Field to Maturity (%)
                       Duration
91 21/32.............  Field to Maturity (%)
                       Duration
92 5/32..............  Field to Maturity (%)
                       Duration
92 21/32.............  Field to Maturity (%)
                       Duration


                                            30% Annual Default Rate                                  40% Annual Default Rate
                                --------------------------------------------                   -----------------------------------
       Price (%)           0%           2%            4%               8%               0%          2%           4%           8%
----------------------   ------ -------------  -------------    ------------  ---------------- ----------   ----------    --------
Total Assumed Defaults
From Month 13
Through Month 72         76.5%          72.4%          68.5%           61.3%            85.8%       81.6%        77.6%       70.1%
                          8.24           6.68           5.45            4.34              N/A        6.80         5.08        3.89
                         10/94          10/94          10/94           10/94            10/94       10/94        10/94       10/94
                         05/05          04/03          06/01           09/99    $47,136,496**       11/05        09/01       04/99
87 5/32..............   10.226         10.685         11.192          11.913            8.255      10.629       11.343      12.247
                          6.15           5.04           4.21            3.41             7.63        5.15         4.01        3.13
87 21/32.............   10.134         10.573         11.057          11.746            8.180      10.519       11.201      12.066
                          6.16           5.05           4.22            3.41             7.65        5.16         4.02        3.14
88 5/32..............   10.042         10.461         10.924          11.581            8.107      10.410       11.061      11.886
                          6.17           5.06           4.22            3.42             7.68        5.17         4.03        3.14
88 21/32.............    9.951         10.350         10.791          11.417            8.033      10.301       10.921      11.708
                          6.18           5.07           4.23            3.43             7.70        5.18         4.03        3.15
89 5/32..............    9.861         10.240         10.659          11.254            7.961      10.193       10.783      11.530
                          6.19           5.08           4.24            3.43             7.72        5.19         4.04        3.15
89 21/32.............    9.772         10.131         10.528          11.092            7.889      10.086       10.646      11.354
                          6.20           5.09           4.24            3.44             7.74        5.20         4.05        3.16
90 5/32..............    9.683         10.022         10.398          10.932            7.818       9.980       10.509      11.179
                          6.21           5.09           4.25            3.44             7.76        5.21         4.05        3.16
90 21/32.............    9.594          9.914         10.269          10.772            7.747       9.875       10.374      11.006
                          6.22           5.10           4.26            3.45             7.79        5.22         4.06        3.17
91 5/32..............    9.507          9.807         10.141          10.614            7.677       9.770       10.240      10.834
                          6.23           5.11           4.27            3.45             7.81        5.22         4.07        3.17
91 21/32.............    9.419          9.701         10.013          10.457            7.608       9.666       10.106      10.662
                          6.24           5.12           4.27            3.46             7.83        5.23         4.07        3.18
92 5/32..............    9.333          9.596          9.887          10.300            7.539       9.563        9.974      10.492
                          6.26           5.13           4.28            3.46             7.85        5.24         4.08        3.18
92 21/32.............    9.247          9.491          9.762          10.145            7.470       9.461        9.842      10.324
                          6.27           5.14           4.29            3.47             7.87        5.25         4.09        3.19

       Price (%)
       ---------
Total Assumed Defaults
From Month 13
Through Month 72
                        Weighted Average Life (years)
                        First Principal Payment Date
                        Last Principal Payment Date
87 5/32..............   Yield to Maturity (%)
                        Duration
87 21/32.............   Yield to Maturity (%)
                        Duration
88 5/32..............   Yield to Maturity (%)
                        Duration
88 21/32.............   Yield to Maturity (%)
                        Duration
89 5/32..............   Yield to Maturity (%)
                        Duration
89 21/32.............   Yield to Maturity (%)
                        Duration
90 5/32..............   Yield to Maturity (%)
                        Duration
90 21/32.............   Yield to Maturity (%)
                        Duration
91 5/32..............   Yield to Maturity (%)
                        Duration
91 21/32.............   Yield to Maturity (%)
                        Duration
92 5/32..............   Yield to Maturity (%)
                        Duration
92 21/32.............   Yield to Maturity (%)
                        Duration
----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.





                                    Table 10

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class D Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases
                       3% and 3-Year Balloon Extensions*

                                            10% Annual Default Rate                                    20% Annual Default Rate
                                ----------------------------------------------                  -----------------------------------
       Price (%)           0%          2%                4%               8%              0%            2%         4%          8%
----------------------   ------ ---------------  ---------------  -------------   ----------    ---------    --------      --------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%            34.5%            32.4%          28.5%        61.1%        57.6%       54.3%         48.1%
                         11.90             9.55             8.71           7.91         8.39         7.54        6.55          5.49
                         10/94            10/94            10/94          10/94        10/94        10/94       10/94         10/94
                         03/09            02/06            12/03          05/03        08/03        05/03       06/02         09/00
87 5/32..............    9.975           10.234           10.362         10.516       10.244       10.484      10.816        11.262
                          6.93             6.10             5.76           5.40         6.10         5.48        4.80          4.12
87 21/32.............    9.893           10.141           10.263         10.410       10.151       10.380      10.698        11.124
                          6.95             6.11             5.77           5.41         6.11         5.49        4.81          4.13
88 5/32..............    9.812           10.049           10.166         10.306       10.059       10.277      10.581        10.987
                          6.97             6.13             5.78           5.42         6.12         5.50        4.82          4.13
88 21/32.............    9.731            9.958           10.069         10.202        9.967       10.175      10.464        10.851
                          6.99             6.14             5.80           5.43         6.13         5.51        4.82          4.14
89 5/32..............    9.652            9.867            9.972         10.100        9.876       10.074      10.348        10.717
                          7.00             6.15             5.81           5.44         6.14         5.51        4.83          4.15
89 21/32.............    9.572            9.777            9.877          9.998        9.786        9.973      10.234        10.583
                          7.02             6.17             5.82           5.45         6.15         5.52        4.84          4.15
90 5/32..............    9.494            9.687            9.782          9.896        9.696        9.873      10.120        10.450
                          7.04             6.18             5.83           5.46         6.16         5.53        4.85          4.16
90 21/32.............    9.416            9.598            9.688          9.796        9.607        9.774      10.006        10.318
                          7.05             6.19             5.84           5.47         6.17         5.54        4.86          4.17
91 5/32..............    9.338            9.510            9.594          9.696        9.518        9.675       9.894        10.187
                          7.07             6.20             5.85           5.48         6.18         5.55        4.86          4.17
91 21/32.............    9.262            9.423            9.502          9.597        9.431        9.578       9.782        10.057
                          7.09             6.22             5.86           5.49         6.19         5.56        4.87          4.18
92 5/32..............    9.185            9.336            9.410          9.498        9.343        9.481       9.671         9.928
                          7.10             6.23             5.87           5.49         6.20         5.57        4.88          4.19
92 21/32.............    9.110            9.250            9.318          9.400        9.257        9.384       9.561         9.799
                          7.12             6.24             5.88           5.50         6.21         5.58        4.89          4.19

       Price (%)
       ---------
Total Assumed Defaults
From Month 13
Through Month 72
                        Weighted Average Life (years)
                        Principal Payment Date
                        Principal Payment Date
87 5/32..............   Yield to Maturity (%)
                        Duration
87 21/32.............   Yield to Maturity (%)
                        Duration
88 5/32..............   Yield to Maturity (%)
                        Duration
88 21/32.............   Yield to Maturity (%)
                        Duration
89 5/32..............   Yield to Maturity (%)
                        Duration
89 21/32.............   Yield to Maturity (%)
                        Duration
90 5/32..............   Yield to Maturity (%)
                        Duration
90 21/32.............   Yield to Maturity (%)
                        Duration
91 5/32..............   Yield to Maturity (%)
                        Duration
91 21/32.............   Yield to Maturity (%)
                        Duration
92 5/32..............   Yield to Maturity (%)
                        Duration
92 21/32.............   Yield to Maturity (%)
                        Duration


                                            30% Annual Default Rate                                   40% Annual Default Rate
                                ----------------------------------------------                   ---------------------------------
       Price (%)           0%          2%              4%               8%              0%           2%          4%        8%
----------------------   ------ --------------  --------------  --------------  ---------------- --------- -----------  ----------
Total Assumed Defaults
From Month 13
Through Month 72         76.5%           72.4%           68.5%           61.3%            85.8%      81.6%       77.6%       70.1%
                          8.54            6.90            5.61            4.44              N/A       7.15        5.23        3.97
                         10/94           10/94           10/94           10/94            10/94      10/94       10/94       10/94
                         11/05           05/03           07/01           09/99    $52,756,869**      01/07       12/01       04/99
87 5/32..............   10.140          10.593          11.098          11.821            7.839     10.519      11.244      12.157
                          6.42            5.24            4.35            3.50             7.95       5.39        4.15        3.21
87 21/32.............   10.052          10.485          10.967          11.659            7.768     10.414      11.107      11.980
                          6.43            5.25            4.36            3.50             7.97       5.40        4.15        3.21
88 5/32..............    9.964          10.377          10.838          11.498            7.697     10.310      10.971      11.804
                          6.45            5.26            4.36            3.51             7.99       5.41        4.16        3.22
88 21/32.............    9.877          10.270          10.709          11.338            7.627     10.206      10.836      11.630
                          6.46            5.26            4.37            3.51             8.01       5.42        4.17        3.22
89 5/32..............    9.790          10.164          10.581          11.179            7.557     10.103      10.702      11.457
                          6.47            5.27            4.38            3.52             8.03       5.43        4.17        3.23
89 21/32.............    9.705          10.059          10.455          11.021            7.488     10.001      10.569      11.285
                          6.48            5.28            4.38            3.52             8.05       5.44        4.18        3.23
90 5/32..............    9.619           9.955          10.329          10.865            7.420      9.899      10.437      11.114
                          6.49            5.29            4.39            3.53             8.07       5.45        4.19        3.23
90 21/32.............    9.535           9.851          10.204          10.709            7.352      9.798      10.306      10.944
                          6.50            5.30            4.40            3.53             8.09       5.46        4.19        3.24
91 5/32..............    9.451           9.748          10.080          10.555            7.284      9.698      10.175      10.776
                          6.51            5.31            4.40            3.54             8.11       5.47        4.20        3.24
91 21/32.............    9.367           9.646           9.956          10.401            7.217      9.599      10.046      10.608
                          6.52            5.32            4.41            3.55             8.13       5.48        4.20        3.25
92 5/32..............    9.284           9.544           9.834          10.249            7.151      9.501       9.918      10.442
                          6.53            5.32            4.42            3.55             8.16       5.49        4.21        3.25
92 21/32.............    9.202           9.443           9.712          10.098            7.085      9.403       9.790      10.277
                          6.54            5.33            4.42            3.56             8.18       5.50        4.22        3.26

       Price (%)
       ---------
Total Assumed Defaults
From Month 13
Through Month 72
                        Weighted Average Life (years)
                        First Principal Payment Date
                        Last Principal Payment Date
87 5/32..............   Yield to Maturity (%)
                        Duration
87 21/32.............   Yield to Maturity (%)
                        Duration
88 5/32..............   Yield to Maturity (%)
                        Duration
88 21/32.............   Yield to Maturity (%)
                        Duration
89 5/32..............   Yield to Maturity (%)
                        Duration
89 21/32.............   Yield to Maturity (%)
                        Duration
90 5/32..............   Yield to Maturity (%)
                        Duration
90 21/32.............   Yield to Maturity (%)
                        Duration
91 5/32..............   Yield to Maturity (%)
                        Duration
91 21/32.............   Yield to Maturity (%)
                        Duration
92 5/32..............   Yield to Maturity (%)
                        Duration
92 21/32.............   Yield to Maturity (%)
                        Duration
----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.





                                    Table 11

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class E Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming Unchanged LIBOR
                               and No Extensions*

                                    10% Annual Default Rate               20% Annual Default Rate
                                    -----------------------               -----------------------
       Price (%)               0%    2%        4%        8%        0%        2%       4%         8%
----------------------   -------   ------   -------   -------   -------   -------  --------   -------
Total Assumed Defaults
From Month 13
Through Month 72           32.6%    30.6%     28.8%     25.4%     54.7%     51.7%     48.8%     43.4%
                            9.78     9.06      8.15      6.64      8.12      6.73      5.81      5.20  Weighted Average Life
                                                                                                       (years)
                           10/94    10/94     10/94     10/94     10/94     10/94     10/94     10/94  First Principal Payment
                                                                                                       Date
                           12/09    05/08     04/07     11/04     05/10     03/07     03/04     01/02  Last Principal Payment
                                                                                                       Date
72 16/32.............     13.955   14.105    14.421    15.209    14.457    15.246    15.898    16.452  Yield to Maturity (%)
                            4.78     4.71      4.53      4.09      4.47      4.03      3.75      3.53  Duration
73...................     13.813   13.961    14.271    15.042    14.305    15.077    15.717    16.259  Yield to Maturity (%)
                            4.81     4.74      4.55      4.10      4.49      4.05      3.76      3.54  Duration
73 16/32.............     13.672   13.818    14.122    14.878    14.155    14.911    15.537    16.068  Yield to Maturity (%)
                            4.84     4.76      4.57      4.12      4.52      4.07      3.77      3.55  Duration
74...................     13.534   13.678    13.976    14.715    14.006    14.746    15.359    15.879  Yield to Maturity (%)
                            4.87     4.79      4.59      4.14      4.54      4.09      3.79      3.56  Duration
74 16/32.............     13.397   13.538    13.830    14.554    13.860    14.583    15.183    15.692  Yield to Maturity (%)
                            4.89     4.81      4.61      4.15      4.56      4.10      3.80      3.57  Duration
75...................     13.262   13.401    13.687    14.394    13.714    14.421    15.009    15.506  Yield to Maturity (%)
                            4.92     4.84      4.63      4.17      4.58      4.12      3.81      3.58  Duration
75 16/32.............     13.128   13.265    13.545    14.236    13.571    14.262    14.836    15.323  Yield to Maturity (%)
                            4.95     4.86      4.65      4.18      4.60      4.14      3.83      3.59  Duration
76...................     12.996   13.131    13.405    14.080    13.429    14.104    14.666    15.141  Yield to Maturity (%)
                            4.97     4.88      4.67      4.20      4.62      4.15      3.84      3.60  Duration
76 16/32.............     12.866   12.998    13.266    13.925    13.289    13.947    14.496    14.960  Yield to Maturity (%)
                            5.00     4.91      4.69      4.21      4.64      4.17      3.85      3.62  Duration
77...................     12.737   12.866    13.128    13.772    13.150    13.792    14.329    14.782  Yield to Maturity (%)
                            5.03     4.93      4.71      4.23      4.67      4.18      3.86      3.63  Duration
77 16/32.............     12.609   12.737    12.992    13.621    13.012    13.639    14.163    14.605  Yield to Maturity (%)
                            5.05     4.95      4.73      4.24      4.69      4.20      3.88      3.64  Duration
78...................     12.483   12.608    12.858    13.470    12.877    13.488    13.999    14.430  Yield to Maturity (%)
                            5.08     4.98      4.75      4.26      4.71      4.22      3.89      3.65  Duration


                    30% Annual Default Rate                        40% Annual Default Rate
               -------------------------------            --------------------------------------------
Price (%)           0%          2%      4%       8%           0%              2%             4%           8%
---------      -----------   ------  ------- --------  --------------  --------------  ------------   --------
Total
Assumed
Defaults
From
Month 13
Through
Month 72             69.3%    65.7%    62.3%    55.9%           78.5%          74.8%          71.2%    64.5%
                        NA     9.02     5.98     4.54              NA             NA             NA     5.13  Weighted Average
                                                                                                              Life (years)
                     10/94    10/94    10/94    10/94           10/94          10/94          10/94    10/94  First Principal
                                                                                                              Payment Date
             $79,437,339**    11/16    08/06    07/00  $109,988,323**  $99,080,301**  $70,990,647**    04/10  Last Principal
                                                                                                              Payment Date
72 16/32...         11.586   14.048   15.621   17.343           3.850          6.769         10.063   16.749  Yield to Maturity (%)
                      5.69     4.74     3.87     3.20            7.09           5.35           4.36     3.36  Duration
73.........         11.467   13.905   15.445   17.130           3.755          6.642          9.907   16.547  Yield to Maturity (%)
                      5.72     4.76     3.89     3.21            7.14           5.38           4.38     3.37  Duration
73 16/32...         11.349   13.763   15.271   16.920           3.660          6.517          9.753   16.346  Yield to Maturity (%)
                      5.75     4.79     3.90     3.22            7.18           5.41           4.41     3.39  Duration
74.........         11.232   13.623   15.099   16.711           3.567          6.393          9.600   16.148  Yield to Maturity (%)
                      5.79     4.81     3.92     3.23            7.22           5.44           4.43     3.40  Duration
74 16/32...         11.117   13.485   14.929   16.505           3.474          6.271          9.450   15.952  Yield to Maturity (%)
                      5.82     4.84     3.93     3.24            7.26           5.48           4.45     3.41  Duration
75.........         11.004   13.348   14.761   16.300           3.383          6.150          9.302   15.758  Yield to Maturity (%)
                      5.85     4.86     3.94     3.25            7.31           5.51           4.48     3.42  Duration
75 16/32...         10.891   13.213   14.594   16.098           3.293          6.030          9.155   15.566  Yield to Maturity (%)
                      5.89     4.89     3.96     3.26            7.35           5.54           4.50     3.43  Duration
76.........         10.780   13.079   14.429   15.897           3.204          5.913          9.009   15.375  Yield to Maturity (%)
                      5.92     4.91     3.97     3.27            7.39           5.57           4.52     3.45  Duration
76 16/32...         10.671   12.947   14.265   15.698           3.117          5.796          8.866   15.187  Yield to Maturity (%)
                      5.95     4.94     3.99     3.27            7.43           5.60           4.54     3.46  Duration
77.........         10.563   12.816   14.103   15.501           3.030          5.681          8.724   15.000  Yield to Maturity (%)
                      5.99     4.96     4.00     3.28            7.47           5.63           4.57     3.47  Duration
77 16/32...         10.456   12.687   13.943   15.305           2.944          5.568          8.584   14.816  Yield to Maturity (%)
                      6.02     4.98     4.01     3.29            7.51           5.67           4.59     3.48  Duration
78.........         10.350   12.559   13.784   15.112           2.860          5.455          8.445   14.633  Yield to Maturity (%)
                      6.05     5.01     4.03     3.30            7.55           5.70           4.61     3.49  Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.



                                    Table 12

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
   Date, Yield and Duration of Class E Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Decreases
                             1% and No Extensions*

                            10% Annual Default Rate                 20% Annual Default Rate
                         ----------------------------            ----------------------------
       Price (%)             0%       2%        4%        8%        0%         2%        4%         8%
----------------------   --------  --------  --------  --------  --------  --------  --------    ------

Total Assumed Defaults
From Month 13
Through Month 72            32.6%     30.6%     28.8%     25.4%     54.7%     51.7%     48.8%     43.4%
                             8.31      7.88      7.19      6.05      7.20      5.99      5.32      4.91  Weighted Average Life
                                                                                                         (years)
                            10/94     10/94     10/94     10/94     10/94     10/94     10/94     10/94  First Principal Payment
                                                                                                         Date
                            06/08     06/07     04/06     01/04     07/08     09/05     03/03     06/01  Last Principal Payment
                                                                                                         Date
72 16/32.............      14.745    14.823    15.103    15.805    15.125    15.940    16.509    16.925  Yield to Maturity (%)
                             4.18      4.18      4.06      3.75      4.02      3.67      3.46      3.32  Duration
73...................      14.582    14.660    14.935    15.623    14.956    15.755    16.313    16.720  Yield to Maturity (%)
                             4.21      4.20      4.08      3.76      4.04      3.68      3.47      3.33  Duration
73 16/32.............      14.422    14.500    14.770    15.444    14.789    15.571    16.118    16.517  Yield to Maturity (%)
                             4.23      4.22      4.10      3.78      4.06      3.70      3.48      3.34  Duration
74...................      14.263    14.341    14.606    15.266    14.624    15.390    15.925    16.316  Yield to Maturity (%)
                             4.26      4.25      4.12      3.80      4.09      3.71      3.50      3.35  Duration
74 16/32.............      14.107    14.184    14.444    15.091    14.461    15.210    15.735    16.117  Yield to Maturity (%)
                             4.28      4.27      4.14      3.81      4.11      3.73      3.51      3.37  Duration
75...................      13.952    14.029    14.284    14.917    14.300    15.033    15.546    15.920  Yield to Maturity (%)
                             4.31      4.29      4.16      3.83      4.13      3.75      3.52      3.38  Duration
75 16/32.............      13.800    13.876    14.126    14.745    14.140    14.857    15.359    15.726  Yield to Maturity (%)
                             4.33      4.31      4.18      3.84      4.15      3.76      3.54      3.39  Duration
76...................      13.649    13.725    13.970    14.575    13.983    14.684    15.174    15.533  Yield to Maturity (%)
                             4.36      4.34      4.20      3.86      4.17      3.78      3.55      3.40  Duration
76 16/32.............       13.50    13.575    13.815    14.407    13.827    14.512    14.991    15.342  Yield to Maturity (%)
                             4.38      4.36      4.22      3.87      4.19      3.79      3.56      3.41  Duration
77...................      13.353    13.427    13.662    14.240    13.673    14.342    14.810    15.152  Yield to Maturity (%)
                             4.40      4.38      4.24      3.89      4.21      3.81      3.57      3.42  Duration
77 16/32.............      13.207    13.281    13.511    14.075    13.521    14.173    14.631    14.965  Yield to Maturity (%)
                             4.43      4.40      4.25      3.90      4.23      3.82      3.59      3.43  Duration
78...................      13.064    13.136    13.361    13.912    13.370    14.007    14.453    14.779  Yield to Maturity (%)
                             4.45      4.43      4.27      3.91      4.25      3.84      3.60      3.44  Duration



                 30% Annual Default Rate                         40% Annual Default Rate
            -------------------------------           -------------------------------------------
Price (%)          0%         2%       4%       8%           0%             2%            4%           8%
---------   -------------  -------  -------  -------  -------------- -------------   ------------   ------
Total
Assumed
Defaults
From
Month 13
Through
Month 72           69.3%    65.7%    62.3%    55.9%          78.5%          74.8%          71.2%     64.5%
                     N/A     7.42     5.41     4.35            N/A            N/A            N/A      4.50  Weighted Average
                                                                                                             Life (years)
                   10/94    10/94    10/94    10/94          10/94          10/94          10/94     10/94  First Principal
                                                                                                            Payment Date
           $47,319,075**    06/11    10/04    06/00  $105,617,479** $91,030,523**  $63,207,418**     09/04  Last Principal
                                                                                                            Payment Date
72 16/32..        12.658   14.797   16.268   17.764          4.759          7.834         11.232    17.511  Yield to Maturity (%)
                    5.20     4.23     3.56     3.04           6.44           4.92           4.08      3.11  Duration
73........        12.527   14.637   16.077   17.541          4.653          7.696         11.065    17.292  Yield to Maturity (%)
                    5.24     4.25     3.58     3.05           6.48           4.95           4.10      3.12  Duration
73 16/32..        12.398   14.478   15.888   17.320          4.549          7.560         10.900    17.076  Yield to Maturity (%)
                    5.27     4.28     3.59     3.06           6.53           4.99           4.12      3.13  Duration
74........        12.271   14.321   15.701   17.100          4.447          7.425         10.738    16.861  Yield to Maturity (%)
                    5.31     4.30     3.60     3.07           6.57           5.02           4.14      3.14  Duration
74 16/32..        12.146   14.166   15.516   16.884          4.345          7.293         10.577    16.649  Yield to Maturity (%)
                    5.34     4.32     3.61     3.08           6.61           5.05           4.17      3.15  Duration
75........        12.022   14.013   15.333   16.669          4.245          7.162         10.418    16.439  Yield to Maturity (%)
                    5.37     4.34     3.63     3.09           6.65           5.08           4.19      3.16  Duration
75 16/32..        11.899   13.861   15.152   16.456          4.147          7.032         10.261    16.231  Yield to Maturity (%)
                    5.41     4.36     3.64     3.10           6.70           5.11           4.21      3.17  Duration
76........        11.779   13.711   14.972   16.245          4.049          6.905         10.106    16.025  Yield to Maturity (%)
                    5.44     4.38     3.65     3.11           6.74           5.14           4.23      3.18  Duration
76 16/32..        11.659   13.563   14.795   16.037          3.953          6.779          9.953    15.821  Yield to Maturity (%)
                    5.47     4.40     3.67     3.12           6.78           5.17           4.26      3.19  Duration
77........        11.542   13.417   14.619   15.830          3.858          6.654          9.801    15.619  Yield to Maturity (%)
                    5.50     4.42     3.68     3.13           6.82           5.20           4.28      3.20  Duration
77 16/32..        11.425   13.272   14.444   15.625          3.764          6.531          9.652    15.419  Yield to Maturity (%)
                    5.54     4.44     3.69     3.14           6.86           5.24           4.30      3.21  Duration
78........        11.310   13.128   14.272   15.422          3.671          6.410          9.504    15.220  Yield to Maturity (%)
                    5.57     4.46     3.70     3.15           6.90           5.27           4.32      3.22  Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.

** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.

*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.






                                    Table 13

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
  Date, Yield and Duration of Class E Certificates at Various Assumed Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases
                             1% and No Extensions*

                          10% Annual Default Rate             20% Annual Default Rate
                         -------------------------           -------------------------
       Price (%)            0%       2%       4%       8%       0%       2%       4%       8%
----------------------   -------  -------  -------  -------  -------  -------  -------  -------
Total Assumed Defaults
From Month 13
Through Month 72           32.6%    30.6%    28.8%    25.4%    54.7%    51.7%    48.8%    43.4%
                           11.53    10.43     9.26     7.33     9.11     7.55     6.41     5.54  Weighted Average Life(years)
                           10/94    10/94    10/94    10/94    10/94    10/94    10/94    10/94  First Principal Payment Date
                           05/11    09/09    03/08    10/05    08/11    08/08    06/05    10/02  Last Principal Payment Date
72 16/32.............     13.263   13.468   13.803   14.644   13.871   14.622   15.296   15.979  Yield to Maturity (%)
                            5.47     5.32     5.05     4.47     4.96     4.44     4.08     3.76  Duration
73...................     13.139   13.340   13.669   14.492   13.734   14.469   15.129   15.798  Yield to Maturity (%)
                            5.50     5.35     5.08     4.48     4.98     4.45     4.09     3.77  Duration
73 16/32.............     13.017   13.214   13.535   14.341   13.598   14.317   14.964   15.619  Yield to Maturity (%)
                            5.53     5.37     5.10     4.50     5.01     4.47     4.10     3.78  Duration
74...................     12.895   13.089   13.404   14.192   13.464   14.167   14.800   15.441  Yield to Maturity (%)
                            5.56     5.40     5.12     4.51     5.03     4.49     4.12     3.79  Duration
74 16/32.............     12.776   12.966   13.274   14.044   13.332   14.019   14.638   15.266  Yield to Maturity (%)
                            5.59     5.42     5.14     4.53     5.05     4.51     4.13     3.80  Duration
75...................     12.657   12.844   13.145   13.898   13.201   13.872   14.478   15.091  Yield to Maturity (%)
                            5.62     5.45     5.16     4.55     5.07     4.52     4.14     3.81  Duration
75 16/32.............     12.540   12.723   13.018   13.753   13.071   13.726   14.319   14.919  Yield to Maturity (%)
                            5.65     5.47     5.18     4.56     5.10     4.54     4.16     3.82  Duration
76...................     12.425   12.604   12.892   13.610   12.943   13.583   14.162   14.748  Yield to Maturity (%)
                            5.68     5.50     5.21     4.58     5.12     4.56     4.17     3.83  Duration
76 16/32.............     12.310   12.486   12.767   13.468   12.816   13.440   14.006   14.578  Yield to Maturity (%)
                            5.70     5.52     5.23     4.59     5.14     4.58     4.18     3.84  Duration
77...................     12.197   12.369   12.643   13.327   12.691   13.299   13.852   14.410  Yield to Maturity (%)
                            5.73     5.55     5.25     4.61     5.16     4.59     4.20     3.85  Duration
77 16/32.............     12.086   12.253   12.521   13.188   12.567   13.160   13.699   14.244  Yield to Maturity (%)
                            5.76     5.57     5.27     4.62     5.18     4.61     4.21     3.87  Duration
78...................     11.975   12.139   12.400   13.051   12.444   13.022   13.548   14.079  Yield to Maturity (%)
                            5.79     5.59     5.29     4.64     5.20     4.63     4.22     3.88  Duration


                              30% Annual Default Rate
                              -----------------------
       Price (%)               0%              2%             4%            8%
----------------------   --------------  --------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                  69.3%           65.7%         62.3%         55.9%
                                    N/A             N/A          6.75          4.74
                                  10/94           10/94         10/94         10/94
                         $101,273,910**   $32,059,355**         10/08         11/00
72 16/32.............            10.583          13.044        14.971        16.942
                                   6.21            5.17          4.24          3.36
73...................            10.473          12.913        14.810        16.740
                                   6.24            5.19          4.25          3.37
73 16/32.............            10.365          12.782        14.651        16.539
                                   6.27            5.22          4.27          3.38
74...................            10.258          12.654        14.494        16.341
                                   6.31            5.24          4.28          3.39
74 16/32.............            10.153          12.527        14.339        16.144
                                   6.34            5.27          4.30          3.40
75...................            10.048          12.401        14.185        15.949
                                   6.37            5.30          4.32          3.41
75 16/32.............             9.945          12.277        14.032        15.756
                                   6.41            5.32          4.33          3.42
76...................             9.843          12.154        13.881        15.565
                                   6.44            5.35          4.35          3.43
76 16/32.............             9.742          12.033        13.732        15.375
                                   6.47            5.37          4.36          3.43
77...................             9.643          11.913        13.584        15.187
                                   6.51            5.40          4.38          3.44
77 16/32.............             9.544          11.794        13.437        15.001
                                   6.54            5.42          4.39          3.45
78...................             9.447          11.677        13.292        14.816
                                   6.57            5.45          4.41          3.46

                                               40% Annual Default Rate
                                               -----------------------
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  78.5%           74.8%           71.2%           64.5%
                                    N/A             N/A             N/A             N/A  Weighted Average Life (years)
                                  10/94           10/94           10/94           10/94  First Principal Payment Date
                         $114,359,168**  $107,109,798**   $78,758,124**   $15,055,771**  Last Principal Payment Date
72 16/32.............             3.005           5.767           8.947          15.647  Yield to Maturity (%)
                                   7.79            5.81            4.67            3.57  Duration
73...................             2.918           5.650           8.802          15.456  Yield to Maturity (%)
                                   7.83            5.84            4.69            3.59  Duration
73 16/32.............             2.832           5.535           8.658          15.268  Yield to Maturity (%)
                                   7.88            5.87            4.71            3.60  Duration
74...................             2.746           5.420           8.515          15.081  Yield to Maturity (%)
                                   7.92            5.90            4.74            3.61  Duration
74 16/32.............             2.662           5.308           8.375          14.897  Yield to Maturity (%)
                                   7.96            5.94            4.76            3.63  Duration
75...................             2.579           5.196           8.236          14.714  Yield to Maturity (%)
                                   8.00            5.97            4.79            3.64  Duration
75 16/32.............             2.497           5.086           8.099          14.534  Yield to Maturity (%)
                                   8.04            6.00            4.81            3.65  Duration
76...................             2.416           4.977           7.963          14.355  Yield to Maturity (%)
                                   8.08            6.03            4.83            3.67  Duration
76 16/32.............             2.336           4.870           7.828          14.178  Yield to Maturity (%)
                                   8.12            6.07            4.86            3.68  Duration
77...................             2.256           4.764           7.696          14.002  Yield to Maturity (%)
                                   8.16            6.10            4.88            3.69  Duration
77 16/32.............             2.178           4.658           7.564          13.829  Yield to Maturity (%)
                                   8.20            6.13            4.90            3.71  Duration
78...................             2.100           4.555           7.435          13.657  Yield to Maturity (%)
                                   8.24            6.16            4.93            3.72  Duration

----------
* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 14

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class E Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 2% and No Extensions*

                             10% Annual Default Rate
                             -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                32.6%         30.6%         28.8%         25.4%
                                13.67         12.13         10.57          8.15
                                10/94         10/94         10/94         10/94
                                01/13         05/11         08/09         12/06
72 16/32.............          12.652        12.889        13.242        14.105
                                 6.27          6.02          5.65          4.89
73...................          12.544        12.776        13.122        13.966
                                 6.30          6.04          5.67          4.91
73 16/32.............          12.437        12.664        13.003        13.828
                                 6.33          6.07          5.69          4.93
74...................          12.331        12.554        12.885        13.692
                                 6.36          6.10          5.72          4.94
74 16/32.............          12.226        12.444        12.768        13.557
                                 6.39          6.12          5.74          4.96
75...................          12.123        12.336        12.653        13.423
                                 6.42          6.15          5.76          4.97
75 16/32.............          12.020        12.229        12.539        13.291
                                 6.45          6.17          5.78          4.99
76...................          11.919        12.124        12.426        13.160
                                 6.48          6.20          5.80          5.01
76 16/32.............          11.819        12.019        12.314        13.030
                                 6.51          6.22          5.82          5.02
77...................          11.720        11.915        12.203        12.902
                                 6.54          6.25          5.85          5.04
77 16/32.............          11.622        11.813        12.093        12.775
                                 6.57          6.27          5.87          5.05
78...................          11.525        11.711        11.985        12.649
                                 6.60          6.30          5.89          5.07

                                               20% Annual Default Rate
                                               -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                54.7%         51.7%         48.8%         43.4%
                                10.20          8.42          7.18          5.95  Weighted Average Life (years)
                                10/94         10/94         10/94         10/94  First Principal Payment Date
                                08/12         02/10         02/07         08/03  Last Principal Payment Date
72 16/32.............          13.352        14.076        14.702        15.505  Yield to Maturity (%)
                                 5.49          4.86          4.45          4.02  Duration
73...................          13.229        13.936        14.549        15.336  Yield to Maturity (%)
                                 5.52          4.88          4.47          4.03  Duration
73 16/32.............          13.106        13.798        14.398        15.168  Yield to Maturity (%)
                                 5.54          4.90          4.48          4.04  Duration
74...................          12.985        13.661        14.248        15.002  Yield to Maturity (%)
                                 5.56          4.92          4.50          4.05  Duration
74 16/32.............          12.865        13.525        14.100        14.837  Yield to Maturity (%)
                                 5.58          4.94          4.51          4.06  Duration
75...................          12.747        13.391        13.953        14.674  Yield to Maturity (%)
                                 5.61          4.96          4.53          4.07  Duration
75 16/32.............          12.629        13.259        13.807        14.512  Yield to Maturity (%)
                                 5.63          4.97          4.54          4.08  Duration
76...................          12.513        13.127        13.663        14.352  Yield to Maturity (%)
                                 5.65          4.99          4.55          4.09  Duration
76 16/32.............          12.398        12.997        13.521        14.193  Yield to Maturity (%)
                                 5.68          5.01          4.57          4.10  Duration
77...................          12.285        12.869        13.380        14.036  Yield to Maturity (%)
                                 5.70          5.03          4.58          4.11  Duration
77 16/32.............          12.172        12.741        13.240        13.880  Yield to Maturity (%)
                                 5.72          5.05          4.59          4.12  Duration
78...................          12.061        12.615        13.101        13.726  Yield to Maturity (%)
                                 5.74          5.06          4.61          4.13  Duration

                             30% Annual Default Rate
                             -----------------------
       Price (%)               0%              2%            4%          8%
----------------------   --------------  --------------  ----------  ----------
Total Assumed Defaults
From Month 13
Through Month 72                  69.3%           65.7%       62.3%       55.9%
                                    N/A             N/A        7.86        4.96
                                  10/94           10/94       10/94       10/94
                         $116,418,451**   $61,420,799**       12/12       06/01
72 16/32.............             9.642          12.014      14.313      16.541
                                   6.77            5.56        4.67        3.54
73...................             9.542          11.892      14.168      16.349
                                   6.80            5.59        4.69        3.55
73 16/32.............             9.443          11.771      14.024      16.158
                                   6.83            5.61        4.70        3.56
74...................             9.345          11.652      13.881      15.970
                                   6.87            5.64        4.72        3.57
74 16/32.............             9.248          11.534      13.740      15.783
                                   6.90            5.67        4.74        3.57
75...................             9.152          11.417      13.600      15.597
                                   6.93            5.69        4.76        3.58
75 16/32.............             9.057          11.301      13.462      15.414
                                   6.96            5.72        4.77        3.59
76...................             8.963          11.187      13.325      15.232
                                   7.00            5.74        4.79        3.60
76 16/32.............             8.870          11.074      13.190      15.051
                                   7.03            5.77        4.81        3.61
77...................             8.779          10.962      13.055      14.872
                                   7.06            5.80        4.83        3.62
77 16/32.............             8.688          10.852      12.923      14.695
                                   7.09            5.82        4.84        3.62
78...................             8.598          10.742      12.791      14.519
                                   7.13            5.85        4.86        3.63

                                               40% Annual Default Rate
                                               -----------------------
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  78.5%           74.8%           71.2%           64.5%
                                    N/A             N/A             N/A             N/A  Weighted Average Life (years)
                                  10/94           10/94           10/94           10/94  First Principal Payment Date
                         $118,730,012**  $115,139,296**   $86,525,601**   $28,561,897**  Last Principal Payment Date
72 16/32.............             2.218           4.824           7.884          14.474  Yield to Maturity (%)
                                   8.54            6.30            5.00            3.75  Duration
73...................             2.138           4.717           7.748          14.293  Yield to Maturity (%)
                                   8.58            6.34            5.02            3.76  Duration
73 16/32.............             2.060           4.610           7.614          14.114  Yield to Maturity (%)
                                   8.62            6.37            5.05            3.78  Duration
74...................             1.982           4.505           7.481          13.936  Yield to Maturity (%)
                                   8.66            6.40            5.07            3.79  Duration
74 16/32.............             1.905           4.401           7.350          13.760  Yield to Maturity (%)
                                   8.70            6.43            5.10            3.80  Duration
75...................             1.829           4.298           7.220          13.586  Yield to Maturity (%)
                                   8.74            6.47            5.12            3.82  Duration
75 16/32.............             1.754           4.196           7.091          13.414  Yield to Maturity (%)
                                   8.78            6.50            5.14            3.83  Duration
76...................             1.680           4.096           6.964          13.243  Yield to Maturity (%)
                                   8.82            6.53            5.17            3.84  Duration
76 16/32.............             1.606           3.996           6.839          13.074  Yield to Maturity (%)
                                   8.86            6.56            5.19            3.86  Duration
77...................             1.533           3.898           6.715          12.907  Yield to Maturity (%)
                                   8.90            6.60            5.21            3.87  Duration
77 16/32.............             1.461           3.801           6.592          12.741  Yield to Maturity (%)
                                   8.94            6.63            5.24            3.88  Duration
78...................             1.390           3.705           6.470          12.577  Yield to Maturity (%)
                                   8.98            6.66            5.26            3.90  Duration

----------
* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 15

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class E Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 3% and No Extensions*

                             10% Annual Default Rate
                             -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                32.6%         30.6%         28.8%         25.4%
                                16.38         14.29         12.24          9.15
                                10/94         10/94         10/94         10/94
                                02/15         06/13         11/11         03/08
72 16/32.............          12.109        12.361        12.717        13.591
                                 7.19          6.82          6.33          5.38
73...................          12.015        12.261        12.610        13.465
                                 7.22          6.84          6.36          5.39
73 16/32.............          11.921        12.162        12.503        13.340
                                 7.25          6.87          6.38          5.41
74...................          11.829        12.065        12.398        13.215
                                 7.28          6.90          6.40          5.43
74 16/32.............          11.737        11.968        12.294        13.093
                                 7.31          6.93          6.43          5.44
75...................          11.647        11.872        12.191        12.971
                                 7.35          6.95          6.45          5.46
75 16/32.............          11.557        11.778        12.089        12.850
                                 7.38          6.98          6.47          5.48
76...................          11.469        11.684        11.988        12.731
                                 7.41          7.01          6.49          5.49
76 16/32.............          11.381        11.591        11.888        12.613
                                 7.44          7.03          6.52          5.51
77...................          11.294        11.500        11.789        12.496
                                 7.47          7.06          6.54          5.52
77 16/32.............          11.208        11.409        11.691        12.380
                                 7.50          7.08          6.56          5.54
78...................          11.124        11.319        11.594        12.265
                                 7.53          7.11          6.58          5.56

                                               20% Annual Default Rate
                                               -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                54.7%         51.7%         48.8%         43.4%
                                11.32          9.38          8.10          6.45  Weighted Average Life (years)
                                10/94         10/94         10/94         10/94  First Principal Payment Date
                                09/13         07/11         11/08         12/04  Last Principal Payment Date
72 16/32.............          12.893        13.582        14.145        15.026  Yield to Maturity (%)
                                 6.07          5.33          4.87          4.31  Duration
73...................          12.781        13.455        14.006        14.868  Yield to Maturity (%)
                                 6.09          5.35          4.89          4.32  Duration
73 16/32.............          12.670        13.328        13.868        14.712  Yield to Maturity (%)
                                 6.12          5.37          4.90          4.33  Duration
74...................          12.560        13.203        13.731        14.557  Yield to Maturity (%)
                                 6.14          5.39          4.92          4.34  Duration
74 16/32.............          12.452        13.080        13.595        14.403  Yield to Maturity (%)
                                 6.16          5.41          4.93          4.35  Duration
75...................          12.344        12.957        13.461        14.251  Yield to Maturity (%)
                                 6.18          5.42          4.95          4.36  Duration
75 16/32.............          12.238        12.836        13.328        14.100  Yield to Maturity (%)
                                 6.21          5.44          4.96          4.38  Duration
76...................          12.132        12.716        13.196        13.951  Yield to Maturity (%)
                                 6.23          5.46          4.98          4.39  Duration
76 16/32.............          12.028        12.597        13.066        13.803  Yield to Maturity (%)
                                 6.25          5.48          4.99          4.40  Duration
77...................          11.925        12.479        12.937        13.656  Yield to Maturity (%)
                                 6.28          5.50          5.01          4.41  Duration
77 16/32.............          11.823        12.362        12.809        13.510  Yield to Maturity (%)
                                 6.30          5.52          5.02          4.42  Duration
78...................          11.722        12.247        12.682        13.366  Yield to Maturity (%)
                                 6.32          5.53          5.04          4.43  Duration

                              30% Annual Default Rate
                              -----------------------
       Price (%)               0%              2%              4%             8%
----------------------   --------------  --------------  --------------  ----------
Total Assumed Defaults
From Month 13
Through Month 72                  69.3%           65.7%           62.3%       55.9%
                                    N/A             N/A             N/A        5.24
                                  10/94           10/94           10/94       10/94
                         $122,755,793**   $82,024,887**   $15,770,998**       04/02
72 16/32.............             8.761          11.038          13.494      16.125
                                   7.37            5.99            5.11        3.74
73...................             8.669          10.924          13.361      15.943
                                   7.40            6.01            5.13        3.75
73 16/32.............             8.578          10.812          13.229      15.763
                                   7.43            6.04            5.15        3.76
74...................             8.487          10.701          13.099      15.584
                                   7.46            6.07            5.17        3.76
74 16/32.............             8.398          10.591          12.970      15.407
                                   7.50            6.09            5.19        3.77
75...................             8.310          10.482          12.842      15.231
                                   7.53            6.12            5.21        3.78
75 16/32.............             8.222          10.375          12.716      15.057
                                   7.56            6.14            5.23        3.79
76...................             8.136          10.268          12.591      14.884
                                   7.59            6.17            5.25        3.80
76 16/32.............             8.050          10.163          12.467      14.713
                                   7.62            6.19            5.27        3.81
77...................             7.966          10.059          12.345      14.544
                                   7.65            6.22            5.29        3.81
77 16/32.............             7.882           9.956          12.224      14.375
                                   7.68            6.25            5.31        3.82
78...................             7.799           9.854          12.104      14.209
                                   7.72            6.27            5.33        3.83

                                              40% Annual Default Rate
                                              -----------------------
       Price (%)                0%              2%               4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  78.5%           74.8%           71.2%           64.5%
                                    N/A             N/A             N/A             N/A  Weighted Average Life (years)
                                  10/94           10/94           10/94           10/94  First Principal Payment Date
                         $123,100,856**  $123,088,239**   $94,264,412**   $38,440,661**  Last Principal Payment Date
72 16/32.............             1.484           3.938           6.873          13.339  Yield to Maturity (%)
                                   9.34            6.84            5.36            3.94  Duration
73...................             1.412           3.838           6.746          13.166  Yield to Maturity (%)
                                   9.38            6.87            5.38            3.95  Duration
73 16/32.............             1.340           3.740           6.620          12.995  Yield to Maturity (%)
                                   9.42            6.90            5.40            3.97  Duration
74...................             1.268           3.643           6.496          12.826  Yield to Maturity (%)
                                   9.46            6.94            5.43            3.98  Duration
74 16/32.............             1.198           3.547           6.373          12.658  Yield to Maturity (%)
                                   9.49            6.97            5.45            3.99  Duration
75...................             1.128           3.452           6.252          12.492  Yield to Maturity (%)
                                   9.53            7.00            5.48            4.01  Duration
75 16/32.............             1.059           3.358           6.132          12.328  Yield to Maturity (%)
                                   9.57            7.03            5.50            4.02  Duration
76...................             0.991           3.265           6.013          12.166  Yield to Maturity (%)
                                   9.61            7.06            5.53            4.03  Duration
76 16/32.............             0.923           3.173           5.896          12.005  Yield to Maturity (%)
                                   9.64            7.10            5.55            4.05  Duration
77...................             0.856           3.082           5.780          11.845  Yield to Maturity (%)
                                   9.68            7.13            5.57            4.06  Duration
77 16/32.............             0.790           2.992           5.665          11.687  Yield to Maturity (%)
                                   9.72            7.16            5.60            4.07  Duration
78...................             0.725           2.903           5.551          11.531  Yield to Maturity (%)
                                   9.75            7.19            5.62            4.09  Duration

----------
* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 16

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class E Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming Unchanged LIBOR and 3-Year Balloon Extensions*

                             10% Annual Default Rate
                             -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                36.8%         34.5%         32.4%         28.5%
                                 8.97          8.51          7.91          7.28
                                10/94         10/94         10/94         10/94
                                05/09         01/08         10/06         10/04
72 16/32.............          14.336        14.401        14.586        14.808
                                 4.49          4.48          4.40          4.31
73...................          14.184        14.249        14.431        14.650
                                 4.51          4.51          4.42          4.32
73 16/32.............          14.035        14.100        14.279        14.494
                                 4.54          4.53          4.44          4.34
74...................          13.887        13.952        14.128        14.339
                                 4.56          4.56          4.46          4.36
74 16/32.............          13.741        13.805        13.978        14.186
                                 4.59          4.58          4.48          4.38
75...................          13.597        13.661        13.831        14.035
                                 4.61          4.60          4.50          4.40
75 16/32.............          13.454        13.518        13.685        13.885
                                 4.64          4.62          4.53          4.41
76...................          13.313        13.377        13.541        13.737
                                 4.66          4.65          4.55          4.43
76 16/32.............          13.174        13.237        13.398        13.591
                                 4.69          4.67          4.57          4.45
77...................          13.037        13.099        13.257        13.446
                                 4.71          4.69          4.59          4.47
77 16/32.............          12.901        12.963        13.117        13.302
                                 4.74          4.72          4.61          4.48
78...................          12.767        12.828        12.979        13.160
                                 4.76          4.74          4.62          4.50

                                               20% Annual Default Rate
                                               -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                61.1%         57.6%         54.3%         48.1%
                                11.59          8.95          7.57          6.41  Weighted Average Life (years)
                                10/94         10/94         10/94         10/94  First Principal Payment Date
                                11/13         02/09         10/05         07/03  Last Principal Payment Date
72 16/32.............          12.744        13.608        14.363        15.319  Yield to Maturity (%)
                                 6.09          5.21          4.63          4.04  Duration
73...................          12.633        13.477        14.216        15.151  Yield to Maturity (%)
                                 6.12          5.24          4.64          4.05  Duration
73 16/32.............          12.522        13.348        14.070        14.984  Yield to Maturity (%)
                                 6.15          5.26          4.66          4.07  Duration
74...................          12.413        13.221        13.927        14.819  yield to Maturity (%)
                                 6.19          5.28          4.68          4.08  Duration
74 16/32.............          12.306        13.095        13.784        14.656  Yield to Maturity (%)
                                 6.22          5.31          4.70          4.10  Duration
75...................          12.199        12.970        13.643        14.494  Yield to Maturity (%)
                                 6.25          5.33          4.72          4.11  Duration
75 16/32.............          12.094        12.847        13.504        14.334  Yield to Maturity (%)
                                 6.28          5.35          4.74          4.13  Duration
76...................          11.990        12.725        13.366        14.176  Yield to Maturity (%)
                                 6.32          5.38          4.76          4.14  Duration
76 16/32.............          11.888        12.604        13.230        14.019  Yield to Maturity (%)
                                 6.35          5.40          4.77          4.16  Duration
77...................          11.786        12.484        13.095        13.864  Yield to Maturity (%)
                                 6.38          5.42          4.79          4.17  Duration
77 16/32.............          11.686        12.366        12.961        13.710  Yield to Maturity (%)
                                 6.41          5.44          4.81          4.18  Duration
78...................          11.586        12.249        12.828        13.558  Yield to Maturity (%)
                                 6.44          5.47          4.83          4.20  Duration

                              30% Annual Default Rate
                              -----------------------
       Price (%)               0%              2%              4%             8%
----------------------   --------------  --------------  --------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                  76.5%           72.4%           68.5%         61.3%
                                    N/A             N/A             N/A          6.59
                                  10/94           10/94           10/94         10/94
                         $106,274,236**  $106,618,997**   $90,338,305**         05/07
72 16/32.............             5.285           7.726          10.267        15.042
                                   8.83            7.02            5.87          4.19
73...................             5.208           7.630          10.152        14.880
                                   8.88            7.06            5.90          4.21
73 16/32.............             5.132           7.534          10.037        14.719
                                   8.93            7.10            5.93          4.22
74...................             5.057           7.439           9.924        14.560
                                   8.97            7.14            5.96          4.24
74 16/32.............             4.982           7.346           9.812        14.403
                                   9.02            7.17            5.99          4.25
75...................             4.909           7.254           9.702        14.247
                                   9.07            7.21            6.02          4.27
75 16/32.............             4.836           7.163           9.592        14.093
                                   9.11            7.25            6.04          4.28
76...................             4.765           7.073           9.484        13.940
                                   9.16            7.28            6.07          4.30
76 16/32.............             4.694           6.984           9.377        13.789
                                   9.20            7.32            6.10          4.32
77...................             4.624           6.895           9.272        13.640
                                   9.25            7.36            6.13          4.33
77 16/32.............             4.555           6.808           9.167        13.492
                                   9.29            7.39            6.16          4.35
78...................             4.486           6.722           9.064        13.345
                                   9.33            7.43            6.19          4.36

                                               40% Annual Default Rate
                                               -----------------------
       Price (%)                0%              2%               4%               8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  85.8%           81.6%           77.6%           70.1%
                                    N/A             N/A             N/A             N/A  Weighted Average Life (years)
                                  10/94           10/94           10/94           10/94  First Principal Payment Date
                         $109,609,000**  $109,790,711**  $110,054,179**   $77,742,632**  Last Principal Payment Date
72 16/32.............               ***         (1.361)           2.105           9.014  Yield to Maturity (%)
                                                  10.03            7.07            4.43  Duration
73...................               ***         (1.428)           2.009           8.861  Yield to Maturity (%)
                                                  10.08            7.10            4.45  Duration
73 16/32.............               ***         (1.495)           1.914           8.709  Yield to Maturity (%)
                                                  10.13            7.14            4.47  Duration
74...................               ***         (1.561)           1.820           8.559  yield to Maturity (%)
                                                  10.18            7.18            4.49  Duration
74 16/32.............               ***         (1.627)           1.727           8.411  Yield to Maturity (%)
                                                  10.23            7.22            4.51  Duration
75...................               ***         (1.692)           1.636           8.264  Yield to Maturity (%)
                                                  10.28            7.25            4.53  Duration
75 16/32.............               ***         (1.756)           1.545           8.119  Yield to Maturity (%)
                                                  10.33            7.29            4.56  Duration
76...................               ***         (1.819)           1.456           7.976  Yield to Maturity (%)
                                                  10.37            7.33            4.58  Duration
76 16/32.............               ***         (1.881)           1.367           7.834  Yield to Maturity (%)
                                                  10.42            7.36            4.60  Duration
77...................               ***         (1.943)           1.279           7.694  Yield to Maturity (%)
                                                  10.47            7.40            4.62  Duration
77 16/32.............               ***         (2.004)           1.193           7.555  Yield to Maturity (%)
                                                  10.51            7.43            4.64  Duration
78...................               ***         (2.065)           1.107           7.418  Yield to Maturity (%)
                                                  10.56            7.47            4.66  Duration

----------
* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment

                                    Table 17

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class E Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Decreases 1% and 3-Year Balloon Extensions*

                             10% Annual Default Rate
                             -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                36.8%         34.5%         32.4%         28.5%
                                 7.29          7.24          6.93          6.69
                                10/94         10/94         10/94         10/94
                                09/07         09/06         10/05         12/03
72 16/32.............          15.357        15.266        15.346        15.364
                                 3.84          3.91          3.91          3.94
73...................          15.180        15.093        15.172        15.192
                                 3.86          3.94          3.93          3.96
73 16/32.............          15.006        14.921        15.000        15.021
                                 3.88          3.96          3.95          3.98
74...................          14.833        14.752        14.830        14.852
                                 3.90          3.98          3.97          3.99
74 16/32.............          14.662        14.585        14.662        14.686
                                 3.93          4.00          3.99          4.01
75...................          14.494        14.419        14.496        14.521
                                 3.95          4.02          4.01          4.03
75 16/32.............          14.327        14.256        14.332        14.357
                                 3.97          4.04          4.03          4.05
76...................          14.163        14.094        14.170        14.196
                                 3.99          4.06          4.05          4.07
76 16/32.............          14.001        13.935        14.010        14.036
                                 4.02          4.09          4.06          4.08
77...................          13.840        13.777        13.851        13.878
                                 4.04          4.11          4.08          4.10
77 16/32.............          13.682        13.621        13.694        13.722
                                 4.06          4.13          4.10          4.12
78...................          13.525        13.467        13.539        13.568
                                 4.08          4.15          4.12          4.13

                                               20% Annual Default Rate
                                               -----------------------
       Price (%)             0%            2%            4%            8%
----------------------  ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72               61.1%         57.6%         54.3%         48.1%
                               10.08          8.08          7.02          6.00  Weighted Average Life (years)
                               10/94         10/94         10/94         10/94  First Principal Payment Date
                               06/11         07/07         09/04         06/03  Last Principal Payment Date
72 16/32.............         13.380        14.216        14.901        15.815  Yield to Maturity (%)
                                5.30          4.65          4.22          3.75  Duration
73...................         13.252        14.070        14.740        15.633  Yield to Maturity (%)
                                5.33          4.68          4.24          3.76  Duration
73 16/32.............         13.125        13.926        14.581        15.454  Yield to Maturity (%)
                                5.36          4.70          4.26          3.78  Duration
74...................         13.000        13.783        14.424        15.276  Yield to Maturity (%)
                                5.40          4.72          4.28          3.80  Duration
74 16/32.............         12.877        13.642        14.268        15.101  Yield to Maturity (%)
                                5.43          4.74          4.30          3.81  Duration
75...................         12.755        13.503        14.114        14.927  Yield to Maturity (%)
                                5.46          4.77          4.32          3.83  Duration
75 16/32.............         12.635        13.365        13.961        14.755  Yield to Maturity (%)
                                5.49          4.79          4.33          3.84  Duration
76...................         12.516        13.228        13.811        14.585  Yield to Maturity (%)
                                5.52          4.81          4.35          3.85  Duration
76 16/32.............         12.398        13.093        13.661        14.416  Yield to Maturity (%)
                                5.55          4.83          4.37          3.87  Duration
77...................         12.282        12.960        13.514        14.250  Yield to Maturity (%)
                                5.58          4.86          4.39          3.88  Duration
77 16/32.............         12.167        12.828        13.368        14.085  Yield to Maturity (%)
                                5.61          4.88          4.41          3.90  Duration
78...................         12.054        12.698        13.223        13.921  Yield to Maturity (%)
                                5.64          4.90          4.42          3.91  Duration

                               30% Annual Default Rate
                               -----------------------
       Price (%)               0%              2%              4%             8%
----------------------   --------------  --------------  --------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                 76.5%            72.4%           68.5%         61.3%
                                   N/A              N/A             N/A          6.00
                                 10/94            10/94           10/94         10/94
                         $100,708,278**  $101,193,728**   $74,797,538**         01/05
72 16/32.............            6.230            8.732          11.330        15.630
                                  7.93             6.40            5.41          3.85
73...................            6.144            8.626          11.204        15.453
                                  7.98             6.44            5.44          3.87
73 16/32.............            6.059            8.521          11.080        15.278
                                  8.02             6.48            5.47          3.88
74...................            5.976            8.418          10.957        15.105
                                  8.07             6.52            5.50          3.90
74 16/32.............            5.893            8.316          10.836        14.934
                                  8.12             6.56            5.53          3.91
75...................            5.812            8.215          10.717        14.765
                                  8.17             6.59            5.56          3.93
75 16/32.............            5.731            8.115          10.598        14.598
                                  8.22             6.63            5.59          3.94
76...................            5.652            8.017          10.482        14.432
                                  8.26             6.67            5.62          3.96
76 16/32.............            5.574            7.919          10.366        14.268
                                  8.31             6.70            5.65          3.97
77...................            5.496            7.823          10.252        14.105
                                  8.36             6.74            5.68          3.98
77 16/32.............            5.419            7.728          10.139        13.944
                                  8.40             6.78            5.70          4.00
78...................            5.344            7.634          10.028        13.785
                                  8.45             6.81            5.73          4.01

                                               40% Annual Default Rate
                                               -----------------------
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  85.8%           81.6%           77.6%           70.1%
                                    N/A             N/A             N/A             N/A  Weighted Average Life (years)
                                  10/94           10/94           10/94           10/94  First Principal Payment Date
                         $105,087,261**  $105,328,110**  $105,675,368**   $67,945,949**  Last Principal Payment Date
72 16/32.............               ***          (0.458)          3.070          10.185  Yield to Maturity (%)
                                                    9.01           6.45            4.15  Duration
73...................               ***          (0.533)          2.965          10.021  Yield to Maturity (%)
                                                    9.06           6.49            4.17  Duration
73 16/32.............               ***          (0.608)          2.861           9.860  Yield to Maturity (%)
                                                    9.11           6.53            4.19  Duration
74...................               ***          (0.681)          2.758           9.700  Yield to Maturity (%)
                                                    9.16           6.56            4.21  Duration
74 16/32.............               ***          (0.754)          2.657           9.542  Yield to Maturity (%)
                                                    9.21           6.60            4.23  Duration
75...................               ***          (0.826)          2.557           9.385  Yield to Maturity (%)
                                                    9.26           6.64            4.26  Duration
75 16/32.............               ***          (0.897)          2.458           9.231  Yield to Maturity (%)
                                                    9.31           6.68            4.28  Duration
76...................               ***          (0.967)          2.360           9.078  Yield to Maturity (%)
                                                    9.36           6.71            4.30  Duration
76 16/32.............               ***          (1.036)          2.263           8.927  Yield to Maturity (%)
                                                    9.41           6.75            4.32  Duration
77...................               ***          (1.105)          2.168           8.778  Yield to Maturity (%)
                                                    9.45           6.79            4.34  Duration
77 16/32.............               ***          (1.173)          2.073           8.630  Yield to Maturity (%)
                                                    9.50           6.82            4.36  Duration
78...................               ***          (1.240)          1.980           8.484  Yield to Maturity (%)
                                                    9.55           6.86            4.38  Duration

----------
* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 18

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class E Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 1% and 3-Year Balloon Extensions*

                                      10% Annual Default Rate
                                ---------------------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                36.8%         34.5%         32.4%         28.5%
                                10.99         10.07          9.10          7.98
                                10/94         10/94         10/94         10/94
                                01/11         07/09         01/08         08/05
72 16/32.............          13.467        13.632        13.891        14.278
                                 5.25          5.15          4.97          4.72
73...................          13.338        13.500        13.755        14.134
                                 5.28          5.18          4.99          4.73
73 16/32.............          13.210        13.369        13.619        13.991
                                 5.31          5.20          5.01          4.75
74...................          13.084        13.241        13.485        13.850
                                 5.34          5.23          5.03          4.77
74 16/32.............          12.959        13.113        13.353        13.710
                                 5.36          5.25          5.06          4.79
75...................          12.836        12.987        13.222        13.572
                                 5.39          5.28          5.08          4.81
75 16/32.............          12.714        12.862        13.093        13.435
                                 5.42          5.30          5.10          4.82
76...................          12.593        12.739        12.965        13.299
                                 5.45          5.33          5.12          4.84
76 16/32.............          12.474        12.617        12.838        13.165
                                 5.48          5.35          5.14          4.86
77...................          12.357        12.497        12.712        13.032
                                 5.50          5.37          5.16          4.87
77 16/32.............          12.240        12.378        12.588        12.901
                                 5.53          5.40          5.18          4.89
78...................          12.125        12.260        12.465        12.770
                                 5.56          5.42          5.20          4.91

                                               20% Annual Default Rate
                                               -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                61.1%         57.6%         54.3%         48.1%
                                13.71         10.00          8.20          6.83  Weighted Average Life
                                                                                 (years)
                                10/94         10/94         10/94         10/94  First Principal Payment
                                                                                 Date
                                09/17         01/11         11/06         11/03  Last Principal Payment
                                                                                 Date
72 16/32.............          12.154        13.048        13.862        14.876  Yield to Maturity (%)
                                 7.03          5.85          5.07          4.33  Duration
73...................          12.057        12.932        13.728        14.719  Yield to Maturity (%)
                                 7.07          5.87          5.09          4.35  Duration
73 16/32.............          11.962        12.817        13.595        14.563  Yield to Maturity (%)
                                 7.11          5.90          5.11          4.36  Duration
74...................          11.867        12.703        13.464        14.410  Yield to Maturity (%)
                                 7.14          5.92          5.13          4.38  Duration
74 16/32.............          11.774        12.591        13.334        14.257  Yield to Maturity (%)
                                 7.18          5.94          5.15          4.39  Duration
75...................          11.682        12.479        13.205        14.106  Yield to Maturity (%)
                                 7.21          5.97          5.16          4.41  Duration
75 16/32.............          11.591        12.369        13.077        13.957  Yield to Maturity (%)
                                 7.24          5.99          5.18          4.42  Duration
76...................          11.500        12.260        12.951        13.809  Yield to Maturity (%)
                                 7.28          6.02          5.20          4.44  Duration
76 16/32.............          11.411        12.152        12.826        13.663  Yield to Maturity (%)
                                 7.31          6.04          5.22          4.45  Duration
77...................          11.323        12.045        12.703        13.518  Yield to Maturity (%)
                                 7.35          6.06          5.23          4.46  Duration
77 16/32.............          11.236        11.940        12.580        13.374  Yield to Maturity (%)
                                 7.38          6.09          5.25          4.48  Duration
78...................          11.150        11.835        12.459        13.232  Yield to Maturity (%)
                                 7.41          6.11          5.27          4.49  Duration

                               30% Annual Default Rate
                               -----------------------
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  76.5%           72.4%           68.5%           61.3%
                                    N/A             N/A             N/A            7.57
                                  10/94           10/94           10/94           10/94
                         $111,840,195**  $112,044,266**  $104,622,428**           06/12
72 16/32.............             4.396           6.779           9.263          14.409
                                   9.80            7.69            6.36            4.60
73...................             4.326           6.690           9.156          14.262
                                   9.84            7.72            6.39            4.62
73 16/32.............             4.258           6.603           9.050          14.115
                                   9.89            7.76            6.41            4.64
74...................             4.190           6.516           8.945          13.971
                                   9.93            7.80            6.44            4.66
74 16/32.............             4.123           6.431           8.842          13.828
                                   9.98            7.83            6.47            4.67
75...................             4.056           6.346           8.740          13.686
                                  10.02            7.87            6.50            4.69
75 16/32.............             3.991           6.263           8.639          13.546
                                  10.07            7.91            6.53            4.71
76...................             3.926           6.180           8.538          13.407
                                  10.11            7.94            6.56            4.73
76 16/32.............             3.862           6.098           8.439          13.270
                                  10.15            7.98            6.59            4.74
77...................             3.798           6.018           8.342          13.134
                                  10.19            8.01            6.61            4.76
77 16/32.............             3.735           5.938           8.245          12.999
                                  10.24            8.05            6.64            4.78
78...................             3.673           5.858           8.149          12.866
                                  10.28            8.08            6.67            4.79

                                               40% Annual Default Rate
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  85.8%           81.6%           77.6%           70.1%
                                    N/A             N/A             N/A             N/A  Weighted Average Life (years)
                                  10/94           10/94           10/94           10/94  First Principal Payment Date
                         $114,130,738**  $114,253,313**  $114,432,990**   $87,459,236**  Last Principal Payment Date
72 16/32.............               ***         (2.238)           1.195           7.894  Yield to Maturity (%)
                                                  11.16            7.73            4.73  Duration
73...................               ***         (2.299)           1.107           7.750  Yield to Maturity (%)
                                                  11.20            7.77            4.75  Duration
73 16/32.............               ***         (2.359)           1.020           7.608  Yield to Maturity (%)
                                                  11.25            7.80            4.77  Duration
74...................               ***         (2.419)           0.934           7.467  Yield to Maturity (%)
                                                  11.30            7.84            4.79  Duration
74 16/32.............               ***         (2.478)           0.849           7.328  Yield to Maturity (%)
                                                  11.34            7.88            4.81  Duration
75...................               ***         (2.536)           0.765           7.191  Yield to Maturity (%)
                                                  11.39            7.91            4.83  Duration
75 16/32.............               ***         (2.594)           0.682           7.055  Yield to Maturity (%)
                                                  11.43            7.95            4.85  Duration
76...................               ***         (2.651)           0.600           6.920  Yield to Maturity (%)
                                                  11.48            7.98            4.88  Duration
76 16/32.............               ***         (2.707)           0.519           6.787  Yield to Maturity (%)
                                                  11.52            8.02            4.90  Duration
77...................               ***         (2.763)           0.438           6.655  Yield to Maturity (%)
                                                  11.57            8.06            4.92  Duration
77 16/32.............               ***         (2.819)           0.359           6.525  Yield to Maturity (%)
                                                  11.61            8.09            4.94  Duration
78...................               ***         (2.874)           0.280           6.396  Yield to Maturity (%)
                                                  11.65            8.13            4.96  Duration

----------
* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 19

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class E Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 2% and 3-Year Balloon Extensions*

                                      10% Annual Default Rate
                                ---------------------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                36.8%         39.5%         32.4%         28.5%
                                13.39         12.01         10.60          8.82
                                10/94         10/94         10/94         10/94
                                09/12         03/11         10/09         10/06
72 16/32.............          12.736        12.946        13.250        13.770
                                 6.14          5.93          5.63          5.18
73...................          12.626        12.831        13.129        13.638
                                 6.17          5.96          5.65          5.20
73 16/32.............          12.516        12.718        13.010        13.508
                                 6.20          5.99          5.68          5.21
74...................          12.408        12.606        12.891        13.380
                                 6.23          6.01          5.70          5.23
74 16/32.............          12.301        12.495        12.774        13.252
                                 6.26          6.04          5.72          5.25
75...................          12.196        12.386        12.659        13.126
                                 6.29          6.07          5.74          5.27
75 16/32.............          12.091        12.277        12.544        13.001
                                 6.32          6.09          5.77          5.28
76...................          11.988        12.170        12.431        12.877
                                 6.35          6.12          5.79          5.30
76 16/32.............          11.886        12.064        12.319        12.755
                                 6.38          6.14          5.81          5.32
77...................          11.785        11.959        12.208        12.634
                                 6.41          6.17          5.83          5.33
77 16/32.............          11.685        11.855        12.098        12.513
                                 6.44          6.19          5.85          5.35
78...................          11.586        11.752        11.989        12.394
                                 6.47          6.22          5.87          5.37

                                      20% Annual Default Rate
                                      -----------------------
       Price (%)              0%            2%            4%            8%
----------------------   ------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                61.1%         57.6%         54.3%         48.1%
                                  N/A         11.34          8.95          7.27  Weighted Average Life (years)
                                10/94         10/94         10/94         10/94  First Principal Payment Date
                        $39,562,574**         08/13         04/08         07/04  Last Principal Payment  Date
72 16/32.............          11.336        12.521        13.375        14.459  Yield to Maturity (%)
                                 7.95          6.59          5.58          4.65  Duration
73...................          11.251        12.417        13.253        14.313  Yield to Maturity (%)
                                 7.99          6.61          5.60          4.67  Duration
73 16/32.............          11.166        12.315        13.132        14.168  Yield to Maturity (%)
                                 8.03          6.64          5.62          4.68  Duration
74...................          11.083        12.214        13.013        14.025  Yield to Maturity (%)
                                 8.06          6.67          5.64          4.69  Duration
74 16/32.............          11.000        12.114        12.895        13.883  Yield to Maturity (%)
                                 8.10          6.69          5.65          4.71  Duration
75...................          10.918        12.015        12.777        13.742  Yield to Maturity (%)
                                 8.13          6.72          5.67          4.72  Duration
75 16/32.............          10.837        11.917        12.661        13.603  Yield to Maturity (%)
                                 8.17          6.74          5.69          4.74  Duration
76...................          10.757        11.820        12.547        13.465  Yield to Maturity (%)
                                 8.20          6.77          5.71          4.75  Duration
76 16/32.............          10.678        11.724        12.433        13.328  Yield to Maturity (%)
                                 8.24          6.79          5.73          4.76  Duration
77...................          10.600        11.629        12.320        13.192  Yield to Maturity (%)
                                 8.27          6.81          5.74          4.78  Duration
77 16/32.............          10.522        11.535        12.209        13.058  Yield to Maturity (%)
                                 8.31          6.84          5.76          4.79  Duration
78...................          10.446        11.442        12.098        12.925  Yield to Maturity (%)
                                 8.34          6.86          5.78          4.80  Duration

                               30% Annual Default Rate
                               -----------------------
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  76.5%           72.4%           68.5%           61.3%
                                    N/A             N/A             N/A             N/A
                                  10/94           10/94           10/94           10/94
                         $117,406,153**  $117,469,535**  $117,034,050**   $21,398,000**
72 16/32.............             3.553           5.883           8.311          13.467
                                  10.83            8.40            6.88            4.97
73...................             3.491           5.802           8.212          13.330
                                  10.87            8.43            6.90            4.99
73 16/32.............             3.429           5.722           8.115          13.195
                                  10.92            8.47            6.93            5.00
74...................             3.367           5.643           8.018          13.061
                                  10.96            8.50            6.96            5.02
74 16/32.............             3.306           5.565           7.922          12.928
                                  11.00            8.54            6.99            5.04
75...................             3.246           5.487           7.827          12.797
                                  11.04            8.57            7.02            5.06
75 16/32.............             3.187           5.410           7.734          12.667
                                  11.08            8.61            7.04            5.08
76...................             3.128           5.335           7.641          12.538
                                  11.12            8.64            7.07            5.10
76 16/32.............             3.069           5.259           7.549          12.411
                                  11.16            8.68            7.10            5.11
77...................             3.011           5.185           7.458          12.284
                                  11.20            8.71            7.13            5.13
77 16/32.............             2.954           5.112           7.368          12.160
                                  11.24            8.74            7.15            5.15
78...................             2.898           5.039           7.279          12.036
                                  11.28            8.78            7.18            5.17

                                               40% Annual Default Rate
                                               -----------------------
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  85.8%           81.6%           77.6%           70.1%
                                    N/A             N/A             N/A             N/A  Weighted Average Life (years)
                                  10/94           10/94           10/94           10/94  First Principal Payment Date
                         $118,652,476**  $118,715,915**  $118,811,801**   $97,062,567**  Last Principal Payment Date
72 16/32.............               ***         (3.112)           0.333           6.822  Yield to Maturity (%)
                                                  12.39            8.44            5.05  Duration
73...................               ***         (3.167)           0.253           6.688  Yield to Maturity (%)
                                                  12.43            8.48            5.07  Duration
73 16/32.............               ***         (3.222)           0.173           6.554  Yield to Maturity (%)
                                                  12.47            8.51            5.09  Duration
74...................               ***         (3.276)           0.094           6.422  Yield to Maturity (%)
                                                  12.52            8.55            5.11  Duration
74 16/32.............               ***         (3.329)           0.016           6.292  Yield to Maturity (%)
                                                  12.56            8.58            5.13  Duration
75...................               ***         (3.382)         (0.061)           6.163  Yield to Maturity (%)
                                                  12.60            8.62            5.15  Duration
75 16/32.............               ***         (3.434)         (0.137)           6.035  Yield to Maturity (%)
                                                  12.64            8.65            5.17  Duration
76...................               ***         (3.485)         (0.212)           5.909  Yield to Maturity (%)
                                                  12.69            8.69            5.19  Duration
76 16/32.............               ***         (3.537)         (0.287)           5.784  Yield to Maturity (%)
                                                  12.73            8.72            5.21  Duration
77...................               ***         (3.587)         (0.361)           5.660  Yield to Maturity (%)
                                                  12.77            8.76            5.23  Duration
77 16/32.............               ***         (3.638)         (0.434)           5.538  Yield to Maturity (%)
                                                  12.81            8.79            5.25  Duration
78...................               ***         (3.687)         (0.507)           5.417  Yield to Maturity (%)
                                                  12.85            8.83            5.28  Duration

----------
* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 20

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class E Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 3% and 3-Year Balloon Extensions*

                             10% Annual Default Rate
                             -----------------------
       Price (%)              0%            2%            4%          8%
----------------------   ------------  ------------  ------------  ----------
Total Assumed Defaults
From Month 13
Through Month 72                36.8%         34.5%         32.4%     28.5%
                                16.59         14.49         12.53      9.89
                                10/94         10/94         10/94     10/94
                                05/15         09/13         09/11     07/08
72 16/32.............          12.094        12.336        12.656    13.276
                                 7.20          6.85          6.41      5.71
73...................          11.999        12.237        12.550    13.157
                                 7.24          6.88          6.44      5.73
73 16/32.............          11.906        12.139        12.445    13.039
                                 7.27          6.90          6.46      5.75
74...................          11.814        12.041        12.341    12.922
                                 7.30          6.93          6.48      5.76
74 16/32.............          11.723        11.945        12.239    12.806
                                 7.33          6.96          6.51      5.78
75...................          11.632        11.850        12.137    12.692
                                 7.37          6.99          6.53      5.80
75 16/32.............          11.543        11.756        12.036    12.578
                                 7.40          7.01          6.55      5.82
76...................          11.455        11.663        11.936    12.466
                                 7.43          7.04          6.58      5.83
76 16/32.............          11.367        11.571        11.838    12.354
                                 7.46          7.07          6.60      5.85
77...................          11.281        11.479        11.740    12.244
                                 7.49          7.10          6.62      5.87
77 16/32.............          11.195        11.389        11.643    12.135
                                 7.52          7.12          6.64      5.88
78...................          11.111        11.300        11.547    12.027
                                 7.55          7.15          6.67      5.90

                                               20% Annual Default Rate
                                               -----------------------
       Price (%)              0%             2%             4%             8%
----------------------  --------------  ------------  ------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                 61.1%         57.6%         54.3%         48.1%
                                   N/A         13.38          9.91          7.78  Weighted Average Life (years)
                                 10/94         10/94         10/94         10/94  First Principal Payment Date
                         $99,179,747**         03/19         03/10         08/05  Last Principal Payment Date
72 16/32.............           10.375        12.011        12.897        14.061  Yield to Maturity (%)
                                  8.78          7.47          6.17          5.00  Duration
73...................           10.297        11.920        12.787        13.924  Yield to Maturity (%)
                                  8.81          7.50          6.19          5.01  Duration
73 16/32.............           10.221        11.830        12.677        13.789  Yield to Maturity (%)
                                  8.85          7.53          6.21          5.02  Duration
74...................           10.145        11.741        12.569        13.656  Yield to Maturity (%)
                                  8.88          7.56          6.23          5.04  Duration
74 16/32.............           10.070        11.653        12.462        13.523  Yield to Maturity (%)
                                  8.92          7.59          6.25          5.05  Duration
75...................            9.996        11.565        12.356        13.392  Yield to Maturity (%)
                                  8.95          7.61          6.27          5.06  Duration
75 16/32.............            9.922        11.479        12.251        13.262  Yield to Maturity (%)
                                  8.98          7.64          6.29          5.08  Duration
76...................            9.849        11.393        12.147        13.133  Yield to Maturity (%)
                                  9.01          7.67          6.30          5.09  Duration
76 16/32.............            9.777        11.309        12.044        13.006  Yield to Maturity (%)
                                  9.05          7.69          6.32          5.10  Duration
77...................            9.706        11.225        11.942        12.879  Yield to Maturity (%)
                                  9.08          7.72          6.34          5.12  Duration
77 16/32.............            9.635        11.142        11.841        12.754  Yield to Maturity (%)
                                  9.11          7.75          6.36          5.13  Duration
78...................            9.565        11.060        11.741        12.630  Yield to Maturity (%)
                                  9.14          7.77          6.37          5.14  Duration

                               30% Annual Default Rate
                               -----------------------
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  76.5%           72.4%           68.5%           61.3%
                                    N/A             N/A             N/A             N/A
                                  10/94           10/94           10/94           10/94
                         $122,933,782**  $122,894,804**  $122,889,811**   $42,264,245**
72 16/32.............             2.755           5.037           7.410          12.443
                                  11.93            9.16            7.43            5.28
73...................             2.698           4.962           7.318          12.314
                                  11.97            9.19            7.46            5.30
73 16/32.............             2.641           4.889           7.227          12.186
                                  12.01            9.23            7.48            5.32
74...................             2.585           4.816           7.138          12.060
                                  12.05            9.26            7.51            5.33
74 16/32.............             2.530           4.744           7.049          11.935
                                  12.08            9.29            7.54            5.35
75...................             2.475           4.673           6.961          11.811
                                  12.12            9.33            7.56            5.37
75 16/32.............             2.421           4.602           6.874          11.689
                                  12.16            9.36            7.59            5.39
76...................             2.367           4.532           6.788          11.568
                                  12.20            9.39            7.62            5.41
76 16/32.............             2.314           4.463           6.703          11.447
                                  12.23            9.42            7.64            5.42
77...................             2.261           4.395           6.618          11.329
                                  12.27            9.46            7.67            5.44
77 16/32.............             2.209           4.327           6.535          11.211
                                  12.31            9.49            7.70            5.46
78...................             2.157           4.260           6.452          11.094
                                  12.34            9.52            7.72            5.48

                                               40% Annual Default Rate
                                               -----------------------
       Price (%)               0%              2%              4%              8%
----------------------   --------------  --------------  --------------  --------------
Total Assumed Defaults
From Month 13
Through Month 72                  85.8%           81.6%           77.6%           70.1%
                                    N/A             N/A             N/A             N/A  Weighted Average Life (years)
                                  10/94           10/94           10/94           10/94  First Principal Payment Date
                         $123,174,214**  $123,178,517**  $123,190,612**  $106,665,901**  Last Principal Payment Date
72 16/32.............               ***         (4.010)         (0.486)           5.797  Yield to Maturity (%)
                                                  13.74            9.20            5.39  Duration
73...................               ***         (4.059)         (0.560)           5.671  Yield to Maturity (%)
                                                  13.78            9.24            5.41  Duration
73 16/32.............               ***         (4.108)         (0.633)           5.546  Yield to Maturity (%)
                                                  13.82            9.27            5.43  Duration
74...................               ***         (4.157)         (0.706)           5.422  Yield to Maturity (%)
                                                  13.86            9.31            5.45  Duration
74 16/32.............               ***         (4.205)         (0.777)           5.300  Yield to Maturity (%)
                                                  13.90            9.34            5.47  Duration
75...................               ***         (4.252)         (0.848)           5.179  Yield to Maturity (%)
                                                  13.94            9.37            5.49  Duration
75 16/32.............               ***         (4.300)         (0.918)           5.059  Yield to Maturity (%)
                                                  13.98            9.41            5.51  Duration
76...................               ***         (4.346)         (0.988)           4.941  Yield to Maturity (%)
                                                  14.02            9.44            5.53  Duration
76 16/32.............               ***         (4.393)         (1.057)           4.823  Yield to Maturity (%)
                                                  14.05            9.47            5.55  Duration
77...................               ***         (4.439)         (1.125)           4.707  Yield to Maturity (%)
                                                  14.09            9.51            5.57  Duration
77 16/32.............               ***         (4.484)         (1.192)           4.592  Yield to Maturity (%)
                                                  14.13            9.54            5.59  Duration
78...................               ***         (4.529)         (1.259)           4.478  Yield to Maturity (%)
                                                  14.17            9.57            5.61  Duration

----------
* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 21

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming Unchanged LIBOR and No Extensions*

                                  10% Annual Default Rate                                      20% Annual Default Rate
                          -----------------------------------------                          -----------------------------
       Price (%)           0%      2%              4%            8%          0%        2%          4%        8%
----------------------   ------ ----------      ---------   ----------   -------   --------    --------   ---------
Total Assumed Defaults
From Month 13
Through Month 72         32.6%       30.6%        28.8%         25.4%          %         %           %            %
                          7.18        7.56         7.70          7.43      12.35      9.60        7.58         6.39
                         10/94       10/94        10/94         10/94      10/94     10/94       10/94        10/94
                         12/09       09/08        11/07         02/06      09/12     02/09       05/06        02/04
71 10/32.............   16.193      15.859       15.652        15.552     13.306    14.304      15.386       16.076
                          3.52        3.68         3.80          3.92       5.40      4.62        4.01         3.74
72 10/32.............   15.804      15.486       15.291        15.201     13.053    14.007      15.044       15.709
                          3.57        3.73         3.85          3.97       5.49      4.69        4.06         3.78
73 10/32.............   15.425      15.123       14.940        14.860     12.807    13.719      14.710       15.350
                          3.62        3.78         3.90          4.01       5.58      4.75        4.11         3.81
74 10/32.............   15.057      14.770       14.598        14.527     12.568    13.438      14.385       15.000
                          3.67        3.83         3.95          4.06       5.66      4.81        4.15         3.85
75 10/32.............   14.698      14.427       14.265        14.202     12.336    13.164      14.068       14.657
                          3.72        3.88         4.00          4.10       5.75      4.88        4.20         3.88
76 10/32.............   14.348      14.092       13.940        13.885     12.110    12.897      13.758       14.321
                          3.77        3.93         4.05          4.15       5.83      4.94        4.24         3.92
77 10/32.............   14.007      13.765       13.623        13.575     11.890    12.637      13.455       13.993
                          3.81        3.98         4.10          4.19       5.91      5.00        4.29         3.95
78 10/32.............   13.675      13.447       13.314        13.272     11.676    12.384      13.159       13.672
                          3.86        4.03         4.15          4.23       6.00      5.06        4.33         3.99
79 10/32.............   13.351      13.136       13.012        12.977     11.467    12.136      12.870       13.358
                          3.90        4.08         4.20          4.28       6.08      5.12        4.38         4.02
80 10/32.............   13.034      12.833       12.718        12.687     11.264    11.895      12.588       13.050
                          3.95        4.12         4.24          4.32       6.15      5.17        4.42         4.05
81 10/32.............   12.725      12.537       12.430        12.404     11.065    11.659      12.311       12.748
                          4.00        4.17         4.29          4.36       6.23      5.23        4.46         4.09
82 10/32.............   12.423      12.248       12.149        12.127     10.872    11.428      12.040       12.452
                          4.04        4.22         4.34          4.40       6.31      5.29        4.50         4.12

                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration

                                         30% Annual Default Rate                             40% Annual Default Rate
                                         -----------------------                             -----------------------
   Price (%)              0%            2%            4%     8%              0%              2%               4%           8%
------------              --            --            --     --              --              --               --           --
Total Assumed
Defaults From
Month 13
Through Month 72       69.3%           65.7%         62.3%   55.9%          78.5%           74.8%          71.2%          64.5%
                         N/A             N/A           N/A    6.57            N/A             N/A            N/A            N/A
                       10/94           10/94         10/94   10/94          10/94           10/94          10/94          10/94
               $34,530,497**   $34,785,151** $35,065,135**   09/05  $36,402,994**   $36,584,987**  $36,800,132**  $37,181,412**
71 10/32........         ***         (0.791)         8.133  15.703            ***             ***            ***        (3.891)
                                        9.54          7.32    3.94                                                         9.46
72 10/32........         ***         (0.934)         7.946  15.354            ***             ***            ***        (4.035)
                                        9.72          7.43    3.98                                                         9.59
73 10/32........         ***         (1.073)         7.764  15.013            ***             ***            ***        (4.176)
                                        9.90          7.53    4.01                                                         9.73
74 10/32........         ***         (1.208)         7.586  14.679            ***             ***            ***        (4.314)
                                       10.08          7.63    4.05                                                         9.86
75 10/32........         ***         (1.338)         7.414  14.353            ***             ***            ***        (4.447)
                                       10.25          7.74    4.08                                                         9.99
76 10/32........         ***         (1.465)         7.246  14.034            ***             ***            ***        (4.577)
                                       10.41          7.83    4.12                                                        10.11
77 10/32........         ***         (1.588)         7.082  13.722            ***             ***            ***        (4.704)
                                       10.57          7.93    4.15                                                        10.24
78 10/32........         ***         (1.708)         6.922  13.417            ***             ***            ***        (4.828)
                                       10.73          8.03    4.19                                                        10.36
79 10/32........         ***         (1.824)         6.766  13.117            ***             ***            ***        (4.949)
                                       10.89          8.12    4.22                                                        10.48
80 10/32........         ***         (1.937)         6.614  12.824            ***             ***            ***        (5.067)
                                       11.04          8.21    4.26                                                        10.59
81 10/32........         ***         (2.048)         6.465  12.537            ***             ***            ***        (5.182)
                                       11.19          8.30    4.29                                                        10.71
82 10/32........         ***         (2.156)         6.320  12.255            ***             ***            ***        (5.295)
                                       11.34          8.39    4.32                                                        10.82


                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration
----------

 * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal  balance  remaining  (before any
    accrued and unpaid interest) after assets of the Trust Fund are exhausted. *** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 22

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Decreases 1% and No Extensions*

                                  10% Annual Default Rate             20% Annual Default Rate
                                  -----------------------             -----------------------
    Price (%)         0%          2%        4%       8%        0%        2%           4%               8%
-------------         --          --        --       --        --        --           --               --
Total Assumed
Defaults
From Month 13
Through Month 72     32.6%      30.6%      28.8%     25.4%     54.7%     51.7%       48.8%            43.9%
                      5.25       5.76       6.08      6.13      9.66      7.76        6.16             5.40  Weighted Average Life
                                                                                                             (years)
                     10/94      10/94      10/94     10/94     10/94     10/94       10/94            10/94  First Principal Payment
                                                                                                             Date
                     11/06      07/07      08/06     12/04     04/10     05/07       10/04            01/03  Last Principal Payment
                                                                                                             Date
71 10/32..........  18.231     17.645     17.218    16.849    14.713    15.649      16.753           17.312  Yield to Maturity (%)
                      2.82       2.97       3.12      3.30      4.16      3.73        3.34             3.21  Duration
72 10/32..........  17.744     17.184     16.778    16.433    14.384    15.282      16.343           16.884  Yield to Maturity (%)
                      2.86       3.02       3.16      3.34      4.23      3.79        3.39             3.24  Duration
73 10/32..........  17.271     16.735     16.350    16.028    14.066    14.926      15.944           16.466  Yield to Maturity (%)
                      2.89       3.06       3.20      3.38      4.31      3.85        3.43             3.28  Duration
74 10/32..........  16.809     16.299     15.934    15.634    13.757    14.579      15.554           16.058  Yield to Maturity (%)
                      2.93       3.10       3.25      3.43      4.38      3.91        3.47             3.31  Duration
75 10/32..........  16.360     15.874     15.528    15.249    13.457    14.243      15.175           15.659  Yield to Maturity (%)
                      2.97       3.14       3.29      3.47      4.46      3.96        3.51             3.34  Duration
76 10/32..........  15.922     15.460     15.133    14.874    13.166    13.915      14.805           15.270  Yield to Maturity (%)
                      3.01       3.18       3.34      3.51      4.53      4.02        3.55             3.38  Duration
77 10/32..........  15.495     15.057     14.749    14.508    12.883    13.596      14.443           14.889  Yield to Maturity (%)
                      3.04       3.22       3.38      3.55      4.60      4.07        3.59             3.41  Duration
78 10/32..........  15.079     14.664     14.373    14.151    12.608    13.285      14.090           14.517  Yield to Maturity (%)
                      3.08       3.26       3.42      3.59      4.68      4.13        3.63             3.44  Duration
79 10/32..........  14.672     14.280     14.007    13.802    12.341    12.982      13.745           14.152  Yield to Maturity (%)
                      3.12       3.30       3.46      3.63      4.75      4.18        3.67             3.47  Duration
80 10/32..........  14.276     13.906     13.650    13.461    12.081    12.686      13.409           13.795  Yield to Maturity (%)
                      3.15       3.34       3.50      3.67      4.82      4.23        3.71             3.50  Duration
81 10/32..........  13.889     13.541     13.302    13.127    11.828    12.398      13.079           13.446  Yield to Maturity (%)
                      3.19       3.38       3.54      3.70      4.88      4.29        3.75             3.53  Duration
82 10/32..........  13.510     13.185     12.962    12.802    11.581    12.116      12.757           13.104  Yield to Maturity (%)
                      3.22       3.42       3.58      3.74      4.95      4.34        3.79             3.56  Duration

                                            30% Annual Default Rate
                                            -----------------------
   Price (%)                     0%               2%               4%               8%
   ---------                     --               --               --               --
Total Assumed Defaults
From Month 13
Through Month 72                69.3%            65.7%            62.3%            55.9%
                                  N/A              N/A              N/A             5.35
                                10/94            10/94            10/94            10/94
                        $31,352,838**    $31,706,136**    $32,090,327**            04/03
71 10/32.............        (22.000)            5.764           11.259           17.173
                                 1.72             7.46             5.94             3.28
72 10/32.............        (22.799)            5.581           11.028           16.755
                                 1.73             7.61             6.04             3.32
73 10/32.............        (23.580)            5.404           10.804           16.346
                                 1.75             7.76             6.13             3.35
74 10/32.............        (24.345)            5.232           10.587           15.947
                                 1.76             7.90             6.23             3.38
75 10/32.............             ***            5.066           10.376           15.557
                                                  8.04             6.32             3.41
76 10/32.............             ***            4.904           10.170           15.175
                                                  8.18             6.42             3.44
77 10/32.............             ***            4.748            9.970           14.801
                                                  8.31             6.51             3.47
78 10/32.............             ***            4.596            9.776           14.436
                                                  8.45             6.60             3.50
79 10/32.............             ***            4.448            9.586           14.078
                                                  8.58             6.69             3.53
80 10/32.............             ***            4.304            9.402           13.727
                                                  8.71             6.77             3.56
81 10/32.............             ***            4.164            9.221           13.384
                                                  8.83             6.86             3.59
82 10/32.............             ***            4.027            9.046           13.047
                                                  8.95             6.94             3.62



                                               40% Annual Default Rate
                                               -----------------------
       Price (%)                    0%               2%               4%            8%
       ---------                    --               --               --            --
Total Assumed Defaults
From Month 13
Through Month 72                   78.5%            74.8%         71.2%           64.5%
                                     N/A              N/A           N/A             N/A  Weighted Average Life (years)
                                   10/94            10/94         10/94           10/94  First Principal Payment Date
                           $33,780,487**    $34,025,669**  $34,315,690**  $34,833,251**  Last Principal Payment Date
71 10/32.............                ***              ***           ***           2.023  Yield to Maturity (%)
                                                                                   6.75  Duration
72 10/32.............                ***              ***           ***           1.821  Yield to Maturity (%)
                                                                                   6.86  Duration
73 10/32.............                ***              ***           ***           1.623  Yield to Maturity (%)
                                                                                   6.96  Duration
74 10/32.............                ***              ***           ***           1.432  Yield to Maturity (%)
                                                                                   7.07  Duration
75 10/32.............                ***              ***           ***           1.246  Yield to Maturity (%)
                                                                                   7.17  Duration
76 10/32.............                ***              ***           ***           1.065  Yield to Maturity (%)
                                                                                   7.27  Duration
77 10/32.............                ***              ***           ***           0.888  Yield to Maturity (%)
                                                                                   7.37  Duration
78 10/32.............                ***              ***           ***           0.716  Yield to Maturity (%)
                                                                                   7.46  Duration
79 10/32.............                ***              ***           ***           0.549  Yield to Maturity (%)
                                                                                   7.56  Duration
80 10/32.............                ***              ***           ***           0.385  Yield to Maturity (%)
                                                                                   7.65  Duration
81 10/32.............                ***              ***           ***           0.226  Yield to Maturity (%)
                                                                                   7.74  Duration
82 10/32.............                ***              ***           ***           0.070  Yield to Maturity (%)
                                                                                   7.84  Duration

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 23

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 1% and No Extensions*

                                10% Annual Default Rate                      20% Annual Default Rate
                                -----------------------                      -----------------------
     Price (%)             0%          2%          4%       8%         0%         2%         4%        8%
--------------             --          --          --       --         --         --         --        --
Total Assumed Defaults
From Month 13
Through Month 72         32.6%       30.6%      28.8%      25.4%      54.7%      51.7%     48.8%     43.4%
                          9.91        9.95       9.73       9.11      15.06      12.18      9.43      7.72  Weighted Average Life
                                                                                                            (years)
                         10/94       10/94      10/94      10/94      10/94      10/94     10/94     10/94  First Principal Payment
                                                                                                            Date
                         10/11       06/10      04/09      06/07      06/14      01/12     02/08     08/05  Last Principal Payment
                                                                                                            Date
71 10/32.............   14.530      14.404     14.367     14.426     12.277     13.121    14.207    14.942  Yield to Maturity (%)
                          4.47        4.58       4.65       4.67       6.93       5.80      4.84      4.40  Duration
72 10/32.............   14.223      14.104     14.071     14.132     12.079     12.885    13.923    14.630  Yield to Maturity (%)
                          4.53        4.64       4.70       4.72       7.03       5.88      4.89      4.44  Duration
73 10/32.............   13.924      13.813     13.783     13.845     11.886     12.654    13.646    14.325  Yield to Maturity (%)
                          4.59        4.70       4.76       4.77       7.12       5.95      4.94      4.48  Duration
74 10/32.............   13.633      13.529     13.503     13.565     11.699     12.430    13.376    14.026  Yield to Maturity (%)
                          4.64        4.76       4.81       4.82       7.21       6.02      5.00      4.52  Duration
75 10/32.............   13.349      13.252     13.229     13.292     11.516     12.211    13.112    13.734  Yield to Maturity (%)
                          4.70        4.82       4.87       4.87       7.30       6.09      5.05      4.56  Duration
76 10/32.............   13.073      12.982     12.962     13.024     11.338     11.997    12.854    13.448  Yield to Maturity (%)
                          4.76        4.87       4.92       4.92       7.39       6.16      5.10      4.59  Duration
77 10/32.............   12.803      12.718     12.701     12.763     11.164     11.789    12.602    13.167  Yield to Maturity (%)
                          4.82        4.93       4.98       4.97       7.48       6.23      5.14      4.63  Duration
78 10/32.............   12.540      12.461     12.446     12.508     10.995     11.585    12.355    12.893  Yield to Maturity (%)
                          4.87        4.98       5.03       5.01       7.56       6.29      5.19      4.67  Duration
79 10/32.............   12.283      12.210     12.197     12.258     10.829     11.386    12.114    12.624  Yield to Maturity (%)
                          4.93        5.04       5.08       5.06       7.64       6.36      5.24      4.70  Duration
80 10/32.............   12.032      11.964     11.954     12.013     10.667     11.192    11.878    12.361  Yield to Maturity (%)
                          4.99        5.09       5.13       5.10       7.73       6.42      5.29      4.74  Duration
81 10/32.............   11.787      11.724     11.716     11.773     10.509     11.001    11.646    12.103  Yield to Maturity (%)
                          5.04        5.15       5.19       5.15       7.81       6.49      5.33      4.77  Duration
82 10/32.............   11.548      11.490     11.483     11.539     10.355     10.815    11.420    11.849  Yield to Maturity (%)
                          5.09        5.20       5.24       5.19       7.89       6.55      5.38      4.81  Duration

                                            30% Annual Default Rate
                                            -----------------------
       Price (%)                  0%             2%               4%               8%
----------------------      ------------- ---------------  ---------------  ---------
Total Assumed Defaults
From Month 13
Through Month 72                69.3%            65.7%            62.3%         55.9%
                                  N/A              N/A              N/A          8.72
                                10/94            10/94            10/94         10/94
                         $37,708,157**   $37,864,167**    $38,039,943**         01/10
71 10/32.............             ***              ***            4.819        14.182
                                                                   9.11          4.93
72 10/32.............             ***              ***            4.669        13.903
                                                                   9.22          4.98
73 10/32.............             ***              ***            4.522        13.631
                                                                   9.33          5.02
74 10/32.............             ***              ***            4.379        13.364
                                                                   9.44          5.07
75 10/32.............             ***              ***            4.239        13.104
                                                                   9.55          5.11
76 10/32.............             ***              ***            4.103        12.849
                                                                   9.65          5.16
77 10/32.............             ***              ***            3.970        12.600
                                                                   9.76          5.20
78 10/32.............             ***              ***            3.840        12.355
                                                                   9.86          5.24
79 10/32.............             ***              ***            3.713        12.116
                                                                   9.96          5.28
80 10/32.............             ***              ***            3.588        11.882
                                                                  10.05          5.33
81 10/32.............             ***              ***            3.467        11.652
                                                                  10.15          5.37
82 10/32.............             ***              ***            3.348        11.427
                                                                  10.24          5.41



                                               40% Annual Default Rate
                                               -----------------------
       Price (%)                0%               2%               4%               8%
----------------------   ---------------  ---------------  ---------------  ---------
Total Assumed Defaults
From Month 13
Through Month 72               78.5%            74.8%            71.2%            64.5%

                                 N/A              N/A              N/A              N/A  Weighted Average Life (years)
                               10/94            10/94            10/94            10/94  First Principal Payment Date
                       $39,025,501**    $39,144,306**    $39,284,574**    $39,529,573**  Last Principal Payment Date
71 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
72 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
73 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
74 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
75 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
76 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
77 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
78 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
79 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
80 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
81 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration
82 10/32.............            ***              ***              ***              ***  Yield to Maturity (%)
                                                                                         Duration

--------

      * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
      **  Principal  balance
          remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
     *** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 24

Weighted  Average Life,  First Principal  Payment Date,  Last Principal  Payment
Date,  Yield and Duration of Class F  Certificates  at Various  Assumed  Prices,
Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases
2% and No Extensions*

                               10% Annual Default Rate                  20% Annual Default Rate
                               -----------------------                  -----------------------
  Price (%)                 0%      2%         4%       8%         0%        2%         4%           8%
----------------            --      --         --       --         --        --         --           --
Total Assumed Defaults
From Month 13
Through Month 72         32.6%     30.6%     28.8%     25.4%     54.7%      51.7%       48.8%       43.4%
                         13.63     13.29     12.68     11.29     18.97      15.19       11.89        9.61  Weighted Average Life
                                                                                                           (years)
                         10/94     10/94     10/94     10/94     10/94      10/94       10/94       10/94  First Principal Payment
                                                                                                           Date
                         11/13     09/12     08/11     04/09     02/20      06/14       09/10       08/07  Last Principal Payment
                                                                                                           Date
71 10/32.............   13.223    13.213    13.259    13.460    11.375     12.176      13.203      13.897  Yield to Maturity (%)
                          5.68      5.73      5.72      5.58      9.06       7.30        5.85        5.23  Duration
72 10/32.............   12.982    12.974    13.019    13.214    11.223     11.988      12.969      13.634  Yield to Maturity (%)
                          5.75      5.80      5.78      5.64      9.17       7.38        5.91        5.28  Duration
73 10/32.............   12.746    12.740    12.785    12.973    11.075     11.804      12.739      13.377  Yield to Maturity (%)
                          5.82      5.86      5.85      5.69      9.27       7.45        5.97        5.32  Duration
74 10/32.............   12.517    12.512    12.556    12.738    10.931     11.625      12.515      13.126  Yield to Maturity (%)
                          5.89      5.93      5.91      5.75      9.37       7.53        6.03        5.36  Duration
75 10/32.............   12.293    12.290    12.333    12.509    10.790     11.450      12.296      12.879  Yield to Maturity (%)
                          5.96      5.99      5.97      5.80      9.46       7.60        6.08        5.40  Duration
76 10/32.............   12.075    12.073    12.115    12.284    10.653     11.279      12.082      12.638  Yield to Maturity (%)
                          6.03      6.06      6.03      5.85      9.56       7.68        6.14        5.45  Duration
77 10/32.............   11.862    11.861    11.902    12.064    10.519     11.111      11.873      12.402  Yield to Maturity (%)
                          6.09      6.12      6.09      5.90      9.65       7.75        6.19        5.49  Duration
78 10/32.............   11.653    11.653    11.693    11.849    10.387     10.947      11.668      12.170  Yield to Maturity (%)
                          6.16      6.18      6.15      5.95      9.74       7.82        6.25        5.53  Duration
79 10/32.............   11.450    11.451    11.489    11.638    10.258     10.787      11.467      11.943  Yield to Maturity (%)
                          6.22      6.25      6.20      6.00      9.83       7.89        6.30        5.57  Duration
80 10/32.............   11.251    11.253    11.290    11.432    10.133     10.630      11.270      11.721  Yield to Maturity (%)
                          6.28      6.31      6.26      6.05      9.92       7.96        6.35        5.60  Duration
81 10/32.............   11.057    11.059    11.095    11.229    10.009     10.477      11.078      11.503  Yield to Maturity (%)
                          6.35      6.37      6.32      6.09     10.01       8.02        6.40        5.64  Duration
82 10/32.............   10.867    10.869    10.903    11.031     9.889     10.326      10.889      11.288  Yield to Maturity (%)
                          6.41      6.43      6.37      6.14     10.09       8.09        6.45        5.68  Duration

                                             30% Annual Default Rate
                                             -----------------------
       Price (%)               0%             2%               4%                8%
----------------------   ------------- ---------------- ----------------  ---------
Total Assumed Defaults
From Month 13
Through Month 72                69.3%            65.7%             62.3%            55.9%
                                  N/A              N/A               N/A              N/A
                                10/94            10/94             10/94            10/94
                        $40,885,816**    $40,943,182**     $41,014,751**    $20,727,344**
71 10/32.............             ***              ***             0.363           11.914
                                                                   11.62             6.16
72 10/32.............             ***              ***             0.244           11.691
                                                                   11.75             6.22
73 10/32.............             ***              ***             0.129           11.473
                                                                   11.87             6.28
74 10/32.............             ***              ***             0.017           11.260
                                                                   11.99             6.33
75 10/32.............             ***              ***           (0.093)           11.052
                                                                   12.11             6.39
76 10/32.............             ***              ***           (0.201)           10.848
                                                                   12.22             6.44
77 10/32.............             ***              ***           (0.306)           10.648
                                                                   12.33             6.50
78 10/32.............             ***              ***           (0.409)           10.453
                                                                   12.44             6.55
79 10/32.............             ***              ***           (0.510)           10.261
                                                                   12.55             6.61
80 10/32.............             ***              ***           (0.608)           10.074
                                                                   12.66             6.66
81 10/32.............             ***              ***           (0.705)            9.890
                                                                   12.76             6.71
82 10/32.............             ***              ***           (0.800)            9.710
                                                                   12.86             6.76



                                                40% Annual Default Rate
                                                -----------------------
       Price (%)                0%               2%                4%               8%
----------------------   ---------------- ----------------  ---------------- ---------
Total Assumed Defaults
From Month 13
Through Month 72                   78.5%             74.8%            71.2%             64.5%
                                     N/A               N/A              N/A               N/A  Weighted Average Life (years)
                                   10/94             10/94            10/94             10/94  First Principal Payment Date
                           $41,648,007**     $41,703,625**    $41,769,016**     $41,877,734**  Last Principal Payment Date
71 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
72 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
73 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
74 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
75 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
76 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
77 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
78 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
79 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
80 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
81 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
82 10/32.............                ***               ***              ***               ***  Yield to Maturity (%)
                                                                                               Duration
----------

     * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
     **   Principal  balance
          remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
     *** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 25

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 3% and No Extensions*

                            10% Annual Default Rate                   20% Annual Default Rate
                            -----------------------                   -----------------------
       Price (%)       0%       2%         4%         8%           0%            2%        4%        8%
------------------   ------ --------- ---------- ----------    ----------    --------- ---------   ------
Total Assumed
Defaults
From Month 13
Through Month 72     32.6%      30.6%    28.8%      25.4%          54.7%          51.7%     48.8%    43.4%
                     19.40      18.35    17.24      14.76            N/A            N/A     16.25    12.51  Weighted Average Life
                                                                                                            (years)
                     10/94      10/94    10/94      10/94          10/94          10/94     10/94    10/94  First Principal Payment
                                                                                                            Date
                     06/17      05/16    02/15      12/12  $43,438,809**   $1,187,248**     11/15    04/11  Last Principal Payment
                                                                                                            Date
71 10/32..........  12.166     12.226   12.307     12.564          9.166         11.323    12.231   12.932  Yield to Maturity (%)
                      7.27       7.20     7.10       6.77          11.06           9.34      7.29     6.31  Duration
72 10/32..........  11.977     12.036   12.113     12.360          9.042         11.176    12.043   12.714  Yield to Maturity (%)
                      7.35       7.27     7.17       6.83          11.16           9.42      7.35     6.36  Duration
73 10/32..........  11.792     11.849   11.924     12.162          8.920         11.032    11.858   12.501  Yield to Maturity (%)
                      7.43       7.35     7.24       6.89          11.26           9.51      7.42     6.41  Duration
74 10/32..........  11.613     11.668   11.740     11.968          8.802         10.891    11.678   12.292  Yield to Maturity (%)
                      7.51       7.42     7.31       6.95          11.36           9.59      7.49     6.46  Duration
75 10/32..........  11.437     11.490   11.559     11.778          8.685         10.753    11.502   12.088  Yield to Maturity (%)
                      7.59       7.50     7.38       7.00          11.45           9.67      7.55     6.51  Duration
76 10/32..........  11.265     11.316   11.383     11.592          8.572         10.619    11.330   11.887  Yield to Maturity (%)
                      7.66       7.57     7.45       7.06          11.55           9.75      7.62     6.56  Duration
77 10/32..........  11.098     11.146   11.210     11.409          8.460         10.487    11.161   11.691  Yield to Maturity (%)
                      7.74       7.64     7.51       7.12          11.64           9.83      7.68     6.60  Duration
78 10/32..........  10.934     10.980   11.041     11.231          8.351         10.357    10.995   11.499  Yield to Maturity (%)
                      7.81       7.71     7.58       7.17          11.72           9.90      7.74     6.65  Duration
79 10/32..........  10.773     10.818   10.875     11.056          8.244         10.231    10.833   11.310  Yield to Maturity (%)
                      7.88       7.78     7.64       7.23          11.81           9.98      7.80     6.69  Duration
80 10/32..........  10.616     10.659   10.714     10.885          8.139         10.107    10.675   11.125  Yield to Maturity (%)
                      7.96       7.85     7.71       7.28          11.90          10.05      7.86     6.74  Duration
81 10/32..........  10.463     10.503   10.555     10.717          8.036          9.985    10.519   10.943  Yield to Maturity (%)
                      8.03       7.92     7.77       7.33          11.98          10.13      7.92     6.78  Duration
82 10/32..........  10.312     10.350   10.399     10.552          7.935          9.866    10.367   10.765  Yield to Maturity (%)
                      8.10       7.98     7.83       7.39          12.06          10.20      7.98     6.82  Duration

                                            30% Annual Default Rate
                                            -----------------------
       Price (%)               0%             2%               4%               8%
----------------------   ------------- ---------------  ---------------  ---------
Total Assumed Defaults
From Month 13
Through Month 72                69.3%            65.7%            62.3%            55.9%
                                  N/A              N/A              N/A              N/A
                                10/94            10/94            10/94            10/94
                        $44,063,476**    $44,022,197**    $43,989,559**    $43,901,642**
71 10/32.............             ***              ***              ***            9.129
                                                                                    7.32
72 10/32.............             ***              ***              ***            8.941
                                                                                    7.38
73 10/32.............             ***              ***              ***            8.757
                                                                                    7.44
74 10/32.............             ***              ***              ***            8.577
                                                                                    7.49
75 10/32.............             ***              ***              ***            8.401
                                                                                    7.55
76 10/32.............             ***              ***              ***            8.229
                                                                                    7.61
77 10/32.............             ***              ***              ***            8.060
                                                                                    7.66
78 10/32.............             ***              ***              ***            7.894
                                                                                    7.72
79 10/32.............             ***              ***              ***            7.731
                                                                                    7.77
80 10/32.............             ***              ***              ***            7.572
                                                                                    7.83
81 10/32.............             ***              ***              ***            7.416
                                                                                    7.88
82 10/32.............             ***              ***              ***            7.262
                                                                                    7.93



                                               40% Annual Default Rate
                                               -----------------------
       Price (%)                0%               2%               4%               8%
----------------------   ---------------  ---------------  ---------------  ---------
Total Assumed Defaults
From Month 13
Through Month 72                   78.5%            74.8%            71.2%            64.5%
                                     N/A              N/A              N/A              N/A  Weighted Average Life
                                                                                             (years)
                                   10/94            10/94            10/94            10/94  First Principal Payment
                                                                                             Date
                           $44,270,514**    $44,262,944**    $44,253,458**    $44,225,895**  Last Principal Payment
                                                                                             Date
71 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
72 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
73 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
74 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
75 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
76 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
77 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
78 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
79 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
80 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
81 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
82 10/32.............                ***              ***              ***              ***  Yield to Maturity (%)
                                                                                             Duration
----------

 * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
 **  Principal  balance
     remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 26

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming Unchanged LIBOR and 3-Year Balloon Extensions*

                                10% Annual Default Rate                     20% Annual Default Rate
                                -----------------------                     ----------------------
       Price (%)           0%        2%        4%       8%          0%         2%        4%       8%
----------------------   -----   --------- --------- -------- ------------- --------  ------- ---------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%      34.5%     32.4%    28.5%         61.1%    57.6%    54.3%      48.1%
                          5.90       6.50      6.83     6.88           N/A    15.82    10.75       7.39
                         10/94      10/94     10/94    10/94         10/94    10/94    10/94      10/94
                         09/07      03/08     03/07    08/05 $30,292,882**    12/18    07/10      04/05
71 10/32.............   17.194     16.672    16.319   16.020         8.919   12.347   13.646     15.329
                          3.18       3.35      3.50     3.68          7.41     6.56     5.16       4.08
72 10/32.............   16.763     16.263    15.927   15.647         8.734   12.139   13.380     14.992
                          3.22       3.39      3.54     3.72          7.57     6.68     5.23       4.12
73 10/32.............   16.342     15.864    15.545   15.283         8.556   11.936   13.122     14.664
                          3.26       3.44      3.59     3.77          7.72     6.79     5.31       4.17
74 10/32.............   15.932     15.476    15.173   14.929         8.384   11.740   12.870     14.343
                          3.30       3.48      3.64     3.81          7.87     6.91     5.38       4.21
75 10/32.............   15.532     15.097    14.811   14.583         8.217   11.550   12.626     14.030
                          3.33       3.52      3.68     3.85          8.02     7.02     5.45       4.25
76 10/32.............   15.141     14.728    14.457   14.245         8.056   11.365   12.387     13.724
                          3.37       3.57      3.72     3.90          8.17     7.13     5.52       4.30
77 10/32.............   14.761     14.368    14.112   13.915         7.899   11.185   12.155     13.425
                          3.41       3.61      3.77     3.94          8.31     7.23     5.59       4.34
78 10/32.............   14.389     14.017    13.776   13.593         7.747   11.010   11.928     13.132
                          3.45       3.65      3.81     3.98          8.45     7.34     5.66       4.38
79 10/32.............   14.026     13.674    13.448   13.278         7.599   10.840   11.707     12.846
                          3.49       3.69      3.85     4.02          8.59     7.44     5.73       4.42
80 10/32.............   13.671     13.339    13.127   12.971         7.456   10.674   11.491     12.567
                          3.52       3.73      3.90     4.06          8.73     7.55     5.79       4.46
81 10/32.............   13.324     13.012    12.814   12.670         7.316   10.512   11.280     12.293
                          3.56       3.77      3.94     4.10          8.86     7.65     5.86       4.50
82 10/32.............   12.985     12.692    12.507   12.375         7.180   10.355   11.074     12.024
                          3.60       3.81      3.98     4.14          9.00     7.75     5.92       4.54


                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration

                                                   30% Annual Default Rate
                                                   -----------------------
       Price (%)               0%                2%                      4%                      8%
----------------------   ------------- ----------------------  ----------------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72               % 76.5                  % 72.4                  % 68.5                  % 61.3
                                  N/A                     N/A                     N/A                     N/A
                                10/94                   10/94                   10/94                   10/94
                        $34,174,542**           $34,381,398**           $34,679,267**           $35,208,604**
71 10/32.............             ***                     ***                     ***                   4.256
                                                                                                         7.39
72 10/32.............             ***                     ***                     ***                   4.071
                                                                                                         7.50
73 10/32.............             ***                     ***                     ***                   3.891
                                                                                                         7.61
74 10/32.............             ***                     ***                     ***                   3.715
                                                                                                         7.72
75 10/32.............             ***                     ***                     ***                   3.545
                                                                                                         7.83
76 10/32.............             ***                     ***                     ***                   3.379
                                                                                                         7.94
77 10/32.............             ***                     ***                     ***                   3.217
                                                                                                         8.04
78 10/32.............             ***                     ***                     ***                   3.060
                                                                                                         8.14
79 10/32.............             ***                     ***                     ***                   2.906
                                                                                                         8.24
80 10/32.............             ***                     ***                     ***                   2.756
                                                                                                         8.34
81 10/32.............             ***                     ***                     ***                   2.610
                                                                                                         8.44
82 10/32.............             ***                     ***                     ***                   2.467
                                                                                                         8.54

                                                         40% Annual Default Rate
                                                         -----------------------
       Price (%)                   0%                  2%                    4%               8%
----------------------   --------------------  ---------------------  -----------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                     % 85.8                % 81.6                % 77.6        % 70.1

                                        N/A                   N/A                   N/A           N/A
                                      10/94                 10/94                 10/94         10/94
                              $36,175,400**         $36,284,427**         $36,442,507**  $36,852,706**
71 10/32.............                   ***                   ***                   ***           ***

72 10/32.............                   ***                   ***                   ***           ***

73 10/32.............                   ***                   ***                   ***           ***

74 10/32.............                   ***                   ***                   ***           ***

75 10/32.............                   ***                   ***                   ***           ***

76 10/32.............                   ***                   ***                   ***           ***

77 10/32.............                   ***                   ***                   ***           ***

78 10/32.............                   ***                   ***                   ***           ***

79 10/32.............                   ***                   ***                   ***           ***

80 10/32.............                   ***                   ***                   ***           ***

81 10/32.............                   ***                   ***                   ***           ***

82 10/32.............                   ***                   ***                   ***           ***


                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration
----------

     * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
     ** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
     *** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 27

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Decreases 1% and 3-Year Balloon Extensions*

                                10% Annual Default Rate                 20% Annual Default Rate
                                -----------------------                 -----------------------
       Price (%)           0%        2%        4%      8%       0%       2%        4%        8%
----------------------   ------ ---------- --------- -------  -------  -------  --------  -------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%      34.5%     32.4%    28.5%    61.1%    57.6%     54.3%    48.1%
                          4.27       4.74      5.21     5.58    16.80    11.58      8.37     6.44
                         10/94      10/94     10/94    10/94    10/94    10/94     10/94    10/94
                         07/04      10/05     12/05    08/04    07/20    02/12     09/07    02/04
71 10/32.............   19.599     18.891    18.245   17.538   12.715   13.876    15.195   16.436
                          2.53       2.67      2.82     3.05     5.66     4.70      3.96     3.48
72 10/32.............   19.056     18.377    17.759   17.089   12.474   13.585    14.849   16.041
                          2.56       2.70      2.86     3.09     5.80     4.80      4.02     3.52
73 10/32.............   18.527     17.876    17.286   16.651   12.242   13.304    14.513   15.657
                          2.59       2.74      2.89     3.13     5.94     4.89      4.09     3.56
74 10/32.............   18.010     17.388    16.824   16.225   12.019   13.032    14.187   15.282
                          2.62       2.77      2.93     3.17     6.08     4.98      4.15     3.61
75 10/32.............   17.506     16.912    16.375   15.809   11.803   12.768    13.869   14.917
                          2.65       2.80      2.97     3.21     6.22     5.07      4.21     3.65
76 10/32.............   17.015     16.448    15.937   15.404   11.595   12.513    13.561   14.560
                          2.67       2.84      3.01     3.25     6.36     5.16      4.27     3.69
77 10/32.............   16.534     15.995    15.510   15.009   11.394   12.265    13.261   14.213
                          2.70       2.87      3.04     3.28     6.49     5.25      4.33     3.73
78 10/32.............   16.065     15.554    15.094   14.623   11.200   12.024    12.968   13.873
                          2.73       2.90      3.08     3.32     6.62     5.34      4.39     3.77
79 10/32.............   15.607     15.122    14.687   14.246   11.011   11.790    12.684   13.541
                          2.76       2.93      3.11     3.36     6.75     5.43      4.45     3.81
80 10/32.............   15.159     14.700    14.290   13.878   10.829   11.563    12.406   13.217
                          2.79       2.97      3.15     3.40     6.87     5.51      4.51     3.85
81 10/32.............   14.720     14.288    13.903   13.518   10.652   11.342    12.135   12.900
                          2.82       3.00      3.19     3.43     7.00     5.60      4.56     3.89
82 10/32.............   14.291     13.886    13.524   13.166   10.480   11.126    11.871   12.590
                          2.84       3.03      3.22     3.47     7.12     5.68      4.62     3.93


                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration


                                                   30% Annual Default Rate
                                                   -----------------------
       Price (%)               0%                2%                      4%                      8%
----------------------   ------------- ----------------------  ----------------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                76.5%                   72.4%                   68.5%                   61.3%
                                  N/A                     N/A                     N/A                     N/A
                                10/94                   10/94                   10/94                   10/94
                        $30,834,967**           $31,126,237**           $31,524,394**           $32,254,698**
71 10/32.............        (23.500)                (23.246)                (23.338)                   8.375
                                 1.65                    1.68                    1.71                    5.80
72 10/32.............        (24.333)                (24.065)                (24.143)                   8.139
                                 1.67                    1.69                    1.72                    5.90
73 10/32.............             ***                (24.865)                (24.930)                   7.910
                                                         1.71                    1.74                    6.00
74 10/32.............             ***                     ***                     ***                   7.688
                                                                                                         6.10
75 10/32.............             ***                     ***                     ***                   7.472
                                                                                                         6.19
76 10/32.............             ***                     ***                     ***                   7.262
                                                                                                         6.29
77 10/32.............             ***                     ***                     ***                   7.059
                                                                                                         6.38
78 10/32.............             ***                     ***                     ***                   6.860
                                                                                                         6.47
79 10/32.............             ***                     ***                     ***                   6.667
                                                                                                         6.56
80 10/32.............             ***                     ***                     ***                   6.479
                                                                                                         6.65
81 10/32.............             ***                     ***                     ***                   6.295
                                                                                                         6.73
82 10/32.............             ***                     ***                     ***                   6.116
                                                                                                         6.82


                                                       40% Annual Default Rate
                                                       -----------------------
       Price (%)                   0%                2%                  4%               8%
----------------------   ----------------   -----------------   -----------------    -----------
Total Assumed Defaults
From Month 13
Through Month 72                    85.8%               81.6%               77.6%             70.1%
                                      N/A                 N/A                 N/A               N/A
                                    10/94               10/94               10/94             10/94
                            $33,462,357**       $33,606,866**       $33,815,221**     $34,368,813**
71 10/32.............                 ***                 ***                 ***               ***

72 10/32.............                 ***                 ***                 ***               ***

73 10/32.............                 ***                 ***                 ***               ***

74 10/32.............                 ***                 ***                 ***               ***

75 10/32.............                 ***                 ***                 ***               ***

76 10/32.............                 ***                 ***                 ***               ***

77 10/32.............                 ***                 ***                 ***               ***

78 10/32.............                 ***                 ***                 ***               ***

79 10/32.............                 ***                 ***                 ***               ***

80 10/32.............                 ***                 ***                 ***               ***

81 10/32.............                 ***                 ***                 ***               ***

82 10/32.............                 ***                 ***                 ***               ***


                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration

----------

     * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
     ** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
     *** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 28

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 1% and 3-Year Balloon Extensions*

                                10% Annual Default Rate                    20% Annual Default Rate
                                ------------------------                   -----------------------
       Price (%)           0%     2%       4%     8%              0%              2%         4%          8%
----------------------   ------ ------ -------  --------   -------------  ------------  -----------  -------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%   34.5%    32.4%    28.5%          61.1%          57.6%        54.3%      48.1%
                          8.58    8.99     9.02     8.56            N/A            N/A        14.26       8.68
                         10/94   10/94    10/94    10/94          10/94          10/94        10/94      10/94
                         02/11   01/10    12/08    01/07  $34,796,371**  $34,963,474**        01/16      10/06
71 10/32.............   15.121  14.863   14.732   14.724          3.322          9.252       12.327     14.259
                          4.11    4.27     4.38     4.46           9.41           8.37         6.89       4.85
72 10/32.............   14.787  14.542   14.419   14.416          3.177          9.089       12.128     13.976
                          4.16    4.33     4.44     4.50           9.58           8.49         6.98       4.90
73 10/32.............   14.462  14.229   14.113   14.115          3.036          8.929       11.934     13.700
                          4.21    4.38     4.49     4.55           9.75           8.62         7.07       4.95
74 10/32.............   14.145  13.924   13.816   13.822          2.899          8.775       11.745     13.430
                          4.27    4.43     4.54     4.60           9.92           8.74         7.16       5.00
75 10/32.............   13.836  13.627   13.526   13.535          2.767          8.624       11.561     13.166
                          4.32    4.49     4.59     4.65          10.09           8.86         7.24       5.04
76 10/32.............   13.535  13.337   13.243   13.255          2.638          8.477       11.381     12.907
                          4.37    4.54     4.65     4.69          10.25           8.97         7.32       5.09
77 10/32.............   13.241  13.054   12.966   12.981          2.513          8.334       11.206     12.654
                          4.42    4.59     4.70     4.74          10.41           9.09         7.41       5.13
78 10/32.............   12.954  12.778   12.696   12.713          2.392          8.195       11.035     12.407
                          4.47    4.64     4.75     4.78          10.56           9.20         7.49       5.17
79 10/32.............   12.674  12.508   12.432   12.451          2.273          8.059       10.868     12.164
                          4.52    4.69     4.80     4.83          10.72           9.31         7.57       5.22
80 10/32.............   12.400  12.245   12.175   12.195          2.158          7.926       10.704     11.927
                          4.57    4.74     4.85     4.87          10.87           9.42         7.64       5.26
81 10/32.............   12.133  11.987   11.923   11.944          2.046          7.796       10.544     11.694
                          4.62    4.79     4.90     4.91          11.01           9.53         7.72       5.30
82 10/32.............   11.871  11.736   11.676   11.698          1.936          7.670       10.388     11.466
                          4.66    4.84     4.94     4.96          11.16           9.63         7.79       5.34

                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration

                                                   30% Annual Default Rate
                                                   -----------------------
       Price (%)               0%                2%                      4%                 8%
----------------------   ------------- ----------------------  ----------------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                76.5%                   72.4%                   68.5%                   61.3%
                                  N/A                     N/A                     N/A                     N/A
                                10/94                   10/94                   10/94                   10/94
                        $37,514,117**           $37,636,560**           $37,834,140**           $38,162,511**
71 10/32.............             ***                     ***                     ***                 (1.840)
                                                                                                         9.89
72 10/32.............             ***                     ***                     ***                 (1.979)
                                                                                                        10.03
73 10/32.............             ***                     ***                     ***                 (2.114)
                                                                                                        10.17
74 10/32.............             ***                     ***                     ***                 (2.245)
                                                                                                        10.31
75 10/32.............             ***                     ***                     ***                 (2.373)
                                                                                                        10.44
76 10/32.............             ***                     ***                     ***                 (2.497)
                                                                                                        10.57
77 10/32.............             ***                     ***                     ***                 (2.619)
                                                                                                        10.70
78 10/32.............             ***                     ***                     ***                 (2.737)
                                                                                                        10.82
79 10/32.............             ***                     ***                     ***                 (2.853)
                                                                                                        10.95
80 10/32.............             ***                     ***                     ***                 (2.966)
                                                                                                        11.07
81 10/32.............             ***                     ***                     ***                 (3.076)
                                                                                                        11.19
82 10/32.............             ***                     ***                     ***                 (3.184)
                                                                                                        11.30


                                                       40% Annual Default Rate
                                                       -----------------------
       Price (%)                   0%                2%                 4%                  8%
----------------------   ----------------     --------------      --------------      --------
Total Assumed Defaults
From Month 13
Through Month 72                    85.8%              81.6%               77.6%               70.1%
                                      N/A                N/A                 N/A                 N/A
                                    10/94              10/94               10/94               10/94
                            $38,888,443**      $38,961,988**       $39,069,794**       $39,336,599**
71 10/32.............                 ***                ***                 ***                 ***

72 10/32.............                 ***                ***                 ***                 ***

73 10/32.............                 ***                ***                 ***                 ***

74 10/32.............                 ***                ***                 ***                 ***

75 10/32.............                 ***                ***                 ***                 ***

76 10/32.............                 ***                ***                 ***                 ***

77 10/32.............                 ***                ***                 ***                 ***

78 10/32.............                 ***                ***                 ***                 ***

79 10/32.............                 ***                ***                 ***                 ***

80 10/32.............                 ***                ***                 ***                 ***

81 10/32.............                 ***                ***                 ***                 ***

82 10/32.............                 ***                ***                 ***                 ***



                 Price (%)
                 ---------
          Total Assumed Defaults
          From Month 13
          Through Month 72
                                  Weighted Average Life (years)
                                  First Principal Payment Date
                                  Last Principal Payment Date
          71 10/32.............   Yield to Maturity (%)
                                  Duration
          72 10/32.............   Yield to Maturity (%)
                                  Duration
          73 10/32.............   Yield to Maturity (%)
                                  Duration
          74 10/32.............   Yield to Maturity (%)
                                  Duration
          75 10/32.............   Yield to Maturity (%)
                                  Duration
          76 10/32.............   Yield to Maturity (%)
                                  Duration
          77 10/32.............   Yield to Maturity (%)
                                  Duration
          78 10/32.............   Yield to Maturity (%)
                                  Duration
          79 10/32.............   Yield to Maturity (%)
                                  Duration
          80 10/32.............   Yield to Maturity (%)
                                  Duration
          81 10/32.............   Yield to Maturity (%)
                                  Duration
          82 10/32.............   Yield to Maturity (%)

----------

* See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
** Principal balance remaining (before any accrued and unpaid interest) after assets of the Trust Fund are exhausted.
*** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                  Duration

                                    Table 29

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 2% and 3-Year Balloon Extensions*

                                10% Annual Default Rate                      20% Annual Default Rate
                                -----------------------                      -----------------------
       Price (%)           0%      2%        4%      8%             0%            2%             4%               8%
----------------------   ------ ------- -------- --------     ------------   -----------  -----------------   --------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%    34.5%    32.4%    28.5%          61.1%           57.6%              54.3%      48.1%
                         12.58    12.41    12.13    10.94            N/A             N/A                N/A      10.43
                         10/94    10/94    10/94    10/94          10/94           10/94              10/94      10/94
                         06/13    03/12    03/11    03/09  $39,299,859**   $39,351,584**      $39,452,853**      02/09
71 10/32.............   13.489   13.440   13.428   13.588            ***           5.445              9.826     13.245
                          5.40     5.48     5.53     5.45                          10.59               8.78       5.89
72 10/32.............   13.235   13.189   13.180   13.336            ***           5.316              9.670     13.011
                          5.47     5.55     5.59     5.50                          10.72               8.88       5.94
73 10/32.............   12.987   12.945   12.937   13.089            ***           5.189              9.517     12.783
                          5.53     5.61     5.65     5.55                          10.85               8.98       5.99
74 10/32.............   12.746   12.707   12.701   12.849            ***           5.066              9.369     12.560
                          5.60     5.67     5.71     5.60                          10.98               9.07       6.04
75 10/32.............   12.511   12.475   12.470   12.613            ***           4.946              9.223     12.341
                          5.66     5.74     5.77     5.66                          11.10               9.16       6.09
76 10/32.............   12.281   12.248   12.244   12.383            ***           4.829              9.081     12.127
                          5.73     5.80     5.83     5.71                          11.22               9.25       6.14
77 10/32.............   12.057   12.026   12.024   12.158            ***           4.715              8.942     11.917
                          5.79     5.86     5.89     5.76                          11.34               9.34       6.18
78 10/32.............   11.837   11.810   11.809   11.937            ***           4.603              8.806     11.712
                          5.85     5.92     5.95     5.81                          11.46               9.43       6.23
79 10/32.............   11.623   11.598   11.598   11.721            ***           4.493              8.673     11.511
                          5.91     5.98     6.00     5.85                          11.57               9.51       6.28
80 10/32.............   11.414   11.391   11.392   11.510            ***           4.386              8.543     11.313
                          5.97     6.04     6.06     5.90                          11.68               9.60       6.32
81 10/32.............   11.210   11.189   11.190   11.302            ***           4.282              8.416     11.120
                          6.03     6.09     6.11     5.95                          11.79               9.68       6.36
82 10/32.............   11.009   10.991   10.993   11.099            ***           4.179              8.291     10.930
                          6.09     6.15     6.17     5.99                          11.90               9.76       6.41


                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration

                                                   30% Annual Default Rate
                                                   -----------------------
       Price (%)               0%                2%                      4%                      8%
----------------------   ------------- ----------------------  ----------------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                76.5%                   72.4%                   68.5%                   61.3%

                                  N/A                     N/A                     N/A                     N/A
                                10/94                   10/94                   10/94                   10/94
                         $40,853,692**          $40,891,721**           $40,989,013**           $41,116,418**
71 10/32.............             ***                     ***                     ***                     ***
72 10/32.............             ***                     ***                     ***                     ***
73 10/32.............             ***                     ***                     ***                     ***
74 10/32.............             ***                     ***                     ***                     ***
75 10/32.............             ***                     ***                     ***                     ***
76 10/32.............             ***                     ***                     ***                     ***
77 10/32.............             ***                     ***                     ***                     ***
78 10/32.............             ***                     ***                     ***                     ***
79 10/32.............             ***                     ***                     ***                     ***
80 10/32.............             ***                     ***                     ***                     ***
81 10/32.............             ***                     ***                     ***                     ***
82 10/32.............             ***                     ***                     ***                     ***
----------

                                                        40% Annual Default Rate
                                                        -----------------------
       Price (%)                   0%                 2%                4%                   8%
----------------------   ------------------    -------------    ------------------   ----------
Total Assumed Defaults
From Month 13
Through Month 72                     85.8%             81.6%                77.6%              70.1%
                                       N/A               N/A                  N/A                N/A
                                     10/94             10/94                10/94              10/94
                             $41,601,485**     $41,639,549**        $41,697,081**      $41,820,493**
71 10/32.............                  ***               ***                  ***                ***
72 10/32.............                  ***               ***                  ***                ***
73 10/32.............                  ***               ***                  ***                ***
74 10/32.............                  ***               ***                  ***                ***
75 10/32.............                  ***               ***                  ***                ***
76 10/32.............                  ***               ***                  ***                ***
77 10/32.............                  ***               ***                  ***                ***
78 10/32.............                  ***               ***                  ***                ***
79 10/32.............                  ***               ***                  ***                ***
80 10/32.............                  ***               ***                  ***                ***
81 10/32.............                  ***               ***                  ***                ***
82 10/32.............                  ***               ***                  ***                ***


                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration


----------

 * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
 ** Principal  balance  remaining  (before any
    accrued and unpaid interest) after assets of the Trust Fund are exhausted. *** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                                    Table 30

Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Yield and Duration of Class F Certificates at Various Assumed Prices, Percentages of CPR, and Mortgage Loan Default Rates and Assuming LIBOR Increases 3% and 3-Year Balloon Extensions*

                                            10% Annual Default Rate              20% Annual Default Rate
                                            -----------------------              -----------------------
       Price (%)           0%       2%        4%         8%           0%                2%                  4%          8%
----------------------   ------ --------  ---------   --------  ------------  -------------------  ---------------  --------
Total Assumed Defaults
From Month 13
Through Month 72         36.8%     34.5%     32.4%       28.5%           61.1%              57.6%           54.3%     48.1%
                         19.11     18.19     17.06       14.78             N/A                N/A             N/A     12.83
                         10/94     10/94     10/94       10/94           10/94              10/94           10/94     10/94
                         05/17     04/16     03/15       10/12   $43,803,348**      $43,739,694**   $43,666,568**     02/13
71 10/32.............   12.208    12.257    12.336      12.564             ***            (2.724)           6.727    12.317
                          7.19      7.14      7.05        6.76                              13.47           10.83      7.28
72 10/32.............   12.017    12.065    12.141      12.361             ***            (2.826)           6.601    12.128
                          7.27      7.22      7.12        6.83                              13.62           10.93      7.33
73 10/32.............   11.831    11.877    11.951      12.162             ***            (2.926)           6.477    11.943
                          7.35      7.29      7.19        6.89                              13.77           11.03      7.39
74 10/32.............   11.649    11.694    11.765      11.968             ***            (3.023)           6.355    11.761
                          7.43      7.37      7.26        6.94                              13.92           11.12      7.44
75 10/32.............   11.472    11.515    11.583      11.778             ***            (3.118)           6.236    11.584
                          7.50      7.44      7.33        7.00                              14.07           11.21      7.49
76 10/32.............   11.298    11.339    11.405      11.592             ***            (3.210)           6.120    11.410
                          7.58      7.51      7.39        7.06                              14.21           11.30      7.54
77 10/32.............   11.128    11.168    11.232      11.409             ***            (3.300)           6.006    11.239
                          7.65      7.58      7.46        7.12                              14.35           11.39      7.59
78 10/32.............   10.963    11.001    11.061      11.231             ***            (3.389)           5.895    11.072
                          7.73      7.65      7.52        7.17                              14.48           11.47      7.64
79 10/32.............   10.801    10.837    10.895      11.056             ***            (3.475)           5.786    10.908
                          7.80      7.72      7.59        7.23                              14.62           11.56      7.69
80 10/32.............   10.642    10.677    10.732      10.885             ***            (3.560)           5.678    10.746
                          7.87      7.79      7.65        7.28                              14.75           11.64      7.74
81 10/32.............   10.487    10.520    10.572      10.717             ***            (3.643)           5.573    10.588
                          7.94      7.86      7.72        7.33                              14.88           11.72      7.79
82 10/32.............   10.335    10.366    10.415      10.552             ***            (3.724)           5.470    10.433
                          8.01      7.92      7.78        7.39                              15.00           11.80      7.83


                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration

                                                   30% Annual Default Rate
                                                   -----------------------
       Price (%)               0%                2%                      4%                      8%
----------------------   ------------- ----------------------  ----------------------  ------------
Total Assumed Defaults
From Month 13
Through Month 72                76.5%                   72.4%                   68.5%                   61.3%
                                  N/A                     N/A                     N/A                     N/A
                                10/94                   10/94                   10/94                   10/94
                         $44,170,269**          $44,146,883**           $44,143,886**           $44,070,325**
71 10/32.............             ***                     ***                     ***                     ***
72 10/32.............             ***                     ***                     ***                     ***
73 10/32.............             ***                     ***                     ***                     ***
74 10/32.............             ***                     ***                     ***                     ***
75 10/32.............             ***                     ***                     ***                     ***
76 10/32.............             ***                     ***                     ***                     ***
77 10/32.............             ***                     ***                     ***                     ***
78 10/32.............             ***                     ***                     ***                     ***
79 10/32.............             ***                     ***                     ***                     ***
80 10/32.............             ***                     ***                     ***                     ***
81 10/32.............             ***                     ***                     ***                     ***
82 10/32.............             ***                     ***                     ***                     ***



                                                        40% Annual Default Rate
                                                        -----------------------
       Price (%)                   0%                 2%                 4%                 8%
----------------------   -----------------     --------------     --------------     ---------
Total Assumed Defaults
From Month 13
Through Month 72                     85.8%              81.6%              77.6%                70.1%
                                       N/A                N/A                N/A                  N/A
                                     10/94              10/94              10/94                10/94
                             $44,314,529**      $44,317,110**      $44,324,367**        $44,304,386**
71 10/32.............                  ***                ***                ***                  ***
72 10/32.............                  ***                ***                ***                  ***
73 10/32.............                  ***                ***                ***                  ***
74 10/32.............                  ***                ***                ***                  ***
75 10/32.............                  ***                ***                ***                  ***
76 10/32.............                  ***                ***                ***                  ***
77 10/32.............                  ***                ***                ***                  ***
78 10/32.............                  ***                ***                ***                  ***
79 10/32.............                  ***                ***                ***                  ***
80 10/32.............                  ***                ***                ***                  ***
81 10/32.............                  ***                ***                ***                  ***
82 10/32.............                  ***                ***                ***                  ***




                                   Price (%)
                                   ---------
                            Total Assumed Defaults
                            From Month 13
                            Through Month 72
                                                    Weighted Average Life
                                                    (years)
                                                    First Principal Payment
                                                    Date
                                                    Last Principal Payment
                                                    Date
                            71 10/32.............   Yield to Maturity (%)
                                                    Duration
                            72 10/32.............   Yield to Maturity (%)
                                                    Duration
                            73 10/32.............   Yield to Maturity (%)
                                                    Duration
                            74 10/32.............   Yield to Maturity (%)
                                                    Duration
                            75 10/32.............   Yield to Maturity (%)
                                                    Duration
                            76 10/32.............   Yield to Maturity (%)
                                                    Duration
                            77 10/32.............   Yield to Maturity (%)
                                                    Duration
                            78 10/32.............   Yield to Maturity (%)
                                                    Duration
                            79 10/32.............   Yield to Maturity (%)
                                                    Duration
                            80 10/32.............   Yield to Maturity (%)
                                                    Duration
                            81 10/32.............   Yield to Maturity (%)
                                                    Duration
                            82 10/32.............   Yield to Maturity (%)
                                                    Duration

----------

 * See "Special Yield Considerations" for a discussion of other assumptions used in preparing the Tables.
 ** Principal  balance  remaining  (before any
    accrued and unpaid interest) after assets of the Trust Fund are exhausted. *** Indicates a yield of (25.00)% or less and therefore that investors will suffer a loss of a substantial portion of their initial investment.

                        THE RESOLUTION TRUST CORPORATION

    The Resolution Trust Corporation (the "RTC") is an instrumentality of the United States organized as a government corporation. The RTC was established on August 9, 1989, by the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (as amended from time to time, "FIRREA") for the purpose of managing and resolving all cases involving depository institutions formerly insured by the Federal Savings and Loan Insurance Corporation and for which a conservator or receiver is appointed under federal law at any time from January 1, 1989 to September 30, 1993. FIRREA directs the RTC to conduct its operations in a manner which maximizes the net present value return from the sale of failed institutions or the assets thereof, minimizes the impact of such transactions on local markets, makes efficient use of public funds, minimizes losses incurred in the resolution of failed institutions, and maximizes the preservation of affordable housing for low-and moderate-income individuals. The principal office of the RTC is located at 801 17th Street, N.W., Washington, D.C. 20434.

    Until February 1, 1992, the FDIC served as the exclusive manager of the RTC and, accordingly, the Board of Directors of the FDIC served as the Board of Directors of the RTC. In its capacity as exclusive manager of the RTC, the FDIC was authorized to perform all responsibilities of the RTC.

    FIRREA also created the Thrift Depositor Protection Oversight Board (the "Oversight Board"), currently consisting of: the Secretary of the Treasury; the Chairman of the Board of Governors of the Federal Reserve System; the Acting Director of the Office of Thrift Supervision; the Acting Chairman of the Board of Directors of the FDIC; the Acting President and Chief Executive Officer of the RTC (the "CEO"); and two independent members selected by the President of the United States with the advice and consent of the United States Senate. The Oversight Board has the responsibility to review overall strategies, policies and goals for the RTC's activities, including general policies and procedures for case resolution and for the management and disposition of assets.

    The Resolution Trust Corporation Refinancing, Restructuring and Improvement Act of 1991, enacted into law on December 12, 1991, made a number of changes in the management structure of the RTC which generally became effective on February 1, 1992. First, the FDIC was removed as the exclusive manager of the RTC, the position of CEO was created, and, all powers of the RTC (including those formerly vested in the RTC Board of Directors) were vested in the CEO. Thereafter, the CEO was appointed by the President of the United States and confirmed by the United States Senate. Second, the power to develop overall strategies, policies and goals was vested in the RTC, rather than the Oversight Board, and the powers of the Oversight Board were limited to reviewing and, under certain circumstances, requiring changes in, the overall strategies, policies and goals formulated by the RTC.

    The RTC in its corporate capacity has the following powers, among others: to enter into contracts; to make advance, progress and other payments; to acquire, hold, lease, mortgage and sell real and personal property and to exercise all the usual incidents of ownership of property; to sue and be sued; to take warrants, equity and participation interests in failed institutions or assets or properties thereof; to make loans; to organize and control one or more insured federal savings associations; subject to review by the Oversight Board, to adopt rules, regulations, policies, procedures and guidelines; and such incidental powers as are necessary to carry out its duties under FIRREA.

    The RTC has been appointed as conservator or receiver with respect to a large number of depository institutions, including each of the Depository Institutions. The RTC as conservator or receiver of a Depository Institution succeeds by operation of law to all rights and powers of the Depository Institution, and of any stockholder, creditor, officer or director of such institution with respect to the institution and its assets. As conservator or receiver, the RTC is authorized to take over the assets of the Depository Institution and operate it with all the powers of the members, shareholders, directors and officers of the institution, to collect all obligations and money due to the institution and to preserve and conserve the institution's assets. As conservator, the RTC is empowered to take such action as may be necessary to put the Depository Institution in a sound and solvent condition and as may be appropriate to carry on and preserve the business of the institution. As receiver, the RTC is also empowered to liquidate the institution and realize on its assets having due regard to credit conditions in the locality.

    When acting in its capacity as conservator or receiver of a Depository Institution, the RTC has the power to enter into binding agreements for the sale of assets of the Depository Institution, including Mortgage Loans. The RTC, in its corporate capacity, however, is not liable for the obligations of the RTC in its capacity as a conservator or receiver of a Depository Institution under such agreements. Accordingly, the RTC in its corporate capacity has no liability in connection with the issuance and sale of the Certificates or in connection with the Seller's assignment of the Mortgage Loans to the Trustee, other than the RTC's guarantee of the Seller's obligations with respect to Mortgage Loans for which it is not acting in its corporate capacity as the Seller, pursuant to its representations and warranties, to repurchase Mortgage Loans, cure a breach or indemnify against loss under certain circumstances. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties."

    FIRREA provides that the full faith and credit of the United States is pledged to the payment of any obligation issued by the RTC if (i) the principal amount of the obligation is stated therein and (ii) the term to maturity or the date of maturity of such obligation is stated therein. FIRREA prohibits the RTC from incurring outstanding obligations (including the estimated cost of any contingent liabilities) in excess of certain amounts.

    FIRREA provides that the RTC may borrow from the Secretary of the Treasury an amount not exceeding $5 billion outstanding at any one time. Pursuant to that authority, the RTC and the Department of the Treasury have entered into a Financing Agreement pursuant to which the RTC may borrow amounts from time to time to provide emergency liquidity funding to institutions under its jurisdiction. In addition, the RTC and the Federal Financing Bank (the "FFB"), an instrumentality of the U.S. Government under the supervision and direction of the Secretary of the Treasury, have entered into a Note Purchase Commitment Agreement pursuant to which the FFB has agreed to purchase obligations of the RTC from time to time in an aggregate amount which, when added to all other outstanding obligations of the RTC, does not exceed the maximum amount of obligations that FIRREA permits the RTC to incur.

    Under FIRREA, the RTC was originally scheduled to terminate on December 31, 1996; upon such termination and by operation of law, the FDIC will succeed the RTC as conservator or receiver of any institutions for which the RTC is then acting in such capacity. FIRREA further provides that, at the time of such termination, all assets and liabilities of the RTC will be transferred to the FSLIC Resolution Fund (the "FRF"). FIRREA created the FRF as a separate fund to be managed by the FDIC, and transferred to the FRF all assets and liabilities of the former Federal Savings and Loan Insurance Corporation. FIRREA provides that, if certain other specified funds are insufficient to satisfy the liabilities of the FRF, the Secretary of the Treasury shall pay to the FRF such amounts as may be necessary for FRF purposes.

    The RTC Completion Act, which amended FIRREA, (i) provides for additional funding to carry out the RTC's objectives; (ii) extends, to a date between January 1, 1995 and July 1, 1995 (as determined by the Chairman of the Oversight Board), the time for which the RTC can be appointed conservator or receiver of depository institutions; (iii) accelerates to December 31, 1995 the original RTC termination date stated above; and (iv) implements certain changes in RTC operating procedures.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This discussion does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special tax regimens because of their status under the Code and some of which may be subject to special rules based on their particular circumstances. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

    An election will be made to treat a segregated pool of assets within the Trust Fund (excluding the Reserve Fund and the rights of Class A-1 and Class A-3 Certificateholders under "yield supplement agreements" to receive payments from the Reserve Fund in the event of a Basis Risk Shortfall (the "Yield Supplement Agreements")) as a REMIC within the meaning of Code Section 860D. Qualification as a REMIC requires ongoing compliance with certain conditions. Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, the REMIC Pool will qualify as a REMIC. The Class A-1-R, Class A-2A-R, Class A-2B-R, Class A-2C-R, Class A-3-R, Class A-4-R, Class B-R, Class C-R, Class D-R, Class E-R and Class F-R Interests, corresponding to the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates, respectively, will be considered to be "regular interests" in a REMIC and will be referred to herein as "Regular Interests." The Regular Interests generally will be treated for federal income tax purposes as if they were newly originated debt instruments.

    Holders of Floating Rate Certificates are entitled to payments from the Reserve Fund in the event of a Basis Risk Shortfall and will be required to allocate their purchase price between their beneficial ownership interests in the related Regular Interests and Yield Supplement Agreements and to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the Classes of Regular Interests corresponding to the Floating Rate Certificates and the related Yield Supplement Agreements on the date of purchase of the related Certificate. The REMIC Administrator intends to treat the Yield Supplement Agreements as having a negligible value for purposes of such allocation in complying with its reporting obligation to Holders of Floating Rate Certificates under the Agreement. However, no representation is or will be made as to the fair market value of the Yield Supplement Agreements or of the relative values of the Regular Interests and the Yield Supplement Agreements, upon initial issuance of the related Certificates or at any time thereafter. Holders of Floating Rate Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, Holders of Floating Rate Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective Class of Regular Interests and of the corresponding Yield Supplement Agreement.

Status of Regular Interests

    Regular Interests held by a mutual savings bank or a domestic building and loan association will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated (or in whole if such proportion is at least 95%). Regular Interests held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest payments on the Regular Interests will be considered "interests on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC Pool would be so treated (or in whole if such proportion is at least 95%). The REMIC Regulations provide that payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of the Regular Interests are qualifying assets for purposes of Code Sections 593(d)(1) and 856(c)(5)(A). Regular Interests held by a domestic building and loan association will be treated as "regular or residual interests in a REMIC" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the REMIC Pool holds "loans . . . secured by an interest in real property which is residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v), such as Mortgage Loans secured by multifamily dwellings or loans secured by certain other real property. It is not clear whether the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates will qualify in whole or only in part under this test, or whether and to what extent the remaining classes of Offered Certificates will so qualify. Regular Interests held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). Regular Interests held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the issue date of a REMIC within the meaning of Code Section 860G(a)(9)) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met at any time when the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. The REMIC Pool must also provide "reasonable arrangements" to prevent its residual interest from being held by certain disqualified organizations (generally, certain entities wholly exempt from tax) or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement.

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans secured by commercial real estate, such as the Mortgage Loans, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan. A Mortgage Loan that was "substantially modified" prior to the Startup Day must either have been so modified as a result of a default or reasonably foreseeable default or meet the tests of the preceding sentence as of the date of the latest modification. The Seller is required under the Agreement to repurchase any Mortgage Loan within 90 days of discovery of noncompliance with these requirements. Any loan not so secured is treated as a "defective obligation" to the extent described below. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold within 90 days of discovery ceases to be a qualified mortgage after such 90-day period.

    Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is generally an investment of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen months, which investment must earn a return in the nature of interest. A qualified reserve asset is any intangible property held for investment that is part of any reserve reasonably required to be maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or to provide additional security for payments due on regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages or lower than expected reinvestment returns. The Reserve Fund will not be part of the REMIC Pool. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties" concerning the Seller's obligation to purchase real property that would not qualify as foreclosure property under certain circumstances.

     In addition to the  foregoing  requirements,  the various  interests in the
REMIC Pool also must meet certain requirements. All of the interests in the REMIC Pool must be either of the following: (i) one or more classes of regular interests; or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Qualified variable rates are described below under "-- Taxation of Regular Interests -- Variable Rate Regular Interests." A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The REMIC Regulations provide that an interest in a REMIC may be treated as a regular interest even if payments with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments and expenses incurred by the REMIC. Accordingly, the Regular Interests will constitute regular interests, and the Residual Interest will constitute a single class of residual interests on which distributions are made pro rata.

    If the REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the REMIC Interests may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of a REMIC would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate income tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Interests

General

    In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to a beneficial owner of an Offered Certificate ("Regular Certificateholder"), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Interest allocable to such payments. Regular Certificateholders must use the accrual method of accounting with regard to Regular Interests, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

    It is anticipated that the REMIC Administrator will treat the Regular Interests as issued with "original issue discount" within the meaning of Code
Section 1273(a). Regular Certificateholders generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable mortgage-backed securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the REMIC Administrator intends to apply the principles of such regulations and the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method of reporting interest and original issue discount with respect to their Regular Interests.

    Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Interest is the excess, if any, of the "stated redemption price at maturity" of the Regular Interest over its "issue price," if such excess is greater than a statutory de minimis amount. The issue price of a Class of
Regular Interests is the first price at which a substantial amount of the corresponding Class of Offered Certificates, allocable to such Regular Interests as described above under "-- General," is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the REMIC Administrator intends to treat the issue price of a Class as to which there is no substantial sale as of the Closing Date as the fair market value of the allocable portion of such Class as of the Closing Date. The issue price will be reduced in each case if any portion of such price is allocable to a related Yield Supplement Agreement. The issue price of a Regular Interest also includes the amount paid by an initial Regular Certificateholder for accrued interest, if any, that relates to the period prior to the issue date of the Certificate. The stated redemption price at maturity of a Regular Interest always includes the principal amount of the Regular Interest, but generally will not include distributions of interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed or qualified variable rate, provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Interest. Although the Pass-Through Rates with respect to the Regular Interests are generally expected to meet this definition, the possibility that deferred interest may be allocated to one or more Classes of the Regular Interests may cause all interest thereon not to be treated as qualified stated interest. In this event, all interest would be included in the stated redemption price at maturity of such Regular Interests and characterized as original issue discount. For this reason, it is anticipated that the REMIC Administrator will take the position in reporting to Regular Certificateholders that all interest on a Regular Interest is not qualified stated interest and is includible in the stated redemption price at maturity. However, it should be noted that the original issue discount accrued under this method for a period should not be materially different than the sum of interest accrued at the applicable Certificate interest rate plus the accrual of any discount from par or less the amortization of any premium over par, in each case under the constant yield method.

    A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount, if any, on the Regular Interest accrued during an accrual period (the period ending on each Distribution Date) for each day on which the Regular Interest is held, including the date of purchase but excluding the date of disposition. The Conference Committee Report to the 1986 Act provides that the rate of accrual of original issue discount is to be based on a schedule of payments that assumes a rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any, relating to the Regular Interests (the "Prepayment Assumption"). The Prepayment Assumption with respect to the Regular Interests is as set forth in the "Summary of Information" above and will assume a zero reinvestment rate. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

    The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period that are included in the Regular Interest's stated redemption price at maturity and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption and (iv) with respect to a Class that bears a variable rate of interest, the assumption that interest will be payable for the life of the Regular Interest at the initial rate thereon, taking into account any actual discount from par. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all such prior periods and reduced by the amount of distributions included in the Regular Interest's stated redemption price at maturity that were made on the Regular Interest in such prior periods. The original issue discount accruing during an accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

    Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account payments of principal on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the payments of principal are slower than the Prepayment Assumption. Adjustments also will be made in each accrual period to reflect changes in the actual Pass-Through Rates with respect to the Regular Interests, to the extent they differ from the initial Pass-Through Rates.

Acquisition Premium

    A purchaser of a Regular Interest at a price greater than its adjusted issue price will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

Variable Rate Regular Interests

    The Class A-1-R and Class A-3-R Interests provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount, and (ii) the interest compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rates for newly borrowed funds or on the yield or changes in the price of actively traded property or an index of the prices of such property. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred. Moreover, under the REMIC Regulations, a regular interest (i) bearing a variable rate tied to current values of a "qualified floating rate" (i.e., a rate with respect to which variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds), or the highest, lowest or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions or that represents a weighted average of rates on some or all of the Mortgage Loans that bear either a fixed rate or a qualified floating rate, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such qualifying variable rates for one or more periods, or one or more fixed rates for one or more periods, will qualify as a regular interest in a REMIC. Accordingly, the Class A-1-R and Class A-3-R Interests have qualifying variable rates for REMIC purposes.

    The amount of original issue discount with respect to a Regular Interest bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount," with the yield to maturity and future payments on such Regular Interest to be determined by assuming that interest will be payable for the life of the Regular Interest at the initial rate payable on the Regular Interests corresponding to the respective Classes of Floating Rate Certificates. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable index.

Market Discount

    A Regular Interest may be subject to the market discount rules of Code Sections 1276 through 1278. Subject to a statutory de minimis exception, "market discount" equals the adjusted issue price of the Regular Interest at the time of purchase, as described above, minus the purchaser's original basis allocable thereto. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions of principal thereon are received, in an amount not exceeding any such distribution. Such market discount will accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) in the same manner as original issue discount or (ii) in the ratio of interest or original issue discount allocable to the relevant period to the interest or original issue discount remaining on the Regular Interest as of the beginning of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of a Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as principal was received. Such purchaser will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest. The deferred portion of such interest expense would not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

    Treasury regulations implementing the market discount rules have not yet been issued, and investors should therefore consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

    A Regular Interest purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Interest as a "capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternative to the constant interest method described above under "-- Market Discount" is available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest, rather than as a separate deduction item. If all interest payments on the Regular Interests are included in the stated redemption price at maturity of the Regular Interests, then the Regular Interests would never be considered to be purchased at a premium. Rather, an allocable portion of the excess of the purchase price over the then outstanding principal amount would reduce the amount of stated interest that is treated as original issue discount in each period.

Treatment of Losses

    Regular Certificateholders will be required to report income with respect to Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. Accordingly, a Regular Certificateholder may have income, or may incur a diminution in cash flow, as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Interest becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short term capital loss any such loss sustained during the taxable year on account of any such Regular Interest becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or the Regular Certificates have been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Interests. Losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their own tax advisors regarding the treatment of losses on the Regular Interests.

Election to Treat All Interest Under the Constant Yield Method

    A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Interests

    If a Regular Certificateholder sells or exchanges its interest in a Regular Interest, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received allocable thereto and such Regular Certificateholder's adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the portion of the cost to the seller of the respective Certificate allocated to the Regular Interest, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller and by any amortized premium.

    Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor who holds the Regular Interest as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Interest has been held for the long-term capital gain holding period (more than one year). Such gain will be treated as ordinary income (i) if an Offered Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the related Regular Interest were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Tax Treatment of Yield Supplement Agreements

    The tax treatment of payments received by the Holder of a Floating Rate Certificate under a Yield Supplement Agreement depends on the portion, if any, of such Holder's purchase price allocable thereto. If the fair market value of the Yield Supplement Agreement related to a Floating Rate Certificate is nominal at the time of acquisition of such Certificate (for example, due to the remoteness of the risk that a Basis Risk Shortfall will occur), then the Regular Certificateholder would not be required to allocate any portion of its purchase price to its beneficial ownership interest in the Yield Supplement Agreement. In such event, all payments, if any, received with respect to the Yield Supplement Agreement (either separately or combined) would be treated as ordinary income. If, as expected, such payments are taxable under the rules relating to notional principal contracts, then under applicable Treasury regulations such payments will be taxed as they are paid or accrue, depending on the method of accounting used by the Certificateholder. For an accrual method holder, such amounts most likely would accrue at the same time as the interest or original issue discount income, as the case may be, on the related Regular Interest. Thus, such amounts would most likely be taken into income at substantially the same time as if they represented additional interest on the related Regular Interest. If a Yield Supplement Agreement has a positive fair market value at the time the Floating Rate Certificate is acquired, so that the Holder is required to allocate a portion of its purchase price to such Yield Supplement Agreement, it is unclear how such allocated cost would be recovered for tax purposes. Among other possibilities, such cost might be recovered in the same manner as if it were included in the basis of the related Regular Interest, under a straight-line method, by allocating such cost among different periods based on the value of the right to receive payments under the Yield Supplement Agreement in those periods, or upon termination of the Yield Supplement Agreement. Because the Seller believes that the fair market value of the Yield Supplement Agreements upon issuance of the Offered Certificates will be negligible, the REMIC Administrator will treat the entire issue price of the Floating Rate Certificates as the issue price of the related Regular Interests in computing original issue discount, and will treat payments under the Yield Supplement Agreements, if any, as ordinary income as they accrue and will not take into account subsequent changes, if any, in the fair market value of the Yield Supplement Agreements. If a Yield Supplement Agreement has a positive fair market value at the time a Floating Rate Certificateholder sells or exchanges its Floating Rate Certificate, such holder generally will have capital gain or loss equal to the difference between the allocable portion of the amount realized on such sale or exchange (based on the relative fair market values of the Yield Supplement Agreements and the related Regular Interests at that time) and the holder's adjusted basis therein, if any. Holders of Floating Rate Certificates are advised to consult their own tax advisors regarding the appropriate method of accounting for income and recovery of basis with respect to the Yield Supplement Agreements.

Taxation of Certain Foreign Investors

    Interest, including original issue discount, distributable to a Regular Certificateholder who is a "Non-U.S. Person" (as defined below) with respect to a Regular Interest will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the related Offered Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Offered Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Although not free from doubt, the Seller believes that payments, if any, under the Yield Supplement Agreements would not be subject to United States withholding tax as income attributable to notional principal contracts (which should generally not be treated as U.S.-source income in the hands of a Non-U.S. Person, other than a nonresident alien individual with a "tax home" in the United States). For the purposes of this discussion, the term "Non-U.S. Person" means any person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning an Offered Certificate.

Backup Withholding

    Distributions made on the Offered Certificates, and proceeds from the sale of the Offered Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% of "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless, in general, the Regular Certificateholder complies with certain reporting or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Offered Certificate, as the case may be, or such Regular Certificateholder is an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Offered Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

Reporting Requirements

    Reports of accrued interest, original issue discount, information necessary to compute the accrual of any market discount or premium on the Regular
Interests, and information concerning payments on the Yield Supplement Agreements and the percentage of the REMIC's assets meeting the qualified asset tests described above under "Status of Regular Interests" will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Offered Certificates or beneficial owners who own Offered Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Offered Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to the Offered Certificates. Holders through nominees must request such information from the nominee.

    DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE REMIC, THE TRUST FUND AND REGULAR CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgages and Deeds of Trust Generally

    The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

    The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. The Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties."

    Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "-- Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Installment Contracts

    The Mortgage Loans included in the Mortgage Pool also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

    Some of the Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

    The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

    The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

    Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

    The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Apartment Share Loans

    The Mortgage Pool contains Mortgage Loans made in connection with a purchase or refinancing of cooperative apartments. Such loans ("Co-op Loans") are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease to occupy the specific apartment (the "Lease"). Thus, a Co-op Loan is a personal loan secured by a lien on the shares and an assignment of the Lease. If the borrower defaults on a Co-op Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume "ownership" of the apartment shares.

    There are certain risks which arise as a result of the cooperative form of ownership which differentiate Co-op Loans from other types of mortgage loans. For example, the power of the board of directors of most cooperative corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, cooperative apartment owners run a special risk in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold apartments in that the sponsor may go into default on a loan which is secured by a mortgage on the building. In such event, the unit owners would be forced by special assessment to make payments on the delinquent loan or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the special assessment, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Co-op Loan).

Foreclosure

    Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

    In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "-- Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). As a result, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer under the Bankruptcy Code, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

    In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

    Under the REMIC provisions of the Code and the Agreement, the Special Servicer may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Special Servicer. See "SERVICING OF THE MORTGAGE LOANS -- Collection and Other Servicing Procedures."

Environmental Risks

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any Mortgage Loan or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan.

    Under the laws of certain states, failure to perform the remediation of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") required or demanded by the state may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. The value of a Mortgaged Property as collateral for a Mortgage Loan could therefore be adversely affected by the existence of any such Environmental Condition.

    The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

    A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., disagreeing with the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. The scope of the secured-creditor exemption is thus unclear.

    The Agreement will provide that the Special Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a Mortgage Loan, take over its operation or take any other action that might subject the Trust Fund to liability under CERCLA or comparable laws unless the Special Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any Hazardous Materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Special Servicer, will in fact insulate the Trust Fund from liability for Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be borne first by Holders of Class F Certificates, second by Holders of Class E Certificates, third by Holders of Class D Certificates, fourth by Holders of Class C Certificates, fifth by Holders of Class B Certificates and finally by Holders of Class A Certificates, pro rata.

    The Seller generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. However, the Seller will represent and warrant that, as of the Closing Date, no related Mortgaged Property is affected by a Disqualifying Condition. In the event that, following a default in payment on a Mortgage Loan that continues for 60 days,
(i) the environmental assessment obtained by the Special Servicer prior to any foreclosure (as described in the second preceding paragraph) indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates and (ii) each of the Special Servicer and the Master Servicer certify that it has acted in compliance with the servicing standard set forth in the Agreement and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Seller, at its option, will either cure such Disqualifying Condition or repurchase the affected Mortgage
Loan for a price equal to the outstanding principal balance thereof, plus accrued and unpaid interest to the date of repurchase and certain related expenses. The RTC, with respect to Mortgage Loans for which it is not acting in its corporate capacity as the Seller, will guarantee the Seller's obligation to cure or repurchase. The Seller will not, however, be responsible, in its capacity as such, for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates, whether due to actions of the Borrower, the Master Servicer, the Special Servicer or any other person.

Statutory Rights of Redemption

    In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

Anti-Deficiency Legislation

    A substantial number of the Mortgage Loans included in the Mortgage Pool will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Bankruptcy Laws

    Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien.

    Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or acceleration) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     A "deficient  valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the
"Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e., each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

    Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

    To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

    In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Prepayment Provisions

    Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "-- Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool may not require the payment of specified fees as a condition to prepayment or such requirements may have expired, and to the extent they do require such fees, such fees will generally not be expected to be a material deterrent to prepayment. Some of the Mortgage Loans included in the Mortgage Pool, however, may continue to have prepayment penalties which could be a deterrent to prepayments.

Due-on-Sale Provisions

    The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Agreement will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Acceleration on Default

    A significant number of the Mortgage Loans included in the Mortgage Pool will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

    State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an
Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Soldiers' and Sailors' Relief Act

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. A [significant number] of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool are owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Special Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Applicability of Usury Laws

    State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

    Under the Agreement, the Seller will represent and warrant to the Trustee for the benefit of Certificateholders that the Mortgage Loans included in the Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, the Seller will be obligated to indemnify for any resulting loss, subject to the terms and conditions set forth in the Agreement. See "DESCRIPTION OF THE MORTGAGE LOANS -- Representations and Warranties."

    The Agreement provides that the Master Servicer and the Special Servicer will not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

Alternative Mortgage Instruments

    Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Leases and Rents

    A significant number of the Mortgage Loans included in the Mortgage Pool are secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Borrower, the lender's ability to collect the rents may be adversely affected. In the event of Borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Secondary Financing; Due-on-Encumbrance Provisions

    Some of the Mortgage Loans included in the Mortgage Pool do not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing, either by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property or by requiring the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or
(ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

    Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

    The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

Type of Mortgaged Property

    The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                              ERISA CONSIDERATIONS

    Any fiduciary of an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to the fiduciary responsibility rules of Title I, Sections 401-414 of ERISA, or Section 4975 of the Code (each, a "Plan"), and which proposes to cause a Plan to acquire any of the Offered Certificates, should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates.

     The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21,461 (May 24, 1990), as amended, referred to herein as the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and subsequent resale by Plans of certificates evidencing an interest in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption.

    The Exemption covers certificates evidencing an interest in a trust consisting of obligations that bear interest or are purchased at a discount and which are secured, such as mortgages secured by commercial or multifamily real property. Among the other conditions that must be satisfied for the Exemption to apply are the following:

        (1) The acquisition of the certificates by the Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

        (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from S&P, D&P, Moody's Investors Service, Inc. ("Moody's") or Fitch Investors Service, Inc. ("Fitch");

     (4) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Act.

    The trust fund must also meet the following requirements:

        (1) The corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

        (2) Certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, D&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

        (3) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on any obligations held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

    As of the date hereof there is no single obligor with respect to Mortgage Loans included in the Trust Fund that constitute more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund, but no assurance can be given that there does not exist an affiliated group of obligors on Mortgage Loans that constitute more than five percent of such balance.

    THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES WILL NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES SHOULD NOT BE ACQUIRED BY A PLAN.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to a federal, state or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

                         LEGAL INVESTMENT CONSIDERATIONS

    The Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). For so long as they are rated in one of the two highest rating categories by at least one of the Rating Agencies and, as such, are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Accordingly, investors should consult their own legal advisors in determining the applicability of such legislation to an investment in the Class A-1, Class A-2A, Class A-2B or Class A-2C Certificates by such investors.

    The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, except under limited circumstances.

    All depository institutions considering an investment in the Class A-1, Class A-2A, Class A-2B or Class A-2C Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Class A-1, Class A-2A, Class A-2B or Class A-2C Certificates, as such Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement
Act).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    The Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates will not constitute mortgage related securities under the
Enhancement Act. The appropriate characterization of these Classes of Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Classes of Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, these Classes of Certificates will constitute legal investments for them.

    Except as to the status of the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates as mortgage related securities under the Enhancement Act, the Seller will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                                  UNDERWRITING

    Under the terms and subject to the conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Seller and the Underwriters named below (the "Underwriters"), the Seller has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the respective Certificate Principal Amounts of each Class of the Offered Certificates set forth opposite their names below:


                              Class A-1    Class A-2A     Class A-2B
       Underwriters        Certificates(1Certificates(1)Certificates(1)
Bear, Stearns & Co. Inc..   $26,645,000     $7,146,000     $4,631,000
Blaylock & Partners, L.P.    26,641,000      7,144,000      4,631,000
CS First Boston
  Corporation............    26,641,000      7,144,000      4,631,000
Goldman, Sachs & Co......    26,641,000      7,144,000      4,631,000
Lehman Brothers..........    26,641,000      7,144,000      4,631,000
Artemis Capital Group....     2,000,000             --             --
Doley Securities.........     2,000,000             --             --
Guzman & Company.........     2,000,000             --             --
Muriel Siebert & Co., Inc     2,000,000             --             --
                              ---------             --             --
     Total...............  $141,209,000    $35,722,000    $23,155,000
                           ============    ===========    ===========


                                        Class A-2C                 Class A-3         Class A-4
Underwriters                           Certificates(1)            Certificates(1)  Certificates(1)
Bear, Stearns & Co. Inc...........       $23,859,000               $64,335,000       $13,746,000
Blaylock & Partners, L.P. ........        23,858,000                64,332,000        13,742,000
CS First Boston Corporation.......        23,858,000                64,332,000        13,742,000
Goldman, Sachs & Co...............        23,858,000                64,332,000        13,742,000
Lehman Brothers...................        23,858,000                64,332,000        13,742,000
Artemis Capital Group.............         2,500,000                 5,000,000             --
Doley Securities..................         2,500,000                 5,000,000             --
Guzman & Company..................         2,500,000                 5,000,000             --
                                           ---------                 ---------         ----------
Total.............................      $129,291,000              $341,663,000       $68,714,000
                                        ============               ============       ===========


                          Class B       Class C        Class D         Class E           Class F
     Underwriters      Certificates(1) Certificates(1) Certificates(1) Certificates(1) Certificates(1)
Bear, Stearns & Co.
  Inc...............     $9,381,000    $20,488,000    $13,658,000      $25,038,000     $9,108,000
Blaylock & Partners,
  L.P...............      9,381,000     20,485,000     13,657,000       25,038,000      9,104,000
CS First Boston
  Corporation.......      9,381,000     20,485,000     13,657,000       25,038,000      9,104,000
Goldman, Sachs & Co.      9,381,000     20,485,000     13,657,000       25,038,000      9,104,000
Lehman Brothers.....      9,381,000     20,485,000     13,657,000       25,038,000      9,104,000
Artemis Capital Group     2,500,000             --             --            --             --
Doley Securities....      2,500,000             --             --            --             --
Guzman & Company....      2,500,000             --             --            --             --
Muriel Siebert & Co.,
  Inc...............      2,500,000             --             --            --             --
                          ---------             --             --            --             --
     Total..........    $56,905,000   $102,428,000    $68,286,000     $125,190,000    $45,524,000
                        ===========   ============    ===========     ============    ===========
----------

(1) Subject to a permitted variance of plus or minus 5%.

    In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

    There is currently no secondary market for the Offered Certificates. Certain of the Underwriters, either directly or through their affiliates, intend to make a secondary market in the Offered Certificates, but none of the Underwriters has any obligation to do so. There can be no assurance that an active secondary market for any of the Offered Certificates will develop or that any such market, if established, will continue.

    The Underwriters propose to offer each Class of the Offered Certificates in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus, and in part to certain securities dealers at such prices less the concessions set forth below for each such Class. The Underwriters may allow, and such dealers may reallow, a concession not in excess of the amount set forth below for each such Class. After the Offered Certificates are released for sale to the public, the public offering prices and other selling terms may be changed by the Underwriters.

               Class A-1      Class  A-2A  Class A-2B    Class A-2C  Class A-3   Class A-4                  Certificates
              Certificates  Certificates  Certificates Certificates Certificates
Concessions..       0.30%       0.30%       0.30%        0.30%       0.30%       0.30%
Reallowances.       0.25%       0.25%       0.25%        0.25%       0.25%       0.25%


                  Class B     Class C     Class D     Class E      Class F
               Certificates Certificates Certificates Certificates Certificates
Concessions..       0.42%       0.60%       0.75%        1.15%       1.35%
Reallowances.       0.30%       0.50%       0.70%        1.00%       1.25%

    The  Seller  will   indemnify  the   Underwriters   against   certain  civil
liabilities, including liabilities under the Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

    Pryor, McClendon, Counts & Co., Inc. serves as financial advisor (the "Advisor") to the Seller in connection with the issuance and sale of the Offered Certificates. The services provided by the Advisor include analyzing the Mortgage Pool, assisting the Seller in determining the most beneficial structure for the Mortgage Loan Groups and the Offered Certificates related thereto and assisting the Seller in negotiations with the Underwriters and the Rating Agencies. The Advisor's compensation for such services consists of a fee of $190,000, payable upon closing of this offering.

                               CERTIFICATE RATINGS

    It is a condition to the issuance of the Offered Certificates that the Class A Certificates be rated no lower than "AAA" by both S&P and D&P, that the Class B Certificates be rated no lower than "AA" by S&P and "AA+" by D&P, that the Class C Certificates be rated no lower than "A" by S&P and "AA" by D&P, that the Class D Certificates be rated no lower than "BBB" by S&P and "A" by D&P, that the Class E Certificates be rated no lower than "BB" by both S&P and D&P and that the Class F Certificates be rated no lower than "B" by S&P and "BB-" by D&P.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

    The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the underlying mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

    The ratings assigned by D&P to mortgage pass-through certificates address the likelihood of the receipt by certificate holders of all distributions to which such certificate holders are entitled. The ratings assigned to mortgage pass-through certificates by D&P do not constitute a statement regarding the frequency or extent of principal prepayments. The ratings do not address the possibility that certificate holders might receive a lower than expected yield.

    The Seller will request a rating of the Offered Certificates by each Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a Rating Agency pursuant to the Seller's request.

                                  LEGAL MATTERS

    Certain legal matters relating to the Offered Certificates will be passed upon for the Seller by Hu A. Benton, Assistant General Counsel for Securities and Finance of the RTC and by Cadwalader, Wickersham & Taft, 1333 New Hampshire Avenue, N.W., Washington, D.C. 20036 and for the Underwriters by Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153.

                              FINANCIAL INFORMATION

    The Seller has determined that neither the financial statements of the RTC nor of the Depository Institutions are material to the offerings made hereby.

                             ADDITIONAL INFORMATION

    The Seller has filed with the Commission Registration Statement 33-82066 under the Act with respect to the Certificates (the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at prescribed rates. Copies of the Agreement will be provided to each person to whom a Prospectus is delivered, upon written or oral request of such person directed to: The Resolution Trust Corporation, 1717 H Street, N.W., Washington, D.C. 20006, Attention: Assistant General Counsel for Securities and Finance.